     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 1997.
                                                        REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                             MICROSOFT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
       WASHINGTON                    7373                    91-1144442
     (STATE OR OTHER           (PRIMARY STANDARD            (IRS EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

            ONE MICROSOFT WAY                   ROBERT A. ESHELMAN, ESQ.
    REDMOND, WASHINGTON 98052-6399                 ONE MICROSOFT WAY
            (425) 882-8080                   REDMOND, WASHINGTON 98052-6399
   (ADDRESS, INCLUDING ZIP CODE, AND                 (425) 882-8080
 TELEPHONE NUMBER,INCLUDING AREA CODE,    (NAME, ADDRESS, INCLUDING ZIP CODE,
  OF REGISTRANT'S PRINCIPAL EXECUTIVE     AND TELEPHONE NUMBER,INCLUDING AREA
               OFFICES)                       CODE, OF AGENT FOR SERVICE)
                                ---------------
                             WEBTV NETWORKS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
       CALIFORNIA                    5065                    77-0406905
     (STATE OR OTHER           (PRIMARY STANDARD            (IRS EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)


               305 LYTTON AVENUE                   ALBERT A. PIMENTEL
      PALO ALTO, CALIFORNIA 94301               CHIEF FINANCIAL OFFICER
            (415) 326-3240                        WEBTV NETWORKS, INC.
   (ADDRESS, INCLUDING ZIP CODE, AND               305 LYTTON AVENUE
 TELEPHONE NUMBER,INCLUDING AREA CODE,        PALO ALTO, CALIFORNIA 94301
  OF REGISTRANT'S PRINCIPAL EXECUTIVE                (415) 326-3240
               OFFICES)                    (ADDRESS, INCLUDING ZIP CODE, AND
                                         TELEPHONE NUMBER,INCLUDING AREA CODE,
                                                 OF AGENT FOR SERVICE)
                                ---------------
                       COPIES OF ALL COMMUNICATIONS TO:
        JOSHUA PICKUS, ESQ.                     RICHARD B. DODD, ESQ.
     STEVEN J. TONSFELDT, ESQ.                RICHARD A. MONTFORT, ESQ.
         VENTURE LAW GROUP                    PRESTON GATES & ELLIS LLP
     A PROFESSIONAL CORPORATION                 5000 COLUMBIA CENTER
        2800 SAND HILL ROAD                       701 FIFTH AVENUE
    MENLO PARK, CALIFORNIA 94025           SEATTLE, WASHINGTON 98104-7078
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the effective time of the recapitalization of WebTV Networks, Inc., which shall occur as soon as practicable after the effective date of this registration statement and the satisfaction of the conditions to the recapitalization.

  If any of the securities to be registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X]

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                     AMOUNT OF
               TITLE OF EACH CLASS OF                 AMOUNT TO BE  REGISTRATION
             SECURITIES TO BE REGISTERED              REGISTERED(1)     FEE
--------------------------------------------------------------------------------
Class A Common Shares of WebTV Networks, Inc. ......   $4,000,000      $1,213
--------------------------------------------------------------------------------
Common Shares of Microsoft Corporation(2)...........       N/A          N/A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933 on the basis of the book value at December 31, 1996 of the estimated maximum number of Common Shares of WebTV Networks, Inc. ("WNI") to be cancelled in the recapitalization of WNI in exchange for newly issued Class A Common Shares of WNI (the "Class A Shares").
(2) Also being registered are such indeterminate number of Common Shares of Microsoft Corporation (the "Microsoft Common Shares") as may be issuable upon or in connection with the exchange of the Class A Shares being registered. No additional consideration will be received upon the issuance of the Microsoft Common Shares and, therefore, no registration fee payment is required pursuant to Rule 457(i).

                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             WEBTV NETWORKS, INC.
                               305 LYTTON AVENUE
                          PALO ALTO, CALIFORNIA 94301
                                (415) 326-3240
                                      , 1997

Dear WNI Shareholder:

  A Special Meeting of Shareholders (the "Special Meeting") of WebTV Networks, Inc., a California corporation ("WNI"), will be held at the principal
executive offices of WNI, 305 Lytton Avenue, Palo Alto, California, on     ,
1997 at   local time. At the Special Meeting you will be asked to consider and vote upon the following proposals:

  1. To approve an Agreement and Plan of Recapitalization dated as of April 5, 1997 (the "Recapitalization Agreement"), among WNI, Microsoft Corporation, a Washington corporation ("Microsoft"), and certain WNI shareholders, pursuant to which WNI will undergo a reorganization of its capital (the "Recapitalization"). The details of the Recapitalization are set forth in the accompanying Notice and Proxy Statement/Prospectus. In summary, if the Recapitalization is approved, the following will occur:

  . Holders of vested WNI Common Shares may elect to receive $12.841 per share in cash directly from Microsoft or receive in the Recapitalization the equivalent value per share in new WNI Class A Common Shares which will be exchangeable for Microsoft Common Shares initially on a one-to-one basis;

  . Holders of unvested WNI Common Shares will receive in the Recapitalization $12.841 per share in value in new WNI Class A Common Shares which will be exchangeable for Microsoft Common Shares initially on a one-to-one basis, in each case with vesting terms equivalent to the vesting terms of their existing WNI Common Shares;

  . Holders of options to purchase WNI Common Shares will receive replacement nonqualified options for Microsoft Common Shares on terms and conditions described in the Proxy Statement/Prospectus;

  . Holders of WNI Preferred Shares may elect to receive $13.686 per share in cash directly from Microsoft or alternatively receive $13.686 per share in cash from WNI in the Recapitalization;

  . Holders of WNI Common Shares or WNI Preferred Shares may exercise dissenters' rights by not voting in favor of the Recapitalization and strictly following the statutory procedures summarized in the Proxy Statement/Prospectus and set forth in full in Appendix C to the Proxy Statement/Prospectus; and

  . Holders of WNI Warrants may elect to receive $13.686 per share in cash less any applicable exercise price (whether in cash or through a net exercise) directly from Microsoft or alternatively receive the same cash payment from WNI in the Recapitalization.

  Although holders of WNI Preferred Shares and WNI Warrants will receive the same cash consideration whether they elect to sell to Microsoft or have such shares or warrants converted into the right to receive cash from WNI, there may be income tax advantages either to such holders or to other WNI shareholders if they elect to sell such shares or warrants to Microsoft. Such holders should consult their own tax advisors with respect to such election.

  Also as part of the Recapitalization, Microsoft will receive, in exchange for the contribution of certain assets to WNI, all of the newly created Class B Common Shares of WNI which will represent not less than 80% of the voting power of WNI. Microsoft has also agreed that after the Recapitalization is consummated additional options to purchase Microsoft Common Shares will be granted to certain WNI employees and consultants. The vesting and other terms and conditions of these new Microsoft options are described in the Proxy Statement/Prospectus.

  2. To approve certain employee and consultant compensation matters as more fully described herein under the heading "Proposal II--Option Grants, Option Acceleration and Other Compensatory Matters," including specifically:

  . Approval of various option grants previously made by WNI and grants to be made by Microsoft on a discounted basis in connection with the Recapitalization;

  . Approval of rights previously granted to certain employees to additional vesting of WNI options upon termination of employment without cause following a change of majority ownership or control of WNI; and

  . For certain other WNI shareholders and advisors, approval of various option grants and payments to be made to such individuals and entities in connection with the Recapitalization.

  The Recapitalization Agreement provides that at the time of the closing of the Recapitalization an aggregate of $50,000,000 will be deposited in an escrow account to be held for a period of 18 months. This $50,000,000 amount will be funded by withholding approximately ten percent (10%) of the cash or Class A Common Share consideration to be received by each WNI shareholder and warrant holder in the Recapitalization. This escrow fund will be used to satisfy claims that Microsoft may have following the closing with respect to potential inaccuracies or misrepresentations made by WNI or its Principal Shareholders (as defined below) in the Recapitalization. Approval of the Recapitalization by the WNI shareholders will result in these escrow arrangements being deemed applicable to all shareholders.

  Following completion of the Recapitalization, WNI will be a controlled subsidiary of Microsoft. At that time, the operations and management of WNI will be under the direction of Microsoft.

  Deutsche Morgan Grenfell Inc. ("DMG"), the investment banking firm retained by the WNI Board of Directors to perform certain financial advisory services in connection with the Recapitalization, has rendered its opinion that, as of April 5, 1997, the consideration to be received by the holders of WNI Common Shares and WNI Preferred Shares was fair from a financial point of view to the holders of WNI Common Shares and WNI Preferred Shares, respectively.

  THE WNI BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RECAPITALIZATION AND THE TRANSACTIONS RELATED THERETO AND HAS UNANIMOUSLY DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF WNI AND ITS SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, THE WNI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE WNI RECAPITALIZATION AND FOR THE APPROVAL OF THE EMPLOYEE AND CONSULTANT COMPENSATION MATTERS DESCRIBED ABOVE.

  In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the actions to be taken by WNI shareholders at the Special Meeting, a proxy card and a Letter of Transmittal and the Escrow Agreement Signature Page. The Proxy Statement/Prospectus more fully describes the Recapitalization and the employee and consultant compensation matters described above and includes information about WNI and Microsoft.

  Holders of WNI Preferred Shares, WNI Warrants and vested WNI Common Shares who elect to have their securities acquired for cash by Microsoft must complete and return in the enclosed beige envelope the Letter of Transmittal (green form), the Escrow Agreement Signature Page (yellow form) and their stock certificates prior to the Closing Date provided for in Recapitalization Agreement. The Closing and the acceptance of the securities to be acquired by Microsoft are subject to the satisfaction or waiver of all of the conditions in the Recapitalization Agreement. The Closing could occur as early as the date of the Special Meeting. Holders of vested and unvested WNI Common Shares who elect to receive Class A Common Shares in the Recapitalization must complete and return in the enclosed beige envelope the Letter of Transmittal and Election Form (green form), the Escrow Agreement Signature Page (yellow form) and their stock certificates as soon as possible. All certificates and documents will be returned if the Recapitalization is not approved by the WNI shareholders or if other conditions to the Recapitalization are not satisfied or waived.

  ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED BLUE ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                          Sincerely,

                                          _____________________________________
                                          Stephen G. Perlman
                                          President and Chief Executive
                                           Officer

                             WEBTV NETWORKS, INC.
                               305 LYTTON AVENUE
                          PALO ALTO, CALIFORNIA 94301
                                (415) 326-3240

       NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON    , 1997

  Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of WebTV Networks, Inc., a California corporation ("WNI"), will be held at the principal executive offices of WNI, 305 Lytton Avenue, Palo Alto,
California, on    , 1997 at     local time. At the Special Meeting you will be
asked to consider and vote upon the following proposals:

  1. To approve an Agreement and Plan of Recapitalization dated as of April 5, 1997 (the "Recapitalization Agreement"), among WNI, Microsoft Corporation, a Washington corporation ("Microsoft"), and certain WNI shareholders, pursuant to which WNI will undergo a reorganization of its capital (the "Recapitalization") whereby (i) each WNI Common Share, other than WNI Common Shares of holders who have perfected their dissenters' rights or have elected to have their shares purchased by Microsoft in the manner contemplated by item
(iii) below, shall be converted into a number of Class A Common Shares of WNI pursuant to an exchange ratio calculated by dividing $12.841 by the Microsoft Closing Price (as defined in the Recapitalization Agreement), which shares are exchangeable for Microsoft Common Shares, as further described herein; (ii) each WNI Common Share subject to repurchase by WNI (i.e., "unvested shares") pursuant to existing agreements in effect as of the effective time of the Recapitalization shall be converted into Class A Common Shares of WNI pursuant to such exchange ratio; (iii) each vested WNI Common Share of holders who have returned a completed letter of transmittal electing to receive cash in lieu of Class A Common Shares shall be purchased by Microsoft for $12.841; (iv) each WNI Preferred Share and WNI Warrant of holders who have returned a completed letter of transmittal electing to have their share or warrant purchased by Microsoft shall be purchased by Microsoft for $13.686 in cash less any applicable exercise price (whether in cash or through a net exercise) in the case of a WNI Warrant; (v) each WNI Preferred Share, other than shares of holders who have perfected their dissenters' rights or have elected to have their shares purchased by Microsoft, shall be converted into the right to receive $13.686 in cash from WNI; (vi) each WNI Warrant, other than warrants of holders who have elected to have their warrants purchased by Microsoft, shall be converted into the right to receive $13.686 per share in cash from WNI, less any applicable exercise price (whether in cash or through a net exercise); (vii) each option to purchase WNI Common Shares shall be replaced by one or more nonqualified Microsoft stock options to purchase Microsoft Common Shares on the terms and conditions described in the accompanying Proxy Statement/Prospectus; and (viii) Microsoft shall be entitled to receive all of the newly created Class B Common Shares of WNI which will represent not less than 80% of the voting power of WNI, in exchange for the consideration described in the Proxy Statement/Prospectus;

  2. To approve certain employee and consultant compensation matters as more fully described herein under the heading "Proposal II--Option Grants, Option Acceleration and Other Compensatory Matters," including specifically: (i) approval of various option grants previously made by WNI and grants to be made by Microsoft on a discounted basis in connection with the Recapitalization;
(ii) approval of rights of certain employees to additional vesting of WNI options upon termination of employment without cause following a change of majority ownership or control of WNI; and (iii) for certain other WNI shareholders and advisors, approval of various option grants and payments to be made to such individuals and entities in connection with the Recapitalization; and

  3. To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

  Each new WNI Class A Common Share initially will be exchangeable, at the election of the holder and subject to certain restrictions and limitations described in the Proxy Statement/Prospectus, for one Microsoft Common Share or cash. Microsoft has a call right which will entitle it to directly acquire WNI Class A Common Shares which have been tendered for exchange by delivering either Microsoft Common Shares or the cash equivalent value thereof.

  THE WNI BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RECAPITALIZATION AND THE TRANSACTIONS RELATED THERETO AND HAS UNANIMOUSLY DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF WNI AND ITS SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RECAPITALIZATION AND FOR THE APPROVAL OF THE EMPLOYEE AND CONSULTANT COMPENSATION MATTERS DESCRIBED ABOVE.

  Only shareholders of record at the close of business on    , 1997 are
entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The Recapitalization must be approved by a majority of the WNI Common Shares and the WNI Preferred Shares voting together as a single class, of which the Principal Shareholders (as defined below) own approximately 45%, a majority of the WNI Common Shares and a majority of the WNI Preferred Shares each voting as a single class, and a majority of the Series A, Series B and Series D Preferred Shares voting together as a single class. The employee and consultant compensation matters described above must be approved by holders of more than 75% of the eligible WNI Common Shares and WNI Preferred Shares voting together as a single class. The determination of whether such 75% approval requirement is met with respect to a payment shall be made disregarding WNI Common Shares and WNI Preferred Shares owned (actually or constructively) by a recipient of such payment. Such shareholder vote on employee and consultant compensation matters must, in each case, determine the right of the recipient to receive (or in the case of a payment previously made, retain) such payment. Officers and directors as a group are deemed to beneficially own 83.87% and 49.17% of WNI Common Shares and WNI Preferred Shares, respectively, and 69.71% of such shares treated as a single class. Stephen G. Perlman, Bruce A. Leak, and Phillip Y. Goldman, WNI's President and Chief Executive Officer, Chief Operating Officer, and Senior Vice President, respectively (collectively, the "Principal Shareholders"), the holders of an aggregate of 15,000,000 WNI Common Shares have agreed to vote their shares in favor of the Recapitalization, and against approval of any proposal made in opposition to or in competition with consummation of the Recapitalization.

  Under the California General Corporation Law (the "CGCL"), a shareholder who objects to the Recapitalization may assert statutory dissenters' rights to dissent from and obtain payment of the fair value of his or her WNI Common Shares and WNI Preferred Shares by strict compliance with the requirements of the CGCL. See "The WNI Special Meeting of Shareholders--Dissenters' Rights" in the Proxy Statement/Prospectus for a more detailed description of dissenters' rights with respect to the Recapitalization.

  A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at WNI's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least ten days prior to the Special Meeting.

                                   IMPORTANT

  ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED BLUE ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors,

                                          _____________________________________
                                          Bruce A. Leak, Secretary

Palo Alto, California
   , 1997

                             MICROSOFT CORPORATION
                             WEBTV NETWORKS, INC.
                                  PROSPECTUS

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      SPECIAL MEETING OF SHAREHOLDERS OF
                             WEBTV NETWORKS, INC.

                            TO BE HELD      , 1997

                               ----------------

  This Proxy Statement/Prospectus constitutes the proxy statement of WebTV Networks, Inc., a California corporation ("WNI"), relating to the solicitation by WNI of proxies for use at the Special Meeting of Shareholders of WNI (the
"Special Meeting") scheduled to be held at     a.m. on    , 1997, and the
prospectus of WNI relating to WNI Class A Common Stock, par value $.001 per share (the "Class A Shares" or "Exchangeable Shares"), that will be issued in connection with the recapitalization (the "Recapitalization") of WNI, pursuant to which, among other things, Microsoft Corporation, a Washington corporation ("Microsoft"), will acquire WNI Class B Common Stock, par value $.001 per share (the "Class B Shares"), and WNI will become a controlled subsidiary of Microsoft. This Proxy Statement/Prospectus also serves as a prospectus for the Microsoft Common Shares, par value $.000025 ("Microsoft Common Shares"), that may be issued upon exchange of the Exchangeable Shares. The Exchangeable Shares and the Microsoft Common Shares are sometimes referred to collectively as the "Securities." The Recapitalization will be effected pursuant to an Agreement and Plan of Recapitalization (the "Recapitalization Agreement") dated as of April 5, 1997, by and among Microsoft, WNI and certain shareholders of WNI. A copy of the Recapitalization Agreement is attached to this Proxy Statement/Prospectus as Appendix A and incorporated herein by reference. WNI and Microsoft have filed a joint registration statement with the Securities and Exchange Commission (the "Commission") with respect to the issuance of the Exchangeable Shares by WNI and the Microsoft Common Shares issuable upon the exchange of Exchangeable Shares.

  No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitations of proxies or the offering of securities made by this Proxy Statement/Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by WNI or Microsoft. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE EVALUATED BY WNI SHAREHOLDERS IN CONNECTION WITH THEIR CONSIDERATION OF THE RECAPITALIZATION. THIS DISCUSSION BEGINS AT PAGE 18.

  NEITHER THE RECAPITALIZATION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Capitalized terms that are not otherwise defined in this Proxy
Statement/Prospectus are defined in the Recapitalization Agreement attached hereto as Appendix A. Page 6 of this Proxy Statement/Prospectus sets forth an index of significant defined terms that are used herein.

  The approximate date on which this Proxy Statement/Prospectus and the
accompanying proxy card will first be mailed to WNI shareholders is      ,
1997.

          The date of this Proxy Statement/Prospectus is      , 1997.

                             AVAILABLE INFORMATION

  Microsoft is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and files reports and other information with the Commission in accordance therewith. Such reports, proxy statements and other information filed by Microsoft are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Microsoft Common Shares are traded as a "National Market Security" on The Nasdaq Stock Market. Material filed by Microsoft can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

  This Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (together with amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Exchangeable Shares of WNI and the Microsoft Common Shares issuable upon the exchange of such Exchangeable Shares. This Proxy Statement/Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to WNI, Microsoft and the Securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by Microsoft (File No. 0-14278) are incorporated by reference in this Proxy Statement/Prospectus:

  1. Microsoft's Annual Report on Form 10-K for the year ended June 30, 1996;

  2. Microsoft's Proxy Statement dated September 27, 1996 for Microsoft's annual meeting of shareholders on November 12, 1996;

  3. Microsoft's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

  4. Microsoft's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996; and

  5. The description of the capital shares of Microsoft which is contained in the Registration Statement on Form S-3 of Microsoft filed pursuant to the Securities Act under Commission file number 333-17143, which is incorporated by reference in Form 8-A filed pursuant to the Exchange Act under Commission file number 0-14278.

  All documents filed by Microsoft pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  Microsoft hereby undertakes to provide without charge to each person to whom this Proxy Statement/Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Proxy Statement/Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone number (800) 285-7772 or by electronic mail at msft@microsoft.com. Microsoft also has posted on its website (www.microsoft.com/msft/) the Annual Report (Form 10-K), Proxy Statement and Quarterly Reports (Form 10-Q) incorporated by reference in this Proxy Statement/Prospectus. In order to ensure timely delivery of the documents, any request should be made by [date 5 business days prior to date of final investment decision].

  Microsoft, Natural Keyboard, PowerPoint, Windows and Windows NT are registered trademarks and BackOffice, FrontPage, MSN, and Outlook are trademarks of Microsoft Corporation.

   WebTV, WebTV Network, TVLens, LineShare, Explore, Around Town and One Thumb Browsing are trademarks of WNI.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   2
SUMMARY OF PROXY STATEMENT/PROSPECTUS.....................................   7
RISK FACTORS..............................................................  19
  Consequences of Holder's Failure to Give Timely Notice Prior to
   Expiration of Holder's Exchange Rights.................................  19
  Absence of Public Market for Exchangeable Shares........................  19
  Right of Microsoft to Call All Exchangeable Shares......................  19
  Effects of Bankruptcy of WNI following the Recapitalization.............  19
  Tax Consequences of Exchange of WNI Common Shares for Exchangeable
   Shares.................................................................  19
  Risks and Uncertainties Regarding Forward-Looking Statements............  20
  Effects of Non-Consummation of the Recapitalization of WNI..............  20
THE WNI SPECIAL MEETING OF SHAREHOLDERS...................................  21
  Date, Time and Place of Meeting.........................................  21
  Record Date and Outstanding Shares......................................  21
  Voting of Proxies.......................................................  21
  Vote Required and Voting Intentions of Certain Shareholders.............  21
  Solicitation of Proxies and Expenses....................................  22
  Dissenters' Rights......................................................  22
PROPOSAL I--THE RECAPITALIZATION AND RELATED TRANSACTIONS.................  24
  Background of Recapitalization; Material Contacts and Deliberations.....  24
  WNI's Reasons for the Recapitalization..................................  26
  WNI Board Recommendation................................................  27
  Opinion of Financial Advisor............................................  27
  Interests of Certain Persons in the Recapitalization....................  30
  Microsoft's Reasons for the Recapitalization............................  30
  The Recapitalization....................................................  31
  Summary of Other Provisions of the Recapitalization Agreement...........  35
  Related Agreements......................................................  40
  Certain U.S. Federal Income Tax Matters.................................  42
  Accounting Treatment....................................................  45
  Regulatory Requirements.................................................  45
  Surrender of Certificates; Lost Certificates............................  46
  Affiliates' Restrictions on Sale of Shares..............................  46
  Recapitalization Expenses...............................................  47
PROPOSAL II--OPTION GRANTS, OPTION ACCELERATION AND OTHER COMPENSATORY
 MATTERS..................................................................  47
  Employment and Noncompetition Agreements................................  47
  Grant of Options to Purchase Microsoft Common Shares....................  48
  WNI Board Recommendation................................................  53
WNI'S BUSINESS............................................................  54
  General.................................................................  54
  Products, Services and Technology.......................................  54
  Sales, Marketing and Distribution.......................................  57
  Manufacturing...........................................................  57
  Customer Service........................................................  57
  Proprietary Technology..................................................  57

                                                                            PAGE
                                                                            ----
  Patents, Copyrights and Trademarks......................................   58
  Competition.............................................................   59
  Employees...............................................................   60
  Facilities..............................................................   60
  Legal Proceedings.......................................................   60
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   61
PRINCIPAL SHAREHOLDERS OF WNI.............................................   64
DESCRIPTION OF CAPITAL SHARES OF WNI......................................   66
  Common Shares...........................................................   66
  Preferred Shares........................................................   66
  Warrants................................................................   66
  Certain Anti-Takeover Provisions........................................   67
  Class B Shares and Exchangeable Shares..................................   67
COMPARISON OF RIGHTS OF SHAREHOLDERS OF WNI AND MICROSOFT.................   67
  Rights Under Existing Common Shares Versus Rights Under Exchangeable
   Shares.................................................................   67
  Rights Under Washington Law Versus Rights Under California Law..........   68
LEGAL MATTERS.............................................................   74
EXPERTS...................................................................   74
INDEX TO FINANCIAL STATEMENTS OF WNI......................................  F-1

                               LIST OF APPENDICES

Appendix AAgreement and Plan of Recapitalization

Appendix BOpinion of Deutsche Morgan Grenfell Inc.

Appendix CChapter 13 of California General Corporation Law

Appendix DEscrow Agreement

Appendix EAmended and Restated Articles of Incorporation of WNI

                       INDEX OF SIGNIFICANT DEFINED TERMS

                                   PAGE
                                   ----
1991 Plan.........................  35
Acquiring Person..................  70
Affiliates Agreements.............  41
Annual Report.....................  20
AOL...............................  28
Approval Notice...................  23
Break-up Fee......................  39
Call Right........................  10
Cash..............................  10
Certificate.......................  32
CGCL..............................  12
Chapter 13........................  22
Class A Shares....................   1
Class B Shares....................   1
Class Call Right..................  11
C/Net.............................  28
Code..............................  14
Commission........................   1
Comparable Companies..............  28
Competing Business................  42
CompuServe........................  28
Counsel...........................  42
Court.............................  23
Credit Agreement..................  41
Current Market Value..............  10
Department of Justice.............  46
Dissenting Shares.................  22
Dividend Equivalent Transaction...  43
DMG...............................   8
Earthlink.........................  28
Effective Time....................  11
Employment Agreements.............  41
Escrow Agreement..................  40
Escrow Amount.....................  40
Exchange Act......................   2
Exchange Agent....................  32
Exchange Ratio....................   9
Exchangeable Shares...............   1
Excite............................  56
Founders Shares...................  41
FTC...............................  45
HSR Act...........................  37
Indemnifiable Amounts.............  38
Intellectual Property Agreements..  41
Interested Shareholder............  69
IRS...............................  20
Letter of Transmittal.............  12
Liquidation.......................  10
Loan..............................  41
Microsoft.........................   1
Microsoft Articles................  68
Microsoft Bylaws..................  68

                               PAGE
                               ----
Microsoft Closing Price.......   9
Microsoft Common Shares.......   1
Microsoft Options.............  11
MSN...........................  25
NETCOM........................  28
Netscope......................  28
OEMs..........................  16
Opinion.......................  27
Outside Date..................  13
Pace..........................  54
Participating Shares..........  70
PCs...........................  16
Philips.......................  54
Preston Gates & Ellis.........  15
Principal Shareholders........  21
Recapitalization..............   1
Recapitalization Agreement....   1
Registration Statement........   2
Securities....................   1
Securities Act................   2
Securities Holders............  40
Series A Shares...............  31
Series B Shares...............  31
Series B Warrant..............  66
Series C Shares...............  31
Series C Warrant..............  67
Series D Shares...............  31
Shareholder Agreements........  41
Shareholders' Representative..  38
Sony..........................  54
Special Event.................  34
Special Meeting...............   1
Target Corporation............  70
Tax Opinions..................  42
Termination Fee...............  39
URL...........................  55
Venture Law Group.............  15
Voting Agreements.............  40
WBCA..........................  68
Web...........................  54
WebTV Network.................  54
WebTV set-top terminal........  54
WNI...........................   1
WNI Articles..................  67
WNI Bylaws....................  68
WNI Common Shares.............  31
WNI Dissenting Shareholder....  23
WNI Options...................  31
WNI Preferred Shares..........  31
WNI Record Date...............  21
WNI Shares....................  31
WNI Warrants..................  31

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement/Prospectus and the attached Appendices, which shareholders of WNI are encouraged to review. Unless otherwise defined in this summary, capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

INTRODUCTION

  This Proxy Statement/Prospectus relates to the consideration of a recapitalization of WNI, following which WNI will become a controlled subsidiary of Microsoft, and the consideration of certain employee and consultant compensation matters.

THE COMPANIES

 Microsoft

  Microsoft develops, manufactures, licenses, sells and supports a wide range of software products, including operating systems for personal computers and servers, server applications for client/server environments, business and consumer productivity applications, software development tools, and Internet and intranet software and technologies. Microsoft's principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, and its telephone number is (425) 882-8080. See "--Information About Microsoft."

 WNI

  WNI operates an on-line service that enables consumers to experience the Internet through their televisions via set-top terminals based on WNI's proprietary technologies. WNI's principal executive offices are located at 305 Lytton Avenue, Palo Alto, California 94301, and its telephone number is (415) 326-3240. See "WNI's Business."

THE WNI SPECIAL MEETING OF SHAREHOLDERS

 Purpose of Meeting

  A Special Meeting of shareholders of WNI will be held at the principal
executive offices of WNI, 305 Lytton Avenue, Palo Alto, California, on      ,
1997 at      local time. Only shareholders of record at the close of business
on      , 1997 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. At the Special Meeting, WNI shareholders will be asked to consider and vote upon the following proposals:
(i) to approve the Recapitalization Agreement, pursuant to which WNI will undergo the Recapitalization, as further described herein; (ii) to approve certain employee and consultant compensation matters as more fully described herein; and (iii) to transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof. See "The WNI Special Meeting of Shareholders."

 Vote Required

  Approval of the Recapitalization requires the affirmative vote of the holders of a majority of the outstanding WNI Common Shares and WNI Preferred Shares, voting together as a single class, the approval of a majority of the WNI Common Shares and a majority of the WNI Preferred Shares, each voting as a single class, and the approval of the holders of a majority of the outstanding Series A Shares, Series B Shares and Series D Shares, voting together as a single class. Approval of each of the employee and consultant compensation matters described elsewhere in this Proxy Statement/Prospectus requires the affirmative vote of the holders of more than 75% of the outstanding WNI Common Shares and WNI Preferred Shares, voting together as a class on an as-converted basis, of those shareholders eligible to vote on such matters (excluding in each case shares owned, actually or constructively, by the person who would receive the payment subject to such approval). See "The WNI Special Meeting of Shareholders--Vote Required and Voting Intentions of Certain Shareholders."

BACKGROUND AND REASONS FOR THE RECAPITALIZATION; RECOMMENDATION OF BOARD OF DIRECTORS OF WNI

  The Board of Directors of WNI has unanimously approved the Recapitalization Agreement and unanimously recommends that the shareholders of WNI vote for approval and adoption of the Recapitalization Agreement. The primary factors considered and relied upon by the WNI Board of Directors in reaching its recommendations are referred to in "Proposal I--The Recapitalization and the Related Transactions--WNI's Reasons for the Recapitalization."

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

  In considering the recommendation of the Board of Directors of WNI with respect to the Recapitalization, and the employee and consultant compensation matters described elsewhere in this Proxy Statement/Prospectus, shareholders should be aware that certain officers and directors of WNI have interests in connection with the Recapitalization. If the Recapitalization is consummated, Microsoft intends to appoint Stephen G. Perlman, the President and Chief Executive Officer of WNI, a Vice President of Microsoft. As a result of the Recapitalization, certain officers of WNI will receive employment agreements, acceleration of existing options to the extent their employment with WNI is terminated following the Recapitalization, grants of new options and other consideration. See "Proposal I--The Recapitalization and Related Transactions-- Related Agreements--Employment and Noncompetition Agreements" and "Proposal II--Option Grants, Option Acceleration and Other Compensatory Matters." In addition, in the event that the Recapitalization is consummated, Microsoft has agreed to provide certain indemnification rights to WNI's officers and directors. Paul Allen, a director of Microsoft, is the beneficial owner of all of the outstanding capital shares of Vulcan Ventures Inc., which is the record owner of 3,220,582 WNI Preferred Shares. Accordingly, Vulcan Ventures will receive $44,076,885 if the Recapitalization is consummated. See "Proposal I-- The Recapitalization and Related Transactions--Interests of Certain Persons in the Recapitalization."

OPINION OF FINANCIAL ADVISOR

  Deutsche Morgan Grenfell Inc. ("DMG"), the investment banking firm retained by the WNI Board of Directors to perform certain financial advisory services in connection with the Recapitalization, has rendered its opinion that, as of April 5, 1997, the consideration to be received by the holders of WNI Common Shares and WNI Preferred Shares was fair from a financial point of view to the holders of WNI Common Shares and WNI Preferred Shares, respectively. The full text of the written opinion of DMG, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached hereto as Appendix B and is incorporated herein by reference. Holders of WNI capital shares are urged to, and should, read such opinion in its entirety. See "Proposal I--The Recapitalization and Related Transactions--Opinion of Financial Advisor."

THE RECAPITALIZATION

  Approval of the Recapitalization by the WNI shareholders will provide holders of WNI securities with certain elections and/or result in the conversion of all outstanding WNI securities as follows:

 Conversion of WNI Common Shares

  WNI Common Shares, other than WNI Common Shares of holders who exercise their dissenters' rights or who elect to have their shares acquired by Microsoft for cash, shall be converted into, and WNI shall issue to holders of WNI Common Shares, a number of Exchangeable Shares pursuant to an exchange ratio determined by dividing $12.841 by the Microsoft Closing Price (the "Exchange Ratio"). The "Microsoft Closing Price" shall be the average closing price of Microsoft Common Shares as publicly reported by The Nasdaq Stock Market over the twenty (20) consecutive trading days ending two (2) days prior to the Closing. For example, if the Microsoft Closing Price was calculated to be $100 per share, the Exchange Ratio would be .12841 ($12.841 divided by $100) and a holder would receive .12841 Exchangeable Shares for each WNI Common Share held at the time of the Recapitalization. Thus, if a holder has 1,000 WNI Common Shares at the time of the Recapitalization, such holder would receive a total of 128 Exchangeable Shares. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Conversion of WNI Common Shares."

 Election by Holders of Vested WNI Common Shares

  Any holder of vested WNI Common Shares may elect to receive $12.841 per share in cash from Microsoft at the effective time of the Recapitalization in lieu of receiving Exchangeable Shares by properly completing the Letter of Transmittal, marking the election to have such shares purchased by Microsoft for cash, and returning the Letter of Transmittal, Escrow Agreement Signature Page and the certificates for such shares to WNI prior to the Closing. If no Letter of Transmittal indicating an election for cash is received by WNI from an eligible holder prior to the Closing, such holder will be deemed to have elected to receive Exchangeable Shares. See "Proposal I--The Reorganization and Related Transactions--The Recapitalization--Election by Holders of Vested WNI Common Shares."

 Conversion of Unvested WNI Common Shares

  Certain WNI Common Shares are subject to a vesting schedule and may be repurchased by WNI in the event a holder thereof ceases to be employed by WNI. Unvested WNI Common Shares shall be converted into Exchangeable Shares on the same basis as other WNI Common Shares and will be registered in each holder's name. Such unvested Exchangeable Shares will be held by WNI following the Recapitalization pursuant to existing agreements governing such shares. See "The Recapitalization and Related Transactions--The Recapitalization-- Conversion of WNI Unvested Shares."

 Election by Holders of WNI Preferred Shares and Warrants

  Any holder of WNI Preferred Shares or WNI Warrants may elect to have such securities acquired for cash by Microsoft at the effective time of the Recapitalization by properly completing the Letter of Transmittal marking the election to have such shares acquired by Microsoft for cash and returning the Letter of Transmittal, Escrow Agreement Signature Page and the certificates for such shares to WNI prior to the Closing. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Election by Holders of WNI Preferred Shares and Warrants."

 Conversion of WNI Preferred Shares and WNI Warrants

  Each of the WNI Preferred Shares, other than shares held by holders who have exercised their dissenters' rights or elected to have their shares acquired by Microsoft for cash, will be converted, without any action on the part of the holders, into the right to receive $13.686 (determined on an as-if-converted to WNI Common Shares basis) in cash. Subject to each of their terms, each WNI Warrant, other than warrants held by holders who have elected to have their warrants acquired by Microsoft for cash, shall be converted, without any action of the part of the holders thereof, into the right to receive $13.686 (determined on an as-if-exercised and converted to WNI Common Shares basis) in cash, less any applicable exercise price (whether in cash or through a net exercise). In each case, the cash payment contemplated by this paragraph will be made by WNI following the Closing. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Conversion of WNI Preferred Shares and WNI Warrants."

 Rights and Preferences of Exchangeable Shares

  The form of Amended and Restated Articles of Incorporation to be adopted by WNI in connection with the Recapitalization is attached to this Proxy Statement/Prospectus as Appendix E and is incorporated herein by reference. The terms of such Articles are summarized below.

  Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares

  Each holder of Exchangeable Shares shall be entitled to vote for directors and such other matters as may be submitted to the shareholders. Except to the extent required by applicable law, each Exchangeable Share shall have one (1) vote. Each holder of Exchangeable Shares shall be entitled to receive notice of, and to attend, any meetings of shareholders of WNI.

  The WNI Board of Directors may declare dividends in its discretion from time to time, and WNI shall pay dividends out of its assets properly available for the payment of dividends, provided that any such dividend declared with respect to each Exchangeable Share and Class B Share shall be identical in amount and character. Such dividends shall have record and payment dates as may be determined in the discretion of the WNI Board of Directors.

  In the event of a liquidation, dissolution or winding-up of WNI or other distribution of assets, including the filing of a petition for involuntary liquidation or other proceeding in bankruptcy, of WNI (collectively, a "Liquidation"), WNI shall pay to the holders of the Exchangeable Shares from the assets of WNI available for distribution an amount that is identical in amount and character with respect to each share of Exchangeable Share and Class B Share. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Rights and Preferences of Exchangeable Shares--Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares."

  Exchange Rights

  Subject to the call rights of Microsoft described below, holders of Exchangeable Shares shall have the right to exchange each Exchangeable Share held for Microsoft Common Shares at any time prior to the end of fifty-one (51) months after the effective date of the Recapitalization. Each Exchangeable Share shall be exchanged, for (i) such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange Rate in effect at the time the exchange procedure is initiated by the number of Exchangeable Shares being exchanged; or (ii) an amount in immediately available funds equal to the Current Market Value of the Microsoft Common Shares otherwise issuable upon exchange of the Exchangeable Shares ("Cash"). The determination as to whether holders of Exchangeable Shares will receive Microsoft Common Shares or Cash upon the exchange will be made by WNI. The "Class A Exchange Rate" shall initially be 1.0 Microsoft Common Shares for each Exchangeable Share, subject to adjustment based on certain capital changes in Microsoft Common Shares following the Recapitalization. In the event Microsoft does not exercise its call rights, WNI is obligated to exchange such Exchangeable Shares for either Microsoft Common Shares or Cash. The "Current Market Value" of the Microsoft Common Shares shall be the closing price as publicly reported by The Nasdaq Stock Market at 4:00 p.m. (Eastern time) as of the date on which a holder of Exchangeable Shares delivers his or her certificates and an "Exchange Notice" to the Secretary of WNI, or a person designated by the Secretary. See "Proposal I--The Recapitalization and Related Transaction--The Recapitalization--Rights and Preferences of Exchangeable Shares--Exchange Rights."

  Microsoft Call Rights

  WNI shall immediately notify Microsoft of any exchange request. Microsoft shall thereafter have one (1) day in which to exercise its right (the "Call Right") to deliver to such holder, at Microsoft's election, (i) such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange

Rate in effect at the time the exchange procedure is initiated by the number of Exchangeable Shares being exchanged; or (ii) Cash. In addition, Microsoft shall have the right to acquire all, but not less than all, of the outstanding Exchangeable Shares ("Class Call Right") solely for a number of Microsoft Common Shares as determined under clause (i) above (except that the Class A Exchange Rate used will be the Class A Exchange Rate in effect at the time Microsoft shall exercise its Class Call Right, upon delivery of an irrevocable written notice by Microsoft to WNI at any time during the period commencing five years and six months after the effective date of the Recapitalization and ending six years after the effective date of the Recapitalization. In the event Microsoft exercises its Class Call Right, Microsoft shall provide each holder of Exchangeable Shares written notice specifying a closing date for such proposed action not more than sixty (60) and not less than fifteen (15) days prior to taking such action. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Rights and Preferences of Exchangeable Shares--Microsoft Call Rights."

  Adjustments to Class A Exchange Ratio Upon Certain Events

  Upon the happening of certain share issuances, subdivisions, splits or combinations after the effective date of the Recapitalization, the Class A Exchange Rate shall, simultaneously with the happening of such event, be adjusted by multiplying the then effective Class A Exchange Rate by a fraction, the numerator of which shall be the number of Microsoft Common Shares outstanding immediately after such event and the denominator of which shall be the number of Microsoft Common Shares outstanding immediately prior to such event, and the product so obtained shall thereafter be the Class A Exchange Rate. The Class A Exchange Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Rights and Preferences of Exchangeable Shares--Adjustments to Class A Exchange Rate Upon Special Event."

 WNI Stock Options

  At the effective time of the Recapitalization, Microsoft shall replace the outstanding WNI Options with options to purchase Microsoft Common Shares ("Microsoft Options") subject to terms and conditions as follows: (i) each new Microsoft Option will be exercisable for a number of whole Microsoft Common Shares equal to the number of WNI Common Shares subject to the WNI Option being replaced immediately prior to such effective time multiplied by the Exchange Ratio, rounded to the nearest whole Microsoft Common Share; (ii) the exercise price per Microsoft Common Share shall be the exercise price of the WNI Option being replaced immediately prior to such effective time divided by the Exchange Ratio; and (iii) such replacement options will be nonqualified options even if the WNI Options being replaced were incentive stock options (within the meaning of Section 422 of the Code) before such replacement. For example, if a holder has options for 1,000 WNI Common Shares priced at $1.00 per share and the Microsoft Closing Price is $100, the Exchange Ratio is .12841 ($12.841 divided by $100) and such holder's new options would cover 128 Microsoft Common Shares and would be priced at approximately $7.79 per share ($1.00 divided by .12841). See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--WNI Stock Options."

  In addition to the Microsoft Options issued in replacement of WNI Options, Microsoft shall grant additional Microsoft Options to certain employees of WNI with a discounted exercise price (but subject to vesting), with an aggregate discount of $31,774,000. See "Proposal II--Option Grants, Option Acceleration and Other Compensatory Matters."

 Effective Time

  It is anticipated that the Recapitalization will become effective as promptly as practicable after the requisite WNI shareholder approval has been obtained and all other conditions to the Recapitalization have been satisfied or waived (the "Effective Time"). See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Effective Time."

 Exchange Procedure

  Accompanying this Proxy Statement/Prospectus is a Letter of Transmittal and Election Form ("Letter of Transmittal"), which when properly completed and returned together with certificate(s) that represent the shareholder's WNI shares and an executed Escrow Agreement Signature Page, will enable the holder to exchange such certificate(s) for the number of whole Exchangeable Shares to which the holder of WNI Common Shares is entitled or the cash to which the holder of WNI Preferred Shares, WNI Warrants or electing vested WNI Common Shares has either elected to, or is entitled to, receive under the Recapitalization Agreement. Until holders of certificates have surrendered them for exchange and returned the executed Letter of Transmittal and Escrow Agreement Signature Page, (i) no dividends or other distributions will be paid with respect to any shares represented by such certificate(s), and (ii) no interest will be paid on any cash payable for WNI Preferred Shares, WNI Warrants or eligible electing WNI Common Shares or dividends or other distributions payable with respect to Exchangeable Shares if and when declared. Upon surrender of any certificate(s) in exchange for Exchangeable Shares, the holder thereof will receive any dividends or other distributions which became payable at or after the Effective Time, but were not paid by reason of the foregoing, with respect to the number of whole Exchangeable Shares represented by the certificate(s) issued upon such surrender. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Effect of Recapitalization."

 Dissenters' Rights

  The shares of any holder of WNI Common Shares or WNI Preferred Shares who has demanded and perfected dissenters' rights for such shares in accordance with the California General Corporation Law ("CGCL") and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights, shall not be converted into or represent a right to receive the consideration to be received by such holder in the Recapitalization, but rather the holder thereof shall only be entitled to such rights as are granted by California Law. See "The WNI Special Meeting of Shareholders--Dissenters' Rights."

SUMMARY OF OTHER PROVISIONS OF THE RECAPITALIZATION AGREEMENT

 Representations and Covenants

  The Recapitalization Agreement contains certain customary representations and warranties by WNI, the Principal Shareholders and Microsoft. See "Proposal I-- The Recapitalization and Related Transactions--Summary of Other Provisions of the Recapitalization Agreement--Representations and Covenants."

 Conditions to the Recapitalization

  The Recapitalization Agreement provides that, unless waived, the respective obligations of each party to effect the Recapitalization are subject to, among other things, the following material conditions: (i) shareholder approvals as described above; (ii) the absence of any injunction or other specified legal prohibition; (iii) the receipt of required consents; (iv) the performance of agreements and covenants and the absence of a material breach of the representations and warranties of the other party; and (v) the receipt of legal opinions as to the tax consequences of the Recapitalization and other customary matters. See "Proposal I--The Recapitalization and Related Transactions-- Summary of Other Provisions of the Recapitalization Agreement--Conditions to the Recapitalization."

 Indemnification by Shareholders and by Principal Shareholders

  In the Recapitalization Agreement, the holders of WNI Common Shares and WNI Preferred Shares (other than holders who exercise their dissenters' rights under California law) and WNI Warrants will, by the approval of the Recapitalization and acceptance of the consideration provided in the Recapitalization Agreement, agree, severally, to defend, indemnify and hold Microsoft harmless from and against any and all damages and other amounts (including expenses and attorneys' fees) incurred by Microsoft by reason of or arising out of or in connection with (i) any breach or asserted breach of any representation or warranty of WNI or the Principal Shareholders contained in the Recapitalization Agreement or related documents, or (ii) the failure of WNI or the Principal Shareholders to perform any agreement or covenant in the Recapitalization Agreement. Cash and Securities with an aggregate value of $50 million will be withheld on a pro rata basis from the consideration to be distributed in connection with the Recapitalization and placed in an escrow account to be used to secure the indemnification obligations of the WNI shareholders. See "Proposal I--The Recapitalization and Related Transactions--Summary of Other Provisions of the Recapitalization Agreement--Indemnification by Shareholders and by Principal Shareholders" and "--Related Agreements--Escrow Agreement."

 Termination or Amendment

  The Recapitalization Agreement may be terminated by mutual consent of the parties at any time prior to the Effective Time of the Recapitalization. Microsoft or WNI may terminate the Recapitalization Agreement (i) upon the failure of the shareholders of WNI to give the requisite approvals for the Recapitalization and related transactions; (ii) upon the entry of any court order that declares the Recapitalization unlawful or enjoins the consummation of the Recapitalization or the enactment of any statute causing the Recapitalization to be unlawful, or (iii) if the Effective Time does not occur by September 30, 1997 (the "Outside Date"); provided that if the parties elect to pursue litigation in connection with antitrust matters, this Outside Date may be extended to March 31, 1998 by mutual agreement of parties. Microsoft may terminate the Recapitalization Agreement (so long as Microsoft is not in material breach of the Recapitalization Agreement) if there has been a material breach by WNI of any representation, warranty, covenant, or agreement contained in the Recapitalization Agreement and such breach has a material adverse effect on the Recapitalization and has not been cured within 30 days after notice of such breach is given. Even if there has been no such breach, or a termination is not otherwise permitted, Microsoft may terminate the Recapitalization Agreement, subject to the payment to WNI of certain fees. WNI may terminate the Recapitalization Agreement (so long as WNI is not in material breach of the Recapitalization Agreement) if there has been a material breach by Microsoft of any representation, warranty, covenant, or agreement contained in the Recapitalization Agreement and such breach has not been cured within 30 days after notice of such breach is given. Even if there has been no such breach, WNI may terminate the Recapitalization Agreement. In such an event, Microsoft shall be entitled to the receipt of specified consideration in the event that WNI is acquired on or before the first anniversary of the effective date of such termination. The Recapitalization Agreement may be amended only by an instrument in writing signed on behalf of each of Microsoft, WNI and the Principal Shareholders. See "Proposal I--The Recapitalization and Related Transactions--Summary of Other Provisions of the Recapitalization Agreement-- Termination or Amendment."

RELATED AGREEMENTS

 Escrow Agreement

  At the Closing, Microsoft, WNI, each of the holders of WNI Common Shares, WNI Preferred Shares and WNI Warrants, the Shareholders' Representative and ChaseMellon Shareholder Services, LLC will enter into an escrow agreement, the form of which is attached to this Proxy Statement/Prospectus as Appendix D and is incorporated herein by reference. The purpose of the escrow agreement is to secure the indemnification obligations of the WNI securities holders under the Recapitalization Agreement. Under the terms of the escrow agreement, cash and securities with an aggregate value of $50 million will be withheld from the consideration to be distributed in connection with the Recapitalization and placed in an escrow account. Execution of the escrow agreement is a prerequisite to the receipt of the WNI Exchangeable Shares or cash provided for in the Recapitalization Agreement. See "Proposal I--The Recapitalization and Related Transactions--Related Agreements--Escrow Agreement."

 Voting Agreements

  Microsoft has entered into agreements with each of the Principal Shareholders, who on the Record Date together owned beneficially in the aggregate 15,000,000 WNI Common Shares representing approximately 45% of the then outstanding WNI Shares, pursuant to which such shareholders have agreed to vote their WNI Shares in favor of the approval of the Recapitalization and the adoption of certain documents with respect to the Recapitalization and against any action or agreement that would impede or interfere with the performance of such Recapitalization documents or the consummation of the transactions contemplated thereby. See "Proposal I--The Recapitalization and Related Transactions--Related Agreements--Voting Agreements."

 Intellectual Property, License of Technology and Patent License Agreements

  Immediately prior to the execution of the Recapitalization Agreement, the Principal Shareholders executed Intellectual Property, License of Technology, and Patent License Agreements with WNI, the purpose of which is to ensure that at the Closing, all of the Intellectual Property (as defined in the Recapitalization Agreement) is in fact owned by, or licensed to, WNI, and available for use by WNI. See "Proposal I--The Recapitalization and Related Transactions--Related Agreements--Intellectual Property, License of Technology and Patent License Agreements."

 Amended and Restated Shareholder Agreements

  Contemporaneous with the execution of the Recapitalization Agreement, Microsoft, WNI and each of the Principal Shareholders entered into Amended and Restated Shareholder Agreements with respect to the vesting of their respective unvested WNI Common Shares. See "Proposal I--The Recapitalization and Related Transactions--Related Agreements--Amended and Restated Shareholder Agreements."

 Line of Credit Agreement

  Contemporaneous with the execution of the Recapitalization Agreement, Microsoft and WNI entered into a Line of Credit Agreement, whereby Microsoft agreed to loan WNI, on a revolving basis, up to $30,000,000. See "Proposal I-- The Recapitalization and Related Transactions--Related Agreements--Line of Credit Agreement."

 Make-Well Agreement

  It is a condition to WNI's obligation to consummate the Recapitalization that Microsoft execute a Make-Well Agreement in favor of WNI pursuant to which Microsoft will agree to use its reasonable best efforts to ensure that WNI is able to and has the financial resources to take certain actions with respect to its Exchangeable Shares and to ensure that all exchange obligations of WNI under the terms of the Exchangeable Shares are satisfied. See "Proposal I--The Recapitalization Agreement and Related Transactions--Related Agreements--Make-Well Agreement."

 Affiliates Agreements

  WNI and Microsoft will enter into agreements with each of the Principal Shareholders, and certain officers and directors of WNI, pursuant to which such persons will agree that they will not sell or otherwise dispose of any Exchangeable Shares or Microsoft Common Shares unless such sale or disposition is permitted pursuant to the provisions of Rule 145 under the Securities Act, is otherwise exempt from registration under the Securities Act, or is effected pursuant to a registration statement under the Securities Act. See "Proposal I--The Recapitalization Agreement and Related Transactions--Related Agreements--Affiliates Agreements."

 Employment and Noncompetition Agreements

  Prior to the Closing of the Recapitalization Agreement, each of the Principal Shareholders will enter into an Employment and Noncompetition Agreement with Microsoft and WNI. See "Proposal I--The Recapitalization and Related Transactions--Related Agreements--Employment and Noncompetition Agreements."

CERTAIN U.S. FEDERAL INCOME TAX MATTERS

  It is a condition to the obligation of WNI and Microsoft to consummate the Recapitalization that WNI receive from Venture Law Group, A Professional Corporation ("Venture Law Group"), and Microsoft receive from Preston Gates & Ellis LLP ("Preston Gates & Ellis"), an opinion that the Recapitalization more likely than not constitutes a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). WNI security holders are urged to consult their own tax advisors regarding the tax consequences of the Recapitalization. See "Proposal I--The Recapitalization and Related Transactions--Certain U.S. Federal Income Tax Matters."

ACCOUNTING TREATMENT

  The Recapitalization is anticipated to be accounted for using the purchase method of accounting under generally accepted accounting principles. Under the purchase method of accounting, the assets of WNI will be valued at their estimated fair market value and reflected on the books and records of Microsoft accordingly. See "Proposal I--The Recapitalization and Related Transactions-- Accounting Treatment."

EFFECT OF NONAPPROVAL

  If WNI is unable to obtain approval by its shareholders before September 30, 1997 (or March 31, 1998 if Microsoft and WNI have mutually agreed to pursue litigation against any action challenging the Recapitalization as violative of antitrust laws), either Microsoft or WNI may terminate the Recapitalization Agreement.

SELECTED FINANCIAL DATA OF WNI

  The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of WNI, including notes thereto, included elsewhere in this Proxy Statement/Prospectus. The statement of operations data set forth below for the period from inception (June 30, 1995) to March 31, 1996 and the balance sheet data as of March 31, 1996 have been derived from the audited financial statements of WNI included elsewhere in this Proxy Statement/Prospectus, which have been audited by Ernst and Young LLP, independent auditors. The statement of operations data from inception (June 30, 1995) to December 31, 1995 and for the nine months ended December 31, 1996 and the balance sheet data as of December 31, 1996 are derived from unaudited financial statements of WNI, which, in the opinion of WNI, include all adjustments (consisting of normal recurring adjustments) necessary for fair presentation of WNI's results of operations for those periods, and may not be indicative of the results of operations to be expected in the future.

                                                    PERIOD FROM
                                    PERIOD FROM      INCEPTION
                                     INCEPTION    (JUNE 30, 1995) NINE MONTHS
                                  (JUNE 30, 1995)       TO           ENDED
                                   TO MARCH 31,    DECEMBER 31,   DECEMBER 31,
                                       1996            1995           1996
                                  --------------- --------------- ------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  On-line service................   $       --      $       --    $    672,002
  Licensing and manufacturing....           --              --      35,456,934
                                    -----------     -----------   ------------
    Total revenues...............           --              --      36,128,936
Cost of revenues:
  On-line service................           --              --       3,951,187
  Licensing and manufacturing....           --              --      33,825,324
                                    -----------     -----------   ------------
    Total cost of revenues.......           --              --      37,776,511
Gross loss.......................           --              --      (1,647,575)
Operating expenses:
  Research and development.......     2,117,852         693,845      7,697,443
  Sales and marketing............       258,865          41,435     13,090,328
  General and administrative.....       853,373         468,554      4,170,603
                                    -----------     -----------   ------------
    Total operating costs and ex-
     penses......................     3,230,090       1,203,834     24,958,374
                                    -----------     -----------   ------------
Loss from operations.............    (3,230,090)     (1,203,834)   (26,605,949)
Interest income..................         8,383           3,639        631,711
Interest expense.................       (10,703)         (2,493)      (144,554)
                                    -----------     -----------   ------------
Net loss.........................   $(3,232,410)    $(1,202,688)  $(26,118,792)
                                    -----------     -----------   ------------
Pro forma net loss per share.....   $     (0.22)                  $      (0.97)
                                    ===========                   ============
Shares used in computing pro
 forma net loss per share........    14,546,887                     26,981,017
                                    ===========                   ============

                                                        MARCH 31,   DECEMBER 31,
                                                          1996          1996
                                                       -----------  ------------
BALANCE SHEET DATA:
Cash and cash equivalents............................. $ 4,501,745  $ 21,197,549
Working capital.......................................   2,473,015    10,517,444
Total assets..........................................   5,931,650    44,556,718
Capital lease obligations, net of current portion.....     524,013     2,452,662
Redeemable convertible preferred stock................   6,500,001    12,359,999
Shareholder's equity (net capital deficiency)(1)......  (3,217,410)    5,024,470

--------

Book value per share(2)................................. $    (0.21) $     0.26
Shares used in computing book per share amounts......... 15,000,000  19,001,548

--------
(1) WNI has never declared a cash dividend on any of its securities.
(2) Book value per share is computed by dividing total shareholders' equity by the number of WNI Common Shares outstanding at the end of the period. Book value per share does not reflect the exercise of outstanding WNI Options.

  There is not currently, nor has there ever been, a public trading market for any class of WNI securities.

INFORMATION ABOUT MICROSOFT

 Description of Microsoft's Business

  Microsoft was founded as a partnership in 1975 and incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including operating systems for personal computers ("PCs") and servers; server applications for client/server environments; business and consumer productivity applications; software development tools; and Internet and intranet software and technologies. It has recently expanded its interactive content efforts, including MSN(TM), the Microsoft Network online service, various Internet-based services, and entertainment and information software programs. Microsoft also sells personal computer books and input devices and researches and develops advanced technologies for future software products. Microsoft(R) products are available for most 16-bit and 32-bit microprocessor-based PCs, including PCs from AST Research, Acer, Apple, Compaq, Dell, Digital Equipment Corporation, Fujitsu, Gateway 2000, Hewlett-Packard, International Business Machines, NEC, Olivetti, Packard Bell, Siemens, Toshiba, and Vobis. Microsoft develops most of its software products internally. Microsoft's business strategy emphasizes the development of a broad line of PC and server software products for business and personal use, marketed through multiple channels of distribution. Microsoft classifies its products into two categories: platforms, and applications and content.

  Platform products include desktop operating systems, business systems, consumer platforms, Internet platforms, and tools. Desktop operating systems for PCs include Windows(R) 95 and Windows NT(R) Workstation operating systems. Business systems include Windows NT Server operating system and Microsoft BackOffice(TM) suite of Windows NT-based server applications. Consumer platforms products include system software for non-PC devices, integrated software systems for public networks, and software for the creation of content for digital media productions. Microsoft also offers software development tools, Internet browser technology, and other Internet and intranet software products and technologies.

  Applications and content products include productivity applications, interactive entertainment and information products, PC input devices, and desktop finance products. Business productivity applications and products are designed for the business, home, school, and small business markets. The primary products are Microsoft Office, an integrated suite of applications including Microsoft Excel spreadsheet, Microsoft Word word processor, and Microsoft PowerPoint(R) presentation graphics program, and Microsoft Office Professional, which includes the foregoing applications plus Microsoft Access(R) database management program. Other productivity applications include Microsoft Schedule+(TM) calendar and scheduling program, Microsoft Outlook(TM) desktop manager, Microsoft Publisher desktop publishing program, Microsoft Project critical path project scheduling program, and Microsoft FrontPage(TM) Web authoring and management tool for Internet and intranet sites. Interactive products include children's titles, games, information products, and MSN. PC input devices include Microsoft Mouse, Microsoft Natural(R) Keyboard, gamepads and joysticks. The primary desktop finance product is Microsoft Money.

  To further its efforts in developing interactive content, Microsoft and the National Broadcasting Company (NBC) recently established two joint ventures: a 24-hour cable news and information channel, MSNBC Cable LLC, and an interactive online news and information service, MSNBC Interactive News LLC.

  Microsoft's sales and support operation builds long-term business relationships with three primary customer types: original equipment manufacturers ("OEMs"), end-users, and organizations. Microsoft manages the channels that serve customers by working with OEMs, distributors, and resellers. Microsoft also focuses directly on large enterprises, offering tailored license programs, enterprisewide support, consulting services, and other specialized services. In addition to the OEM channel, Microsoft has three major geographic sales organizations: U.S. and Canada, Europe, and Other International. Microsoft supports its products with technical support for end-users, developers, and organizations.

 Selected Financial Data of Microsoft

  The following table sets forth certain selected financial data for Microsoft as of and for each of the five fiscal years in the period ended June 30, 1996, which was derived from Microsoft's financial statements and notes thereto. The financial statements as of and for each of the three years in the period ended June 30, 1996, have been audited by Deloitte & Touche LLP, Microsoft's independent auditors, as stated in their report which is incorporated by reference herein. The table also sets forth certain selected financial data for Microsoft as of December 31, 1996, and for the six months ended December 31, 1996 and 1995, which was derived from unaudited financial statements of Microsoft, which, in the opinion of Microsoft, include all adjustments necessary for the fair presentation of Microsoft's financial position and results of operation for such periods, and may not be indicative of the results of operations for a full year. All per share data below reflects the two-for-one split of Microsoft Common Shares effective November 22, 1996.

                                                                    SIX MONTHS ENDED
                                  YEAR ENDED JUNE 30,                 DECEMBER 31,
                          ---------------------------------------  --------------------
                           1992    1993    1994    1995    1996     1995       1996
                          ------  ------  ------  ------  -------  ------  ------------
                            (IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGE DATA)
INCOME STATEMENT DATA:
Net revenues............  $2,759  $3,753  $4,649  $5,937  $ 8,671  $4,211    $ 4,975
Net income..............     708     953   1,146   1,453    2,195   1,074      1,355
Earnings per share......    0.60    0.79    0.94    1.16     1.71    0.84       1.04
Return on net revenues..    25.7%   25.4%   24.7%   24.5%    25.3%   25.5%      27.2%
                                       JUNE 30,
                          ---------------------------------------          DECEMBER 31,
                           1992    1993    1994    1995    1996                1996
                          ------  ------  ------  ------  -------          ------------
                             (IN MILLIONS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash and short-term
 investments............  $1,345  $2,290  $3,614  $4,750  $ 6,940            $ 9,160
Total assets............   2,640   3,805   5,363   7,210   10,093             12,786
Stockholders' equity....   2,193   3,242   4,450   5,333    6,908              9,642
Historical book value
 per share..............                                     5.79               8.05
Shares used in computing
 book value per share...                                    1,194              1,198

 Market Price Data

  The following table sets forth the high and low sales prices of Microsoft Common Shares, which are traded as "National Market Securities" on the Nasdaq Stock Market under the symbol MSFT, for the periods indicated. Such prices reflect the two-for-one split of Microsoft Common Shares effective November 22, 1996.

                                                                 HIGH     LOW
                                                                ------- -------
First fiscal quarter ended September 30, 1996.................. $ 69.31 $ 53.75
Second fiscal quarter ended December 31, 1996..................  86.125  65.438
Third fiscal quarter ended March 31, 1997......................  103.50   80.75
Fourth fiscal quarter through      , 1997......................

  See Microsoft's Annual Report on Form 10-K for the year ended June 30, 1996 incorporated herein by reference for sales prices for Microsoft Common Shares for prior quarters.

  On April 4, 1997, the last full trading day before announcement of the Recapitalization, the closing price of a Microsoft Common Share was $94.1875.
As of     , 1997, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of a Microsoft Common Share
was $   . Microsoft has not in the past paid dividends on its Common Shares.

                                 RISK FACTORS

CONSEQUENCES OF HOLDER'S FAILURE TO GIVE TIMELY NOTICE PRIOR TO EXPIRATION OF HOLDER'S EXCHANGE RIGHTS

  The Exchangeable Shares will be exchangeable into Microsoft Common Shares for a period of four years and three months following the Effective Time of the Recapitalization. If a holder fails to make a timely exchange election by written notice prior to the expiration of this period, such holder will not be able to exchange such shares. Although Microsoft will have the right to acquire all of the Exchangeable Shares during the period commencing five years and six months after the Effective Time and ending six years after the Effective Time, there can be no assurance that Microsoft will exercise its call right and, therefore, if a holder fails to make such election, such shareholder will be a minority shareholder in a nonpublic corporation with little ability to control such corporation. In addition, such shareholder will have difficulty disposing of his or her shares.

ABSENCE OF PUBLIC MARKET FOR EXCHANGEABLE SHARES

  The Exchangeable Shares are new securities for which there is not currently, and will likely never be, a trading market. WNI does not intend to apply for listing of the Exchangeable Shares on any securities exchange or for the inclusion of the Exchangeable Shares in any automated quotation system. Initially, there will be fewer than 200 holders of record of the Exchangeable Shares. This number will be reduced to the extent that holders of vested WNI Common Shares elect to receive cash and to the extent that recipients of the Exchangeable Shares elect to exchange such shares for Microsoft Common Shares. Neither Microsoft nor WNI has been advised by anyone of an intent to make a market in the Exchangeable Shares and, given the nature of the Exchangeable Shares, such a market likely will not develop. Accordingly, a holder who continues to hold the Exchangeable Shares after the 51-month exchange period is subject to the risk, if Microsoft does not exercise its Class Call Right, that such holder will not obtain liquidity for the Exchangeable Shares at any point.

RIGHT OF MICROSOFT TO CALL ALL EXCHANGEABLE SHARES

  During the period commencing five years and six months after the Effective Time and ending six years after the Effective Time, Microsoft shall have the right to acquire all, but not less than all, outstanding Exchangeable Shares solely for Microsoft Common Shares. If Microsoft exercises this Class Call Right, holders of Exchangeable Shares who did not elect to exchange such shares for Microsoft Common Shares during the exchange period would, nevertheless, become Microsoft shareholders and would cease to be WNI shareholders. Microsoft, however, is under no obligation to exercise such call right.

EFFECTS OF BANKRUPTCY OF WNI FOLLOWING THE RECAPITALIZATION

  Because WNI will hold Microsoft Common Shares and cash that may be issuable upon exchange of Exchangeable Shares as its own corporate assets, in the event WNI declares bankruptcy or its assets otherwise become subject to creditor claims, the holders of Exchangeable Shares may be at risk of not receiving the Microsoft Common Shares and/or cash for which their Exchangeable Shares may be exchangeable. To address this risk, WNI has entered into a Make-Well Agreement with Microsoft pursuant to which Microsoft agrees to use commercially reasonable efforts to preserve WNI and its assets sufficiently to enable it to satisfy any required exchanges of Microsoft Common Shares or cash for Exchangeable Shares. See "Proposal I--The Recapitalization and Related Transactions--Rights and Preferences of Exchangeable Shares."

TAX CONSEQUENCES OF EXCHANGE OF WNI COMMON SHARES FOR EXCHANGEABLE SHARES

  It is a condition to the obligations of Microsoft and WNI to consummate the Recapitalization that each receive an opinion from its legal counsel that it is more likely than not that the Recapitalization constitutes a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code. If the Recapitalization does constitute a reorganization, a WNI shareholder who exchanges WNI Common Shares solely for Exchangeable Shares in the Recapitalization will recognize no gain or loss with respect to the receipt of such Exchangeable Shares.

  WNI shareholders should note that an opinion of counsel represents only such counsel's best legal judgment, is not binding on the Internal Revenue Service ("IRS") or a court, and no assurance can be given that the IRS or a court will not adopt a contrary position. Neither WNI nor Microsoft has requested or will request a ruling from the IRS with respect to any of the tax consequences of the Recapitalization. In addition, the Recapitalization involves a unique transaction structure that has not been the subject of a decision or ruling by the courts or the IRS, which may increase the risk that the Recapitalization would be determined not to be a reorganization. If the Recapitalization is treated as a taxable transaction by the IRS or the courts, the exchange of WNI Common Shares for Exchangeable Shares would cause holders of WNI Common Shares to recognize gain or loss equal to the excess of the fair market value of the Exchangeable Shares received in the Recapitalization over the tax basis of the WNI Common Shares exchanged therefor. See "Proposal I--The Recapitalization and Related Transactions--Certain U.S. Federal Income Tax Matters." Whether or not the Recapitalization constitutes a reorganization within the meaning of
Section 368(a)(1)(E) of the Code, WNI shareholders who exchange WNI shares for cash will recognize gain or loss equal to the excess of the cash proceeds received over the tax basis of the shares exchanged therefor. WNI shareholders should consult their own tax advisors with respect to the tax consequences to them of the Recapitalization.

RISKS AND UNCERTAINTIES REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus/Proxy Statement contains and incorporates certain statements with respect to Microsoft which may be viewed as forward-looking statements that involve risks and uncertainties. These forward-looking statements, such as the information contained in Microsoft's Annual Report to Shareholders for the year ended June 30, 1996 (the "Annual Report") under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," represent known trends and uncertainties; actual events or results may differ materially as a result of risks facing Microsoft. Some of these risks are discussed in the "Outlook: Issues and Uncertainties" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report beginning at page 22 thereof and include rapid technological change, changes in personal computer shipment levels, software pricing changes, delays in new-product releases, lack of customer acceptance of new products, market saturation, slower growth rates, changes in product and distribution mix, and difficulties in defending and securing intellectual property rights for Microsoft's products.

EFFECTS OF NON-CONSUMMATION OF THE RECAPITALIZATION ON WNI

  The Recapitalization Agreement contains a number of conditions precedent to the Recapitalization, including the receipt of all required government approvals, the absence of any legal restraints on consummation of the transaction, the receipt of the approval of the shareholders of WNI, the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part, the continuing accuracy of representations and warranties and the performance of covenants, the employment of WNI developers and the execution of certain ancillary agreements. The failure of any such conditions could result in the Recapitalization not being consummated. During the pendency of the Recapitalization, WNI expects to conduct its business in a manner different from the manner in which it would conduct its business in the absence of the Recapitalization. Should the Recapitalization not be consummated, actions taken, or not taken, by WNI during the pendency of the transaction could have a material adverse effect on WNI's ability to operate as an independent entity if the Recapitalization is not consummated. For example, WNI currently has strategic relationships with a number of companies. No assurance can be given that the announcement of the Recapitalization will not adversely effect some or all of these strategic relationships or that any of these strategic relationship would continue if the Recapitalization is not consummated. Although the Recapitalization Agreement provides for payments by Microsoft to WNI if the Recapitalization is not consummated under certain circumstances, such payments will not be available in all cases, and, even if available, may not be sufficient to cover the damage experienced by WNI or the cost and expense incurred in connection with the contemplated transaction, including financial advisory and legal fees, printing expenses, filing fees and other related costs.

                    THE WNI SPECIAL MEETING OF SHAREHOLDERS

DATE, TIME AND PLACE OF MEETING

  The Special Meeting will be held at the principal executive offices of WNI,
305 Lytton Avenue, Palo Alto, California, on   , 1997, at     local time.

RECORD DATE AND OUTSTANDING SHARES

  The record date for determining shareholders of WNI entitled to notice of
and to vote at the Special Meeting is       , 1997 (the "WNI Record Date"). On
the WNI Record Date there were approximately     WNI Common Shares,    Series
A Shares,     Series B Shares,    Series C Shares and     Series D Shares
outstanding, held by approximately     holders of record. Each WNI Common
Share and WNI Preferred Share entitles the holders thereof to one vote upon all matters submitted to a vote of shareholders, except that the Series A Shares have 1.1 votes per Series A Share outstanding and entitled to vote. The presence at the Special Meeting in person or by proxy of a majority of the outstanding WNI Common Shares and WNI Preferred Shares constitutes a quorum.

VOTING OF PROXIES

  All properly executed proxies given by holders of WNI Common Shares or WNI Preferred Shares that are not revoked will be voted at the Special Meeting, and at any postponements or adjournments thereof, in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the proxy will be voted in favor of the Recapitalization and in favor of the employee compensation matters described in this Proxy Statement/Prospectus. If any other matters are properly brought before the Special Meeting, all proxies will be voted in accordance with the judgment of the persons appointed in the proxies. The Special Meeting may be adjourned, and additional proxies solicited, if the vote necessary to approve a proposal has not been obtained. Any adjournment of the Special Meeting will require the affirmative vote of the holders of at least a majority of shares represented, whether in person or by proxy, at the Special Meeting (regardless of whether those shares constitute a quorum).

  A WNI shareholder who has executed and returned a proxy may revoke such proxy at any time before it is voted at the Special Meeting by executing and returning a proxy bearing a later date, by filing a written notice of such revocation with the Secretary of WNI which states that such proxy is revoked, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting, in and of itself, will not constitute a revocation of a proxy.

VOTE REQUIRED AND VOTING INTENTIONS OF CERTAIN SHAREHOLDERS

  Approval of the Recapitalization requires the affirmative vote of the holders of a majority of the outstanding WNI Common Shares and WNI Preferred Shares, voting together as a single class, the approval of a majority of the outstanding WNI Common Shares and a majority of the outstanding WNI Preferred Shares, each voting as a single class, and the approval of the holders of a majority of the outstanding Series A Shares, Series B Shares and Series D Shares, voting together as a single class. Approval of the employee and consultant compensation matters described elsewhere in this Proxy Statement/Prospectus requires the affirmative vote of the holders of more than 75% of the eligible outstanding WNI Common Shares and WNI Preferred Shares, determined pursuant to Section 280G of the Code, voting together as a class on an as-converted basis. The determination of whether such 75% approval requirement is met with respect to a payment shall be made disregarding WNI Common Shares and WNI Preferred Shares owned (actually or constructively) by a recipient of such payment. Such shareholder vote on employee and consultant compensation matters must, in each case, determine the right of the recipient to receive (or in the case of a payment previously made, retain) such payment.

  Stephen G. Perlman, Phillip Y. Goldman and Bruce A. Leak, WNI's President and Chief Executive Officer, Senior Vice President, Engineering, and Chief Operating Officer, respectively (collectively, the "Principal

Shareholders"), the holders of the aggregate of 15,000,000 WNI Common Shares, 45% of the combined WNI Common Shares and WNI Preferred Shares, have agreed to vote their shares in favor of the Recapitalization and against the approval of any proposal made in opposition to or in competition with the consummation of the Recapitalization. See "Principal Shareholders of WNI."

  Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and such abstentions will have the effect of a vote against the Recapitalization and a vote against the employee and consultant compensation matters described elsewhere in this Proxy Statement/Prospectus.

SOLICITATION OF PROXIES AND EXPENSES

  WNI will bear the costs of solicitations of proxies from its shareholders. Microsoft will bear the cost of printing and filing this Proxy Statement/Prospectus and the registration statement of which it is a part unless the Recapitalization is not completed for certain reasons, in which case such expenses will be divided equally between Microsoft and WNI. In addition to solicitation by mail, the directors, officers and employees of WNI and shareholders of WNI may solicit proxies from other shareholders of WNI by telephone, telegram or letter or in person for no additional compensation. Nominees, fiduciaries and other custodians have been requested by WNI to forward proxy solicitation materials to the beneficial owners of WNI Common Shares and WNI Preferred Shares held of record by such custodians. Such custodians will be reimbursed by WNI for their expenses.

DISSENTERS' RIGHTS

 General

  The shares of any holder of WNI Shares who has demanded and perfected dissenters' rights for such shares in accordance with the CGCL and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights (as further defined below, "Dissenting Shares") shall not be converted into or represent a right to receive the consideration to be received by such holder in the Recapitalization, but rather the holder thereof shall only be entitled to such rights as are granted by California Law.

  Notwithstanding the foregoing, if any holder of WNI Shares who has exercised dissenters' rights under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) such right, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration to be received by such holder in the Recapitalization, upon surrender of the certificate representing such WNI Shares in the manner provided in the Recapitalization Agreement (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required)).

  WNI shall give Microsoft (i) prompt notice of any written demands for appraisal of any WNI Shares, withdrawals of such demands, and any other instruments served pursuant to California Law and received by WNI which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under California Law. WNI shall not, except with the prior written consent of Microsoft or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of WNI Shares or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by WNI.

  "Dissenting Shares" means shares of WNI Shares with respect to which the holder thereof has perfected such holder's right that WNI purchase the holder's shares in accordance with Chapter 13 ("Chapter 13") of the

CGCL and with respect to which the holder thereof has not effectively withdrawn or lost such rights. "WNI Dissenting Shareholder," as that term is used in this Proxy Statement/Prospectus, means a WNI shareholder of record as
of    , 1997, who wishes to exercise dissenters' rights, or such holder's duly appointed representative, or a transferee of record of a holder of Dissenting Shares.

  A shareholder who wishes to exercise dissenters' rights must not vote in favor of the Recapitalization Agreement and the Recapitalization at the Special Meeting. However, failure to vote in favor of the Recapitalization will not, in and of itself, be sufficient notice of such shareholder's intention to dissent. Rather, any shareholder wishing to exercise dissenters' rights must comply with the procedures described below.

 Required Procedures Under Chapter 13

  A summary of the material provisions of Chapter 13 is provided below. Reference is made to the full text of Chapter 13, a copy of which is attached to this Proxy Statement/Prospectus as Appendix C and is incorporated herein by reference. Shareholders of WNI are urged to read carefully the full text of Chapter 13 contained in Appendix C.

  If the Recapitalization is approved by the required vote of WNI's shareholders and is not abandoned or terminated, each holder of WNI Shares who does not vote in favor of the Recapitalization and who follows the procedures set forth in Chapter 13 will be entitled to have such holder's WNI Shares purchased by WNI for cash at their fair market value. The fair market value of WNI Shares will be determined as of the day before the first announcement of the terms of the Recapitalization, excluding any appreciation or depreciation in consequence of the Recapitalization, but adjusted for any share split, reverse share split, or share dividend that becomes effective thereafter. The determination of fair market value will be made by agreement between WNI and any dissenting shareholder, or in the event agreement cannot be reached, by the Superior Court of Santa Clara County, California (the "Court").

  If the Court is to determine the fair market value, the Court may do so itself or may appoint one or more appraisers. If the Court appoints appraisers, each appraiser will submit a report to the Court, which the Court will consider, but is not bound to accept in making a final determination of the fair market value. The CGCL does not specify the criteria and other considerations that the Court may employ in determining fair market value, and California courts generally have interpreted such term to mean the price at which a willing and fully informed buyer and seller would trade the stock under existing conditions. The Court may employ certain methods of valuation, such as liquidation value or asset value, to the extent that they provide evidence as to fair market value, although they are not substitutes for fair market value.

  Within ten (10) days after approval of the Recapitalization by WNI shareholders, WNI must mail a notice of such approval (the "Approval Notice") to all WNI shareholders who did not vote in favor of the Recapitalization, together with a statement of the price determined by WNI to represent the fair market value of a Dissenting Share, a brief description of the procedures to be followed in order to pursue dissenters' rights, and a copy of Sections 1300 through 1304 of the CGCL. The statement of price made in the Approval Notice will constitute an offer by WNI to purchase all Dissenting Shares at the stated amount, unless such shares lose their status as Dissenting Shares as described below.

  A WNI Dissenting Shareholder must make a written demand upon WNI for the purchase of such holder's Dissenting Shares and for payment to the WNI Dissenting Shareholder in cash of the fair market value of such shares. The written demand must state the number and class of the WNI Shares held of record by the WNI Dissenting Shareholder that the WNI Dissenting Shareholder demands that WNI purchase and must contain a statement of what such WNI Dissenting Shareholder claims to be the fair market value of those shares as of the day before the announcement of the Recapitalization. The statement of fair market value will constitute an offer by the WNI Dissenting Shareholder to sell the shares to WNI at such price. The written demand should also specify the WNI Dissenting Shareholder's name and mailing address. In order for such demand to be effective, it must be received by WNI no later than the day of the approval of the Recapitalization by the WNI shareholders. Within thirty (30) days after the date of which the Approval Notice is mailed to the WNI Dissenting Shareholder, the WNI Dissenting Shareholder must also submit to WNI the certificate(s) representing such holder's WNI Dissenting Share for endorsement as a WNI Dissenting Share. The written demand and certificate(s) representing the Dissenting Shares should be delivered to WNI, 305 Lytton Avenue, Palo Alto, California 94301, Attention:
Secretary.

  If WNI and a WNI Dissenting Shareholder agree that the WNI Dissenting Shareholder's shares are Dissenting Shares and agree upon the price of such shares, the WNI Dissenting Shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Payment for such Dissenting Shares must be made within thirty (30) days after the later of the date of such agreement or the date on which all statutory and contractual conditions to the Recapitalization are satisfied, and is subject to the surrender by the WNI Dissenting Shareholder of the certificate(s) representing the Dissenting Shares.

  If WNI denies that a WNI Dissenting Shareholder's shares qualify as Dissenting Shares, or if WNI and a WNI Dissenting Shareholder fail to agree upon the fair market value of the Dissenting Shares, then the WNI Dissenting Shareholder may file a complaint in the Court requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of the WNI Dissenting Shareholder's shares, or both. Such complaint must be filed within six (6) months after the date on which the Approval Notice is mailed to the WNI Dissenting Shareholder. A WNI Dissenting Shareholder may also intervene in any action pending on such a complaint. Two or more WNI Dissenting Shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated. The costs of the action, including reasonable compensation to appraisers that may be appointed by the Court, will be assessed or apportioned as the Court considers equitable, and, except in the situation where the appraised value exceeds the price offered by WNI and Chapter 13 would require that WNI pay such expenses, may be apportioned to the WNI Dissenting Shareholders.

  If any WNI Dissenting Shareholder who demands the purchase of such holder's WNI Shares fails to perfect, or effectively withdraws or loses the right to such purchase, the WNI Shares of such holder will be converted into the right to receive a number of Exchangeable Shares of Microsoft Common Shares equal to the Exchange Ratio or cash, as applicable, in accordance with the Recapitalization Agreement. Dissenting Shares lose their status as Dissenting Shares if (i) the Recapitalization is abandoned; (ii) the shares are transferred prior to their submission for the required endorsement; (iii) the WNI Dissenting Shareholder and WNI do not agree upon the status of the WNI Dissenting Shareholder's shares as Dissenting Shares or do not agree on the purchase price, but neither the WNI Dissenting Shareholder nor WNI files a complaint or intervenes in a pending motion within six (6) months after the Approval Notice is mailed to the WNI Dissenting Shareholder; or (iv) the WNI Dissenting Shareholder, with WNI's consent, withdraws the demand that WNI purchase such holder's Dissenting Shares.

           PROPOSAL I--THE RECAPITALIZATION AND RELATED TRANSACTIONS

BACKGROUND OF RECAPITALIZATION; MATERIAL CONTACTS AND DELIBERATIONS

  On September 13, 1996, Microsoft purchased 702,939 Series C Shares of WNI. In connection with such purchase, Microsoft and WNI entered into a Memorandum of Understanding relating to possible technology sharing and licensing arrangements between the companies.

  From mid-September 1996 until the end of January 1997, Microsoft and WNI personnel conducted discussions relating to such technology sharing and licensing arrangements.

  On February 3, 1997, Craig Mundie, Microsoft's Senior Vice President, Consumer Platforms Division, Gregory B. Maffei, Microsoft's Vice President, Corporate Development; Treasurer, and other Microsoft personnel met with Stephen G. Perlman, WNI's President and Chief Executive Officer, and other WNI personnel at Microsoft's Redmond, Washington headquarters to discuss such technology sharing and licensing arrangements.

  On February 17, 1997, Messrs. Mundie, Maffei and Perlman and their respective staff members met at WNI's headquarters to continue the discussions regarding such technology sharing and licensing arrangements. Prior to the commencement of such discussions, Mr. Mundie discussed with Mr. Perlman the possibility of a business combination between the two companies. During the following week, Messrs. Mundie and Perlman and other Microsoft and WNI personnel continued such discussions.

  On February 20, 1997, the Company engaged DMG to act as its financial advisor in connection with the proposed transaction.

  On February 21, 1997, the WNI Board of Directors, together with representatives of DMG and Venture Law Group met to consider, among other things, the proposed business combination with Microsoft.

  On February 23, 1997, William Gates, Microsoft's Chairman and Chief Executive Officer, Mr. Mundie and Mr. Maffei met with Mr. Perlman and WNI's executive officers at WNI's headquarters to discuss, among other things, WNI's history, business model, technology and products.

  On February 25, 1997, Microsoft and WNI entered into a Non-Disclosure Agreement which superseded an earlier agreement between the companies.

  On February 28, 1997, Mr. Maffei communicated an offer to acquire WNI to Albert Pimentel, WNI's Chief Financial Officer, representatives of DMG and representatives of Venture Law Group. After consideration, WNI declined such offer.

  During the week of March 3, 1997, representatives of Microsoft, Preston Gates & Ellis, WNI, DMG and Venture Law Group continued negotiations regarding a business combination between the two companies. During such period, due diligence meetings relating to WNI's technology, products and business were also held. Among other contacts, on March 7, 1997, Robert Herbold, Microsoft's Chief Operating Officer, and Paul A. Maritz, Microsoft's Group Vice President, Platforms, held discussions with William Herman, WNI's Vice President of Marketing, and other WNI personnel. On March 4, 1997, technical teams from both companies met in Palo Alto, California, and, later that week, representatives of the Microsoft Network ("MSN") met with WNI's executive officers at WNI's headquarters.

  On March 13, 1997, Microsoft's Board of Directors met to consider the proposed business combination, and authorized Microsoft management to continue discussions and to consummate a combination within certain parameters. On March 14, 1997, Mr. Maffei communicated a revised offer to acquire WNI to representatives of WNI, DMG and Venture Law Group. On March 17, following a meeting of its Board of Directors, WNI declined Microsoft's revised offer.

  During the week of March 24, 1997, representatives of Microsoft, Preston Gates & Ellis, WNI, DMG and Venture Law Group continued negotiations regarding a business combination between the companies.

  On March 30, 1997, Mr. Gates and Mr. Perlman discussed WNI's technology, products and business as well as terms of the proposed business combination.

  On March 31, 1997, the WNI Board met again to consider the proposed transaction. After this meeting, representatives of WNI, DMG and Venture Law Group presented a counteroffer to Mr. Maffei. Later that day, Mr. Maffei responded to such counteroffer and a tentative agreement was reached with respect to the principal terms of the transaction, subject to agreement on definitive documentation.

  From March 31, 1997 to April 5, 1997, representatives of Microsoft, Preston Gates & Ellis, WNI, DMG and Venture Law Group negotiated the final terms of the transaction.

  At a meeting on April 5, 1997, after presentations from DMG and Venture Law Group, the Board of Directors of WNI approved the proposed business combination. The parties executed the Recapitalization Agreement the next morning.

  On April 6, 1997, the parties announced the transaction at the National Association of Broadcasters meeting in Las Vegas, Nevada, and contemporaneously issued a joint press release.

WNI'S REASONS FOR THE RECAPITALIZATION

  The Board of Directors of WNI has determined that the terms of the Recapitalization Agreement and the transactions contemplated thereby are fair to, and in the best interests of, WNI and its shareholders. Accordingly, the Board of Directors of WNI has unanimously approved the Recapitalization Agreement and unanimously recommends that the shareholders of WNI vote FOR approval and adoption of the Recapitalization Agreement. In reaching its determination, the Board of Directors of WNI has identified certain potential benefits for the WNI shareholders that it believes will contribute to the success of WNI following consummation of the Recapitalization. These potential benefits include principally the following:

  . The association with Microsoft will make available to WNI greater resources for product development, marketing and distribution.

  . The Recapitalization offers WNI shareholders an opportunity for liquidity at a valuation deemed fair by the WNI Board of Directors and its financial advisor.

  . The Recapitalization has been structured with a view toward (i) providing the holders of WNI Preferred Shares with a cash payment in an amount that represents a substantial return on their original investment in WNI, and
    (ii) providing the holders of WNI Common Shares with either (a) a cash payment in an amount that represents a substantial return on their original investment in WNI or (b) Exchangeable Shares that are exchangeable for Microsoft Common Shares (or cash) with a current market price that would represent a substantial premium over their original investment in WNI.


  . The association with Microsoft will permit WNI and Microsoft to share technology to improve each other's products and develop new products and services.

  . WNI and Microsoft in association following the Recapitalization will be better positioned than WNI alone to adapt to, and benefit from, rapidly changing technologies and to develop products based on such technologies.

  . The association with Microsoft will afford WNI the opportunity to reduce its exposure to the difficulties in competing against larger companies with more diversified product lines and greater financial resources than WNI.

  . The management team of WNI and Microsoft in association following the Recapitalization will have greater experience and depth than that of WNI alone.

  . The association with Microsoft will permit the WNI management to focus its efforts on the development and marketing of WNI products rather than the time-consuming process of securing additional financing to fund WNI's substantial continuing capital needs.

  The WNI Board considered a number of factors relating to the Recapitalization, including, but not limited to, the following: (i) historical information concerning Microsoft's and WNI's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position; (ii) the financial condition, results of operations and businesses of Microsoft and WNI before and after giving effect to the Recapitalization and the combination of their respective businesses; (iii) current financial market conditions for companies in the Internet television and related business and capital raising in connection with such businesses;
(iv) historical market prices, volatility and trading information with respect to the Microsoft Common Shares; (v) the reasonableness of the terms of the Recapitalization Agreement; (vi) the prospects of WNI as an independent company; (vii) the potential for other third parties to enter into strategic relationships with WNI prior to and after consummation of the Recapitalization; (viii) the financial analysis and other financial information with respect to the recapitalization presented by DMG to the Board of Directors of WNI, including DMG's opinion that, as of such date, the consideration to be paid to the holders of WNI Common Shares and the consideration to be paid to the holders of WNI Preferred Shares pursuant to the Recapitalization Agreement were fair from a financial point of view to the holders of WNI Common Shares and the holders of WNI Preferred Shares, respectively; (ix) the impact of the Recapitalization and the combination with Microsoft on WNI's customers and employees; and (x) reports from management and legal advisors on specific terms of the relevant agreements and other factors.

  The WNI Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Recapitalization, including, but not limited to: (i) the risk that the potential benefits sought in the Recapitalization and the combination with Microsoft might not be fully realized if at all; (ii) the possibility that the Recapitalization might not be consummated; (iii) the risk that despite the efforts of WNI following the Recapitalization, key technical and management personnel might not remain employed by WNI; (iv) the effect of public announcement of the Recapitalization and the proposed combination with Microsoft on (a) WNI's sales and operating results, (b) WNI's relationships with third parties, including developers, original equipment manufacturers ("OEMs") and distributors and (c) WNI's ability to attract and retain key management, marketing and technical personnel; and (v) the risk that the Recapitalization might not be consummated and the resulting effects on WNI.

  In view of the wide variety of factors considered by the WNI Board, it did not find it practicable to quantify, or otherwise attempt to assign relative weights to, the specific factors considered in making its determination. Consequently, the WNI Board did not quantify the assumptions and results of its analysis in making its determination that the Recapitalization is fair to, and in the best interests of, WNI and its shareholders.

WNI BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS OF WNI HAS DETERMINED THAT THE RECAPITALIZATION IS IN THE BEST INTERESTS OF WNI AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE RECAPITALIZATION AGREEMENT AND THE RECAPITALIZATION.

OPINION OF FINANCIAL ADVISOR

  WNI retained Deutsche Morgan Grenfell Inc. ("DMG") to act as its financial advisor in connection with the Recapitalization. DMG was selected by WNI's Board of Directors based on DMG's qualifications, expertise and reputation as well as DMG's investment banking relationship and familiarity with WNI.

  At the meeting of the WNI Board of Directors on April 5, 1997, DMG rendered its oral opinion, subsequently confirmed in writing (the "Opinion"), that, as of such date, based upon and subject to the various considerations set forth in the Opinion, the consideration to be paid to the holders of WNI Common Shares and the consideration to be paid to the holders of WNI Preferred Shares were fair from a financial point of view to the holders of WNI Common Shares and WNI Preferred Shares, respectively

  THE FULL TEXT OF THE WRITTEN OPINION OF DMG DATED APRIL 5, 1997, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY DMG IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF WNI COMMON SHARES AND WNI PREFERRED SHARES ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. DMG DID NOT RECOMMEND TO WNI THAT ANY SPECIFIC VALUE CONSTITUTED THE ONLY APPROPRIATE VALUE IN THE RECAPITALIZATION. DMG'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF WNI COMMON SHARES AND WNI PREFERRED SHARES AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF WNI COMMON SHARES OR WNI PREFERRED SHARES OR AS TO HOW SUCH HOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF DMG SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In rendering its opinion, DMG, among other things: (i) analyzed certain publicly available financial statements and other information of Microsoft;
(ii) analyzed certain internal financial statements and other financial and operating data concerning WNI prepared by the management of WNI;
(iii) analyzed certain
financial projections relating to WNI prepared by the managements of WNI and Microsoft; (iv) discussed the past and current operations and financial condition and the prospects of WNI with senior executives of WNI and Microsoft; (v) compared the financial performance of WNI with that of certain publicly-traded companies which DMG deemed to be relevant; (vi) reviewed the reported prices and trading activity for the Microsoft Common Shares; (vii); compared the financial performance of Microsoft and the prices and trading activity of the Microsoft Common Shares with that of certain other publicly-traded companies which DMG deemed to be relevant and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions which DMG deemed to be relevant; (ix) participated in discussions and negotiations among representatives of WNI and Microsoft and their respective legal advisors; (x) reviewed the Agreement and certain related agreements; and (xi) performed such other analyses and considered such other factors as DMG deemed appropriate.

  In rendering its Opinion, DMG assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its Opinion. DMG assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of WNI. DMG did not make any independent valuation or appraisal of the assets, liabilities or technology of WNI or Microsoft, respectively, and was not furnished with any such appraisals. DMG's Opinion states that it is necessarily based on economic, market and other conditions in effect on, and the information made available to DMG as of, the date of the Opinion.

  The following is a summary of the analysis performed by DMG in preparation of its Opinion letter and reviewed with the Board of Directors of WNI at the meeting held on April 5, 1997. This analysis was provided to the Board of Directors of WNI for background information only and was one of the many factors considered by DMG in rendering its Opinion. No conclusions can be independently drawn from any independent analysis.

  Peer Group Comparison: DMG compared certain financial information of WNI and Microsoft with a group of companies involved in the internet service provider and software sectors, including America Online, Inc. ("AOL"), Compuserve Corporation ("Compuserve"), Earthlink Network, Inc. ("Earthlink"), Netscape Communications Corporation ("Netscape"), NETCOM On-Line Communication Services, Inc. ("NETCOM") and C/NET, Inc. ("C/NET") (collectively, the "Comparable Companies"). Such financial information included, among other things, market valuation, stock price as a multiple of earnings per share and aggregate market valuation as a multiple of revenues. The multiples are based on a compilation of publicly available information and earnings forecasts by securities research analysts. In particular, such analysis showed that as of April 3, 1997, Microsoft traded at 37.3 and 30.8 times calendar year 1997 and calendar year 1998 forecasted earnings, respectively, 11.1 times latest twelve months revenue and 8.8 times calendar year 1997 forecasted revenue. DMG also observed that AOL traded at 43.9 times calendar year 1998 forecasted earnings,
3.0 times latest twelve months revenue and 2.0 times calendar year 1997 forecasted revenue; Compuserve traded at 1.2 times latest twelve months revenue and 0.8 times calendar year 1997 forecasted revenue; Earthlink traded at 3.9 times latest twelve months revenue; Netscape traded at 54.9 and 35.3 times calendar year 1997 and calendar year 1998 forecasted earnings, respectively, 6.6 times latest twelve months revenue and 4.2 times calendar year 1997 forecasted revenue; NETCOM traded at 0.1 times latest twelve months revenue and 0.1 times calendar year 1997 forecasted revenue; and C/NET traded at 33.4 times calendar year 1998 forecasted earnings, 17.8 times latest twelve months revenue and 6.7 times calendar year 1997 forecasted revenue.

  Comparative Shares Price Performance: As part of its analysis, DMG reviewed the recent stock price performance of Microsoft and compared such performance with that of each of the Comparable Companies. DMG observed that over the period from January 1, 1997 to April 3, 1997, the market price of the Microsoft Common Shares increased 15%, compared with increases of 37% for AOL and 29% for Compuserve, and decreases of 10% for Earthlink, 26% for C/NET, 31% for NETCOM, 48% for Netscape and 6% for the NASDAQ composite. DMG noted that over such period, the Microsoft Common Shares outperformed relative to the common stock of Netscape, C/NET, NETCOM, Earthlink and the NASDAQ composite, respectively, and underperformed relative to the common stock of AOL and Compuserve, respectively.

  DMG also reviewed the historical prices of the common stock of AOL and the implied aggregate values per subscriber and the implied multiples of aggregate value to trailing revenues since March 1995 to present. DMG observed that, over such period, the average aggregate value per subscriber and average multiple of aggregate value to trailing revenues were $686 and 2.9 times, respectively.

  Present Value IPO Analysis: DMG performed an analysis, assuming that WNI did not effect a transaction involving Microsoft or any other third party, of the theoretical present value of the future value of WNI in the context of an initial public offering by the Company in the United States. Assuming dilution to current holders of WNI stock for additional financings, an initial public offering based on WNI management estimates and a range of discount rates from 20% to 30%, DMG observed the following present values per share of WNI: (i) assuming a range of aggregate values per subscriber of $500 to $700, the analysis resulted in a range of present values of $4 to $7; (ii) assuming a range of forward revenue multiples of 1 to 3 times, the analysis resulted in a range of present values of $5 to $12; and (iii) assuming a range of forward earnings multiples of 20 to 40 times, the analysis resulted in a range of present values of $10 to $13.

  Discounted Cash Flow Valuation: DMG also performed discounted cash flow analyses (i.e., an analysis of the present value of the projected unlevered free cash flows and terminal value at the discount rates indicated) of WNI for the years 1997 through 2001. Based on WNI management estimates and a discount rate of 30%, DMG observed the following present values per share of WNI: (i) assuming a range of forward revenue multiples of 1 to 3 times, a range of present values of $10 to $20 and (ii) assuming a range of forward earnings multiples of 20 to 40 times, a range of present values of $10 to $14.

  In connection with the review of the Recapitalization by the Board of Directors of WNI, DMG performed a variety of financial and comparative analyses for purposes of its Opinion given in connection therewith. While the foregoing summary describes all material analyses and factors reviewed by DMG with the Board of Directors of WNI, it does not purport to be a complete description of the presentations by DMG to the Board of Directors of WNI or the analyses performed by DMG in arriving at its Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. DMG believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by DMG, without considering all analyses and factors, could create a misleading view of the processes underlying its Opinion. In addition, DMG may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described above should not be taken to be DMG's view of the actual value of WNI. In performing its analyses, DMG made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of WNI or Microsoft. The analyses performed by DMG are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of DMG's analysis of the fairness of the consideration, from a financial point of view, to the holders of WNI Common Shares and WNI Preferred Shares, respectively, and were provided to the Board of Directors of WNI in connection with the delivery of DMG's Opinion.

  The Board of Directors of WNI retained DMG to act as WNI's financial advisor in connection with the Recapitalization. DMG was selected by WNI's Board of Directors based on DMG's qualifications, expertise and reputation as well as DMG's investment banking relationship and familiarity with WNI. DMG is an internationally recognized investment banking and advisory firm. DMG, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of DMG's trading and brokerage activities, DMG or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers, in debt or equity securities of Microsoft.

  WNI has agreed to pay DMG a fee for its financial advisory services in connection with the Recapitalization, including, among other things, rendering its Opinion and making the presentation referred to above. Pursuant to a letter agreement between WNI and DMG dated February 20, 1997, WNI has agreed to pay DMG a transaction fee in the event the transaction is consummated equal to 0.8% of the aggregate purchase price paid in the transaction. In addition to the foregoing compensation, WNI has agreed to reimburse DMG for its out-of-pocket expenses incurred in connection with its engagement, and to indemnify DMG and certain related persons against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or in conjunction with its rendering of services under its engagement.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

  In considering the recommendation of the Board of Directors of WNI with respect to the Recapitalization, and the employee and consultant compensation matters described elsewhere in this Proxy Statement/Prospectus, shareholders should be aware that certain officers and directors of WNI have interests in connection with the Recapitalization.

  If the Recapitalization is consummated, Microsoft intends to appoint Stephen
G. Perlman, the current President and Chief Executive Officer of WNI, a Vice President of Microsoft. In connection with the Recapitalization, WNI documented its obligation to pay fees associated with certain patents licensed to WNI by Mr. Perlman.

  As a result of the Recapitalization, certain officers of WNI will receive employment agreements, grants of new option and other consideration. In addition, certain employees may receive acceleration of existing options. See "--Related Agreements--Employment and Noncompetition Agreements" and "Proposal II--Option Grants, Option Acceleration and Other Compensatory Matters."

  Microsoft has agreed that, after the Effective Time, Microsoft and WNI will indemnify each officer and director of WNI serving as such on the date of the Recapitalization Agreement as provided in the CGCL, WNI's Articles of Incorporation and Bylaws, and existing indemnification agreements between WNI and such officers and directors. Microsoft has also agreed that all rights to indemnification (including advancement of expenses) existing on the date of the Recapitalization Agreement in favor of the present or former officers and directors of WNI with respect to actions taken in their capacities as WNI directors or officers prior to the Effective Time as provided in WNI's Articles of Incorporation or Bylaws and indemnification agreements shall survive the Recapitalization and continue in full force and effect for a period of six years following the Effective Time and the obligations related thereto shall be guaranteed and assumed by Microsoft.

  Paul Allen, a director of Microsoft, is the beneficial owner of all of the outstanding capital shares of Vulcan Ventures Inc., which is the record owner of 3,220,582 WNI Preferred Shares. Vulcan Ventures will receive $44,076,885 if the Recapitalization is consummated.

MICROSOFT'S REASONS FOR THE RECAPITALIZATION

  The Microsoft Board and its management have determined that the terms of the Recapitalization are fair to, and in the best interests of, Microsoft and its shareholders. The Recapitalization has been approved by a majority of the disinterested directors and is not required to be approved by the shareholders of Microsoft. In reaching their determination, the Microsoft Board and its management have identified the following reasons for entering into the Recapitalization Agreement:

  . The managements of Microsoft and WNI share a common vision of the consumer PC and the coming "Digital Television" as complementary "home information appliances" that will provide a broad range of new entertainment and information services.

  . WNI has developed and is developing promising technologies that, when enhanced with various Microsoft technologies, will serve as a useful base for building a "home information appliance" business.

  . WNI has a strong engineering team and strong management which, in addition to being important for the successful development of the nascent WNI business, also increases Microsoft's presence in the critical employment market of Silicon Valley.

THE RECAPITALIZATION

 Effects of Recapitalization

  WNI's authorized capital shares, as of April   , 1997, consisted of
100,000,000 shares of WNI common stock, without par value ("WNI Common Shares"), and 25,000,000 shares of preferred stock, without par value ("WNI Preferred Shares"), of which the following series had been designated: (a) Series A Convertible Preferred Stock ("Series A Shares"); (b) Series B Convertible Preferred Stock ("Series B Shares"); (c) Series C Convertible Preferred Stock ("Series C Shares"); and (d) Series D Convertible Preferred Stock ("Series D Shares"). WNI Common Shares and WNI Preferred Shares are
sometimes referred to collectively as the "WNI Shares." As of April   , 1997,
WNI had reserved 8,000,000 WNI Common Shares under WNI's 1996 Stock Incentive Plan and granted options for WNI Common Shares under such plan ("WNI Options"). WNI has also issued warrants to purchase Series B Shares and Series C Shares (collectively "WNI Warrants"). See "Description of Capital Shares of WNI."

  Pursuant to the Recapitalization, WNI will undergo a reorganization of its capital whereby at the Effective Time of the Recapitalization:

    (i) each WNI Common Share, other than vested WNI Common Shares of holders who have perfected their dissenters' rights or have elected to have their shares purchased by Microsoft (see paragraph (iii) below), shall be converted into a number of Exchangeable Shares pursuant to an exchange ratio calculated in the manner described below;

    (ii) each WNI Common Share subject to repurchase by WNI (i.e., "unvested shares") pursuant to existing agreements in effect as of the Effective Time of the Recapitalization shall be converted into Exchangeable Shares pursuant to such exchange ratio and registered in the holders' names and held by WNI following the Recapitalization pursuant to such existing agreements in effect as of the time of the Agreement;

    (iii) each vested WNI Common Share of holders who have returned a completed Letter of Transmittal electing to receive cash in lieu of Exchangeable Shares shall be purchased by Microsoft for $12.841;

    (iv) each WNI Preferred Share and WNI Warrant of holders who have returned a completed Letter of Transmittal electing to receive cash shall have their share or warrant purchased by Microsoft for $13.686, less any applicable exercise price (whether in cash or through a net exercise) in the case of a WNI Warrant;

    (v) each WNI Preferred Share, other than shares of holders who have perfected their dissenters' rights or have elected to have their shares purchased by Microsoft, shall be converted into the right to receive $13.686 in cash;

    (vi) each WNI Warrant, other than warrants of holders who have elected to have their warrants purchased by Microsoft, shall be converted into the right to receive $13.686 per underlying share in cash, less any applicable exercise price (whether in cash or through a net exercise);

    (vii) each WNI Option shall be replaced by one or more nonqualified Microsoft options to purchase Microsoft Common Shares; and

    (viii) Microsoft shall be entitled to receive all of the outstanding Class B Shares which will represent not less than 80% of the voting power of WNI, in exchange for consideration described below.

  Although holders of WNI Preferred Shares and WNI Warrants will receive the same cash consideration whether they elect to sell to Microsoft or have such shares or warrants converted into the right to receive cash from WNI, there may be income tax advantages either to such holders or to other WNI shareholders if they elect to sell such shares or warrants to Microsoft. Such holders should consult their own tax advisors with respect to such election. See "--Certain U.S. Federal Income Tax Matters."

  At the Closing, Microsoft shall transfer to WNI cash equal to not less than the amount required to satisfy the conversion rights of holders of WNI Preferred Shares and WNI Warrants who have not elected to have their shares or warrants purchased by Microsoft. Microsoft shall also transfer, at its election, either Microsoft Common

Shares equal to not less than the amount required to satisfy the exchange rights of the Exchangeable Shares, or cash equal to not less than the amount required to purchase such Microsoft Common Shares at the Microsoft Closing Price, or a combination of the foregoing. In connection with such transfers, Microsoft shall have the right, but not the obligation, to acquire Class B Shares that represent at least eighty percent (80%) of the outstanding voting power of the capital shares.

  At the Closing, WNI shall make available to ChaseMellon Shareholder Services LLC, or another company reasonably satisfactory to WNI acting as exchange agent (the "Exchange Agent"), the certificates representing Exchangeable Shares and cash to be issued in the conversion of WNI Shares and WNI Warrants in exchange for outstanding certificates of WNI Shares and WNI Warrants ("Certificate" or "Certificates").

  Accompanying this Proxy Statement/Prospectus is a Letter of Transmittal, which when properly completed and returned together with such Certificate(s), and an executed Escrow Agreement Signature Page, will enable the holder to exchange such Certificate(s) for the number of whole Exchangeable Shares to which the holder of WNI Common Shares is entitled or the cash to which the holder of WNI Preferred Shares, WNI Warrants or electing vested WNI Common Shares has either elected to, or is entitled to, receive under the Recapitalization Agreement. Until holders of Certificates have surrendered them for exchange and returned the executed Letter of Transmittal and Escrow Agreement Signature Page, (i) no dividends or other distributions will be paid with respect to any shares represented by such Certificate(s), and (ii) no interest will be paid on any cash payable for WNI Preferred Shares, WNI Warrants or eligible electing WNI Common Shares or dividends or other distributions payable with respect to Exchangeable Shares if and when declared. Upon surrender of any Certificate(s) in exchange for WNI Common Shares, the holder thereof will receive any dividends or other distributions which became payable at or after the Effective Time, but were not paid by reason of the foregoing, with respect to the number of whole Exchangeable Shares represented by the Certificate(s) issued upon such surrender.

 Conversion of WNI Common Shares

  WNI Common Shares, other than vested WNI Common Shares of holders who exercise their dissenters' rights or who elect to have their shares acquired by Microsoft for cash, shall be converted into, and WNI shall issue to holders of WNI Common Shares, a number of Exchangeable Shares pursuant to an exchange ratio determined by dividing $12.841 by the Microsoft Closing Price (the "Exchange Ratio"). The "Microsoft Closing Price" shall be the average closing price of Microsoft Common Shares as publicly reported by The Nasdaq National Market over the twenty (20) consecutive trading days ending two (2) days prior to the Closing. For example, if the Microsoft Closing Price was $100 per share, the Exchange Ratio would be .12841 ($12.841 divided by $100) and a holder would receive .12841 Exchangeable Shares for each WNI Common Share currently held. Thus, if a holder has 1,000 WNI Common Shares, such holder would receive a total of 128 Exchangeable Shares.

 Conversion of WNI Unvested Shares

  Certain WNI Common Shares are subject to a vesting schedule and may be repurchased by WNI in the event a holder thereof ceases to be employed by WNI. Unvested WNI Common Shares shall be converted into Exchangeable Shares on the same basis as WNI Common Shares and will be registered in each holder's name. Such unvested Exchangeable Shares will be held by WNI pursuant to existing agreements governing such shares in effect as of the Effective Time, except that the existing agreements with the Principal Shareholders have been modified to provide Microsoft or WNI with the right to execute WNI's right to repurchase Exchangeable Shares after the Closing.

 Election by Holders of Vested WNI Common Shares

  Any holder of vested WNI Common Shares may elect to receive $12.841 per share in cash from Microsoft at the Effective Time in lieu of receiving Exchangeable Shares by properly completing the Letter of Transmittal and marking the election to have such shares purchased for cash, returning the Letter of Transmittal, Escrow Agreement Signature Page and the Certificates for such shares to WNI prior to the Closing. If no Letter of Transmittal indicating an election for cash is received by WNI from an eligible holder by the Closing, such holder will be deemed to have elected to receive Exchangeable Shares.

 Election by Holders of WNI Preferred Shares and Warrants

  Any holder of WNI Preferred Shares or WNI Preferred Warrants may elect to have such securities acquired for cash by Microsoft at the Effective Time by properly completing the Letter of Transmittal marking the election to have such shares acquired by Microsoft for cash and returning the Letter of Transmittal, Escrow Agreement Signature Page and the Certificates for such shares to WNI prior to the Closing.

 Conversion of WNI Preferred Shares and WNI Warrants

  Each of the WNI Preferred Shares, other than shares held by holders who have exercised their dissenter's rights or elected to have their shares acquired by Microsoft for cash, will be converted, without any action on the part of the holders, into the right to receive $13.686 (determined on an as-if-converted to WNI Common Shares basis) in cash. Each WNI Preferred Share is convertible at the rate of one WNI Common Share for each WNI Preferred Share, except for the Series A Shares, which are convertible at the rate of 1.1 WNI Common Shares for each Series A Share. Subject to each of their terms, each WNI Warrant, other than warrants held by holders who have elected to have their warrants acquired by Microsoft for cash, shall be converted, without any action of the part of the holders thereof, into the right to receive $13.686 (determined on an as-if-exercised and converted to WNI Common Shares basis) in cash, less any applicable exercise price (whether in cash or through a net exercise).

 Rights and Preferences of Exchangeable Shares

  The form of Amended and Restated Articles of Incorporation to be adopted by WNI in connection with the Recapitalization are attached to this Proxy Statement/Prospectus as Appendix E and is incorporated herein by reference. The terms of such Articles are summarized below.

  Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares

  Each holder of Exchangeable Shares shall be entitled to vote for directors and such other matters as may be submitted to the shareholders. Except to the extent required by applicable law, each Exchangeable Share shall have one (1) vote. Each holder of Exchangeable Shares shall be entitled to receive notice of, and to attend, any meetings of shareholders of WNI.

  The WNI Board of Directors may declare dividends in its discretion from time to time, and WNI shall pay dividends out of its assets properly available for the payment of dividends, provided that any such dividend declared with respect to each Exchangeable Share and Class B Share shall be identical in amount and character. Such dividends shall have record and payment dates as may be determined in the discretion of the WNI Board of Directors. WNI shall provide each holder of Exchangeable Shares written notice of a dividend record date for the Exchangeable Shares not more than sixty (60) and not less than fifteen (15) days prior to the payment of any dividend in respect of the Exchangeable Shares.

  In the event of a Liquidation of WNI, WNI shall pay to the holders of the Exchangeable Shares from the assets of WNI available for distribution an amount that is identical in amount and character with respect to each Exchangeable Share and Class B Share. In the event WNI adopts a Liquidation plan, WNI is required to provide each holder of Exchangeable Shares written notice specifying a date for the completion of the Liquidation not more than sixty (60) and not less than fifteen (15) days prior to taking such action.

  Exchange Rights

  Subject to the call rights of Microsoft described below, holders of Exchangeable Shares shall have the right to exchange each Exchangeable Share held for Microsoft Common Shares at any time prior to the end of fifty-one
(51) months after the effective date. Each Exchangeable Share shall be exchanged for (i) such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange Rate in effect at the time the exchange procedure is initiated by the number of Exchangeable Shares being exchanged; or (ii) an amount in immediately available funds equal to the Current Market Value of the Microsoft Common Shares otherwise issuable upon exchange of the Exchangeable Shares ("Cash"). The determination as to whether holders of Exchangeable Shares will receive Microsoft Common Shares or Cash upon the exchange will be made by WNI. The "Class A Exchange Rate" shall initially be 1.0 Microsoft Common Shares for each Exchangeable Share, subject to adjustment based on certain capital changes in Microsoft Common Shares following the Recapitalization, as described below. In the event Microsoft does not exercise its call rights, WNI is obligated to exchange such Exchangeable Shares for either Microsoft Common Shares or Cash. The "Current Market Value" of the Microsoft Common Shares shall the closing price as publicly reported by The Nasdaq Stock Market at 4:00 p.m. (Eastern time) as of the date on which a holder of Exchangeable Shares delivers his or her Certificates and an "Exchange Notice" to the Secretary of WNI, or a person designated by the Secretary.

  No fractional Microsoft Common Shares shall be issued upon the exchange of Exchangeable Shares. In lieu of such issuance, all Microsoft Common Shares issued to the WNI shareholders pursuant to the Recapitalization Agreement shall be rounded to the closest whole Microsoft Common Share.

  Microsoft Call Rights

  WNI shall immediately notify Microsoft of any exchange request. Microsoft shall thereafter have one (1) day in which to exercise its right (the "Call Right") to deliver to such holder, at Microsoft's election, (i) such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange Rate in effect at the time the exchange procedure is initiated by the number of Exchangeable Shares being exchanged; or (ii) Cash. In addition, Microsoft shall have the right to acquire all, but not less than all, of the outstanding Exchangeable Shares ("Class Call Right") solely for a number of Microsoft Common Shares as determined under clause (i) above (except that the Class A Exchange Rate used will be the Class A Exchange Rate in effect at the time Microsoft shall exercise its Class Call Right), upon delivery of an irrevocable written notice by Microsoft to WNI at any time during the period commencing five years and six months after the Effective Time and ending six years after the Effective Time. In the event Microsoft exercises its Class Call Right, Microsoft shall provide each holder of Exchangeable Shares written notice specifying a closing date for such proposed action not more than sixty (60) and not less than fifteen (15) days prior to taking such action.

  Adjustments to Class A Exchange Ratio Upon Special Events

  Upon the happening of a Special Event (as defined below) after the Effective Time, the Class A Exchange Rate shall, simultaneously with the happening of such Special Event, be adjusted by multiplying the then effective Class A Exchange Rate by a fraction, the numerator of which shall be the number of Microsoft Common Shares outstanding immediately after to such Special Event and the denominator of which shall be the number of Microsoft Common Shares outstanding immediately prior to such Special Event, and the product so obtained shall thereafter be the Class A Exchange Rate. The Class A Exchange Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Special Event or Events. "Special Event" shall mean (i) the issue of additional Microsoft Common Shares either as a dividend or as other type of distribution in respect of outstanding Microsoft Common Shares, (ii) a subdivision or split of outstanding Microsoft Common Shares into a greater number of Microsoft Common Shares, or (iii) a combination of outstanding Microsoft Common Shares into a smaller number of Microsoft Common Shares.

 WNI Stock Options

  At the Effective Time, Microsoft shall replace the outstanding WNI Options with Microsoft Options subject to terms and conditions as follows: (i) each new Microsoft Option will be exercisable for a number of whole Microsoft Common Shares equal to the number of WNI Common Shares subject to the WNI Option being replaced immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole Microsoft Common Share; (ii) the exercise price per Microsoft Common Share shall be the exercise price of the WNI Option being replaced immediately prior to the Effective Time divided by the Exchange Ratio; and (iii) such replacement options will be nonqualified options even if the WNI Options being replaced were incentive stock options (within the meaning of Section 422 of the Code) before such replacement. For example, if a holder has options for 1,000 WNI Common Shares priced at $1.00 per share and the Microsoft Closing Price is $100, the Exchange Ratio is .12841 ($12.841 divided by $100) and such holder's new options would cover 128 Microsoft Common Shares and would be priced at approximately $7.79 per share ($1.00 divided by .12841).

  Each Microsoft Option shall be issued pursuant to the Microsoft 1991 Stock Option Plan, as amended (the "1991 Plan"), and each recipient of a replacement Microsoft Option shall be deemed to be an "Optionee" under the 1991 Plan. Each Optionee shall be granted the right to exercise any unexercised replacement Microsoft Options for three (3) months after termination of employment by WNI or Microsoft, whichever occurs later, but in no event later than the expiration date of such option as provided for in the WNI Option.

  In addition to the Microsoft Options issued in replacement of WNI Options, Microsoft shall grant additional Microsoft Options to certain employees of WNI with a discounted exercise price (but subject to vesting), with an aggregate discount of $31,774,000. See "Proposal II--Option Grants, Option Acceleration and Other Compensatory Matters."

  Microsoft will cause the Microsoft Options issued in replacement of the WNI Options to be issued as soon as practicable after the Effective Time, pursuant to a then effective registration statement on Form S-8 for the 1991 Plan, and will cause such registration statement to remain effective for so long as such replacement Microsoft Options remain outstanding.

 Effective Time

  It is anticipated that the Recapitalization will become effective as promptly as practicable after the requisite WNI shareholder approval has been obtained and all other conditions to the Recapitalization have been satisfied or waived.

SUMMARY OF OTHER PROVISIONS OF THE RECAPITALIZATION AGREEMENT

 Representations and Covenants

  The Recapitalization Agreement contains certain customary representations and warranties by WNI and the Principal Shareholders relating to, among other things: (i) organization and related matters; (ii) the capital structure of WNI and ownership of any subsidiaries; (iii) authorization, execution, delivery, performance, and enforceability of the Recapitalization Agreement and related matters; (iv) required consents and approvals, absence of conflicts under charter documents, and non-violation of instruments and laws;
(v) WNI's ownership of patents, trademarks, tradenames, copyrights and other intellectual property; (vi) WNI's financial statements; (vii) taxes and related matters; (viii) the accuracy of information supplied by the parties for inclusion in filings and other documents contemplated under the Recapitalization Agreement; (ix) an absence of undisclosed material adverse changes; (x) leases; (xi) title to personal property; (xii) interests of officers and directors of WNI; (xiii) litigation; (xiv) major contracts; (xv) insurance and banking facilities; (xvi) employees and employee benefit plans and payments thereunder by reason of the Recapitalization; (xvii) guarantees; (xviii) the absence of brokers and finders engaged by WNI, other than DMG;
(xix) absence of unlawful, unrecorded or certain other payments; (xx) environmental matters; (xxi) the accuracy of WNI's and the Principal Shareholders' representations and warranties under the Recapitalization Agreement; and (xxii) the number of subscribers to the WebTV Network service.

  Microsoft has made certain customary representations and warranties relating to (i) organization and related matters; (ii) authorization, execution, delivery, performance, and enforceability of the Recapitalization

Agreement and related matters; (iii) required consents and approvals, absence of conflicts under charter documents, and non-violation of instruments and laws; (iv) Microsoft financial statements and documents filed by Microsoft with the Commission and the accuracy of the information contained therein; (v) the accuracy of information supplied by the parties for inclusion in filings and other documents contemplated under the Recapitalization Agreement; (vi) the absence of undisclosed material adverse changes; and (vii) the accuracy of Microsoft's representations and warranties under the Recapitalization Agreement.

  Pursuant to the Recapitalization Agreement, each of WNI and Microsoft have agreed that until the earlier of the termination of the Recapitalization Agreement or the Effective Time, except as expressly contemplated by the Recapitalization Agreement or with the prior written consent of the other party, they will: (i) not take any action that would breach their respective representations and warranties; (ii) apply for, and use their best efforts to obtain, all consents and approvals required for the consummation of the transactions contemplated by the Recapitalization Agreement; and (iii) use their best efforts to effectuate the transactions contemplated by the Recapitalization Agreement.

  WNI has agreed that, until the earlier of the termination of the Recapitalization Agreement or the Effective Time, except as expressly contemplated by the Recapitalization Agreement and the WNI Disclosure Schedule or with the prior written consent of Microsoft, WNI will carry on its business in the ordinary course consistent with past practice, and that, among other things, it will not: (i) declare or pay any dividends or make any other distributions in respect of its capital Shares; (ii) issue or agree to issue any capital stock, options, warrants, calls, conversion rights, or other similar securities, subject to certain exceptions; (iii) amend its corporate charter documents; (iv) dispose of any assets, except in the ordinary course of business; (v) incur any debt; (vi) enter into or amend employee benefit plans or increase employee remuneration; or (vii) settle any claim, action, or proceeding, except in the ordinary course of business.

  The Recapitalization Agreement also provides that neither WNI nor the Principal Shareholders shall (and they shall use their best efforts to ensure that none of their officers, directors, agents, representatives, or affiliates shall) directly or indirectly solicit, encourage, initiate, or participate in any negotiation, disclose or afford access to anyone, other than Microsoft or its representatives, of any information concerning its business, properties or books and records that is not customary, enter into any agreement, or announce publicly any statement in support of the foregoing, with respect to any offer or proposal to acquire all or a substantial portion of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise; provided, however, that this covenant does not prohibit or prevent WNI's Board of Directors from taking any action where the failure to do so would result in a breach of the Board of Directors' fiduciary duties to WNI and its shareholders, based on advice of counsel.

  WNI also has agreed that, until the earlier of the termination of the Recapitalization Agreement or the Effective Time, it shall permit Microsoft to participate in negotiations with Fujitsu regarding a joint venture with WNI with respect to operations in Japan.

  Microsoft has agreed that it will (i) use its best efforts to cause the Microsoft Common Shares to be issued upon exchange of the Exchangeable Shares, and the Microsoft Common Shares to be issued upon exercise of the assumed WNI Options, to be quoted upon the Effective Time on The Nasdaq Stock Market or listed on such national securities exchange as Microsoft Common Shares are listed, and (ii) enter into the Line of Credit under which Microsoft agrees to loan to WNI up to $30 million for reasonable business needs, bearing interest at 10% per annum, subject to the terms of the Line of Credit. Microsoft has also agreed that, within eight months after the closing of the Recapitalization, WNI will provide benefits to its employees that are in the aggregate at least substantially equivalent to the benefits provided to Microsoft employees who are in similar positions at similar salary levels. Nothing, however, requires Microsoft to continue any specific plan or benefit, or precludes amendments to or reductions in benefits provided through any specific plan or benefit. Until such time as WNI employees receive equivalent Microsoft benefits, WNI employees will receive benefits that in the aggregate are at least substantially equivalent to the benefits they are receiving on the date of closing of the Recapitalization.

  Microsoft and WNI each have agreed to use best efforts to resolve any objections that may be asserted by any governmental entity with respect to the Recapitalization or any other transactions provided for in the Recapitalization Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act,") and any other antitrust laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) that challenges the Recapitalization as violative of any antitrust law, and, if by mutual agreement, Microsoft and WNI decide that litigation is in their best interest, each of Microsoft and WNI have agreed to cooperate and use best efforts vigorously to contest and resist any such action or proceeding and to have vacated or overturned any order that prohibits, prevents, or restricts consummation of the Recapitalization. Notwithstanding the foregoing, neither Microsoft, or any of its subsidiaries, nor WNI are required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on their respective businesses, product lines, or assets.

 Conditions to the Recapitalization

  The Recapitalization Agreement provides that, unless waived, the respective obligations of each party to effect the Recapitalization are subject to the following material conditions: (i) other than the filing of recapitalization documents with the Secretary of State of the State of California, all consents legally required for the consummation of the Recapitalization and the transactions contemplated by the Recapitalization Agreement shall have been filed, occurred, or been obtained; (ii) no statute, rule, executive order or final and nonappealable decree or injunction shall be enacted, entered, promulgated or enforced by any United States court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of the Recapitalization; (iii) the Recapitalization Agreement and the Recapitalization shall have been approved and adopted by the required vote of holders of WNI Common Shares and WNI Preferred Shares; (iv) each party shall have received an opinion from its respective counsel to the effect that the Recapitalization will more likely than not constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code; (v) the representations and warranties of the other party shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time; (vi) the other party shall have performed in all material respects all agreements and covenants to be performed by it under the Recapitalization Agreement; and (vii) each party shall have received an opinion dated as of the date of Closing of the other party's legal counsel as to matters customary to transactions of the type contemplated under the Recapitalization Agreement.

  The obligation of Microsoft to effect the Recapitalization is subject to the receipt by Microsoft of (i) signed offers accepting employment with Microsoft and such other signed agreements as are customarily executed by new employees of Microsoft or its subsidiaries in form and content satisfactory to Microsoft from not less than 75% of WNI's hardware and software engineers (not including network operations engineers); (ii) an Affiliate Agreement from each Principal Shareholder and certain officers and directors of WNI, under which such shareholders agree to transfer their shares in compliance with rules concerning affiliates promulgated by the Commission; (iii) acceptance of offers of employment with Microsoft and executed Employment and Noncompetition Agreements from each of the Principal Shareholders; (iv) executed copies of third-party consents, approvals, assignments, waivers, authorizations or other specified certificates, other than those that WNI and Microsoft have agreed will not be obtained; (v) termination or waiver of any registration rights, rights of first refusal, rights to any liquidation preference, or redemption rights relating to any security of WNI, other than rights of no material consequence, and, except as set forth in the Recapitalization Agreement, WNI shall have outstanding no warrants, options, convertible securities or other rights to purchase or acquire securities of WNI; (vi) an amendment, waiver or other modification, in a manner reasonably acceptable to Microsoft, prohibiting conversion of WNI Preferred Shares into Common Shares, and no such conversion shall have occurred; and (vii) an executed counterpart to the Escrow Agreement from holders of at least 80% of the WNI Preferred Shares and Warrants and the Principal Shareholders. Also, the obligation of Microsoft to effect the Recapitalization is subject to the License of Technology between Mr. Perlman and WNI being in full force and effect and no action shall be pending or overtly threatened to materially modify or challenge the licenses and other rights conveyed by such agreement.

  The obligation of WNI to effect the Recapitalization is subject to (i) the receipt by WNI of an executed Make-Well Agreement providing assurances to the holders of Exchangeable Shares regarding the conversion of Exchangeable Shares into Microsoft Common Shares or cash and (ii) the quotation on The Nasdaq National Market, or listing on such national securities exchange as Microsoft Common Shares are listed, of the Microsoft Common Shares to be issued upon exchange of the Exchangeable Shares, and the Microsoft Common Shares to be issued upon exercise of the assumed WNI Options.

  A condition of the respective obligations of WNI and Microsoft to consummate the Recapitalization is that each receive a tax opinion from its respective legal counsel to the effect that the Recapitalization will more likely than not constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. The legal opinions of Venture Law Group and Preston Gates & Ellis will not bind the IRS, will not preclude the IRS or a court from adopting a contrary position, will be subject to certain assumptions and qualifications, and will be based on the truth and completeness of certain representations of WNI, Microsoft, and the Principal Shareholders. See "--Certain U.S. Federal Income Tax Matters."

  At any time on or prior to the Recapitalization, to the extent legally allowed, Microsoft, on the one hand, or WNI and the Principal Shareholders, on the other hand, without approval of WNI's other shareholders, may waive compliance with any of the agreements or conditions contained in the Recapitalization Agreement for the benefit of that party. Neither Microsoft nor WNI currently intends to waive compliance with any such agreements or conditions.

 Indemnification by Shareholders and by Principal Shareholders

  In the Recapitalization Agreement, the holders of WNI Shares (other than holders who exercise their dissenters' rights under California law) and WNI Warrants, will, by the approval of the Recapitalization and acceptance of the consideration provided in the Recapitalization Agreement, agree, severally, to defend, indemnify and hold Microsoft harmless from and against any and all damages and other amounts (including expenses and attorneys' fees) ("Indemnifiable Amounts") incurred by Microsoft by reason of or arising out of or in connection with (i) any breach or asserted breach of any representation or warranty of WNI or the Principal Shareholders contained in the Recapitalization Agreement or related documents, or (ii) the failure of WNI or the Principal Shareholders to perform any agreement or covenant in the Recapitalization Agreement.

  At the Closing, Microsoft, WNI, each of the holders of WNI Shares and WNI Warrants, the Shareholders' Representative and ChaseMellon Shareholder Services, LLC will enter into an escrow agreement, the purpose of which is to secure the indemnification obligations of the WNI securities holders under the Recapitalization Agreement. See "--Related Agreements--Escrow Agreement."

  With respect to claims made by third parties, Jeffrey D. Brody, a member of the WNI Board of Directors, has been nominated to serve as the representative of the WNI shareholders (the "Shareholders' Representative"). The Shareholders' Representative has the right to receive notice of any such claim and the right to contest, negotiate or settle any such claim on behalf of the holders of WNI Shares and WNI Warrants, solely at their own risk, cost and expense. The holders of WNI Shares and WNI Warrants cannot settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Microsoft, which consent may not be unreasonably withheld. Microsoft has no right to object to a settlement or compromise which consists solely of the payment of monetary damages and which is subject to full indemnification under the Recapitalization Agreement. Approval of the Recapitalization by the shareholders of WNI will be deemed approval of Mr. Brody to serve as the Shareholders' Representative.

  The obligation of holders of WNI Shares and WNI Warrants to indemnify Microsoft shall apply only to Indemnifiable Amounts which are incurred or related to claims made on or prior to the eighteen month anniversary of the date of closing of the Recapitalization. Nevertheless, the obligation of the Principal Shareholders (i) to indemnify Microsoft for breaches of representations, warranties and covenants relating to taxes shall continue until 30 days after the expiration of all statutes of limitations applicable to such taxes, and

(ii) for Indemnifiable Amounts arising out of fraud (as defined in the Recapitalization Agreement) or willful misstatements or willful omissions of WNI or the Principal Shareholders will have no time limit.

  Microsoft shall be entitled to indemnification only if the aggregate Indemnifiable Amounts exceed a threshold of $500,000. At such time as Indemnifiable Amounts exceed such threshold amount, Microsoft is entitled to be indemnified up to the full Indemnifiable Amounts, including the threshold amount. In addition, regardless of whether the threshold amount has been satisfied, Microsoft shall be entitled to all Indemnifiable Amounts payable with respect to (i) claims regarding the "WebTV" trademark, regardless of the fact that WNI settled a known claim with respect to such mark prior to the execution of the Recapitalization Agreement, and (ii) claims related to taxes. The aggregate amount to which Microsoft shall be entitled for indemnification will not exceed an amount equal to the $50 million escrow amount under the Escrow Agreement, and indemnification is Microsoft's sole remedy against WNI, or any shareholder, director, officer, employee or agent of WNI for Indemnifiable Amounts, except for breaches of representations, warranties or covenants related to tax claims, and fraud, willful misstatements or willful omissions by WNI or the Principal Shareholders, which are not limited to such escrow amount or subject to the exclusivity of remedy limitation. No party has any indemnification obligation for damages arising from a determination that the Recapitalization is not a tax-free "reorganization" under the Code (except to the extent that the failure of the Recapitalization to so qualify as a reorganization shall have as a result of a breach of a term of the Recapitalization Agreement by such party). Microsoft is required to act in good faith and in a commercially reasonable manner to mitigate any Indemnifiable Amounts that it may suffer.

 Termination or Amendment

  The Recapitalization Agreement may be terminated by mutual consent of the parties at any time prior to the Effective Time. Microsoft or WNI may terminate the Recapitalization Agreement (i) upon the failure of the shareholders of WNI to approve the Recapitalization and related transactions;
(ii) upon the entry of any court order that declares the Recapitalization unlawful or enjoins the consummation of the Recapitalization or the enactment of any statute causing the Recapitalization to be unlawful, or (iii) if the Effective Time does not occur by September 30, 1997 (the "Outside Date"); provided that if the parties elect to pursue litigation in connection with antitrust matters, this Outside Date may be extended to March 31, 1998 by mutual agreement of the parties.

  Microsoft may terminate the Recapitalization Agreement (so long as Microsoft is not in material breach of the Recapitalization Agreement) if there has been a material breach by WNI of any representation, warranty, covenant, or agreement contained in the Recapitalization Agreement and such breach has a material adverse effect on the Recapitalization and has not been cured within 30 days after notice of such breach is given. Even if there has been no such breach, or a termination is not otherwise permitted, Microsoft may terminate the Recapitalization Agreement, subject to the payment to WNI of certain fees, which fees may be offset against amounts due to Microsoft under the Line of Credit. If such termination relates to (i) objections asserted by a government entity under any antitrust law, (ii) the failure of the Recapitalization to close by the Outside Date, or (iii) because the Recapitalization Agreement terminates for reasons other than by mutual consent, pursuant to a failure to obtain shareholder approval, because the Recapitalization is unlawful, or due to a breach thereof by Microsoft or WNI, the fee due WNI by Microsoft shall be $15 million (the "Termination Fee"). If Microsoft elects to terminate other than as permitted by the Recapitalization Agreement, or fails to proceed with the closing of the Recapitalization after all applicable conditions have been satisfied, the fee due WNI by Microsoft shall be $50 million if such termination is effective prior to the 60th day after the date of the Recapitalization Agreement, and $75 million thereafter (the "Break-up Fee"). In the event that WNI and Fujitsu Limited fail to reach agreement with respect to a joint venture within 30 days after a termination by Microsoft in which the Termination Fee or Break-up Fee are due to WNI, Microsoft agrees to pay WNI, in addition to the Termination Fee or Break-up Fee, as applicable, $5 million.

  WNI may terminate the Recapitalization Agreement (so long as WNI is not in material breach of the Recapitalization Agreement) if there has been a material breach by Microsoft of any representation, warranty, covenant, or agreement contained in the Recapitalization Agreement and such breach has not been cured within

30 days after notice of such breach is given. Even if there has been no such breach, WNI may terminate the Recapitalization Agreement. In such event, Microsoft shall be entitled to consideration if WNI is acquired on or before the first anniversary of the effective date of such termination. Upon such an acquisition, Microsoft is entitled to 50% of the difference between the net proceeds of the acquisition and the total aggregate consideration under the Recapitalization Agreement. An acquisition includes (i) the sale by shareholders of WNI of 50% or more of either their voting power or liquidation rights, (ii) a merger, consolidation or statutory share exchange, unless following the completion of such transaction the WNI shareholders prior to such transaction own or control 50% or more of the voting power or liquidation rights of the successor of such transaction, (iii) sale of all or substantially all of the assets of WNI, and (iv) the issuance of additional shares of stock to a person or group of related persons other than to the Principal Shareholders in a transaction or series of related transactions and, as a result, such persons or group owns or controls 50% or more of the voting power or liquidation rights or the capital shares of WNI and the Principal Shareholders directly or indirectly receive additional compensation, remuneration, payments or other economic benefit.

  The Recapitalization Agreement may be amended only by an instrument in writing signed on behalf of each of Microsoft, WNI and the Principal Shareholders.

RELATED AGREEMENTS

 Escrow Agreement

  At the Closing, Microsoft, WNI, each of the holders of WNI Shares and WNI Warrants (the "Securities Holders"), the Shareholders' Representative and ChaseMellon Shareholder Services, LLC will enter into an escrow agreement (the "Escrow Agreement"), the form of which is attached to this Proxy Statement/Prospectus as Appendix D and is incorporated herein by reference. The purpose of the Escrow Agreement is to secure the indemnification obligations of the Securities Holders under the Recapitalization Agreement. Pursuant to the Escrow Agreement, Fifty Million Dollars ($50,000,000) in Exchangeable Shares and cash (the "Escrow Amount") will be withheld from the consideration to be issued or paid in the conversion or sale of the WNI Shares and WNI Warrants on a basis proportionate to the value of the Exchangeable Shares (determined in the same manner as in the Recapitalization Agreement) and/or cash to be received by each Securities Holder and will be placed in an escrow account. The Escrow Agreement provides for the delivery of Cash Escrow (as defined in the Escrow Agreement) by the Escrow Agent to Microsoft and Escrowed Shares to WNI upon the final determination of an indemnifiable claim. The value of any Escrowed Shares used to satisfy demands or claims under the Escrow Agreement will be equal to the Microsoft Closing Price. Within twenty days of the eighteen (18) month anniversary of the Closing, any Escrowed Shares and Cash Escrow remaining in escrow, other than any amount then held pending the determination of a claim, will be released to the Securities Holders in proportion to their contributions to the escrow.

 Voting Agreements

  Microsoft has entered into agreements (the "Voting Agreements") with each of the Principal Shareholders, who on the Record Date together owned beneficially in the aggregate 15,000,000 WNI Common Shares, representing approximately 45% of the then outstanding WNI Shares, pursuant to which such shareholders have agreed to vote their WNI Shares in favor of the approval of the Recapitalization and the adoption of certain documents with respect to the Recapitalization and against any action or agreement that would impede or interfere with the performance of such Recapitalization Agreement or the consummation of the transactions contemplated thereby. Each of such shareholders have further agreed that until the closing of the Recapitalization or the termination of the Recapitalization Agreement they will not sell or otherwise dispose of or limit their right to vote any of their respective WNI Shares, enter into a voting arrangement with respect to any of their WNI Shares, or participate in any proxy solicitation for the purpose of opposing or competing with the consummation of the Recapitalization. Each of the Voting Agreements terminates on the earlier to occur of (i) the Effective Time of the Recapitalization, or (ii) such date and time as the Recapitalization Agreement shall be terminated.

 Intellectual Property, License of Technology and Patent License Agreements

  Immediately prior to the execution of the Recapitalization Agreement, the Principal Shareholders executed Intellectual Property, License of Technology, and Patent License Agreements (the "Intellectual Property Agreements") with WNI. The purpose of the Intellectual Property Agreements is to ensure that at the Closing, all of the Intellectual Property (as defined in the Recapitalization Agreement) is in fact owned by, or licensed to, WNI, and available for use by WNI.

 Amended and Restated Shareholder Agreements

  Contemporaneous with the execution of the Recapitalization Agreement, Microsoft, WNI and each of the Principal Shareholders entered into Amended and Restated Shareholder Agreements (the "Shareholder Agreements"). The Shareholder Agreements amended an agreement previously entered into by WNI and each of the Principal Shareholders in connection with the issuance of their founders shares (the "Founders Shares"). In addition to deleting various provisions which would no longer be relevant after the Recapitalization, each agreement establishes a new vesting schedule. Under the revised agreements, Messrs. Leak and Goldman will have 1,770,830 unvested WNI Common Shares of which 33 1/3% will vest April 5 of 1998, 1999, and 2000, respectively, and Mr. Perlman will have 1,666,667 unvested WNI Common Shares of which 50% will vest on April 5 of 1998 and 1999, respectively.

 Line of Credit Agreement

  Contemporaneous with the execution of the Recapitalization Agreement, Microsoft and WNI entered into a Line of Credit Agreement (the "Credit Agreement"). In the Credit Agreement, Microsoft agreed to loan WNI, on a revolving basis, up to Thirty Million Dollars ($30,000,000) (the "Loan"). Interest on the outstanding balance on the Loan will accrue at a rate of ten percent (10%). The Loan is secured by a security interest granted by WNI to Microsoft, pursuant to a Security Agreement, covering all of WNI's Intellectual Property (as defined in the Recapitalization Agreement). As of
the date of this Proxy Statement/Prospectus, $   of principal amount was
outstanding under the Credit Agreement.

  In the event the Recapitalization Agreement is terminated, the principal and interest of the Loan is repayable as follows: (i) if WNI terminates the Recapitalization Agreement without cause, all outstanding principal and interest on the Loan is due and payable within ten (10) days of the termination; (ii) if the Reorganization Agreement is terminated other than by WNI without cause, all principal and interest on the Loan is due and payable on that date eighteen (18) months after the effective date of such termination. Microsoft may elect to forgive any of the Loan payable and such forgiveness shall be treated as an offset against any Termination Fee, Break-up Fee or other fee obligations to WNI pursuant to the Recapitalization Agreement. The principal and interest of the Loan is payable in full at the Closing of the Recapitalization Agreement.

 Affiliates Agreements

  WNI and Microsoft will enter into agreements (the "Affiliates Agreements") with each of the Principal Shareholders and certain other officers and directors of WNI, pursuant to which such persons will agree that they will not sell or otherwise dispose of any Exchangeable Shares or Microsoft Common Shares unless such sale or disposition is permitted pursuant to the provisions of Rule 145 under the Securities Act, is otherwise exempt from registration under the Securities Act, or is effected pursuant to a registration statement under the Securities Act.

 Employment and Noncompetition Agreements

  Prior to the Closing of the Recapitalization Agreement, each of the Principal Shareholders will enter into an Employment and Noncompetition Agreement with Microsoft and WNI (the "Employment Agreements"). The Employment Agreements define the employment relationship between each of the Principal Shareholders with Microsoft and WNI after the Closing. The Employment Agreements provide that each of the Principal

Shareholders will be employed by WNI or Microsoft for three (3) years from the Effective Time, as defined in the Recapitalization Agreement. After such three year period, the Principal Shareholder's employment will continue on an at will basis.

  In addition, each of the Employment Agreements contain restrictions on the Principal Shareholder's ability to engage in a "competing business" with Microsoft. The Employment Agreements generally define "competing business" as a business engaged in software and hardware development in connection with a wide variety of platforms, hardware, applications and operating systems. The term of such restriction is three (3) years from the Closing Date, as defined in the Recapitalization Agreement, or one (1) year after the termination of employment with WNI or Microsoft, whichever is later.

  Finally, each of the Employment Agreements contain restrictions on the Principal Shareholder's ability to solicit or assist in the solicitation of any employees or agents of Microsoft to terminate any contract or working relationship with Microsoft. As with the noncompetition provisions described above, the term of such restriction is three (3) years from the Closing Date or one (1) year after the termination of employment with WNI or Microsoft, whichever is later.

CERTAIN U.S. FEDERAL INCOME TAX MATTERS

  The following discussion summarizes the material U.S. federal income tax consequences of the Recapitalization that are generally applicable to WNI shareholders. This discussion is based on currently existing provisions of the Code, existing Treasury Regulations thereunder (including final, temporary or proposed), and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein.

  The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the Recapitalization and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a decision whether to approve the Recapitalization Agreement. In particular, this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular WNI shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their WNI Shares in connection with stock option or stock purchase plans or in other compensatory transactions, nor does it address the tax treatment of holders of WNI Warrants. In addition, the following discussion does not address the tax consequences of the Recapitalization under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Recapitalization (whether or not such transactions are in connection with the Recapitalization), or the treatment of persons receiving or exchanging options to acquire Microsoft Common Shares or WNI Common Shares except for the matters specifically set forth below.

  HOLDERS OF WNI SHARES AND WARRANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE RECAPITALIZATION, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES TO THEM.

  It is a condition to the obligation of WNI and Microsoft to consummate the Recapitalization that Venture Law Group and Preston Gates & Ellis (collectively, "Counsel") render opinions (the "Tax Opinions") that it is more likely than not that the Recapitalization constitutes a reorganization within the meaning of Section 368(a)(1)(E) of the Code. Assuming the Recapitalization so qualifies, then, subject to the assumptions, limitations and qualifications referred to herein and in the Tax Opinions, the Recapitalization will have the following federal income tax consequences:

    (i) No gain or loss will be recognized by holders of WNI Common Shares solely upon their receipt in the Recapitalization of Exchangeable Shares in exchange therefor (except to the extent of cash received in lieu of a fractional Exchangeable Share).

    (ii) The aggregate tax basis of the Exchangeable Shares received by WNI shareholders in the Recapitalization will be the same as the aggregate tax basis of the WNI Common Shares surrendered in exchange therefor.

    (iii) The capital asset holding period of the Exchangeable Shares received by each WNI shareholder in the Recapitalization will include the period for which the WNI Common Shares surrendered in exchange therefor was considered to be held, provided that the WNI Common Shares so surrendered are held as a capital asset at the time of the Recapitalization.

    (iv) Holders of WNI Shares or WNI Warrants who receive cash for all or a part of their shares or warrants in the Recapitalization (whether as a result of exercising dissenters' rights with respect to such shares or receiving consideration for part or all of their shares or warrants in the form of cash) will generally recognize gain or loss measured by the difference between the amount of cash received and the holder's basis in the shares or warrants surrendered for such cash, if the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). The receipt of cash for shares or warrants in the Recapitalization will generally not be a Dividend Equivalent Transaction for a holder of WNI Shares or WNI Warrants if such holder owns (actually or constructively within the meaning of Section 318 of the Code) either no WNI Common Shares immediately after the Recapitalization or shares having sufficiently reduced voting power relative to the voting power of the WNI Shares held by such holder immediately prior to the Recapitalization to meet the "substantially disproportionate" test of Section 302(b)(2) of the Code. If, however, the receipt of cash for shares or warrants is a Dividend Equivalent Transaction, then such holder will generally recognize dividend income for federal income tax purposes in an amount equal to the entire amount of cash so received to the extent of the allocable earnings and profits of WNI, if any, then as a return of basis and then as capital gains.

  The parties have not requested and will not request a ruling from the IRS with regard to any of the U.S. federal income tax consequences of the Recapitalization. The Tax Opinions will be based on and subject to certain assumptions and limitations as well as representations to be received from Microsoft, WNI and WNI shareholders, discussed below. An opinion of counsel only represents counsel's best legal judgment, and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues. The Recapitalization involves a unique transaction structure that has not been the subject of a decision or ruling by the courts or the IRS.

  A successful IRS challenge to the status of the Recapitalization as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code would result in WNI shareholders who receive Exchangeable Shares being treated as if they sold their WNI Shares in a taxable transaction. In such event, each WNI shareholder would be required to recognize gain or loss with respect to the disposition of each of his or her WNI Shares equal to the difference between the WNI shareholder's basis in such shares and the fair market value, as of the date the Recapitalization becomes effective, of the Exchangeable Shares received in exchange therefor. Such gain or loss would be treated as capital gain or capital loss for each such shareholder if he or she held his or her WNI Shares as a capital asset at the time of the Recapitalization. In such event, a WNI shareholder's aggregate basis in the Exchangeable Shares so received would equal their fair market value as of the Effective Time of the Recapitalization, and the WNI shareholder's capital asset holding period for such Exchangeable Shares would begin the day after the Recapitalization.

  Even if the Recapitalization qualifies as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code, a recipient of Exchangeable Shares at the time of the Recapitalization would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely in exchange for WNI Shares). Gain would also have to be recognized to the extent that an WNI shareholder was treated as receiving (directly or indirectly) consideration other than Exchangeable Shares in exchange for WNI Shares. All or a portion of such gain amounts may be taxable as ordinary income to recipients of Exchangeable Shares.

 Escrow Agreement

  In connection with the Recapitalization, WNI will deposit the Escrow Amount, consisting of Cash Escrow and Escrowed Shares, in an escrow account with ChaseMellon Shareholders Services, LLC on behalf of the WNI shareholders. See "Related Agreements--Escrow Agreement." The Escrow Amount will be held to satisfy any claims for breaches of representations, warranties, covenants of WNI and the Principal Shareholders, and their indemnification obligations under the Recapitalization Agreement.

  The Escrowed Shares should be deemed to be owned by the WNI shareholders receiving Exchangeable Shares for federal income tax purposes. Accordingly, any distribution of the Escrowed Shares from the Escrow to the WNI shareholders should not be a taxable event to such shareholders, but they will be taxed on dividends paid, if any, on the Escrowed Shares.

  Assuming the Recapitalization is respected as a reorganization, Federal income tax law is unclear as to the treatment of holders of Exchangeable Shares in the event that any Escrowed Shares are used to satisfy any claim for breaches of representations, warranties, covenants of WNI and the Principal Shareholders, and indemnification obligations under the Recapitalization Agreement. It is possible that satisfaction of indemnification obligations under the Recapitalization Agreement with Escrowed Shares will be treated for federal income tax purposes as an adjustment to the consideration received by WNI shareholders in the Recapitalization, with the result that no gain or loss would be recognized by such shareholders upon the return of such Escrowed Shares. There is a risk, however, that such shareholders will be deemed to have disposed of such shares on a proportionate basis and will recognize gain or loss on such deemed disposition. In that event, each shareholder also would be deemed to have made a payment to WNI in the amount of the value of such Escrowed Shares. Such deemed payment could be treated as a cost of acquiring the Exchangeable Shares received in the Recapitalization, which must be capitalized into the tax basis of such shares. However, there are also arguments that each such shareholder should be allowed a capital loss in an amount equal to the value of the shares allocable to such shareholder which are used to satisfy any such claim, which loss would be allowable against gain realized on the deemed disposition of such shares. Shareholders should consult their tax advisors on the treatment of the use of Escrowed Shares to satisfy claims under the Recapitalization Agreement.

 Considerations Relating to Eligibility for Benefit under Code Section 1202

  Subject to the requirements and limitations set forth therein, Section 1202 of the Code provides for the exclusion of up to 50% of the gain recognized by a non-corporate taxpayer upon the sale or exchange of "qualified small business stock" that has been held by the taxpayer for more than five years. Exchangeable Shares which are received in exchange for WNI Common Shares that constitute "qualified small business stock" within the meaning of Section 1202(c)(1) of the Code will be treated as "qualified small business stock" acquired on the dates on which such WNI Common Shares were acquired. The aggregate amount of gain that will qualify for the 50% exclusion under Section 1202 of the Code upon the sale or other disposition of the Exchangeable Shares which a WNI shareholder receives in the Recapitalization may not exceed the amount of gain the WNI shareholder would recognize upon the Recapitalization if the Recapitalization is a taxable exchange rather than a reorganization.

  Whether WNI Common Shares will constitute qualified small business stock in the hands of any WNI shareholder will depend on a number of factors which are particular to each shareholder, the history of WNI and its operations in the future, including whether a portion of such shareholder's WNI Common Shares or Exchangeable Shares are redeemed in the period beginning two years before and ending two years after the issuance to such shareholder of his or her WNI Common Shares (or more than 5% of the aggregate outstanding WNI Shares are redeemed from WNI shareholders during the period beginning one year before and ending one year after such issuance). Shareholders should be aware that this benefit may be available to them and that they will be required to hold their WNI Common Shares or Exchangeable Shares for the 5-year holding period to obtain such benefit. Accordingly, if the Recapitalization fails to qualify as a reorganization for federal income tax purposes or if, under some circumstances, a portion of the shares of such shareholder are redeemed, such benefit will not be available to such shareholder. Finally, such benefit will not be available with respect to Exchangeable Shares sold or exchanged prior to the time that the required 5-year holding period expires. Shareholders should consult their tax advisors regarding the availability of this benefit to them of this provision given their respective circumstances. It should be noted that the benefits of this provision may be limited due to the application of the alternative minimum tax, the effect of which will vary from shareholder to shareholder.

 Effect of Exchange of Exchangeable Shares

  Holders of Exchangeable Shares who, following the Recapitalization, exchange such shares for Microsoft Common Shares (whether pursuant to their exchange rights or exercise by Microsoft of the Class Call Right) will be treated as making a taxable disposition of such shares unless such exchange qualifies as a reorganization within the meaning of Section 368(a)(1)(B) of the Code. Whether such exchange will so qualify is uncertain and will depend in part on the circumstances as of the time of such exchange, including whether WNI or Microsoft is the party which acquires the Exchangeable Shares.

  In the event that such exchange does not qualify as a reorganization under
Section 368(a)(1)(B) of the Code, holders of Exchangeable Shares would recognize gain or loss equal to the excess of the fair market value of the Microsoft Common Shares received in such exchange over their tax basis in the Exchangeable Shares surrendered therefor, unless such exchange were treated as a "Dividend Equivalent Transaction" (as defined above). Holders of Exchangeable Shares would in all events recognize such gain or loss in the event that they receive cash in lieu of Microsoft Common Shares upon exercise of their exchange rights unless such transaction was a Dividend Equivalent Transaction. If the transaction were a Dividend Equivalent Transaction, a holder would recognize ordinary dividend income equal to the amount of cash or fair market value of Microsoft Common Shares received to the extent of such holder's pro rata share of any accumulated or current year earnings and profits of WNI. Any remaining gain or loss should be taxable as capital gain or loss. Holders are advised to consult their own tax advisors prior to exercising their exchange rights (or upon Microsoft's exercise of its Class Call Right) regarding the income tax consequences of such exchange.

 Microsoft Option Grants

  Certain WNI employees and consultants will be granted Microsoft Options exercisable at a discount to the current market value of Microsoft Common Shares at the time of the Recapitalization. These options will become vested in accordance with the vesting schedule applicable to the WNI Options and/or WNI Common Shares to which they correspond, treating the Microsoft Options as allocated pro rata among such corresponding WNI Options and/or WNI Common Shares. Applicable Treasury Regulations indicate that compensatory options generally should not be taxable at the time of grant or vesting, but at the time that the options are exercised by the employees and consultants receiving the grants. Microsoft intends to treat the options awarded to the WNI employees and consultants consistently with such Regulations. However, WNI employees and consultants who receive discounted Microsoft Options should be aware that there is a risk that they will recognize taxable compensation income equal to the difference between the value of the Microsoft Common Shares subject to such options over the exercise price thereof at the time such Microsoft Options are granted (or, if later, first become exercisable). WNI employees and consultants should consult their own tax advisors with respect to the income tax consequences to them of the grant, vesting and exercise of such Microsoft Options.

ACCOUNTING TREATMENT

  The Recapitalization is anticipated to be accounted for using the purchase method of accounting under generally accepted accounting principles. Under the purchase method of accounting, the assets of WNI will be valued at their estimated fair market value and reflected on the books and records of Microsoft accordingly.

REGULATORY REQUIREMENTS

  Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Recapitalization may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Department of Justice") and specified waiting period requirements have been satisfied. Microsoft and WNI each filed its respective notification and report forms under the HSR Act on April 14, 1997. The parties received a letter from the FTC dated April 15, 1997 confirming receipt of the filed documents and indicating that the waiting period began on April 14, 1997, and will expire at 11:59 p.m. on May 14, 1997, unless extended by a request for additional information or documentary material or unless early termination of the waiting period is granted.

  Federal and state antitrust enforcement authorities review the legality of transactions such as the Recapitalization. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any such agency could take any action under antitrust laws that it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Recapitalization or seeking divestiture of businesses of Microsoft or WNI acquired as a result of the Recapitalization. Under certain circumstances, private parties may also bring legal actions under the antitrust laws.

  Based on information available to them, Microsoft and WNI believe that the Recapitalization can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Recapitalization on antitrust grounds will not be made or that, if such a challenge were made, Microsoft and WNI would prevail or would not be required to accept certain conditions (possibly including certain divestitures) in order to consummate the Recapitalization. Under the Recapitalization Agreement, a condition to consummation of the Recapitalization for each of Microsoft and WNI is that all consents and approvals legally required for consummation of the Recapitalization shall have been obtained and no temporary restraining order, preliminary or permanent injunction, or other order or decree which prevents the consummation of the Recapitalization or imposes material conditions with respect to the Recapitalization shall have been issued and remain in effect.

SURRENDER OF CERTIFICATES; LOST CERTIFICATES

  Microsoft has selected ChaseMellon Shareholder Services, LLC, the transfer agent for Microsoft Common Shares, as exchange agent (the "Exchange Agent") to effect the exchange of Certificates representing WNI Shares and WNI Warrants in connection with the Recapitalization. Enclosed with this Proxy Statement/Prospectus are instructions with respect to the surrender of Certificates representing WNI Shares and WNI Warrants to be exchanged for Exchangeable Shares or cash. Delivery will be effected, and risk of loss and title to such certificates will pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender to the Exchange Agent of certificates representing WNI Shares and WNI Warrants in accordance with the instructions, the holder thereof will be entitled to receive in exchange therefor a certificate that represents the appropriate number of Exchangeable Shares or an amount of cash to which such holder is entitled, pursuant to the Reorganization Agreement.

  No fractional Exchangeable Shares will be issued in the Recapitalization. In lieu of such issuance, all Exchangeable Shares issued to the holders of WNI Common Shares pursuant to the Recapitalization Agreement shall be rounded to the closest whole Exchangeable Share.

  Any WNI shareholder who has lost or misplaced a Certificate for any of his or her WNI Shares or WNI Warrants should immediately contact Bruce A. Leak, Secretary of WNI, at WNI's principal executive offices or by telephone at
(415) 614-5502 for information regarding the procedures to be followed for replacing the lost certificate.

AFFILIATES' RESTRICTIONS ON SALE OF SHARES

  The Exchangeable Shares to be issued in the Recapitalization, and the Microsoft Common Shares to be issued upon exchanging the Exchangeable Shares, have been registered under the Securities Act. All Microsoft Common Shares will be freely transferable under federal securities laws, except that such shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of WNI prior to the Effective Time may be resold by them only in transactions permitted by the resale provisions of Rule 145(d)(1), (2) or
(3) promulgated under the Securities Act or as otherwise permitted under the Securities Act. Rule 145(d)(1) generally provides that "affiliates" of either WNI or Microsoft may not sell securities of Microsoft received in the Recapitalization unless pursuant to an effective registration statement or unless pursuant to the volume, current public information, manner of sale and timing limitations of Rule 144 promulgated under the Securities Act. These limitations generally require that any sales made by an affiliate of WNI not exceed 1% of the outstanding shares of Microsoft in any three-month period and that such sales be made in unsolicited, open market "brokers transactions." Rules 145(d)(2) and (3) generally provide that the foregoing limitations lapse for non-affiliates of Microsoft after a period of one or two years, respectively. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, such issuer and may include certain officers and directors of such issuer as well as principal shareholders of such issuer. Each of the Principal Shareholders of WNI have agreed not to sell their Microsoft Common Shares except under certain circumstances, including where such sale is permitted pursuant to Rule 145 under the Securities Act. See "The Recapitalization and Related Transactions--Related Agreements--Affiliates Agreement."

RECAPITALIZATION EXPENSES

  Whether or not the Recapitalization is consummated, each party will bear its own costs and expenses in connection with the Recapitalization Agreement and the transactions contemplated thereby. Notwithstanding the foregoing, if the Recapitalization is not consummated, Microsoft and WNI have agreed to share equally expenses incurred in connection with printing and mailing of the documents distributed to shareholders of WNI and the filing fee with respect to the registration statement and this Proxy Statement/Prospectus filed with the Commission.

PROPOSAL II--OPTION GRANTS, OPTION ACCELERATION AND OTHER COMPENSATORY MATTERS

  Without WNI shareholder approval of certain of the payments and other consideration to be made pursuant to the Recapitalization Agreement and under other agreements and arrangements, such payments and other consideration could be considered "Parachute Payments" under Section 280G of the Code. If deemed Parachute Payments, such payments and other consideration could cause adverse tax and other consequences to WNI, WNI shareholders receiving such Parachute Payments, WNI employees and consultants receiving Parachute Payments, and/or Microsoft. To avoid treatment as Parachute Payments under Section 280G of the Code, such payments must be approved by WNI shareholders holding shares possessing more than 75% of the voting power of the outstanding WNI Shares, computed as provided in Section 280G(b)(5)(B) of the Code and the Treasury Regulations proposed thereunder. The determination of whether such 75% approval requirement is met with respect to a payment is made disregarding shares owned actually or constructively (within the meaning of Section 318 of the Code) by or for a person who would be treated as receiving such Parachute Payment absent such shareholder approval. Such shareholder vote must determine the right to receive (or, in the case of a payment previously made to retain) such payment. The individuals receiving payments and other consideration which may be deemed Parachute Payments absent shareholder approval are employees, independent contractors or other persons who perform services for WNI and who are also officers, shareholders or highly-compensated employees of WNI. The transactions which may involve Parachute Payments generally involve (i) certain payments to be made by Microsoft under employment agreements, (ii) the grant of certain options to purchase WNI Common Shares or Microsoft Common Shares, and (iii) the acceleration of vesting of options to purchase shares held by certain employees in connection with the Recapitalization. The payments and other consideration for which approval is sought are described as follows.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

  One condition of Microsoft's obligation to effect the Recapitalization is that Microsoft shall have received from each of the Principal Shareholders, a duly executed Employment Agreement. The material provisions of each Employment Agreement are common to all of the Employment Agreements. See "The Recapitalization and Related Transactions--Related Agreements--Employment and Noncompetition Agreements."

GRANT OF OPTIONS TO PURCHASE MICROSOFT COMMON SHARES

 Option Grants and Acceleration

  A number of WNI employees or consultants who are or could be subject to the Parachute Payment rules described above were granted WNI Options within the one-year period preceding the anticipated Effective Time of the Recapitalization. In addition, certain WNI employees are entitled to additional vesting of previously granted WNI Options upon termination of employment without cause following a change of majority ownership or control of WNI as described below. To the extent such WNI Option grants or additional vesting could constitute Parachute Payments, the discussion herein discloses the material terms thereof, and shareholder approval of each such grant or acceleration (as applicable), as provided above, is being requested. Except as otherwise stated, all WNI Options vest to the extent of 25% of the shares subject to such options after one year from the applicable vesting commencement dates and an additional 1/48 of the remaining shares at the end of each month thereafter and are otherwise subject to the standard terms of the WNI 1996 Stock Incentive Plan.

  Furthermore, Microsoft has agreed to grant Microsoft Options following the Closing under its 1991 Plan to certain WNI employees and consultants holding WNI Options (or WNI Common Shares acquired upon exercise of such WNI Options or by direct purchase) prior to the execution of the Recapitalization Agreement. To the extent such Microsoft Options could be treated as Parachute Payments, the material terms thereof are set forth herein and shareholder approval as described above will be sought for such grants. In each case, the specific numbers of shares to be subject to such Microsoft Options and the exercise prices thereof have not yet been determined, but each such WNI employee and consultant will be granted Microsoft Options with an aggregate option spread (i.e., excess of fair market value of a Microsoft Common Share as of the Closing Date over exercise price) equal to (i) $4.779, multiplied by
(ii) the sum of the number of WNI Common Shares owned or subject to WNI Options held by such employee prior to the Closing. In each case, such Microsoft Options will vest in accordance with the vesting schedule applicable to the WNI Options and/or WNI Common Shares to which they correspond, treating the Microsoft Options as allocated pro rata among such corresponding WNI Options and/or WNI Common Shares.

 David R. Anderson

  (a) WNI Options. WNI Options to acquire 15,000 shares were granted and commenced vesting on September 12, 1996 at an exercise price of $.50 per share and WNI Options to acquire an additional 5,000 shares were granted on January 17, 1997 (with vesting commencing on January 16, 1997) at an exercise price of $1.75 per share.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $454,005 will be granted following the Closing, 68.4% of which commence vesting on December 26, 1995, 3.2% of which commence vesting on February 4, 1996, 7.4% of which commence vesting on June 14, 1996, 15.8% of which commence vesting on September 12, 1996 and 5.3% of which commence vesting on January 16, 1997.

 Jeffrey Barco

  (a) WNI Options. WNI Options to acquire 35,000 shares were granted at an exercise price of $2.50 per share on March 10, 1997 (with vesting commencing March 3, 1997).

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $167,265 will be granted following the Closing, 100% of which commence vesting on March 3, 1997.

 Peter Barrett

  (a) WNI Options. WNI Options to acquire 26,000 shares were granted at an exercise price of $2.00 per share on February 21, 1997, with 50% of such options vesting on May 1, 1997 and the remaining 50% of such options vesting on August 1, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $920,760.37 will be granted following the Closing, 86.5% of which will be fully immediately vested and 13.5% of which will vest in accordance with the schedule set forth in (a).

 Colleen Bertiglia

  (a) WNI Options. WNI Options to acquire 7,500 shares were granted on January 17, 1997 at $1.75 per share, with vesting commencing January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $744,721.13 will be granted following the Closing, 85.6% of which commence vesting on October 9, 1995, 9.6% of which commence vesting on July 5, 1996, and 4.8% of which commence vesting on January 16, 1997.

 Joseph Britt

  (a) WNI Options. WNI Options to acquire 15,000 shares were granted and commenced vesting on September 12, 1996 at $.50 per share.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $840,626.10 will be granted following the Closing, 90.1% of which commence vesting on July 24, 1995, 1.4% of which commence vesting on June 14, 1996, and 8.5% of which commence vesting on September 12, 1996.

 Tim Bucher

  (a) WNI Options. WNI Options to acquire 50,000 shares were granted on September 12, 1996 at an exercise price of $.50 per share, with vesting commencing on September 9, 1996.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $1,202,721.37 will be granted following the Closing, 66.2% of which commence vesting on September 25, 1995, 6.0% of which commence vesting on November 7, 1995, 7.9% of which commence vesting on February 12, 1996, and 19.9% of which commence vesting on September 9, 1996.

 Cary Clark

  (a) WNI Options. WNI Options to acquire 3,000 shares at an exercise price of $.50 per share were granted and commenced vesting on September 12, 1996 and WNI Options to acquire an additional 1,000 shares at $1.75 per share were granted on January 17, 1997 and commenced vesting on January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $425,331 will be granted following the Closing, 95.5% of which commence vesting on October 30, 1995, 3.4% of which commence vesting on September 12, 1996 and 1.1% of which commence vesting on January 16, 1997.

 Richard Daley

  (a) WNI Options. WNI Options to acquire 15,000 shares were granted and commenced vesting on September 12, 1996 at an exercise price of $.50 per share, WNI Options to acquire an additional 3,000 shares were granted on January 17, 1997 and commenced vesting on January 16, 1997 at an exercise price of $1.75 per share, and WNI Options to acquire an additional 20,000 shares were granted on March 10, 1997 and commenced vesting on March 7, 1997 at an exercise price of $2.50 per share.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $898,452 will be granted following the Closing, 79.8% of which commence vesting on October 2, 1995, 8.0% of which commence vesting on September 12, 1996, 1.6% of which commence vesting on January 16, 1997, and 10.6% of which commence vesting on March 7, 1997.

 Valerie Gardner

  (a) WNI Options. WNI Options to acquire 15,000 shares were granted on January 17, 1997 at an exercise price of $1.75 per share, with vesting commencing January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $789,070.25 will be granted following the Closing, 67.3% of which commence vesting on September 18, 1995, 9.1% of which commence vesting on April 25, 1996, 14.5% of which commence vesting on July 5, 1996 and 9.1% of which commence vesting on January 16, 1997.

 Zara Tepper Haimo

  Microsoft Options having an aggregate option spread of $645,165 will be granted following the Closing, 100% of which commence vesting on May 16, 1996.

 William C. Herman

  (a) WNI Options. WNI Options to acquire 25,000 shares were granted on January 17, 1997 at an exercise price of $1.75 per share, with vesting commencing January 16, 1997. Although such options, together with WNI Options to acquire 200,000 shares which were granted on June 26, 1996 and commenced vesting on June 24, 1996 at an exercise price of $.16 per share, normally vest on the standard schedule noted above, in the event that his employment is terminated without cause or his base salary or primary responsibilities are substantially changed as a result of a change in majority ownership or control of WNI, Mr. Herman is entitled to receive one year's additional vesting of his options. Shareholder approval is being sought for the entire January 17, 1997 option grant and for the right to the one year's additional vesting under the June 26, 1996 option grant.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $1,075,275 will be granted following the Closing, 88.9% of which commence vesting on June 24, 1996 and 11.1% of which commence vesting on January 16, 1997.

 William Keating

  (a) WNI Options. WNI Options to acquire an aggregate of 400,000 shares were granted on June 26, 1996 at an exercise price of $.16 per share, with 300,000 shares commencing vesting on May 15, 1996 and 100,000 shares commencing vesting on June 1, 1996. Although such options normally vest on the standard schedule noted above, in the event that his employment is terminated without cause as a result of a change in majority ownership or control of WNI Mr. Keating is entitled to receive one year's additional vesting of his options. Shareholder approval is being sought solely for the right to the one year's additional vesting.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $1,911,600 will be granted following the Closing, 75% of which commence vesting on May 15, 1996 and 25% of which commence vesting on June 1, 1996.

 Randy Komisar

  (a) WNI Options. WNI Options to acquire 75,000 shares were granted on January 17, 1997 at an exercise price of $1.75 per share, with vesting commencing January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $955,800 will be granted following the Closing, 62.5% of which commence vesting on March 18, 1996, and 37.5% of which commence vesting on January 16, 1997.

 Sam Klepper

  (a) WNI Options. WNI Options to acquire 25,000 shares were granted on October 25, 1996 at an exercise price of $.75 per share with vesting commencing October 14, 1996, and WNI Options to acquire an additional 2,500 shares were granted on January 17, 1997 at an exercise price of $1.75 per share with vesting commencing January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $131,422.50 will be granted following the Closing, 90.9% of which commence vesting on October 14, 1996 and 9.1% of which commence vesting on January 16, 1997.

 Herb Maeder

  Microsoft Options having an aggregate option spread of $585,788.37 will be granted following the Closing, 93.6% of which commence vesting on September 18, 1995, 4.0% of which commence vesting on February 4, 1996, and 2.4% of which commence vesting on June 14, 1996.

 John Matheny

  (a) WNI Options. WNI Options to acquire 25,000 shares were granted and commenced vesting at an exercise price of $.50 per share on September 12, 1996, and WNI Options to acquire an additional 4,000 shares were granted at an exercise price of $1.75 per share on January 17, 1997, with vesting commencing January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $888,894 will be granted following the Closing, 80.6% of which commence vesting on August 28, 1995, 1.1% of which commence vesting on February 4, 1996, 2.7% of which commence vesting on June 14, 1996, 13.4% of which commence vesting on September 12, 1996 and 2.2% of which commence vesting on January 16, 1997.

 Paul McCabe

  (a) WNI Options. WNI Options to acquire 10,000 shares at an exercise price of $.50 per share were granted and commenced vesting on September 12, 1996, and WNI Options to acquire an additional 3,000 shares at an exercise price of $2.00 per share were granted on February 21, 1997 and commenced vesting on February 18, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $253,287 will be granted following the Closing, 75.5% of which commence vesting on May 13, 1996, 18.9% of which commence vesting on September 12, 1996, and 5.7% of which commence vesting on February 18, 1997.

 Lee Mighdoll

  (a) WNI Options. WNI Options to acquire 25,000 shares were granted and commenced vesting at an exercise price of $.50 per share on September 12, 1996, and WNI Options to acquire an additional 4,000 shares were granted at an exercise price of $1.75 per share on January 17, 1997 and commenced vesting on January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $912,789 will be granted following the Closing, 78.6% of which commence vesting on August 28, 1995, 3.1% of which commence vesting on February 4, 1996, 3.1% of which commence to vest on June 14, 1996, 13.1% of which commence vesting on September 12, 1996, and 2.1% of which commence vesting on January 16, 1997.

 Kevin Neeson

  (a) WNI Options. WNI Options to acquire 10,000 shares of WNI Common Stock at an exercise price of $.50 per share were granted and commenced vesting on September 12, 1996, and WNI Options to acquire an additional 1,500 shares at an exercise price of $2.00 per share were granted on February 21, 1997 and commenced vesting on February 18, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $270,013.50 will be granted following the Closing, 79.6% of which commence vesting on December 28, 1995, 17.7% of which commence vesting on September 12, 1996, and 2.7% of which commence vesting on February 18, 1997.

 Keith Ohlfs

  (a) WNI Options. WNI Options to acquire 16,000 shares were granted and commenced vesting on September 12, 1996 at an exercise price of $.50 per share.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $506,574 will be granted following the Closing, 66.0% of which commence vesting on August 28, 1995, 18.9% of which commence vesting on April 1, 1996, and 15.1% of which commence to vest on September 12, 1996.

 Albert Pimentel

  (a) WNI Options. WNI Options to acquire 400,000 shares were granted and commenced vesting on November 4, 1996 at an exercise price of $1.00 per share. Although his options generally vest on the standard schedule noted above, in the event that his employment is terminated without cause as a result of a change in majority ownership or control of WNI Mr. Pimentel is entitled to receive one year's additional vesting of his options. Shareholder approval is being sought for the entire option grant as well as the additional vesting.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $1,911,600 will be granted following the Closing, 100% of which commence vesting on November 4, 1996.

 Andrew E. Rubin

  (a) WNI Options. WNI Options to acquire 7,000 shares at an exercise price of $.50 per share were granted and commenced vesting on September 12, 1996, WNI Options to acquire an additional 3,000 shares at an exercise price of $1.75 per share were granted on January 17, 1997 and commenced vesting on January 16, 1997, and WNI Options to acquire an additional 5,000 shares at $2.50 per share were granted on March 10, 1997 and commenced vesting on March 7, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $296,298 will be granted following the Closing, 56.5% of which commence vesting on February 5, 1996, 19.4% of which commence vesting on June 14, 1996, 11.3% of which commence vesting on September 12, 1996, 4.8% of which commence vesting on January 16, 1997, and 8.1% of which commence vesting on March 7, 1997.

 Carol Sacks

  (a) WNI Options. WNI Options to acquire 20,000 shares at an exercise price of $2.50 per share were granted and commenced vesting on March 10, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $95,580 will be granted following the Closing, 100% of which commence vesting on March 10, 1997.

 Christopher White

  (a) WNI Options. WNI Options to acquire 12,000 shares at an exercise price of $.50 per share were granted and commenced vesting on September 12, 1996.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $802,872 will be granted following the Closing, 89.7% of which commence vesting on August 28, 1995, 1.1% of which commence vesting on February 4, 1996, 2.3% of which commence vesting on March 18, 1996, and 6.9% of which commence vesting on September 12, 1996.

 Larry Yang

  Microsoft Options having an aggregate option spread of $301,077 will be granted following the Closing, 95.2% of which commence vesting on January 15, 1996 and 4.8% of which commence vesting on June 14, 1996.

 William Yundt

  (a) WNI Options. WNI Options to acquire 25,000 shares were granted at an exercise price of $1.75 per share on January 17, 1997 and commenced vesting on January 16, 1997.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $836,325 will be granted following the Closing, 85.7% of which commence vesting on June 3, 1996, and 14.3% of which commence vesting on January 16, 1997.

 Thomas Ziola

  (a) WNI Options. WNI Options to acquire 15,000 shares were granted at an exercise price of $2.50 per share on March 10, 1997, with vesting commencing December 12, 1995.

  (b) Microsoft Options. Microsoft Options having an aggregate option spread of $716,850 will be granted following the Closing, 100% of which commence vesting on December 12, 1995.

 Other Payments

  WNI has agreed to pay Asia Pacific Ventures Co. an aggregate of $600,000 over a period of 12 months as additional consideration for services previously rendered by that firm to WNI and granted that firm a fully vested option to purchase 10,000 shares of WNI Common Stock at an exercise price of $2.50 per share on March 10, 1997. Shareholder approval is being sought for all of the foregoing amounts.

WNI BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS OF WNI HAS DETERMINED THAT THE OPTION GRANTS, OPTION ACCELERATION AND OTHER COMPENSATORY MATTERS ARE IN THE BEST INTERESTS OF WNI AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE OPTION GRANTS, OPTION ACCELERATION AND OTHER COMPENSATORY MATTERS.

                                WNI'S BUSINESS

GENERAL

  WNI offers an on-line service that enables consumers to experience the Internet through their televisions. WNI has developed a set-top terminal (the "WebTV set-top terminal") that attaches to a television and telephone line and enables consumers to access WNI's subscription-based on-line service (the "WebTV Network"). WNI licenses the design for its set-top terminal to consumer electronics manufacturers, currently Sony Electronics ("Sony"), Philips Consumer Electronics ("Philips") and Pace Microtechnology ("Pace"), who offer the set-top terminal to consumers, while WNI operates the WebTV Network. By attempting to reduce the cost and complexity barriers to Web access, WNI's goal is to make the Internet available to a wider audience than has previously been possible.

PRODUCTS, SERVICES AND TECHNOLOGY

  WNI offers an Internet on-line service that can be accessed by consumers via the WebTV set-top terminal which connects to a television and a telephone line. Once the WNI set-top terminal is connected, the user pays a flat monthly fee (currently $19.95/month) for unlimited access to the Internet via the WebTV Network, which performs all of the underlying operations necessary to provide the consumer with access to the Internet. In addition, the WebTV Network offers the user a remote-controlled browser, an e-mail interface and aggregated content. WNI's solution for connecting consumers to the Internet via a television and a telephone line is composed of the WNI set-top terminal and the WebTV Network.

 The WebTV Set-Top Terminal

  The WebTV set-top terminal connects to a television and a telephone line to enable the user to access the Internet via the WebTV Network. In addition to the power cord, the set-top terminal has two cables: one connects to the consumer's television (or VCR), and the other plugs into the telephone line. The front panel of the set-top terminal is equipped with an infrared receiver for the remote control, a smart card slot, and three different LED displays: a POWER LED to indicate when the terminal is on or off, a CONNECTED LED to indicate when the terminal is connecting to the WebTV Network or receiving new information, and a MESSAGE LED to indicate when the user has unread e-mail. The back panel of the set-top terminal comes with several ports for optional enhancements, including a S-video connector, a keyboard connector for standard PC keyboards, audio and video out connectors, and an RF out DC connector for use with an RF adaptor. The WebTV set-top terminals incorporate the following features:

  . SIMPLE INSTALLATION AND OPERATION: The WebTV set-top terminal utilizes standard electrical and telephone connections to enable consumers to attach the unit to a television and telephone line. Once the WebTV set-up terminal is connected to the television and telephone line, the user turns the unit on by pressing the power button on the remote control, bringing up a brief on-screen registration form, which includes name, address, phone number, credit card information and preference information.

  . HIGH RESOLUTION VIEWING: WNI has developed TVLens technology which reduces the interlace flicker and blurring which has traditionally been associated with the projection of computer-based images onto a television monitor. In addition, WNI's Worldscan technology formats Web content to help optimize appearance in all television broadcast standards.

  . CALL-WAITING COMPATIBILITY: The WebTV set-top terminal allows a user to receive incoming telephone calls when the set-top terminal is used on a telephone line that is equipped with a standard call-waiting service. Thus, when a user receives an incoming call while browsing the World Wide Web (the "Web"), the WebTV set-top terminal automatically disconnects and allows the user to answer the call. Upon completion of the incoming telephone call, the set-top terminal automatically reconnects the user to the same Web page that he or she was visiting prior to the call. This function is provided by WNI's LineShare technology but can be disabled if uninterrupted Web browsing is desired.

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

  . BROWSING SPEED AND RELIABILITY: WNI utilizes a variety of hardware, software and network technologies to provide consumers with fast and reliable Internet access, Web-based content and e-mail communication. The WebTV set-top terminal comes standard with a 33.6 Kbps v.34bis modem. Browsing speed is enhanced through the use of advanced caching, the process of storing popular Web content on the WebTV Network and delivering it directly in response to user requests rather than requiring the user to retrieve the information from the original Web site. In addition, WNI employs network management technology that connects the user to any one of several alternative ISPs to help provide a reliable and efficient connection to the Internet even if a particular ISP's network is overloaded or shut down.

  . REMOTE CONTROL: The WebTV set-top terminal comes standard with a television-like remote control for interface with the WebTV Network. In addition, the remote control can access the WebTV Network's on-line keyboard which allows users to enter characters for a particular universal resource locator ("URL"), conduct Web searches or create short e-mail messages. The remote control also serves as a standard television remote control for basic operation of a user's television, including volume and channel selection for most standard makes or models, as well as allowing the user to switch between the WebTV Network and regular television.

  . INFRARED KEYBOARD (OPTIONAL): Consumers may purchase a wireless keyboard sold as an optional accessory for approximately $70 that contains similar keys and browsing functions as the remote control, as well as offering the data entry functionality of a traditional computer keyboard.

  . SMART CARD CAPABILITIES: A smart card reader is built into the face of the WebTV set-top terminal. The initial implementation of the smart card's capabilities will be limited to enabling consumers to use smart cards to access their own WebTV Network accounts through any WebTV set-top terminal. As electronic commerce becomes more common, the uses of smart cards with the WebTV set-top terminal may expand.

  . UPGRADING OF WEBTV SET-TOP TERMINALS AND CLIENT SOFTWARE: The WebTV
    Network's applications framework supports applications download and upgrades. Thus, existing applications can be upgraded and entirely new applications can be delivered on-line to existing users.

 The WebTV Network

  The WNI Network is accessed through the set-top terminal and consists of three primary components: user interface and functionality, network content and features, and network operations technology.

  USER INTERFACE AND FUNCTIONALITY

  WNI designed the WebTV browser for consumer viewing on a television by incorporating certain video techniques such as scrolling screens to indicate vertical page movement and fading to new pages as well as substantially eliminating certain effects such as the piecemeal construction of Web pages typical of PC-based browsers, resizable windows and horizontal scroll bars. The WebTV browser resides on the set-top terminal, but is periodically upgraded through the WebTV Network. The WebTV browser is compatible with HTTP, MIME, HTML 3.0 and nearly all Netscape Navigator 3.0 and Microsoft Internet Explorer 3.0 extensions. In addition, the WebTV Network offers an on-line Help function which guides users through certain aspects of the browsing process and introduces the user to certain of the WebTV Network's features.

  The WebTV Network includes features designed to help integrate the Web into the user's everyday life. The WebTV Network provides for up to five users per household by assigning each user a WebTV "account." Each account has a personal Internet e-mail address and customized settings and may be protected by a password. Parental control options utilizing SurfWatch software are provided for children's accounts, enabling concerned parents to block access to inappropriate content and e-mail from strangers. It is possible for each user to save selected Web site locations in a personalized "Favorites" location. "Favorites" saves not only the site address but also a miniature view of the page, so individual subscribers can see an overview of their preferred sites and readily return to such sites in the future.

  In addition, the WebTV Network allows consumers to experience some of the Web's multimedia functionality, including general MIDI-compatibility with enhanced eMIDI instrument download capability, studio-quality video MPEG 1 and 2 audio compatibility, JPEG, GIF89a animation, and RealAudio compatibility.

  NETWORK CONTENT AND FEATURES

  The WebTV Network acts primarily as a content aggregator, attempting to provide an organizational structure that aids in locating content on the Web. To locate relevant content for its users, WNI's editorial staff reviews and culls information from the millions of sites that are already available on the Web.

  The WebTV Network currently offers basic services, including unlimited access to the Web for a single monthly subscription price. Key features of the WebTV Network's basic services include the following:

  . The WebTV Home Page. The first page seen by the user of the WebTV Network is the WebTV home page. Represented on the WebTV home page are icons that symbolize the Explore Directory, the search feature, the mail service, Around Town, and "Favorites." The body of the Home Page also contains a selection of icons with links to certain sites on the Web.

  . Explore Directory. WNI's editorial staff locates high quality, engaging and pertinent content from the Web and organizes it for WebTV Network subscribers into a topical directory called Explore. This "best of" directory currently includes a substantial number of Web sites and provides assistance to the consumer by categorizing information into subject areas such as news, entertainment, sports and travel and then makes selections for the directory from among the best Web sites that WNI's editorial staff has discovered.

  . Around Town. WNI's editorial staff aggregates local content in an area of the network called "Around Town." This area is currently available with limited functionality which WNI intends to enhance over time.

  . Search Capability. The WebTV Network subscribers can search the Web through third-party Web search technology that is integrated into the WebTV Network. This search capability allows users to search for Web sites for information on selected topics by key words input by the user. WNI currently has an agreement with Excite, Inc. ("Excite") for the incorporation of a modified version of Excite's Internet search engine into the WebTV Network.

  . E-mail. The WebTV Network has e-mail capability called "Mail." Users can send HTML and multimedia enhanced messages to, and receive messages from, anyone with an address on the Internet. In addition, subscribers to the WebTV Network are allocated designated storage space on the WebTV Network in order to save e-mail messages for future reference. The WebTV set-top terminal will also indicate to the user when Mail has arrived through a LED display on the outside of the box. The WebTV Network allows a user to type a message or a URL using either the software keyboard controlled by the remote control, the optional infrared keyboard, or a standard PC keyboard plugged into the set-top terminal.

  NETWORK OPERATIONS TECHNOLOGY

  WNI's network operations are based in WNI's facilities located in Palo Alto, California. The technology utilized by the WebTV Network includes the following:

  . Internet Access and Load-Balancing Technology: The WebTV Network provides users with Internet access service through the use of multiple ISP relationships which currently provides Internet connectivity to approximately 90% of the United States, as well as redundant access in certain major metropolitan areas. WNI currently utilizes a number of different ISPs in providing Internet access to its subscriber base. WNI's network management technology enables the WebTV Network to perform load balancing among various ISPs and to employ a form of least-cost routing across multiple ISPs.

  . Proxy Caching: WNI's TransCache technology caches, transcodes, reformats, streams and reorders Web data from individual Web sites for downloading to the user's set-top terminal. The WebTV Network determines the timing for content updates from standard periodicity data incorporated in many Web sites or from learning algorithms where the periodicity data is not included. The WebTV Network currently has many Web pages cached on its servers resulting in a substantial number of user requests for Web data being downloaded directly from WNI's servers rather than from the original web site.

  . Modular Scalablity: WNI currently maintains the WebTV Network through the use of multiple workstations. The WebTV Network is designed so that it can be scaled to accommodate increased volumes of activity by adding additional workstations to WNI's existing inventory.

  . Security Encryption: Client/server encryption technology is employed to help maintain a secure connection between the WebTV Network server and the WebTV set-top terminal client.

SALES, MARKETING AND DISTRIBUTION

  To aid in its sales, marketing and distribution efforts, WNI has entered into relationships with Sony, Philips and Pace which contemplate the manufacture, marketing and distribution of the WebTV set-top terminal. The relationships with these consumer electronics licensees are designed to enable the consumer electronics licensees to leverage their consumer brand names and mass market distribution channels, and to provide direct product advertising and marketing in order to sell their specific branded product. WNI supplements this effort with its own marketing of the WebTV brand name.

  WNI has granted Sony, Philips and Pace non-exclusive licenses to WNI's technology for incorporation into the WebTV set-top terminals they manufacture and distribute. In addition, WNI and each of such licensees have agreed to cooperate with respect to the development of product enhancements, as well as joint marketing efforts.

  The WebTV set-top terminal is distributed primarily through the normal consumer electronics distribution channels to retail stores by the consumer electronics licensees. WNI complements this distribution effort by installing the WebTV Network for demonstration purposes and training the dealers to demonstrate the use of the WebTV Network.

MANUFACTURING

  WNI expects that manufacture of its set-top terminals will be performed by its consumer electronics licensees. To facilitate timely introduction of the WebTV set-top terminal, portions of the set-top terminal have been manufactured under WNI's supervision in Sunnyvale, California pursuant to purchase orders from Sony and Philips. It is WNI's intention to transition responsibility for manufacturing operations to its consumer electronics licensees in the future.

CUSTOMER SERVICE

  WNI has retained a third-party customer service and technical support organization to provide first-level customer support services to subscribers to the WebTV Network. Complex customer support issues that cannot be addressed by the third-party customer service organization are escalated to WNI's internal customer care team. The third-party customer service organization and the internal WNI customer care team respond to customer service and technical support issues received via e-mail or telephone. The third-party customer service organization also offers pre-subscription support to potential WebTV Network subscribers who are contemplating the purchase of a WebTV set-top terminal.

PROPRIETARY TECHNOLOGY

  WNI's proprietary hardware and client and network software incorporate a number of technologies designed to simplify and enhance the process of experiencing the Internet through a television set and telephone line. WNI's principal proprietary technologies are described briefly below.

 Hardware

  WNI's custom designed ASIC uses WNI's TVLens image enhancement technology to reduce interlace flicker, without blurring, while perceptually enhancing image detail. WNI's ASIC utilizes custom PhosphoRam on-the-fly image decompression technology, minimizing memory consumption, and thereby reducing the set-top terminal's need for additional and costly RAM devices.

  WNI's LineShare technology allows incoming calls to be received by a WebTV Network subscriber while the WebTV Network is on a call-waiting-equipped phone line. LineShare also automatically determines whether other extensions of a shared telephone line are active, and prevents network activation when such extensions are in use.

  WNI also offers universal remote control with One Thumb Browsing technology. This WebTV set-top terminal technology allows the user to navigate between hypertext links in Web pages displayed on the user's television screen, view Web pages, as well as download and listen to audio files (through the television's speakers) all by way of a remote control device similar to the typical television set remote control unit.

 Client Software

  The WNI browser is compatible with HTTP, MIME, HTML 3.0 and virtually all Netscape Navigator 3.0 and Microsoft Internet Explorer 3.0 extensions, producing quality television images from virtually all Web pages. WNI browser software is implemented in the processing system housed in the WebTV set-top terminal to facilitate communications over a wide-area network among the WebTV set-top terminal client and one or more servers. Document prefetching is used to enhance system responsiveness. Additionally, the WebTV browser enables secure, MIME-compatible, multimedia e-mail with graphics and sound capability and Flash ROM auto-update technology keeps the WebTV browser current with the latest HTML expansions and plug-ins.

 Network System Software

  WNI's TransCache technology caches, transcodes, reformats, compresses, streams and reorders Web site data for optimal download to the set-top terminal. TransCache first examines an HTML data stream for compressibility. If compressible, the data stream is then attached to a compression stream, and compression is performed immediately to generate a compressed data stream. The compressed data stream is transmitted continuously as it is generated, as an HTML stream, improving the speed and reliability of WebTV Network data traffic. WNI's client/server encryption software maintains a secure connection between the WebTV Network server and set-top terminal using a physically secure channel.

  WNI's other network technologies include MessageWatch and AutoAccess. MessageWatch technology periodically wakes up the set-top terminal when it is off-line, dials in and checks for new e-mail and lights a message LED on the set-top terminal, which notifies the user of new mail. AutoAccess technology automatically determines local access numbers for optimal Internet access providers.

PATENTS, COPYRIGHTS AND TRADEMARKS

  WNI regards its patents, copyrights, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success and WNI relies upon patent law, copyright law, trademark law, trade secret protection and confidentiality and/or license agreements with its employees, customers, licensees and others to protect its proprietary rights. WNI has filed United States and foreign patent applications relating to its hardware, client software and network system software inventions. WNI pursues the registration of its copyrights and trademarks in the United States and internationally. Effective patent, copyright, trademark and trade secret protection may not be available in every country in which WNI's products and services are distributed or made available through the Internet. There can be no assurance that any pending registration or application will be granted or that the denial of any such registration or application would not have a material adverse effect on WNI's business.

  WNI has in the past, and it expects that it may in the future, license elements of its distinctive trademarks, trade dress and similar proprietary rights to third parties. Although WNI attempts to ensure that the quality of its brand is maintained by such licensees, no assurances can be given that such licensees will not take actions that might materially and adversely affect the value of WNI's proprietary rights or the reputation of its products and services, either of which could have a material adverse effect on WNI's business.

  There can be no assurance that the steps taken by WNI to protect any of its proprietary rights will be adequate or that third parties will not infringe or misappropriate WNI's patents, copyrights, trademarks, trade dress and similar proprietary rights. In addition, there has been substantial litigation in the technology industry regarding rights to intellectual property, and WNI is subject to the risk of claims against it for alleged infringement of the intellectual property rights of others. The existence of any such claim by a third party may not become known to WNI until well after it has committed significant resources to the development of a potentially infringing product. From time to time, WNI has received claims that it has infringed third parties' intellectual property rights, and there is no assurance that third parties will not claim infringement by WNI in the future. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays, or require WNI to enter into royalty or licensing agreements, any of which could have a material adverse effect on WNI. There can be no assurance that such royalty or licensing agreements, if required, will be available on terms acceptable to WNI, or at all.

COMPETITION

  The business of providing Internet access services is new, extremely competitive, rapidly evolving and subject to rapid technological change. WNI expects that such competition will intensify significantly in the near future. A large number of companies are developing or have introduced devices and technologies to facilitate access to the Internet via a television. Such competitors include suppliers of low-cost Internet access technologies, such as "network computer" devices promoted by Oracle and others, "set top" boxes developed by Scientific Atlanta and others, the Apple Pippin, the Viewcall Webster and devices that are proposed or under development by, companies such as Navio and Diba, as well as video game devices that provide Internet access such as the Sega Saturn, the Sony Playstation and the Nintendo 64. In addition, manufacturers of television sets have announced plans to introduce Internet access and Web browsing capabilities into their products or through set-top boxes, using technology supplied by NetChannel, Diba and others. Personal computer manufacturers such as Gateway 2000 are introducing PCs that offer full-fledged television viewing combined with Internet access. Operators of cable television systems also plan to offer Internet access in conjunction with cable service. WNI also competes with internet service providers, such as AT&T, MCI, the RBOCs, Netcom and others, and commercial on-line services such as AOL, Compuserve, ICTV and @Home, Inc. There can be no assurance that WNI's competitors will not develop Internet access products and services that are superior to, and priced competitively with, those of WNI, thereby achieving greater market acceptance than WNI's offerings. Many of WNI's existing competitors, as well as potential competitors, have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than WNI. In addition, certain of WNI's current and prospective competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, more well-established and well-funded companies. Such competition could have a material adverse effect on WNI's business, operating results and financial condition.

  WNI believes that the principal competitive factors in its business are quality and variety of content, consumer acceptance, reliability, ease of use and installation, technological superiority, brand recognition, product timing, third party manufacturing and distribution relationships and price. Although WNI believes that its products and services compete favorably with respect to the factors outlined above, there can be no assurance that WNI will be able to compete successfully against current or future competitors or that the competitive pressures faced by WNI will not have a material adverse effect on WNI's business, operating results and financial condition.


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

EMPLOYEES

  As of December 31, 1996, WNI had 173 employees, including 68 in engineering and product development, 21 in network operations, 9 in customer care, 27 in marketing and sales, 20 in content/editorial and 28 in finance and administration.

  None of WNI's employees is represented by a labor organization, and WNI is not a party to any collective bargaining agreement. WNI has never had any employee strike or work stoppage and considers its relations with its employees to be good.

FACILITIES

  WNI's headquarters, including its executive offices, network operations center, and engineering, marketing and sales facilities are located in Palo Alto, California, in six buildings occupying approximately 45,000 square feet. WNI occupies these facilities under leases that expire in one to five years and provide options for up to an additional one to five years. WNI believes that its existing facilities are adequate to meet its requirements for the foreseeable future and that suitable additional or substitute space will be available as needed.

LEGAL PROCEEDINGS

  From time to time WNI has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by WNI and its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  WNI, which was formed in June 1995, operates an on-line service that enables consumers to experience the Internet through their televisions. From its inception to September 1996, WNI's activities related primarily to recruiting personnel, raising capital and developing technology for the WebTV set-top terminal and the WebTV Network. In October 1996, WNI delivered initial shipments of the WebTV set-top terminal through its consumer electronics licensees and activated the WebTV Network.

  Though WNI licenses the WebTV set-top terminal reference design to consumer electronics manufacturers, it expects its revenues and profits to be derived from the WebTV Network. WNI expects that its future revenues will be derived predominantly from monthly subscription fees to the WebTV Network as well as from the sale of advertising space on the WebTV Network.

  WNI has an extremely limited operating history. WNI's business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as the Internet. The market for WNI's products and services has recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants with products and services for use on the Internet. As a result, WNI's mix of products and services may undergo substantial changes as WNI reacts to competitive and other developments in the overall Internet market. WNI has recorded limited revenues to date, has incurred net losses since inception and expects to continue to operate at a loss in the near term. As of December 31, 1996, WNI had an accumulated deficit of approximately $29.4 million.

  As a result of WNI's extremely limited operating history, WNI has no meaningful historical financial data upon which to base planned operating expenses. Accordingly, WNI's expense levels are based in part on its expectations as to future revenues, particularly future subscriber and advertising revenues. WNI's expenses to a large extent are fixed. As a result, any significant shortfall in revenues, whether caused by less than expected growth in subscribers and subscription revenues or the failure to obtain paying advertisers, would have an immediate adverse impact on WNI's business, results of operations and financial condition. In addition, WNI plans to significantly increase its operating expenses. WNI expects to experience significant fluctuations in future quarterly operating results and believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance.

RESULTS OF OPERATIONS

  Amounts from inception (June 30, 1995) to December 31, 1995 and March 31, 1996 are not comparable to the amounts for the nine months ended December 31, 1996 due to the different duration of the periods and the acceleration of WNI's activities and related expenses throughout fiscal 1997.

REVENUES

  WNI derives its revenues principally from on-line service, licenses and manufacturing. On-line service revenue consists primarily of fees charged to subscribers to the WebTV Network, which are recognized when services are provided. Advance payments for on-line services are deferred until the services are provided. Manufacturing revenue, which is described below, is recognized at the time the product is shipped. License revenue consists of certain fees paid by licensees and is recognized ratably over the term of the license agreements. Prepayments from licenses are deferred until the related product is shipped.

  LICENSING AND MANUFACTURING REVENUES

  Licensing and manufacturing revenues were approximately $35.5 million for the nine months ended December 31, 1996. These revenues were primarily derived from WNI's activities in coordinating the manufacture of the first release of the WebTV set-top terminal for WNI's consumer electronics licensees during the quarter ended December 31, 1996. WNI does not anticipate recording significant revenue for manufacturing-related activities beyond June 30, 1997. For the nine months ended December 31, 1996, two licensees represented 59% and 41% of licensing and manufacturing revenues, respectively. These revenues were effectively recorded at WNI's cost and therefor WNI's gross profit on these sales was nominal.

  ON-LINE SERVICE REVENUES

  In conjunction with the distribution of the WebTV set-top terminal, WNI launched the WebTV Network. For the nine months ended December 31, 1996, WNI recorded approximately $672,000 of revenue from the WebTV Network. Substantially all of the on-line service revenue recorded to date is from on-line service subscription fees. WNI expects to derive the principal portion of its future revenues from the operation of the WebTV Network. These revenues currently include subscription fees and limited advertising revenues and may include transaction fees and pay per use services in the future.

COST OF REVENUES

  Cost of licensing and manufacturing revenues consists of the associated component and labor costs of the manufactured goods sold to WNI's licensees. Cost of licensing and manufacturing revenues was approximately $33.8 million for the nine months ended December 31, 1996.

  Cost of on-line service revenues consist of expenses related to the maintenance and support of the WebTV Network, data communications costs, customer support costs and royalties and commissions paid to information and service providers and licensees. Data communications costs are affected primarily by the number of subscribers and the amount of time those subscribers use the WebTV Network. Customer support costs, which consist primarily of employee costs, costs of contracted personnel and communication costs, are affected primarily by the number of existing and new subscribers in any particular period. Cost of on-line service revenues for the nine months ended December 31, 1996 was approximately $4.0 million.

OPERATING EXPENSES

  WNI's operating expenses have increased significantly since WNI's inception as a result of growth in the costs associated with technology development and efforts to commercialize WNI's products and services. WNI believes that continued expansion of its operations will be essential to enhance and extend the WebTV brand, deliver products and services to targeted markets and expand WNI's subscriber and advertising base. Accordingly, WNI expects to incur increased expenses in all operating areas.

  RESEARCH AND DEVELOPMENT

  Research and development expenses consist primarily of salaries, consulting fees, materials, depreciation and facilities to support product and network development. WNI incurs development costs for the design of hardware and software contained in the WebTV set-top terminal, development of network service software and development of network programming. Research and development expenses were approximately $7.7 million for the nine months ended December 31, 1996. To date, all software development costs have been expensed as incurred. WNI believes that significant investments in research and development are required to remain competitive in the markets it is serving. Accordingly, WNI intends to increase the absolute amount of its research and development expenditures in the future.

  SALES AND MARKETING

  Sales and marketing expenses consist primarily of salaries, consulting fees and costs of public relations services, advertising and marketing literature. Sales and marketing expenses were approximately $13.1 million for the nine months ended December 31, 1996. WNI intends to increase the level of sales and marketing activity in future periods to build WNI's brand value and develop future revenue sources.

  GENERAL AND ADMINISTRATIVE

  General and administrative expenses consist primarily of salaries, professional services and legal fees. General and administrative expenses were approximately $4.2 million for the nine months ended December 31, 1996. WNI intends to increase the level of general and administrative expenses to support its operational growth, its efforts to develop strategic business relationships and its plans for securing its intellectual property rights.

INCOME TAXES

  At December 31, 1996, WNI had federal net operating loss carry forwards of approximately $26.7 million. The federal net operating loss carry forwards will expire beginning in 2011 through 2012, if not utilized. An ownership change, as defined in the Tax Reform Act of 1986, may restrict the utilization of carry forwards. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the asset due to the lack of earnings history of WNI. See Note 7 of Notes to Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

  From inception through December 31, 1996, WNI has financed its operations and met its capital expenditure requirements primarily from proceeds of the private sale of equity securities totaling approximately $46.6 million and equipment leasing activities.

  Operating activities used cash of approximately $16.3 million for the nine months ended December 31, 1996. The net cash used during this period was primarily due to the net loss and the increase in accounts receivable and inventory, which were partially offset by increases in accounts payable, accrued liabilities and deferred revenue. Investing activities used net cash of approximately $5.9 million during the nine months ended December 31, 1996 to purchase equipment to support WNI's business and develop the infrastructure for the WebTV Network. Financing activities generated cash of approximately $38.9 million during the nine months ended December 31, 1996 primarily from the issuance of WNI Preferred Shares.

  At December 31, 1996, WNI's principal commitments consisted of obligations under operating and capital leases of approximately $3.4 million. Future capital expenditures are anticipated to be primarily for facilities and equipment to support expansion of the WebTV Network, business operations and management information and internal network systems. Although WNI has no material capital commitments, WNI anticipates that its planned purchases of capital equipment in 1997 will require additional expenditures of approximately $16.0 million to $20 million, a portion of which may be financed through capital equipment leases.

  WNI expects to require at least $60.0 million to fund operations through December 1997. At December 31, 1996, WNI had approximately $21.2 million in cash and cash equivalents. Subsequent to December 31, 1996, WNI raised approximately $14.0 million from the issuance of WNI Preferred Shares and obtained lease financing of approximately $4.0 million. In addition, in conjunction with the Recapitalization Agreement, Microsoft and WNI entered into the Credit Agreement, pursuant to which Microsoft agreed to loan WNI, on a revolving basis, up to $30,000,000. See "Proposal I--The Recapitalization and Related Transactions--Related Agreements--Line of Credit Agreement."

                         PRINCIPAL SHAREHOLDERS OF WNI

  The following table sets forth certain information regarding beneficial ownership of WNI as of April 5, 1997 (i) by each person known by WNI to own beneficially more than 5% of an outstanding class of WNI Shares, (ii) by each of the directors of WNI and (iii) by all of WNI's directors and officers as a group.

                           NUMBER OF SHARES                     PERCENT OF CLASS
                             BENEFICIALLY                         BENEFICIALLY
                                OWNED       CLASS OF SECURITIES     OWNED(1)
                           ---------------- ------------------- ----------------
Phillip Y. Goldman.......     5,000,000           Common             26.16%
 WebTV Networks, Inc.
 305 Lytton Avenue
 Palo Alto, CA 94301
Bruce A. Leak............     5,000,000           Common             26.16%
 WebTV Networks, Inc.
 305 Lytton Avenue
 Palo Alto, CA 94301
Stephen G. Perlman.......     5,000,000           Common             26.16%
 WebTV Networks, Inc.
 305 Lytton Avenue
 Palo Alto, CA 94301
Brentwood Associates VII,     3,559,541          Preferred           25.44%
 L.P.(2).................
 3000 Sand Hill Road
 Building 1, Suite 260
 Menlo Park, CA 94025
Citicorp. ...............     1,124,701          Preferred            8.04%
 153 E. 53rd Street, 6th
 Floor
 New York, New York 10043
Microsoft Corporation....       702,939          Preferred            5.02%
 One Microsoft Way
 Redmond, WA 98052
Seagate Technology,           1,343,570          Preferred            9.60%
 Inc. ...................
 920 Disc Drive
 Scotts Valley, CA 95066
Soros Capital, L.P.(3)...       755,267          Preferred            5.40%
 c/o Westbroke Limited
 Richmond House
 12-Par-La-Ville Road
 Hamilton, Bermuda HMDX
St. Paul Fire & Marine          702,939          Preferred            5.02%
 Insurance Co. ..........
 c/o St. Paul Venture
 Capital
 8500 Normandale Lake
 Blvd.,
 Suite 194
 Bloomington, MN 55437
Times Mirror Company ....       702,939          Preferred            5.02%
 220 West First Street
 Los Angeles, CA 90012

                           NUMBER OF SHARES                     PERCENT OF CLASS
                             BENEFICIALLY                         BENEFICIALLY
                                OWNED       CLASS OF SECURITIES     OWNED(1)
                           ---------------- ------------------- ----------------
Vulcan Ventures, Inc.(4).      3,251,256         Preferred           23.24%
 110 110th Avenue, N.E.
 Suite 550
 Bellevue, WA 98004
Jeffrey D. Brody(5)......      3,559,541         Preferred           25.44%
 c/o Brentwood Associates
 3000 Sand Hill Road
 Building 1, Suite 260
 Menlo Park, CA 94025
G. Kevin Doren(6)........      3,251,256         Preferred           23.24%
 c/o Vulcan Ventures Inc.
 110--110th Avenue N.E.
 Suite 550
 Bellevue, WA 98004
Randy Komisar(7).........        200,000          Common              1.04%
 WebTV Networks, Inc.             61,349         Preferred            0.44%
 305 Lytton Avenue
 Palo Alto, CA 94301
All directors and
 officers as a group
 (13 persons)(8).........     16,196,668          Common             83.87%
                               6,879,175         Preferred           49.17%

--------
(1) Based on 19,110,873 WNI Common Shares and 13,990,346 WNI Preferred Shares.
(2) Includes 70,294 shares held by Brentwood Affiliates Fund. The general partner of Brentwood Affiliates Fund is Brentwood VII Ventures, L.P. Brentwood VII Ventures, L.P. is also the general partner of Brentwood Associates VII, L.P. Brentwood Associates VII, L.P. disclaims beneficial ownership of the shares held by Brentwood Affiliates Fund.
(3) Includes 371,350 shares held by Soros Capital Coinvestment Partners L.L.C. Soros Capital, L.P. disclaims beneficial ownership of the shares held by such entity.
(4) Includes 30,674 shares held by G. Kevin Doren. Mr. Doren, a director of WNI, is an employee of the Paul Allen Group, an affiliate of Vulcan Ventures Inc. See footnote (6) below.
(5) Represents 3,489,247 shares held by Brentwood Associates VII, L.P., and 70,294 shares held by Brentwood Affiliates Fund. Mr. Brody may be deemed to beneficially own such shares by virtue of his status as a general partner of Brentwood VII Ventures, L.P., the general partner of Brentwood Associates VII, L.P. and Brentwood Affiliates Fund. Mr. Brody disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein.
(6) Includes 3,220,582 shares held by Vulcan Ventures Inc. See footnote (4) above. Mr. Doren, as acting President of The Paul Allen Group, an affiliate of Vulcan Ventures Inc., may be deemed to beneficially own such shares, although Mr. Doren disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.
(7) Includes 200,000 shares issuable pursuant to currently exercisable WNI Options.
(8) See footnotes (5), (6) and (7) above. Also, includes 7,000 shares owned by trusts for the benefit of the children of Albert E. Pimentel, an officer of WNI. Mr. Pimentel disclaims beneficial ownership of such shares.

                     DESCRIPTION OF CAPITAL SHARES OF WNI

  The currently authorized capital shares of WNI consists of 100,000,000 WNI Common Shares, no par value, and 25,000,000 WNI Preferred Shares, no par value, 1,510,533 of which are designated Series A Shares, 6,567,484 of which are designated Series B Shares, 4,920,568 of which are designated Series C Shares and 9,596,928 of which are designated Series D Shares.

COMMON SHARES

  As of April 5, 1997, 19,110,873 WNI Common Shares were outstanding and held of record by 86 shareholders. The holders of WNI Common Shares are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding WNI Preferred Shares, the holders of WNI Common Shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a Liquidation, the holders of WNI Common Shares are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of holders of Preferred Shares then outstanding, if any. WNI Common Shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to WNI Common Shares. All outstanding shares of WNI Common Shares are fully paid and non-assessable.

PREFERRED SHARES

  WNI Preferred Shares have preferences over WNI Common Shares on dividends and in the event of a Liquidation of WNI. Additionally, the Series D Shares have the right, under certain circumstances, to elect and remove one member of the WNI Board of Directors.

  WNI Preferred Shares are convertible, at the option of the holder thereof, into WNI Common Shares. All WNI Preferred Shares are currently convertible on a one-for-one basis into WNI Common Shares, except for the Series A Shares, which convert on a one-for-1.1 basis. Under certain circumstances involving an initial public offering, the WNI Preferred Shares are automatically converted into WNI Common Shares. The conversion rates for each series of WNI Preferred Shares are adjusted in the event of certain issuances of securities below the initial price paid for the shares of such series of WNI Preferred Shares.

  Further, the existing Series A Shares and Series B Shares are mandatorily redeemable under certain circumstances beginning in March 2003.

  Additionally, the Board of Directors has the authority to issue up to 2,404,487 WNI Preferred Shares and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated WNI Preferred Shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the shareholders. The issuance of such WNI Preferred Shares may have the effect of delaying, deferring, or preventing a change in control of WNI without further action by the shareholders and may adversely affect the voting and other rights of the holders of WNI Common Shares.

WARRANTS

  WNI has issued a warrant (the "Series B Warrant") to purchase 86,000 Series B Shares, of which 46,000 shares are exercisable at $2.50 per share, 20,000 shares are exercisable at $5.00 per share, and 20,000 shares are exercisable at $7.113 per share. The Series B Warrant provides that the holder may exercise the Series B Warrant without payment of cash by surrendering the Series B Warrant at the time of exercise and receiving a number of Series B Shares equal to the shares subject to the Series B Warrant less a number of Series B Shares that, when multiplied by the fair market value of a Series B Share at the time of exercise, is equal to the aggregate exercise price of the Series B Warrant being exercised.

  Additionally, WNI has issued warrants (the "Series C Warrants") to purchase 36,553 Series C Shares, all of which shares are exercisable at $7.113 per share. The Series C Warrants provide that the holder may exercise the Series C Warrants without payment of cash by surrendering the Series C Warrants at the time of exercise and receiving a number of Series C Shares equal to the shares subject to the Series C Warrants less a number of Series C Shares that, when multiplied by the fair market value of a Series C Share at the time of exercise, is equal to the aggregate exercise price of the Series C Warrants being exercised.

CERTAIN ANTI-TAKEOVER PROVISIONS

  Certain provisions of law and of WNI's Articles of Incorporation and Bylaws could make more difficult the acquisition of WNI by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors. These provisions include authorization of the issuance of up to 2,404,487 WNI Preferred Shares, with such characteristics, and potential effects on the acquisition of WNI, as are described in "Preferred Shares" above. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of WNI to negotiate first with it. WNI believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

CLASS B SHARES AND EXCHANGEABLE SHARES

  If the Recapitalization described in this Proxy Statement/Prospectus is approved at the Special Meeting, then WNI will issue newly created Class B Shares to Microsoft and Exchangeable Shares to holders of WNI Common Shares, other than holders who either perfected their dissenters' rights or who have elected to have their shares purchased by Microsoft, in exchange for their existing WNI Common Shares. See "Proposal I--The Recapitalization and Related Transactions--The Recapitalization--Rights and Preference of Exchangeable Shares."

           COMPARISON OF RIGHTS OF SHAREHOLDERS OF WNI AND MICROSOFT

RIGHTS UNDER EXISTING COMMON SHARES VERSUS RIGHTS UNDER EXCHANGEABLE SHARES

 Voting Rights

  Under the CGCL and the Articles of Incorporation of WNI (the "WNI Articles"), holders of WNI Common Shares are entitled to one vote per WNI Common Share, and holders of WNI Preferred Shares are entitled to the number of votes equal to the number of WNI Common Shares into which such WNI Preferred Shares could be converted at the applicable record date. Such votes are counted together and not separately as a class. So long as the holders of Series D Shares hold at least 10% of the total number of votes that may be cast for the election of directors, (i) the holders of Series D Shares, voting separately as a class, may elect one director, and (ii) such director may be removed only by the affirmative vote of a majority of the holders of Series D Shares, voting separately as a class. In addition, without first obtaining the approval of a majority of the outstanding WNI Series A, Series B and Series D Shares, voting together as a class, WNI may not take certain corporate action, including the Recapitalization and similar major corporate changes.

  Following the Recapitalization, each holder of Exchangeable Shares shall be entitled to vote for directors and such other matters as may be submitted to the shareholders. Except to the extent required by applicable law, each Exchangeable Share shall have one (1) vote per Exchangeable Share. Each holder of Exchangeable Shares shall be entitled to receive notice of, or to attend, any meetings of shareholders of WNI. Microsoft, however, shall be entitled to receive all of the outstanding Class B Shares which will represent not less than 80% of the voting power of WNI.

 Dividends

  Pursuant to the WNI Articles, no dividends may be declared or made with respect to any WNI Common Shares until all declared dividends on the WNI Preferred Shares have been paid or set apart. The holders of WNI Preferred Shares are entitled to receive, in preference and priority to any dividend on the WNI Common Shares, dividends at rates specified in the WNI Articles.

  Following the Recapitalization, the WNI Board of Directors may declare and pay dividends with respect to each Exchangeable Share and Class B Shares so long as such dividends are identical in amount and character. WNI or Microsoft, as the case may be, shall provide each holder of Exchangeable Shares written notice of a dividend record date specifying a date not more than sixty (60) and not less than fifteen (15) days prior to taking the foregoing actions and holders of Exchangeable Shares may elect to exchange their shares.

 Liquidation Rights

  Pursuant to the WNI Articles, in the event of any Liquidation of WNI, the holders of WNI Preferred Shares are entitled to receive, prior and in preference to any distributions of WNI assets or surplus funds to holders of WNI Common Shares, liquidation preferences at amounts specified in the WNI Articles.

  Following the Recapitalization, in the event of a Liquidation of WNI, WNI shall pay to the holders of the Exchangeable Shares from the assets of WNI available for distribution an amount that is identical in amount and character with respect to each Exchangeable Share and Class B Share. In the event WNI adopts a Liquidation plan, WNI is required to provide each holder of Exchangeable Shares written notice specifying a date not more than sixty (60) and not less than fifteen (15) days prior to taking such action and holders of Exchangeable Shares may elect to exchange their shares for Microsoft Common Shares.

 Exchange Rights and Microsoft Call Rights

  Under the WNI Articles, holders of WNI Common Shares have no rights to exchange such shares for any other security, and no person has the right to call such WNI Common Shares.

  Subject to the call rights of Microsoft described below, holders of Exchangeable Shares shall have the right to exchange each Exchangeable Share into one Microsoft Common Share at any time prior to the end of fifty-one (51) months after the Effective Time. Each Exchangeable Share shall be exchanged, at WNI's election, for Microsoft Common Shares or cash at the Exchange Ratio.

  Upon notification of an exchange request, Microsoft shall have one (1) day in which to exercise its Call Right. In addition, Microsoft shall have a Class Call Right during the period commencing five years and six months after the Effective Time and ending six years after the Effective Time.

RIGHTS UNDER WASHINGTON LAW VERSUS RIGHTS UNDER CALIFORNIA LAW

  Upon exchange of the Exchangeable Shares for Microsoft Common Shares, the shareholders of WNI will become shareholders of Microsoft whose rights will cease to be defined and governed by the CGCL, and instead will be defined and governed by the Washington Business Corporation Act ("WBCA"). In addition, WNI shareholders' rights will no longer be defined and governed by the WNI Articles and Bylaws ("WNI Bylaws"). Upon receipt of Microsoft Common Shares, each WNI shareholder will become a new shareholder of Microsoft, whose rights as a shareholder will be defined and governed by Microsoft's Restated Articles of Incorporation (the "Microsoft Articles") and Bylaws ("Microsoft Bylaws"). Although the rights and privileges of shareholders of a California corporation are, in many instances, comparable to those of a shareholder of a Washington corporation, there are certain differences. These differences arise from differences between California and Washington law, between the CGCL and the WBCA, and between the WNI Articles and WNI Bylaws and the Microsoft Articles and Microsoft Bylaws. Certain of the significant differences that could materially affect the rights of WNI shareholders are discussed below.

 Amendment to Articles of Incorporation

  Under the CGCL, once shares of a corporation have been issued, an amendment to the corporation's articles of incorporation may be made by the board alone if (i) the amendment extends the corporate existence or makes the corporate existence perpetual if such corporation was organized prior to August 14, 1929; (ii) the corporation has only one class of stock outstanding and the amendment effects only a stock split; or (iii) the amendment deletes the names and addresses of the first directors or the name and address of the initial agent. Otherwise, an amendment must be approved both by the board of directors and by the affirmative vote of a majority of the outstanding shares entitled to vote. This approval must include the affirmative vote of a majority of the outstanding shares of each class or series entitled to vote unless a greater proportion is specified in the articles of incorporation. The WNI Articles entitle certain holders of WNI Preferred Shares to vote separately as a class on amendments that amend or repeal any provision of, or add any provision to, the WNI Articles that would change the rights, preferences, privileges or limitations of the WNI Preferred Shares.

  The WBCA similarly authorizes a corporation's board of directors to make various changes to its articles of incorporation without shareholder action. These so-called housekeeping changes include changes of corporate name, the number of outstanding shares to effectuate a stock split or stock dividend in the corporation's own shares, and the par value of its stock. Other amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment, and must be approved by a majority of all the votes entitled to be cast by any voting group entitled to vote thereon unless another requirement is specified in the articles of incorporation, by the board of directors as a condition to its recommendation, or by provisions of the WBCA. The Microsoft Articles do not specify another proportion.

 Right to Call Special Meeting of Shareholders

  Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, or the holders of not less than 10% of all shares entitled to vote at the meeting, or by any other persons authorized to do so in the articles of incorporation or the bylaws. The WNI Bylaws authorize the Chairman of the Board and the President to call special meetings at any time.

  The WBCA provides that a special meeting of shareholders of a corporation may be called by its board of directors, by holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by other persons authorized to do so by the articles of incorporation or bylaws of the corporation. However, the WBCA allows the right of shareholders to call a special meeting to be limited or denied to the extent provided in the articles of incorporation. The Microsoft Articles deny this right by providing that a special meeting of shareholders may be called only by the Board of Directors or by a duly designated committee of the Board.

 Anti-Takeover Provisions and Interested Shareholders

  The CGCL does not contain provisions regarding control share acquisitions and procedures for corporate take-overs, or transactions involving the corporation and one or more of its shareholders.

  The WBCA imposes restrictions on certain transactions between a corporation and certain interested shareholders. First, subject to certain exceptions, a merger, share exchange, sale of assets other than in the regular course of business or dissolution of a corporation involving a shareholder owning beneficially 20% or more of the corporation's voting securities ("Interested Shareholder") must be approved by the holders of two-thirds of the corporation's outstanding voting securities, other than those of the Interested Shareholder. This restriction does not apply if the consideration received as a result of the transaction by noninterested shareholders is not less than the highest consideration paid by the Interested Shareholders for the corporation's shares during the preceding two years or if the transaction is approved by a majority of directors who are not affiliated with the

Interested Shareholder. A Washington corporation may, in its articles of incorporation, exempt itself from coverage of this provision; however, Microsoft has not done so.

  Second, Washington law prohibits a corporation, with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons ("Acquiring Person") who beneficially owns 10% or more of the voting securities of the corporation (the "Target Corporation") for a period of five (5) years after the acquisition of such securities, unless the transaction or acquisition of shares is approved by a majority of the members of the Target Corporation's board of directors prior to the date of the acquisition. Significant business transactions include, among others, merger or consolidation with, disposition of assets to or with, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the Target Corporation employed in Washington State as a result of the Acquiring Person's acquisition of 10% or more of the shares or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. Target Corporations include domestic corporations with their principal executive offices in Washington and either a majority or over 1,000 of their employees resident in Washington. Microsoft currently meets these standards and is subject to this statute. A corporation may not "opt out" of this statute. The statute exempts shares acquired prior to March 23, 1988.

 Mergers, Sales of Assets and Other Transactions

  Under the CGCL, a merger reorganization must be approved by the board of directors of each corporation. In addition, the principal terms of the reorganization must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote, unless the corporation is a close corporation. This approval must include the affirmative vote of a majority of the outstanding shares of each class or series entitled to vote unless a greater proportion is specified in the articles of incorporation. The WNI Articles entitle holders of WNI Preferred Shares to vote separately as a class on reorganizations that result in shareholders of the corporation (determined prior to the transaction) holding 50% or less in interest of the outstanding voting securities of the surviving corporation. Notwithstanding the foregoing, no vote of shareholders of a corporation surviving a merger is required (unless the corporation provides otherwise in its articles of incorporation) if the corporation or its shareholders immediately before the reorganization, or both, shall own (immediately after the reorganization) equity securities, other than any warrant or right to subscribe to or purchase such equity securities, of the surviving or acquiring corporation or a parent party possessing more than five-sixths of the voting power of the surviving or acquiring corporation or parent party.

  Under the CGCL, a corporation may be dissolved by the vote of shareholders holding shares representing 50% or more of the voting power. The board may dissolve a corporation without shareholder consent if the corporation (i) has an order for relief under Chapter 7 of the federal bankruptcy law entered against it, (ii) disposes all its assets and has not conducted any business for a period of five years immediately preceding the adoption of the resolution electing to dissolve the corporation, or (iii) has issued no shares.

  Under the WBCA, a merger or share exchange of a corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by each voting group entitled to vote separately on the plan by two-thirds of all the votes entitled to be cast on the plan by that voting group, unless another proportion is specified in the articles of incorporation. The Microsoft Articles provide that a merger or share exchange must be approved by a majority of the outstanding shares entitled to vote. The WBCA also provides that certain mergers need not be approved by the shareholders of the surviving corporation if (i) the articles of incorporation will not change in the merger, except for specified permitted amendments, (ii) no change occurs in the number, designations, preferences, limitations, and relative rights of shares held by those shareholders who were shareholders prior to the merger;
(iii) the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed the authorized voting shares specified in the surviving corporation's articles of incorporation immediately prior to the merger; and (iv) the number of shares entitling their holders to participate without limitation in distributions ("Participating Shares") outstanding immediately after the merger, plus the number of Participating Shares issuable as a result of the merger, will not exceed the authorized Participating Shares specified in the corporation's articles of incorporation immediately prior to the merger.

  The WBCA also provides that, in general, a corporation may sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, or dissolve if the board of directors recommends the proposed transaction to the shareholders and the shareholders approve the transaction by two-thirds of all the votes entitled to be cast in the transaction, unless another proportion is specified in the articles of incorporation. The Microsoft Articles provide that the transactions must be approved by a majority of the outstanding shares entitled to vote.

 Transactions With Directors

  The CGCL provides a safe harbor for contracts and transactions between a corporation and one or more of its directors or any other corporation or entity in which one or more of its directors are directors or officers or are financially interested. Contracts or transactions involving a director are not void or voidable if: (i) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon; (ii) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified; or (iii) the contract or transaction was just and reasonable as to the corporation at the time it was authorized (such burden of proof resting on the person asserting the validity of the contract or transaction). Contracts or transactions in which directors or officers are financially interested are not void or voidable if: (i) the material facts as to the transaction and as to such director's other directorship are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors or the contract or transaction is approved by the shareholders in good faith; or (ii) the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified.

  The WBCA also sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors (but no fewer than two); (ii) it is approved by the affirmative vote of the majority of all qualified shares after notice and disclosure to the shareholders; or (iii) at the time of commitment, the transaction is established to have been fair to the corporation. For purposes of this provision, a "qualified director" is one who does not have either: (i) a conflicting interest respecting the transaction; or (ii) a familial, financial, professional, or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director (or an affiliate of the director) who has a conflicting interest respecting the transaction.

 Appraisal or Dissenters' Rights

  Under California law, a shareholder of a corporation has the right to dissent from and to obtain payment for his or her shares in the event of any reorganization or merger requiring the approval of outstanding shares. If a dissenting shareholder complies with the prescribed procedures, he or she may receive cash in the amount of the fair market value of his or her shares.

  Under the WBCA, a shareholder is similarly entitled to dissent from and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions. Among these actions are certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation, and amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights.

 Dividends

  Under the CGCL, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors if, (i) the amount of the retained earnings of the corporation immediately prior thereto equals or exceeds the amount of the proposed distribution and or (ii) if immediately after the distribution, (a) the sum of the assets of the corporation would be at least equal to 1 1/4 times its liabilities; and (b) the current assets of the corporation would be at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for such fiscal years, the current assets would be at least equal to 1 1/4 times its current liabilities. Neither a corporation nor any of its subsidiaries may make a distribution to shareholders if the corporation is or as a result of the distribution would be, likely to be unable to meet its liabilities as they mature.

  Under the WBCA, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors unless, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution. To date, Microsoft has not paid cash dividends on its common shares.

 Limitation of Liability and Indemnification of Officers and Directors

  Under the CGCL, a person who performs the duties of a director in accordance with guidelines established by law shall have no liability based upon any alleged failure to discharge the person's obligations as a director. In addition, the liability of a director for monetary damages may, subject to some restrictions, be eliminated or limited in a corporation's articles of incorporation in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders. The WNI Articles provide that the liability of directors of WNI for monetary damages shall be eliminated to the fullest extent permissible under California law.

  The WBCA provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director. However, the provision may not eliminate or limit liability of a director for acts or omissions that involve intentional misconduct by a director, a knowing violation of law by a director, for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. Microsoft's Articles adopt this standard.

  Under the CGCL and subject to certain parameters (described further below), a corporation may indemnify directors and officers. However, California law does not allow corporations to indemnify directors or officers for: (i) breaches of the director's duty to the corporation or its shareholders unless a court permits; (ii) amounts paid in settling or otherwise disposing of a pending action without court approval; (iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Additionally, indemnification is not permitted where it appears (i) that it would be inconsistent with a provision of the articles of incorporation, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

  The CGCL provides that a corporation may indemnify any person who is a party or is threatened to be made a party to an action because the person is a director, officer, employee or other agent of the corporation if the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defending any such proceeding, the CGCL requires the corporation to indemnify such person against expenses actually and reasonably incurred in connection therewith. Indemnification under these provisions shall be made only upon a determination that the applicable standard of conduct has been met upon determination by a majority vote of a quorum consisting of directors who are not parties to such proceeding or; if a quorum is not obtainable, by independent legal counsel in a written opinion; by approval of the shareholders with the shares owned by the person to be indemnified not being entitled to vote thereon; or by the court in which the action is pending.

  Under the WBCA, if authorized by the articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of the directors finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of the director finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Written commentary by the drafters of the WBCA, which has the status of legislative history, specifically indicates that a corporation may indemnify its directors and officers for amounts paid in settlement of derivative actions, provided that the director's or officer's conduct does not fall within one of the categories set forth above. Microsoft's Articles provide that Microsoft shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against the director or officer in the name of the corporation, commonly referred to as a derivative action. Such limitation of liability, described above, also may not limit a director's liability for violation of, or otherwise relieve Microsoft or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

 Action by Written Consent

  The CGCL authorizes shareholder action without a meeting if consents are received from holders of a majority of the outstanding shares. Under the WBCA, shareholder action may be taken without a meeting only if written consents setting forth such action are signed by all holders of outstanding shares entitled to vote thereon.

 Removal of Directors

  Under the CGCL, generally any or all of the directors may be removed without cause if the removal is approved by the outstanding shares. Likewise, under the WBCA, the shareholders may remove one or more directors with or without cause, unless the articles of incorporation provide that directors may be removed only for cause, only at a special meeting of shareholders called for the purpose of removing the directors. The Microsoft Articles do not so limit removal of directors. As discussed above, however, the Microsoft Articles provide that a special meeting of shareholders may be called only by the Board of Directors or by a duly designated committee thereof. See "Right to Call Special Meeting of Shareholders."

  Under the CGCL, a court may, in a suit by shareholders holding at least 10% of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with respect to the corporation and may bar from reelection any director so removed for a period prescribed by the court. In addition, the board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

  Under the WBCA, the superior court of the county where a corporation's principal office is located may remove a director of the corporation from office in a proceeding commenced either by the corporation or by its shareholders holding at least 10% of the outstanding shares of any class if the court finds that the director engaged in fraudulent or dishonest conduct with respect to the corporation, and removal is in the best interest of the corporation. The court that removes a director may bar the director from reelection for a period prescribed by the court.

                                 LEGAL MATTERS

  The validity of the Exchangeable Shares will be passed upon for WNI by Venture Law Group, A Professional Corporation, Menlo Park, California. The validity of the Microsoft Common Shares will be passed upon for Microsoft by Preston Gates & Ellis LLP, Seattle, Washington. As of the date hereof, attorneys in Preston Gates & Ellis LLP who work on substantive matters for Microsoft own less than 250,000 Microsoft Common Shares.

                                    EXPERTS

  The financial statements of WNI at March 31, 1996 and for the period from inception (June 30, 1995) to March 31, 1996 appearing in this Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Microsoft as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, incorporated by reference in this Prospectus/Proxy Statement from Microsoft's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      INDEX TO FINANCIAL STATEMENTS OF WNI

                              WEBTV NETWORKS, INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of Ernst & Young LLP, Independent Auditors........................... F-2
Balance Sheets.............................................................. F-3
Statements of Operations.................................................... F-4
Statement of Shareholders' Equity (Net Capital Deficiency).................. F-5
Statements of Cash Flows.................................................... F-6
Notes to Financial Statements............................................... F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
WebTV Networks, Inc.

  We have audited the accompanying balance sheet of WebTV Networks, Inc. as of March 31, 1996 and the related statements of operations, shareholders' equity (net capital deficiency), and cash flows for the period from inception (June 30, 1995) to March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WebTV Networks, Inc. at March 31, 1996 and the results of its operations and its cash flows for the period from inception (June 30, 1995) to March 31, 1996 in conformity with generally accepted accounting principles.

Palo Alto, California
June 7, 1996

                              WEBTV NETWORKS, INC.

                                 BALANCE SHEETS

                                                      MARCH 31,   DECEMBER 31,
                                                        1996          1996
                                                     -----------  ------------
                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents......................... $ 4,501,745  $ 21,197,549
  Accounts receivable...............................         --      8,297,222
  Inventory.........................................         --      5,236,576
  Other current assets..............................      96,316       505,684
                                                     -----------  ------------
Total current assets................................   4,598,061    35,237,031
Property and equipment, net.........................   1,140,958     8,854,391
Other assets........................................     192,631       465,296
                                                     -----------  ------------
                                                     $ 5,931,650  $ 44,556,718
                                                     ===========  ============
LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL
 DEFICIENCY)
Current liabilities:
  Accounts payable.................................. $   836,506  $ 17,562,567
  Accrued payroll and related obligations...........      86,642       374,020
  Convertible note payable due to director..........     150,000           --
  Notes payable due to founders.....................     401,500           --
  Convertible notes payable.........................     500,000           --
  Deferred revenue and other........................         --      5,866,170
  Current portion of capital lease obligations......     150,398       916,830
                                                     -----------  ------------
Total current liabilities...........................   2,125,046    24,719,587
Capital lease obligations, net of current portion...     524,013     2,452,662
Commitments
Redeemable convertible preferred stock, issuable in
 series:
  Series A redeemable convertible: 1,510,533 shares
   designated, 1,510,533 shares issued and
   outstanding at March 31, 1996 and December 31,
   1996 (aggregate liquidation preference of
   $1,500,000 at December 31, 1996).................   1,500,000     1,500,000
  Series B redeemable convertible: 6,567,484 shares
   designated, 3,067,484 and 6,316,707 shares issued
   and outstanding at March 31, 1996 and December
   31, 1996, respectively (aggregate liquidation
   preference of $10,859,999 at December 31, 1996)..   5,000,001    10,859,999
Shareholders' equity (net capital deficiency):
 Preferred stock, 20,000,000 shares authorized,
  issuable in series:
  Series C convertible: 4,920,568 shares designated,
   4,819,538 shares issued and outstanding at
   December 31, 1996 (none at March 31, 1996)
   (aggregate liquidation preference of
   $34,281,374).....................................         --     34,281,374
 Common stock, 100,000,000 shares authorized,
  15,000,000 and 19,001,548 shares issued and
  outstanding at March 31, 1996 and December 31,
  1996, respectively................................      15,000       388,437
 Shareholder notes receivable.......................         --       (294,139)
 Accumulated deficit................................  (3,232,410)  (29,351,202)
                                                     -----------  ------------
    Total shareholders' equity (net capital defi-
     ciency)........................................  (3,217,410)    5,024,470
                                                     -----------  ------------
                                                     $ 5,931,650  $ 44,556,718
                                                     ===========  ============

                            See accompanying notes.

                              WEBTV NETWORKS, INC.

                            STATEMENTS OF OPERATIONS

                                    PERIOD FROM     PERIOD FROM
                                     INCEPTION       INCEPTION
                                  (JUNE 30, 1995) (JUNE 30, 1995) NINE MONTHS
                                        TO              TO           ENDED
                                     MARCH 31,     DECEMBER 31,   DECEMBER 31,
                                       1996            1995           1996
                                  --------------- --------------- ------------
                                                    (UNAUDITED)   (UNAUDITED)
Revenues:
  On-line service................   $       --      $       --    $    672,002
  Licensing and manufacturing....           --              --      35,456,934
                                    -----------     -----------   ------------
    Total revenues...............           --              --      36,128,936
Cost of revenues:
  On-line service................           --              --       3,951,187
  Licensing and manufacturing....           --              --      33,825,324
                                    -----------     -----------   ------------
    Total cost of revenues.......           --              --      37,776,511
Gross loss.......................           --              --      (1,647,575)
Operating expenses:
  Research and development.......     2,117,852         693,845      7,697,443
  Sales and marketing............       258,865          41,435     13,090,328
  General and administrative.....       853,373         468,554      4,170,603
                                    -----------     -----------   ------------
    Total operating costs and ex-
     penses......................     3,230,090       1,203,834     24,958,374
                                    -----------     -----------   ------------
Loss from operations.............    (3,230,090)     (1,203,834)   (26,605,949)
Interest income..................         8,383           3,639        631,711
Interest expense.................       (10,703)         (2,493)      (144,554)
                                    -----------     -----------   ------------
Net loss.........................   $(3,232,410)    $(1,202,688)  $(26,118,792)
                                    ===========     ===========   ============
Pro forma net loss per share.....   $     (0.22)                  $      (0.97)
                                    ===========                   ============
Shares used in computing pro
 forma net loss per share........    14,546,887                     26,981,017
                                    ===========                   ============


                            See accompanying notes.

                              WEBTV NETWORKS, INC.

           STATEMENT OF SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

                                                                             TOTAL
                           SERIES C                                      SHAREHOLDERS'
                          CONVERTIBLE          SHAREHOLDER                EQUITY (NET
                           PREFERRED   COMMON     NOTES    ACCUMULATED      CAPITAL
                             STOCK     STOCK   RECEIVABLE    DEFICIT      DEFICIENCY)
                          ----------- -------- ----------- ------------  -------------
Issuance of 15,000,000
 shares
 of common stock........  $       --  $ 15,000  $     --   $        --   $     15,000
Net loss................          --       --         --     (3,232,410)   (3,232,410)
                          ----------- --------  ---------  ------------  ------------
Balances at March 31,
 1996...................          --    15,000        --     (3,232,410)   (3,217,410)
Issuance of 4,819,538
 shares of
 Series C convertible
 preferred stock
 (unaudited)............   34,281,374      --         --            --     34,281,374
Issuance of 4,001,548
 shares of common stock
 (unaudited)............          --   373,437   (294,139)          --         79,298
Net loss (unaudited)....          --       --         --    (26,118,792)  (26,118,792)
                          ----------- --------  ---------  ------------  ------------
Balances at December 31,
 1996 (unaudited).......  $34,281,374 $388,437  $(294,139) $(29,351,202) $  5,024,470
                          =========== ========  =========  ============  ============



                            See accompanying notes.

                              WEBTV NETWORKS, INC.

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                          PERIOD FROM INCEPTION PERIOD FROM INCEPTION NINE MONTHS
                           (JUNE 30, 1995) TO      (JUNE 30, 1995)       ENDED
                                MARCH 31,          TO DECEMBER 31,    DECEMBER 31,
                                  1996                  1995              1996
                          --------------------- --------------------- ------------
                                                     (UNAUDITED)      (UNAUDITED)
CASH FLOWS USED IN
 OPERATING ACTIVITIES
Net loss................       $(3,232,410)          $(1,202,688)     $(26,118,792)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
  Depreciation and
   amortization.........           126,963                48,333         1,188,841
  Changes in operating
   assets and
   liabilities:
    Accounts receivable.               --                    --         (8,297,222)
    Inventory...........               --                    --         (5,236,576)
    Other current assets
     and other assets...          (288,947)             (108,899)         (684,514)
    Accounts payable....           836,506               358,913        16,726,061
    Accrued payroll and
     related
     obligations........            86,642                17,406           287,378
    Deferred revenue and
     other..............               --                    --          5,866,170
                               -----------           -----------      ------------
Net cash used in
 operating activities...        (2,471,246)             (886,935)      (16,268,654)
                               -----------           -----------      ------------
CASH FLOWS USED IN
 INVESTING ACTIVITIES
Capital expenditures....          (581,626)             (453,200)       (5,899,793)
CASH FLOWS PROVIDED BY
 FINANCING ACTIVITIES
Proceeds from issuance
 of preferred stock.....         6,500,001             1,500,000        39,991,372
Proceeds from issuance
 of common stock........            15,000                15,000            79,298
Proceeds from
 convertible note
 payable due to
 director...............           150,000                   --                --
Proceeds from (payments
 on) notes payable to
 founders...............           401,500                85,000          (401,500)
Proceeds from (payments
 on) convertible notes
 payable................           500,000                   --           (500,000)
Principal payments of
 capital lease
 obligations............           (11,884)                  --           (304,919)
                               -----------           -----------      ------------
Net cash provided by
 financing activities...         7,554,617             1,600,000        38,864,251
                               -----------           -----------      ------------
Net increase in cash and
 cash equivalents.......         4,501,745               259,865        16,695,804
Cash and cash
 equivalents at
 beginning of period....               --                    --          4,501,745
                               -----------           -----------      ------------
Cash and cash
 equivalents at end of
 period.................       $ 4,501,745           $   259,865      $ 21,197,549
                               ===========           ===========      ============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION
Cash paid for interest..       $    10,703           $     2,493      $    144,554
                               ===========           ===========      ============
SUPPLEMENTAL SCHEDULE OF
 NONCASH INVESTING AND
 FINANCING ACTIVITIES
Property and equipment
 acquired under capital
 lease obligations......       $   686,295           $   236,735      $  3,000,000
                               ===========           ===========      ============
Conversion of
 convertible note
 payable due to director
 to preferred stock.....       $       --            $       --       $    150,000
                               ===========           ===========      ============
Issuance of common stock
 in return for
 shareholder notes
 receivable.............       $       --            $       --       $    294,139
                               ===========           ===========      ============

                            See accompanying notes.

                             WEBTV NETWORKS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

  WebTV Networks, Inc. (the "Company") was incorporated in California on June 30, 1995 and operates an on-line service that enables consumers to experience the Internet through their televisions. Through September 1996, the Company was in the development stage.

  At December 31, 1996, the Company has incurred a net loss and, as of that date, had an accumulated deficit of $29,351,202. Company activities to date have been financed through a private placement of equity interests and loans, including loans from Company founders, a member of the board of directors and other parties. The Company's financing activities are described in Note 8.

 Basis of Presentation

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

UNAUDITED INTERIM FINANCIAL INFORMATION

  Information for the period from inception (June 30, 1995) to December 31, 1995 and as of and for the nine months ended December 31, 1996 is unaudited.
  The financial statements at December 31, 1996 and for the period from inception (June 30, 1995) to December 31, 1995 and the nine months ended December 31, 1996 include all adjustments that the Company considers necessary for a fair presentation of its financial position at such date and its operating results and cash flows for those periods. Results for the interim period are not necessarily indicative of results for the entire year.

SIGNIFICANT ACCOUNTING POLICIES

 Cash Equivalents

  The Company considers all highly liquid investments with an original maturity from date of purchase of three months or less to be cash equivalents. The Company's excess cash is invested in an uninsured money market account with a major international bank. Carrying value of cash and cash equivalents approximates market value.

 Inventories

  Inventories consist primarily of raw materials, which are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out cost method) or market value.

 Revenue Recognition and Concentration of Credit Risk

  The Company derives its revenues principally from on-line service, license and manufacturing revenue. On-line revenue consists primarily of fees charged to subscribers to the Company's on-line service and are recognized when services are provided. Advance payments for on-line services are deferred until the services are provided.

                             WEBTV NETWORKS, INC.

  Manufacturing revenue is recognized at the time products are shipped. Prepayments from licensees are deferred until the related product is shipped. License revenue consists of certain fees paid by licensees and is recognized ratably over the term of the agreements. All product and license revenue is generated by two parties which accounted for 58% and 40%, respectively, of total revenue for the nine months ended December 31, 1996.

  The Company's accounts receivable are from on-line service subscribers and licensees. The Company generally does not require collateral on accounts receivable. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. The concentration of credit risk with respect to on-line service accounts receivable is limited due to the large number of subscribers comprising the Company's subscriber base. Licensee accounts receivable consists of two multinational consumer electronics companies who have made timely payments to date. These two companies accounted for 65% and 12%, respectively, of accounts receivable at December 31, 1996.

  The Company generates all of its revenues in the United States.

 Cost of Revenues

  Cost of on-line service revenues consist of expenses related to the maintenance and support of the Company's network, data communications costs, customer support costs and royalties and commissions paid to information and service providers and licenses. Licensing and manufacturing cost of revenue consists primarily of the associated component and labor costs of the manufactured goods sold.

 Depreciation and Amortization

  Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets which approximates three years. Equipment purchased under capital lease obligations is amortized over the shorter of the lease term or the estimated useful lives of the related assets.

 Advertising Costs

  Costs related to advertising are expensed the first time an advertisement appears. Advertising expense was approximately $9,260,000 for the nine months ended December 31, 1996 (none for the period from inception (June 30, 1995) to March 31, 1996).

 Research and Development and Software Development Costs

  Research and development costs incurred to develop software and hardware products are charged to operations as incurred.

  Software development costs have been expensed in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility and ends when a product is available for general release to customers. Such costs have been immaterial to date.

 Stock Compensation

  The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee and director stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), requires use of option valuation models

                             WEBTV NETWORKS, INC.

that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Option grants to all others are accounted for under the fair value method prescribed by FAS 123.

 Net Loss Per Share

  Except as noted below, historical net loss per share is computed using the weighted-average number of common shares outstanding. Common equivalent shares from stock options, convertible preferred stock and warrants are excluded from the computation as their effect is antidilutive.

  Historical net loss per share information is as follows:

                                     PERIOD FROM     PERIOD FROM
                                      INCEPTION       INCEPTION    NINE MONTHS
                                   (JUNE 30, 1995) (JUNE 30, 1995)    ENDED
                                    TO MARCH 31,   TO DECEMBER 31, DECEMBER 31,
                                        1996            1995           1996
                                   --------------- --------------- ------------
   Net loss per share.............       $(0.24)         $(0.09)        $(1.49)
                                     ==========      ==========     ==========
   Shares used in computing net
    loss per share................   13,462,963      12,694,445     17,563,288
                                     ==========      ==========     ==========

  Pro forma net loss per share has been computed as described above and also gives effect to the conversion of convertible preferred shares issued using the as if-converted method. Such shares are included from the original date of issuance.

2. OTHER FAIR VALUE DISCLOSURES

  At December 31, 1996, the carrying value of notes receivable from shareholders approximates their fair value. The fair values of notes receivable from shareholders are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

3. PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost and consists of:

                                                         MARCH 31,  DECEMBER 31,
                                                            1996        1996
                                                         ---------- ------------
   Computer equipment................................... $  756,248 $ 7,686,066
   Office equipment, furniture and fixtures.............    175,984     963,593
   Purchased software...................................    279,548   1,074,693
   Leasehold improvements...............................     56,141     443,362
                                                         ---------- -----------
                                                          1,267,921  10,167,714
   Less accumulated depreciation and amortization.......    126,963   1,313,323
                                                         ---------- -----------
   Property and equipment, net.......................... $1,140,958 $ 8,854,391
                                                         ========== ===========

                             WEBTV NETWORKS, INC.

4. COMMITMENTS

  In December 1995, the Company entered into a $1,000,000 equipment lease line of credit, of which approximately $374,000 remains available at December 31, 1996. In addition, the Company entered into equipment lease lines of $2,000,000 and $1,000,000 in 1996 which were fully drawn down as of December 31, 1996. The arrangements are secured by the leased property and equipment of the Company.

  In conjunction with the 1996 equipment lease lines, the Company issued warrants to purchase common stock (see Note 6).

  Included in property and equipment are assets acquired under capital lease obligations with a cost and related accumulated amortization of approximately $686,000 and $12,000 and $3,686,000 and $476,000 at March 31, 1996 and
December 31, 1996, respectively.

  Future payments under operating and capital lease arrangements at December 31, 1996 are as follows:

                                                          OPERATING   CAPITAL
                                                            LEASES     LEASES
                                                          ---------- ----------
   Years ending March 31:
     1997 (three months remaining)....................... $  366,000 $  330,603
     1998................................................  1,321,920  1,375,863
     1999................................................  1,249,072  1,179,402
     2000................................................    983,048    859,158
     2001................................................    868,248    246,914
     Thereafter..........................................  1,242,302        --
                                                          ---------- ----------
   Total minimum payments................................ $6,030,590  3,991,940
                                                          ==========
   Less amount representing interest.....................               622,448
                                                                     ----------
   Present value of minimum payments.....................             3,369,492
   Less current portion..................................               916,830
                                                                     ----------
   Long-term portion.....................................            $2,452,662
                                                                     ==========

  Rent expense was approximately $26,000, $62,000 and $550,000 for the period from inception (June 30, 1995) to December 31, 1995, inception (June 30, 1995) to March 31, 1996 and the nine months ended December 31, 1996.

5. NOTES FROM FOUNDERS, SHAREHOLDERS AND OTHER PARTIES

  During the year ended March 31, 1996, the Company issued demand promissory notes to two founders totaling $401,500, net of repayments, for purposes of initial funding of the Company. These notes were repaid in April 1996.

  In February 1996, the Company issued convertible notes to four parties including a member of the board of directors and relatives of an officer of the Company for a total of $680,000. In March 1996, the Company repaid one of the notes totaling $30,000. In April and July 1996, the Company repaid the remaining notes (with the exception of the note due to the director) totaling $500,000. In April 1996, the note due to the director was converted into 92,025 shares of Series B redeemable convertible preferred stock at a per share price of $1.63.

  In conjunction with the issuance of certain of these notes, the Company issued warrants to purchase common stock (see Note 6).

                             WEBTV NETWORKS, INC.

6. SHAREHOLDERS' EQUITY

PREFERRED STOCK

  In September and October 1995, under a stock purchase agreement, the Company issued 1,510,533 shares of Series A redeemable convertible preferred stock ("Series A preferred stock") at a price of $0.993 per share. In March and April 1996, under a stock purchase agreement, the Company issued 5,576,682 shares of Series B redeemable convertible preferred stock ("Series B preferred stock") at a price of $1.63 per share. Additionally in April 1996, a $150,000 convertible note due to a member of the board of directors was converted into 92,025 shares of Series B redeemable convertible preferred stock. Also, in July and August of 1996, warrants issued in April 1996 were exercised to purchase 648,000 Series B redeemable convertible preferred shares at an exercise price of $2.50 per share. In September 1996, under a stock purchase agreement, the Company issued 4,819,538 shares of Series C convertible preferred stock ("Series C preferred stock") at a price of $7.113 per share.

  Each share of Series A, Series B and Series C preferred stock is convertible, at the option of the holder, into common stock, as determined by dividing $0.993, $1.63 and $7.113, respectively, plus an amount equal to all declared but unpaid dividends on each share into the number of outstanding shares. The price at which common stock shall be deliverable upon conversion of the Series A, Series B and Series C is $0.9027, $1.63 and $7.113, respectively, subject to certain adjustments for dilution, if any, resulting from future stock issuances. The outstanding shares of preferred stock automatically convert into common stock either upon the close of business on the day immediately preceding the closing of an underwritten public offering of common stock under the Securities Act of 1933 in which the Company receives at least $10,000,000 in gross proceeds and the price per share is at least $7.50.

  Series A, Series B and Series C preferred shareholders are entitled to noncumulative dividends of $0.0794, $0.1141 and $0.4979, respectively, per share. Dividends will be paid only when declared by the board of directors out of legally available funds. No dividends have been declared as of December 31, 1996.

  The Series A, Series B and Series C preferred shareholders are entitled to receive, upon liquidation, an amount per share equal to the issuance price, plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed pro rata among the common shareholders. If the assets or property were not sufficient to allow full payment to the Series A, Series B and Series C shareholders, the available assets shall be distributed ratably among the Series A, Series B and Series C shareholders.

  The Series A, Series B and Series C preferred shareholders have voting rights equal to the common shares issuable upon conversion.

  The Company is required to redeem the outstanding Series A and Series B preferred shares at an amount equal to the issuance price plus all declared but unpaid dividends in four annual installments beginning in March 2003.

COMMON STOCK

  At December 31, 1996, the Company has reserved 12,797,881 shares of its common stock for issuance upon conversion of its Series A, Series B and Series C preferred stock, 1,998,452 common shares for issuance under the 1996 Stock Incentive Plan and 139,000 shares for issuance of common stock upon the exercise of outstanding warrants to purchase common stock and convertible preferred stock.

                             WEBTV NETWORKS, INC.

STOCK WARRANTS

  In connection with the issuance of convertible notes in February 1996 as discussed in Note 5, the Company issued warrants to purchase a total of 53,000 shares of common stock, subject to adjustments for stock splits and other reclassifications in capitalization, at an exercise price of $0.05 per share. The warrants will be delivered on or before the respective maturity dates of the convertible promissory notes and may be exercised at any time on or before the expiration of one year following the issuance to the respective holders. Shares issued upon exercise of warrants will be subject to the Company's right of first refusal to purchase these shares prior to an initial public offering by the Company. The shares of common stock issuable to the holders pursuant to the exercise of these warrants are subject to the Company's right of first refusal to purchase the shares, at the market price, prior to the Company's initial public offering.

  In connection with equipment lease line financing in June 1996, as discussed in Note 4, the Company issued warrants to purchase a total of 86,000 shares of Series B redeemable convertible preferred stock, subject to adjustments for stock splits and other recapitalization, at an exercise price of $2.50, $5.00 and $7.113 per share for 46,000, 20,000 and 20,000 shares, respectively.

  The value ascribed to these warrant issuances was determined by the Company to be immaterial for financial statement purposes.

  At December 31, 1996, there were 139,000 warrants outstanding.

1996 STOCK INCENTIVE PLAN

  Under the 1996 Stock Incentive Plan (the "Plan"), which was adopted in February 1996, options may be granted for common stock or common stock may be issued, pursuant to actions by the board of directors, to directors, consultants, advisors, and employees of the Company. Options granted are either incentive stock options or nonstatutory stock options and are exercisable within the times or upon the events determined by the board of directors as specified in each option agreement. Incentive stock options granted under the Plan are at prices not less than 100% of the fair value at the date of grant. Nonstatutory options granted under the Plan are at prices not less than 85% of the fair value on the date of the grant, as determined by the board of directors. Stock options granted to a 10% shareholder shall not be less than 110% of the fair value at the date of grant. Options vest over a period of time as determined by the board of directors, generally four years. The term of the Plan is ten years.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                             WEBTV NETWORKS, INC.

  The effect of applying the FASB statement's minimum value method to the Company's stock option grants did not result in pro forma net loss and loss per share that are materially different from historical amounts reported. Therefore, such pro forma information is not separately presented herein. Future pro forma net income and earnings per share results may be materially different from actual amounts reported.

  Plan transactions were as follows:

                                           OUTSTANDING STOCK OPTIONS   WEIGHTED-
                                           ---------------------------  AVERAGE
                                 SHARES     NUMBER OF     PRICE PER    PRICE PER
                               AVAILABLE     SHARES         SHARE        SHARE
                               ----------  ------------ -------------- ---------
   Original authorization of
    shares...................   3,180,188
     Additional shares
      authorized for
      issuance...............   1,819,812
     Options granted.........  (2,660,849)   2,660,849      $0.05       $ 0.05
                               ----------  -----------  --------------  ------
   Balance at March 31, 1996.   2,339,151    2,660,849      $0.05       $ 0.05
     Additional shares
      authorized for
      issuance...............   1,000,000
     Options granted.........  (3,409,242)   3,409,242  $0.05 - $1.00   $0.418
     Options exercised.......         --    (4,001,548) $0.05 - $0.16   $0.093
     Options canceled........     305,768     (305,768) $0.05 - $1.00   $0.145
                               ----------  -----------  --------------  ------
   Balance at December 31,
    1996.....................     235,677    1,762,775  $0.05 - $1.00   $ 0.65
                               ==========  ===========  ==============  ======

  The weighted-average contractual life of options outstanding and exercisable at December 31, 1996 is as follows:

                                                                    OPTIONS
                                         OPTIONS OUTSTANDING      EXERCISABLE
                                      -------------------------- --------------
                                                      WEIGHTED-
                                         OPTIONS       AVERAGE      OPTIONS
                                      OUTSTANDING AT  REMAINING  EXERCISABLE AT
   EXERCISE                            DECEMBER 31,  CONTRACTUAL  DECEMBER 31,
    PRICES                                 1996         LIFE          1996
   --------                           -------------- ----------- --------------
                                                     (IN YEARS)
   $0.05.............................     148,325       9.25        148,325
   $0.16.............................     107,750       9.50         17,750
   $0.50.............................     636,500       9.70         13,150
   $0.75.............................     296,600       9.80          5,000
   $1.00.............................     573,600       9.90            --
                                        ---------       ----        -------
                                        1,762,775       9.73        184,225
                                        =========       ====        =======

  At December 31, 1996, there were 3,203,614 shares subject to repurchase under the Plan; there were none at March 31, 1996.

7. INCOME TAXES

  As of December 31, 1996, the Company had federal net operating loss carryforwards of approximately $26,700,000. The federal net operating loss carryforwards will expire at various dates beginning in 2011 through 2012, if not utilized.

                             WEBTV NETWORKS, INC.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

  Significant components of the Company's deferred tax assets are as follows:

                                                     MARCH 31,    DECEMBER 31,
                                                        1996          1996
                                                     -----------  -------------
   Net operating loss carryforwards................. $ 1,200,000  $  9,900,000
   Research credits.................................         --        300,000
   Capitalized research expenses....................         --        800,000
                                                     -----------  ------------
     Total deferred tax assets......................   1,200,000    11,000,000
   Valuation allowance for deferred tax assets......  (1,200,000)  (11,000,000)
                                                     -----------  ------------
   Net deferred tax assets.......................... $       --   $        --
                                                     ===========  ============

  Because of the Company's lack of earnings history, the deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $1,200,000 during the period from inception (June 30, 1995) to March 31, 1996.

  Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

8. SUBSEQUENT EVENTS (UNAUDITED)

  In January 1997, the Board of Directors approved an increase in the number of common shares available for issuance under the 1996 Stock Incentive Plan of 2,000,000 shares.

  In February and March 1997, the Company entered into two new master lease agreements which provide $2,000,000 each and include warrants to purchase 16,871 and 19,682 shares, respectively, of Series C convertible preferred stock at an exercise price of $7.113 per share.

  In March 1997, under a stock purchase agreement, the Company issued 1,343,570 Series D convertible preferred shares at a price of $10.42 per share. These shares have the same rights and privileges as Series C convertible preferred stock.

  In April 1997, the Company and certain shareholders entered into an Agreement and Plan of Recapitalization (the "Recapitalization Agreement") with Microsoft Corporation ("Microsoft"). Pursuant to the Recapitalization Agreement, the Company will undergo a reorganization of its capital ("the Recapitalization"). If the Recapitalization is approved, the following will occur:

  . Holders of vested common shares of the Company may elect to receive $12.841 per share in cash directly from Microsoft or receive in the Recapitalization the equivalent value per share in new Class A common shares of the Company which will be exchangeable for Microsoft Common shares initially on a one-to-one basis;

  . Holders of unvested common shares of the Company will receive in the Recapitalization $12.841 per share in value in new Class A Common Shares of the Company which will be exchangeable for Microsoft common shares initially on a one-to-one basis;

                             WEBTV NETWORKS, INC.

  . Holders of options to purchase common shares of the Company will receive replacement nonqualified options for Microsoft common shares;

  . Holders of preferred shares of the Company may elect to receive $13.686 per share in cash directly from Microsoft or alternatively receive $13.686 per share in cash from WNI in the Recapitalization;

  . Holders of common shares of the Company or preferred shares of the Company may exercise dissenters' rights by not voting in favor of the Recapitalization and strictly following the statutory procedures of the Company under California law; and

  . Holders of warrants to purchase capital shares of the Company may either elect to receive $13.686 per share in cash less any applicable exercise price (whether in cash or through a net exercise) directly from Microsoft or alternatively receive the same cash payment from WNI in the Recapitalization.

  In April 1997, in conjunction with the Recapitalization Agreement, Microsoft and the Company entered into a Line of Credit Agreement (the "Credit Agreement"), pursuant to which Microsoft agreed to loan the Company, on a revolving basis, up to $30,000,000 (the "Loan"). Interest on the outstanding balance on the Loan will accrue at a rate of ten percent (10%). The Loan is secured by a security interest granted by the Company to Microsoft, pursuant to a Security Agreement, covering all of the Company's Intellectual Property (as defined in the Recapitalization Agareement). The principal and interest of the Loan is payable in full at the Closing of the Recapitalization Agreement. In the event the Recapitalization Agreement is terminated, the principal and interest of the Loan is repayable as follows: (i) if the Company terminates the Recapitalization Agreement without cause, all outstanding principal and interest on the Loan is due and payable within ten (10) days of the termination; (ii) if the Reorganization Agreement is terminated other than by the Company without cause, all principal and interest on the Loan is due and payable on that date eighteen (18) months after the effective date of such termination. Microsoft may elect to forgive any of the Loan payable and such forgiveness shall be treated as an offset against any Termination Fee, Break-up Fee or other fee obligations to the Company pursuant to the Recapitalization Agreement (as such terms are defined in the Recapitalization Agreement).

  Microsoft has also agreed that after the Recapitalization is consummated that additional options to purchase Microsoft common shares will be granted to the Company's employees so that those employees (other than the principal shareholders) who held common shares of the Company and options to purchase common shares of the Company on April 5, 1997 will receive aggregate consideration of approximately $31,774,000.

  Immediately following the effective date of the recapitalization, the Company will be a controlled subsidiary of Microsoft and the Company expects that its existing operations will be the same in all material respects. Although Microsoft officers will be appointed to serve on the board of directors, current management expects that it will continue to manage the Company after the recapitalization. In addition, the Company will be engaged in the same lines of business with the same assets.

                                                                      APPENDIX A


                             MICROSOFT CORPORATION

                              WEBTV NETWORKS, INC.

                                      AND

                            CERTAIN SHAREHOLDERS OF
                              WEBTV NETWORKS, INC.

                     AGREEMENT AND PLAN OF RECAPITALIZATION

                           DATED AS OF APRIL 5, 1997

                               TABLE OF CONTENTS

 1.  THE RECAPITALIZATION................................................   A-2
     1.1 Effective Time of the Recapitalization..........................   A-2
     1.2 Closing.........................................................   A-2
     1.3 Conversion of Company Securities................................   A-2
     1.3.1Exchangeable Shares for Common Shares..........................   A-2
     1.3.2Cash for Preferred Shares and Warrants and Electing Common
     Shares..............................................................   A-3
     1.3.3Company Options................................................   A-3
     1.3.4Restricted Shares..............................................   A-3
     1.4 Capital Contributions and Issuance of Shares to Microsoft.......   A-4
     1.5 Escrow Agreement................................................   A-4
     1.6 Dissenter Rights................................................   A-4
     1.7 Fractional Shares...............................................   A-5
     1.8 Exchange of Certificates........................................   A-5
     1.8.1Exchange Agent.................................................   A-5
     1.8.2Company to Provide Common Shares...............................   A-5
     1.8.3Exchange Procedures............................................   A-5
     1.8.4No Further Ownership Rights in Company Shares..................   A-6
     1.8.5Return to Company..............................................   A-6
     1.9 Tax-Free Reorganization.........................................   A-6
 2.  REPRESENTATIONS AND WARRANTIES......................................   A-6
     2.1 Representations and Warranties of Company and Principal
     Shareholders........................................................   A-6
     2.1.1Organization, Standing and Power...............................   A-6
     2.1.2Capital Structure..............................................   A-7
     2.1.3Authority......................................................   A-8
     2.1.4Compliance with Laws and Other Instruments.....................   A-8
     2.1.5Technology.....................................................   A-9
     2.1.6Financial Statements...........................................  A-10
     2.1.7Taxes..........................................................  A-10
     2.1.8 Information Supplied..........................................  A-11
     2.1.9Absence of Certain Changes and Events..........................  A-12
     2.1.10Leases in Effect..............................................  A-12
     2.1.11Personal Property.............................................  A-12
     2.1.12Certain Transactions..........................................  A-12
     2.1.13Litigation and Other Proceedings..............................  A-13
     2.1.14Major Contracts ..............................................  A-13
     2.1.15Insurance and Banking Facilities..............................  A-14
     2.1.16Employees.....................................................  A-14
     2.1.17Employee Benefit Plans........................................  A-14
     2.1.18Certain Agreements............................................  A-15
     2.1.19Guarantees and Suretyships....................................  A-15
     2.1.20Brokers and Finders...........................................  A-15
     2.1.21Certain Payments..............................................  A-15
     2.1.22Distributors, Brokers and Customers...........................  A-15
     2.1.23Environmental Matters.........................................  A-15
     2.1.24Disclosure....................................................  A-16
     2.1.25Reliance......................................................  A-16
     2.1.26Subscribers...................................................  A-16
     2.2 Representations and Warranties of Microsoft.....................  A-16
     2.2.1Organization, Standing and Power...............................  A-17
     2.2.2Authority......................................................  A-17

     2.2.3Compliance with Laws and Other Instruments.....................  A-17
     2.2.4SEC Documents, Financial Statements............................  A-17
     2.2.5Information Supplied...........................................  A-17
     2.2.6No Defaults....................................................  A-18
     2.2.7No Material Adverse Change.....................................  A-18
     2.2.8Disclosure.....................................................  A-18
     2.2.9Reliance.......................................................  A-18
 3.  COVENANTS OF COMPANY................................................  A-18
     3.1 Conduct of Business.............................................  A-18
     3.1.1Ordinary Course................................................  A-18
     3.2 Dividends, Issuance of or Changes in Securities.................  A-19
     3.3 Governing Documents.............................................  A-19
     3.4 No Dispositions.................................................  A-20
     3.5 Indebtedness....................................................  A-20
     3.6 Compensation....................................................  A-20
     3.7 Claims..........................................................  A-20
     3.8 Breach of Representation and Warranties.........................  A-20
     3.9 Consents........................................................  A-20
     3.10 Tax Returns and Payments.......................................  A-20
     3.11 Shareholder Approval...........................................  A-20
     3.12 Preparation of Disclosure and Solicitation Materials...........  A-21
     3.13 Exclusivity; No Acquisitions...................................  A-21
     3.14 Notice of Events...............................................  A-21
     3.15 Modification or Dissolution of Contracts.......................  A-21
     3.16 Best Efforts...................................................  A-21
     3.17 Resignations...................................................  A-22
     3.18 Negotiations With Fujitsu......................................  A-22
 4.  COVENANTS OF MICROSOFT..............................................  A-22
     4.1 Breach of Representations and Warranties........................  A-22
     4.2 Consents........................................................  A-22
     4.3 Best Efforts....................................................  A-22
     4.4 Officers and Directors..........................................  A-22
     4.5 Nasdaq Listing..................................................  A-22
     4.6 Request for No Action Letter....................................  A-23
     4.7 Line of Credit..................................................  A-23
 5.  ADDITIONAL AGREEMENTS...............................................  A-23
     5.1 Legal Conditions to the Recapitalization........................  A-23
     5.2 Employee Benefits...............................................  A-23
     5.3 Expenses........................................................  A-24
     5.4 Additional Agreements...........................................  A-24
     5.5 Public Announcements............................................  A-24
     5.6 HSR Act Filing..................................................  A-24
     5.6.1Filings and Cooperation........................................  A-24
     5.6.2Best Efforts...................................................  A-25
     5.7 Preparation of Proxy Statement and S-4..........................  A-25
     5.8 Access to Properties and Records................................  A-25
     5.9 Completion of Audit.............................................  A-26
 6.  CONDITIONS PRECEDENT................................................  A-26
     6.1 Conditions to Each Party's Obligation to Effect the
     Recapitalization....................................................  A-26
     6.1.1Governmental Approvals.........................................  A-26
     6.1.2No Restraints..................................................  A-26
     6.1.3Stockholder Approval...........................................  A-26
     6.1.4Securities Laws................................................  A-26

     6.2 Conditions of Obligations of Microsoft..........................  A-27
     6.2.1Representations and Warranties of Company and the Principal
     Shareholders........................................................  A-27
     6.2.2Performance of Obligations of Company and the Principal
     Shareholders........................................................  A-27
     6.2.3Employment of Developers.......................................  A-27
     6.2.4Affiliates.....................................................  A-27
     6.2.5Opinion of Counsel.............................................  A-27
     6.2.6Employment and Noncompetition Agreements.......................  A-27
     6.2.7Consents.......................................................  A-28
     6.2.8Termination of Rights and Certain Securities...................  A-28
     6.2.9License of Technology..........................................  A-28
     6.2.10Rights and Preferences of Company Preferred Shares............  A-28
     6.2.11Execution of Escrow Agreement.................................  A-28
     6.2.12Tax-Free Reorganization.......................................  A-28
     6.3 Conditions of Obligation of Company.............................  A-28
     6.3.1Representations and Warranties of Microsoft....................  A-28
     6.3.2Performance Obligations of Microsoft...........................  A-28
     6.3.3Opinion of Microsoft's Counsel.................................  A-28
     6.3.4Tax-Free Reorganization........................................  A-29
     6.3.5Nasdaq Listing.................................................  A-29
     6.3.6Make-Well Agreement............................................  A-29
 7.  INDEMNIFICATION.....................................................  A-29
     7.1 Indemnification Relating to Agreement...........................  A-29
     7.2 Third Party Claims..............................................  A-29
     7.3 Notice of Claims................................................  A-30
     7.4 Binding Effect..................................................  A-30
     7.5 Time Limit......................................................  A-30
     7.6 Limits of Indemnification.......................................  A-31
     7.7 Tax Consequences................................................  A-31
     7.8 Sole Remedy.....................................................  A-31
     7.9 Duty to Mitigate................................................  A-31
 8.  TERMINATION.........................................................  A-31
     8.1 Mutual Agreement................................................  A-31
     8.2 Failure to Obtain Shareholder Approval..........................  A-31
     8.3 Termination by Microsoft........................................  A-32
     8.4 Termination by Company..........................................  A-32
     8.5 Unlawful Transaction............................................  A-32
     8.6 Outside Date....................................................  A-32
     8.7 Effect of Termination...........................................  A-32
     8.7.1Obligations Upon Termination...................................  A-32
     8.7.2Termination Without Breach.....................................  A-32
     8.7.3Termination by Company Without Cause...........................  A-33
     8.7.3.1 Right to Consideration Upon Sale of Company.................  A-33
     8.7.3.2 Definition of Acquired......................................  A-33
     8.7.3.3 Amount of Consideration.....................................  A-33
     8.7.3.4 Payment of Consideration....................................  A-34
     8.7.3.5 Exclusive Remedy............................................  A-34
     8.7.4Termination by Microsoft Without Cause.........................  A-34
     8.7.5Additional Fee With Respect to Fujitsu.........................  A-34
 9.  MISCELLANEOUS.......................................................  A-35
     9.1 Entire Agreement................................................  A-35
     9.2 Governing Law...................................................  A-35
     9.3 Notices ........................................................  A-35

     9.4 Severability.....................................................  A-36
     9.5 Survival of Representations and Warranties.......................  A-36
     9.6 Assignment.......................................................  A-36
     9.7 Counterparts.....................................................  A-36
     9.8 Amendment........................................................  A-36
     9.9 Extension, Waiver................................................  A-36
     9.10 Interpretation..................................................  A-36
     9.11 Attorneys' Fees.................................................  A-37

                                 DEFINED TERMS

                                                                          PAGE
TERM                                                                     DEFINED
----                                                                     -------
1991 Plan...............................................................   A-3
acquired................................................................  A-33
Acquisition Transaction.................................................  A-21
Additional Fee..........................................................  A-34
affiliate...............................................................   A-6
Affiliate Agreements....................................................  A-27
Affiliates..............................................................  A-27
Agreement...............................................................   A-2
Antitrust Laws..........................................................  A-25
blue sky................................................................   A-8
Break-up Fee............................................................  A-25
Business Condition......................................................   A-7
Certificate or Certificates.............................................   A-5
Charter Documents.......................................................   A-7
Class B Common Shares...................................................   A-4
Closing.................................................................   A-2
Closing Date............................................................   A-2
Code....................................................................   A-7
Company.................................................................   A-2
Company Common Share Equivalents........................................   A-7
Company Common Shares...................................................   A-7
Company Disclosure Schedule.............................................   A-6
Company Options.........................................................   A-7
Company Preferred Shares................................................   A-7
Company Restricted Shares...............................................   A-3
Company Shareholders Meeting............................................  A-21
Company Shares..........................................................   A-7
Company Stock Option Plan...............................................   A-7
Company Voting Debt.....................................................   A-8
Company Warrants........................................................   A-7
Confidentiality Agreement...............................................  A-26
Consents................................................................   A-8
Effective Time..........................................................   A-2
Eligible Dissenting Shares..............................................   A-4
ERISA...................................................................  A-14
Escrow Agent............................................................   A-5
Escrow Agreement........................................................   A-4
Escrow Amount...........................................................   A-4
Exchange Act............................................................   A-8
Exchange Agent..........................................................   A-5
Exchange Ratio..........................................................   A-2
Exchangeable Shares.....................................................   A-2
Financial Statements....................................................  A-10
Governmental Entity.....................................................   A-8
Hazardous Material......................................................  A-16
Holder..................................................................  A-29
Holders' Representative.................................................  A-29
HSR Act.................................................................   A-8

                                                                          PAGE
TERM                                                                     DEFINED
----                                                                     -------
Indemnifiable Amounts...................................................  A-29
IRS.....................................................................  A-11
Lease...................................................................  A-12
Leases..................................................................  A-12
Line of Credit..........................................................  A-23
liquidation rights......................................................  A-33
Microsoft...............................................................   A-2
Microsoft Closing Price.................................................   A-2
Microsoft Common Shares.................................................   A-3
Microsoft Disclosure Schedule...........................................  A-16
Microsoft Options.......................................................   A-3
multiemployer plan......................................................  A-14
Net Acquisition Proceeds................................................  A-33
Optionee................................................................   A-3
Order...................................................................  A-25
Outside Date............................................................  A-32
Plan....................................................................  A-14
plan of reorganization..................................................   A-7
Principal Shareholders..................................................   A-2
prohibited transaction..................................................  A-14
Proxy Statement.........................................................  A-11
Proxy Statement/Prospectus..............................................  A-11
Real Property...........................................................  A-15
Recapitalization........................................................   A-2
Recapitalization Documents..............................................   A-2
Related Agreements......................................................   A-8
reorganization..........................................................   A-7
S-4.....................................................................  A-11
SEC.....................................................................   A-8
SEC Documents...........................................................  A-17
Securities Act..........................................................   A-6
Series A Shares.........................................................   A-7
Series B Shares.........................................................   A-7
Series C Shares.........................................................   A-7
Series D Shares.........................................................   A-7
Significant Subsidiaries................................................  A-17
single-employer plan....................................................  A-14
Statutory Tax Period....................................................  A-30
Subsidiary..............................................................   A-7
tax and taxes...........................................................  A-11
Tax Claims..............................................................  A-30
Termination Fee.........................................................  A-32
Intellectual Property...................................................   A-9
Third Party.............................................................  A-33
Threshold Amount........................................................  A-31
Total Aggregate Consideration...........................................  A-33
Voting Agreements.......................................................  A-21
voting power............................................................  A-33

                    AGREEMENT AND PLAN OF RECAPITALIZATION

  AGREEMENT AND PLAN OF RECAPITALIZATION, DATED AS OF April 5, 1997 (this "AGREEMENT"), by and among Microsoft Corporation, a Washington corporation ("MICROSOFT"), WebTV Networks, Inc., a California corporation ("COMPANY"), and the undersigned shareholders of Company (the "PRINCIPAL SHAREHOLDERS").

                                   RECITALS

  INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Microsoft, Company, and the Principal Shareholders hereby agree as follows:

                            1. THE RECAPITALIZATION

1.1 EFFECTIVE TIME OF THE RECAPITALIZATION.


  Amended and Restated Articles of Incorporation and any other required documents (collectively the "RECAPITALIZATION DOCUMENTS"), consistent with the term sheet attached as Exhibit 1.1, or in such other form as is reasonably satisfactory to the parties, will be duly prepared, executed and acknowledged by Company and thereafter delivered to the Secretary of State of California as soon as practicable on the Closing Date (as defined in Section 1.4) (the "RECAPITALIZATION"). The Recapitalization will become effective at such time as the Recapitalization Documents have been filed with the Secretary of State of California or at such time thereafter as is provided in the Recapitalization Documents (the "EFFECTIVE TIME"). Solely for purposes of clarification, Company and the Principal Shareholders acknowledge and agree that Microsoft will have no obligation to make any payment or issue any shares pursuant to the Recapitalization or this Agreement until the Recapitalization has been confirmed in writing by the Secretary of State of California.

1.2 CLOSING.

  The execution and delivery of the documents required to effectuate the transactions contemplated by this Agreement (the "CLOSING") will take place at 10:00 a.m. local time as soon as practicable after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article 6, that by their terms are not to occur at the Closing (the "CLOSING DATE"), but in no event more than two business days following the satisfaction of such last condition, at the offices of Preston Gates & Ellis LLP, Seattle, Washington, unless another time, date or place is agreed to in writing by the parties hereto.

1.3 CONVERSION OF COMPANY SECURITIES.

  1.3.1 EXCHANGEABLE SHARES FOR COMMON SHARES.

  Each of the issued and outstanding Company Common Shares (as defined in Section 2.1.2), other than vested Company Common Shares of holders who elect to receive cash pursuant to Section 1.3.2, shall, at the Effective Time, by virtue of the Recapitalization, be converted, without any action on the part of the holders thereof, into, and Company shall thereupon issue to the holders of Company Common Shares, a number of Company Class A Common Shares (the "EXCHANGEABLE SHARES") having the rights, privileges and conditions set forth in the Recapitalization Documents pursuant to an exchange ratio determined by dividing $12.841 by the Microsoft Closing Price (the "EXCHANGE RATIO"). The "MICROSOFT CLOSING PRICE" shall be the average closing price as publicly reported by the Nasdaq Stock Market as of 4:00 p.m. Eastern Time over the twenty consecutive trading days ending two trading days prior to the Closing. (The following example is inserted solely for purposes of clarification of the preceding sentence: assume the Closing Date is Friday, June 27, 1997, then the specified twenty (20) trading day period will end on and include Wednesday, June 25, 1997.)

  1.3.2 CASH FOR PREFERRED SHARES AND WARRANTS AND ELECTING COMMON SHARES.

  Each of the issued and outstanding Company Preferred Shares (as defined in Section 2.1.2) shall, at the Effective Time, by virtue of the Recapitalization, be converted, without any action on the part of the holders thereof, into the right to receive $13.686 per share (determined on an as-if-converted to Company Common Shares basis) in cash. Subject to each of their terms, each issued and outstanding Company Warrant (as defined in Section 2.1.2) shall, at the Effective Time, by virtue of the Recapitalization, be converted, without any action on the part of the holders thereof, into the right to receive $13.686 per share (determined on an as-if-exercised and converted to Company Common Shares basis) in cash, less any applicable exercise price (whether in cash or through a net exercise) with respect to such Company Warrants. Holders of Company Common Shares other than Company Restricted Shares (as defined in Section 1.3.4) may elect effective at the Effective Time by the execution of documentation to be provided by the Company at the time the Proxy Statement (as defined in Section 2.1.8) shall be mailed to the Company's shareholders to receive $12.841 per share in lieu of receiving Exchangeable Shares pursuant to Section 1.3.1. If no election to receive cash shall be received by any holder of eligible Company Common Shares, prior to the Effective Time, such holder shall be deemed to have elected to receive Exchangeable Shares pursuant to Section 1.3.1 above. Company agrees that, alternatively, Microsoft may make an offer to purchase Company Preferred Shares, Company Warrants and Company Common Shares which are eligible and elect to receive cash directly from holders of such shares.

  1.3.3 COMPANY OPTIONS.

  At the Effective Time, each of the then outstanding Company Options (as defined in Section 2.1.2) will by virtue of the Recapitalization, and without any further action on the part of any holder thereof, be replaced by one or more nonqualified stock options ("MICROSOFT OPTIONS") to purchase that number of Microsoft common shares, $.000025 par value ("MICROSOFT COMMON SHARES"), determined by multiplying the number of Company Common Shares subject to each Company Option at the Effective Time by the Exchange Ratio, and at an exercise price per Microsoft Common Share equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio. Each Microsoft Option will be issued pursuant to the Microsoft 1991 Employee Stock Option Plan, as amended (the "1991 PLAN"). If the foregoing calculations result in a replaced Company Option being exercisable for a fraction of a Microsoft Common Share, then the number of Microsoft Common Shares subject to such option will be rounded to the nearest whole number of Microsoft Common Shares. The vesting schedule for the replacement Microsoft Options for each holder of Company Options is set forth on Schedule 1.3.3 and the form of the replacement option is attached as Exhibit 1.3.3. Each recipient of a replacement Microsoft Option will be deemed to be an "OPTIONEE" under the 1991 Plan and will be granted the right to exercise any unexercised replacement Microsoft Options for three (3) months after termination by Company or Microsoft, whichever occurs later, but in no event later than the expiration date of such option which will be the same date as provided for in the Company Option.

  In addition to the Microsoft Options issued in replacement of Company Options pursuant to the preceding paragraph Microsoft shall grant additional Microsoft Options so that the total aggregate value in Exchangeable Shares, cash or Microsoft Options received by holders (other than Principal Shareholders) of Company Common Shares and/or Company Options equals $17.62 per Company Common Share Equivalent, which amount in the aggregate shall equal not more than $31,774,000.

  Microsoft will cause the Microsoft Options issued in replacement of the Company Options to be issued as soon as practicable after the Effective Time, pursuant to a then effective registration statement on Form S-8 for the 1991 Plan, and will cause such registration statement to remain effective for so long as such replacement Microsoft Options remain outstanding.

  1.3.4 RESTRICTED SHARES.

  Company Shares which are subject to repurchase by Company in the event a Company employee ceases to be employed by Company ("COMPANY RESTRICTED SHARES") shall be converted into Exchangeable Shares on the same basis as provided in Section 1.3.1 and shall be registered in the holder's name, but shall be held by

Company pursuant to existing agreements in effect as of the date of this Agreement; provided, however, that the existing agreements with the Principal Shareholders shall be modified in the manner set forth in Exhibit 3.15. Holders of the Company Restricted Shares are set forth on Schedule 1.3.4., along with the vesting schedule for such shares.

1.4 CAPITAL CONTRIBUTION AND ISSUANCE OF SHARES TO MICROSOFT.

  At the Closing Microsoft shall transfer cash, in the form of immediately available funds, equal to not less than the amount required to satisfy the conversion rights of holders of Company Preferred Shares, Company Warrants and Company Common Shares which are eligible and elect to convert to cash pursuant to Section 1.3.2. At the Closing Microsoft shall also transfer, at its election, either Microsoft Common Shares equal to not less than the amount required to satisfy the exchange rights of the Exchangeable Shares issued pursuant to Section 1.3.1 and the Exchangeable Shares issued to Microsoft pursuant to the next sentence, or cash, in the form of immediately available funds, equal to not less than the amount required to purchase such Microsoft Common Shares at the Microsoft Closing Price. Such Microsoft Common Shares or cash shall be held by the Company on a segregated basis earmarked solely to satisfy the Company's obligations in connection with the exchange rights of the holders of Exchangeable Shares following the Effective Time. In consideration for such transfers Microsoft shall receive: one or more Company "CLASS B COMMON SHARES" which shall have the rights, privileges and conditions as provided for in the Recapitalization Documents and such other shares as Microsoft may deem appropriate.

1.5 ESCROW AGREEMENT.

  Fifty Million Dollars ($50,000,000) in value, allocated between Exchangeable Shares (valued at the Microsoft Closing Price) and cash in the same manner as the total amounts to be provided under Sections 1.3.1 and 1.3.2 are allocated (the "ESCROW AMOUNT"), will be withheld from the Exchangeable Shares and cash to be issued in the conversion of the Company Shares pursuant to Section 1.3 and shall be deposited with the Exchange Agent (as defined in Section 1.8.1) pursuant to an escrow agreement in substantially the form attached as Exhibit
1.5 ("ESCROW AGREEMENT,") solely to serve as a fund to satisfy possible claims by Microsoft for indemnification pursuant to Article 7. Deductions from the Escrow Amount shall be made on a pro rata basis (i.e., an equal amount per each Company Common Share Equivalent, as defined in Section 2.1.2) from all holders of Company Shares and Company Warrants. In no event shall any holder of Company Shares or Company Warrants be required to contribute more than such holder's pro rata portion of the Escrow Amount as of the Effective Time.

1.6 DISSENTER RIGHTS.

  Notwithstanding any provision of this Agreement to the contrary, any holder of Company Common Shares or Company Preferred Shares that are outstanding on the record date for the determination of those shares entitled to vote for or against the Recapitalization who has demanded and perfected appraisal rights for such shares in accordance with California law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal right ("ELIGIBLE DISSENTING SHARES"), shall not be converted into or represent a right to receive Exchangeable Shares or cash pursuant to Section 1.3, but rather the holder thereof shall only be entitled to such rights as are granted by California law.

  Notwithstanding the foregoing, if any holder of Company Common Shares or Company Preferred Shares who demands appraisal of such shares under California law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Exchangeable Shares or cash in accordance with Section 1.3 hereof, without interest thereon, upon surrender of the certificate representing such Company Common Shares or Company Preferred Shares in the manner provided in Section 1.8.

  Company shall give Microsoft (i) prompt notice of any written demands for appraisal of any Company Common Shares or Company Preferred Shares, withdrawals of such demands, and any other instruments served pursuant to California law and received by Company which relate to any such demand for appraisal and (ii) the opportunity to participate in and/or direct all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under California law. Company shall not, except with prior written consent of Microsoft or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Common Shares or Company Preferred Shares or offer to settle or settle any such demands.

1.7 FRACTIONAL SHARES.

  No fractional Exchangeable Shares will be issued in the Recapitalization. In lieu of such issuance, all Exchangeable Shares issued to the holders of Company Common Shares pursuant to the terms of this Agreement shall be rounded to the closest whole Exchangeable Share.

1.8 EXCHANGE OF CERTIFICATES.

  1.8.1 EXCHANGE AGENT.

  Prior to the Closing Date, Company shall appoint ChaseMellon Shareholder Services LLC., or other company reasonably satisfactory to Company, to act as exchange agent (the "EXCHANGE AGENT") on behalf of Company in the Recapitalization.

  1.8.2 COMPANY TO PROVIDE COMMON SHARES.

  Promptly after the Effective Time, Company shall make available to the Exchange Agent the certificates representing Exchangeable Shares and cash to be issued in the conversion of Company Shares and Company Warrants pursuant to
Section 1.3 in exchange for outstanding certificates of Company Shares and Company Warrants ("CERTIFICATE" or "CERTIFICATES").

  1.8.3 EXCHANGE PROCEDURES.

  As of the Effective Time or as soon thereafter as practical, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Exchangeable Shares or cash payable with respect to Company Preferred Shares, Company Warrants or eligible electing Company Common Shares, and (iii) an execution copy of the Escrow Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, Escrow Agreement and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor the number of whole Exchangeable Shares to which the holder of Company Common Shares is entitled pursuant to
Section 1.3.1 or the cash to which the holder of Company Preferred Shares, Company Warrants or eligible electing Company Common Shares are entitled to pursuant to Section 1.3.2. The Certificate so surrendered shall forthwith be canceled. Notwithstanding any other provision of this Agreement, until holders of Certificates have surrendered them for exchange as provided herein, (i) no dividends, or other distributions shall be paid with respect to any shares represented by such Certificates, and (ii) without regard to when such Certificates are surrendered for exchange as provided herein, no interest shall be paid on any cash payable for Company Preferred Shares, Company Warrants or eligible electing Company Common Shares or dividends or other distributions payable with respect to Exchangeable Shares if and when declared. Upon surrender of a Certificate in exchange for Company Common Shares, there shall be paid to the holder of such Certificate the amount of any dividends or other distributions which became payable at or after the Effective Time, but which were not paid by reason of the foregoing, with respect to the number of whole Exchangeable Shares represented by the certificate or certificates issued upon such surrender. If any certificate for Exchangeable Shares or any cash payment for Company Preferred Shares or Company Warrants is to be issued in a name other than in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for such Exchangeable Shares or cash payment in a name or to a person other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Microsoft that such tax has been paid or is not applicable. Certificates of restricted Exchangeable Shares issued to holders of Company Restricted Shares shall bear legends substantially similar to the legends presently on the Company Restricted Shares certificates and as required by applicable law.

  1.8.4 NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES.

  All Exchangeable Shares or cash delivered upon the surrender for exchange of Company Common Shares and cash delivered upon the surrender for exchange of Company Preferred Shares, Company Warrants or eligible electing Company Common Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Company Shares or Company Warrants. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Company Shares other than the Exchangeable Shares or Company Class B Common. If, after the Effective Time, Certificates are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Article 1. Certificates surrendered for exchange by any person constituting an "AFFILIATE" of Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall not be exchanged until Microsoft and Company receive a written agreement from such persons as provided by Section 5.8.

  1.8.5 RETURN TO COMPANY.

  Any Exchangeable Shares or cash made available to the Exchange Agent and not exchanged for Certificates within six months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates representing Company Shares or Company Warrants and unclaimed at the end of such six month period shall be redelivered or repaid by the Exchange Agent to Company, after which time any holder of Certificates who has not theretofore delivered or surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Company for payment of the Exchangeable Shares and the Microsoft Common Shares as to which such Exchangeable Shares shall be exchangeable and any such dividends or distributions thereon, and any cash payable with respect to Company Preferred Shares, Company Warrants or eligible electing Company Common Shares. Notwithstanding any provision of this Agreement, none of Microsoft, the Exchange Agent, Company or any other party hereto shall be liable to any holder of Company Shares or Company Warrants for any Exchangeable Shares or cash delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

1.9 TAX-FREE REORGANIZATION.

  The Recapitalization is intended to be a "REORGANIZATION" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"), and this Agreement is intended to constitute a "PLAN OF
REORGANIZATION" within the meaning of the regulations promulgated under
Section 368 of the Code. No party shall take any action which is inconsistent with such intent.

                       2. REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF COMPANY AND PRINCIPAL SHAREHOLDERS.

  Except as disclosed in a document referring specifically to the representations and warranties in this Agreement attached hereto as Exhibit
2.1 which identifies by section number the section to which such disclosure relates and is delivered by Company to Microsoft prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), Company and the Principal Shareholders, jointly and severally, represent and warrant to Microsoft as follows:

  2.1.1 ORGANIZATION, STANDING AND POWER.

  Company is a corporation duly organized, validly existing and in good standing under the laws of California, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Company. As used in this Agreement, "BUSINESS CONDITION" with respect to any entity will mean the business, financial condition, results of operations or assets (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity or entities including its Subsidiaries taken as a whole. In this Agreement, a "SUBSIDIARY" of any corporation or other entity means a corporation, partnership or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership or other entity. Company has delivered to Microsoft or its counsel complete and correct copies of the articles, certificate, bylaws, and/or other primary charter and organizational documents ("CHARTER DOCUMENTS") of Company, in each case, as amended to the date hereof. The minute books and stock records of Company contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders of Company and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of Company's capital stock. The Company Disclosure Schedule contains a complete and correct list of the officers and directors of Company.

  The Company's two wholly-owned Subsidiaries currently do not conduct, and have never conducted, any business. The Company has no other Subsidiary.

  2.1.2 CAPITAL STRUCTURE.

  The authorized capital stock of Company consists of 100,000,000 shares of Company common stock, without par value, ("COMPANY COMMON SHARES") of which 18,960,873 shares are issued and outstanding, and 25,000,000 shares of preferred stock, without par value, ("COMPANY PREFERRED SHARES") of which 1,510,533 have been designated as Series A Convertible Preferred Stock ("SERIES A SHARES") of which 1,510,533 are issued and outstanding, 6,567,484 have been designated as Series B Convertible Preferred Stock ("SERIES B SHARES") of which 6,316,705 are issued and outstanding, 4,920,568 have been designated as Series C Convertible Preferred ("SERIES C SHARES") of which 4,819,538 are issued and outstanding, and 9,596,928 have been designated as Series D Convertible Preferred ("SERIES D SHARES") of which 1,343,570 are issued and outstanding. Each Company Preferred Share is, and will be as of the Closing, convertible at the rate of one Company Common Share for each Company Preferred Share, except for the Series A Shares, which are convertible at the rate of 1.1 Company Common Shares for each Series A Share. Company Common Shares and Company Preferred Shares are sometimes referred to collectively as the ("COMPANY SHARES"). The Company has reserved 1,351,227 Company Common Shares under Company's 1996 Stock Incentive Plan (the "COMPANY STOCK OPTION PLAN") net of grants and issuances to the date of this Agreement, and options for 2,745,400 Company Common Shares ("COMPANY OPTIONS") have been granted and remain outstanding. The Company has issued warrants to purchase 86,000 Series B Shares and 36,553 Series C Shares (collectively "COMPANY WARRANTS"). Company Shares, Company Options and Company Warrants are sometimes collectively referred to as "COMPANY COMMON SHARE EQUIVALENTS." All Company Common Share Equivalents and other securities outstanding as of the date of this Agreement are set forth on Schedule 2.1.2, and no Company Common Share Equivalents are held by Company in its treasury. True and complete copies of the Company Stock Option Plan and the forms of any other instruments setting forth the rights of all Company Common Share Equivalents as of the date of this Agreement have been delivered to Microsoft or its counsel.

  All outstanding Company Shares are, and any Company Shares issued upon exercise of any Company Option or Company Warrant will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights, repurchase rights, rights of first refusal or rights to maintain interests. Except for the shares described above issuable pursuant to the conversion of Company Preferred Shares and the exercise of Company Options and Company Warrants, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Company is a party or by which Company may be bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company, or obligating Company to grant, extend or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Company Shares on any matter ("COMPANY VOTING DEBT") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

  2.1.3 AUTHORITY.

  The execution, delivery, and performance of this Agreement and the Related Agreements by Company has been duly authorized by all necessary action of the Board of Directors of Company. Certified copies of the resolutions adopted by the Board of Directors of Company approving this Agreement and the Related Agreements and the Recapitalization have been provided to Microsoft. Each of Company and the Principal Shareholders has duly and validly executed and delivered this Agreement and the Related Agreements or, as to those Related Agreements to be executed following the date hereof, will be duly and validly executed and delivered, and this Agreement each of and the Related Agreements constitute or, upon execution will constitute, a valid, binding, and enforceable obligations of each of Company and the Principal Shareholders in accordance with their respective terms. In this Agreement, the "RELATED AGREEMENTS," with respect to any party, means those agreements contemplated by this Agreement to which such party is a signatory.

  2.1.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.

  Company holds, and at all times has held all licenses, permits, and authorizations from all Governmental Entities (as defined below), necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Company's Business Condition. There are no material violations or claimed violations known by Company or the Principal Shareholders of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement or any of the Related Agreements by Company and the Principal Shareholders nor the performance by Company and the Principal Shareholders of their obligations under this Agreement or any of the Related Agreements will, in any material respects, violate any provision of laws or will conflict with, result in the breach of any of the material terms or conditions of, constitute a breach of any of the material terms or conditions of, constitute a default under, give any party the right to accelerate any right under, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or Company Shares pursuant to, any of the Charter Documents or any material agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which Company is a party or by which Company or any of its assets is bound or affected. No consent, approval, order or authorization of or registration, declaration or filing with or exemption (collectively "CONSENTS") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "GOVERNMENTAL ENTITY") is required by or with respect to Company in connection with the execution and delivery of this Agreement or any of the Related Agreements by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of the appropriate Recapitalization Documents with the Secretary of State of California, (ii) the filing of a premerger notification report and all other required documents by Microsoft and Company and the expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACt", (iii) the filing with the Securities and Exchange Commission (the "SEC") of the S-4 (as defined in Section 2.1.10), including the Proxy Statement/Prospectus (as defined in Section 2.1.10), and such reports and information as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act and the rules and regulations promulgated by the SEC under the Exchange Act or the Securities Act, and the declaration of the effectiveness of the S-4 by the SEC, (iv) such filings, authorizations, orders and approvals as may be required under foreign laws, state securities laws and the NASD Bylaws or "BLUE SKY" laws and (v) such other Consents, which failure to obtain or make would not have a material adverse effect on Company's Business Condition.

  2.1.5 TECHNOLOGY.

    2.1.5.1. "INTELLECTUAL PROPERTY" consists of the following:

      2.1.5.1.1 all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, net lists, schematics, technology, inventions, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form), applications and registrations for any of the foregoing;

      2.1.5.1.2 all software and firmware listings, and updated software source code, and complete system build software and instructions related to all software described herein;

      2.1.5.1.3 all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

      2.1.5.1.4 all other tangible or intangible proprietary information and materials; and

      2.1.5.1.5 all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in Section 2.1.5.1.1 through Section 2.1.5.1.4 above; that are owned or held by or on behalf of Company, and/or any Principal Shareholder, or that are being, and/or have been, used, or are currently under development for use, in the business of Company as it has been, is currently anticipated or is reasonably anticipated (as of the date of this Agreement and as of the Closing) by Company and/or the Principal Shareholders to be, conducted. Each Principal Shareholder shall specifically identify on the Company Disclosure Schedule any intellectual property as to which he asserts individual rights and identify any Intellectual Property which he will not assign or license to the Company in accordance with Section 6.2.11.

    2.1.5.2 The Company Disclosure Schedule lists: (i) all patents, copyrights, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in the Company Intellectual Property and owned by or on behalf of Company; (ii) all material hardware products and tools, software products and tools, and services that are currently published, offered, or under development by Company; and (iii) all material licenses, sublicenses and other agreements to which Company is a party and pursuant to which Company or any other person is authorized to use the Company Intellectual Property or exercise any other right with regard thereto.

    2.1.5.3 The Company Intellectual Property consists solely of items and rights which are either: (i) owned by Company, (ii) in the public domain or
(iii) rightfully used and authorized for use by Company and its successors pursuant to a valid license. All material Company Intellectual Property which consists of license or other rights to third party property is set forth in the Company Disclosure Schedule. Company has all rights in the Company Intellectual Property necessary to carry out Company's current, former, and future, as currently anticipated or reasonably anticipated (as of the date of this Agreement and as of the Closing) by Company and/or the Principal Shareholders, activities, including without limitation rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the Company Intellectual Property and products embodying the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

    2.1.5.4 Company and each Principal Shareholder is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense or other agreement to which Company or any Principal Shareholder is a party or otherwise bound. Except as specifically described in the Company Disclosure Schedule, neither Company nor any Principal Shareholder is obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Company or Microsoft in the Company Intellectual Property.

    2.1.5.5 The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time, or as reasonably proposed by Company and/or the Principal Shareholders for use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights, by Company does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy or right in personal data of any person. No claims (i) challenging the validity, effectiveness, or ownership by Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time, or as currently proposed or reasonably proposed (as of the date of this Agreement and as of the Closing) by Company and/or the Principal Shareholders for use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights, by Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the knowledge of Company and each of the Principal Shareholders, are threatened by any person nor are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the Company Disclosure Schedule and all copyright registrations held by Company are valid, enforceable and subsisting. To the knowledge of Company and each of the Principal Shareholders, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

    2.1.5.6 No parties other than Company possess any current or contingent rights to any source code which is part of the Company Intellectual Property.

    2.1.5.7 The Company Disclosure Schedule lists all parties other than employees who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property. Company has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property valid and enforceable written assignments of any such work or other rights to Company and has provided true and complete copies of such assignments to Microsoft.

    2.1.5.8 The Company Disclosure Schedule includes a true and complete list and summary of principal terms relating to support and maintenance agreements relating to Company Intellectual Property including without limitation the identity of the parties entitled to receive such service or maintenance, the term of such agreements and any other provisions relating to the termination of such agreements.

  2.1.6 FINANCIAL STATEMENTS.

  Company has delivered to Microsoft audited balance sheet(s) as of March 31, 1996 and unaudited balance sheet(s) as of December 31, 1996, and the related audited statement(s) of income for the periods(s) ended March 31, 1996 and the unaudited nine-month period ended December 31, 1996 (such balance sheets and statements of income are collectively referred to as the "FINANCIAL STATEMENTS"). Such Financial Statements: (i) are in accordance with the books and records of Company, (ii) present fairly, in all material respects, the financial position of Company as of the date indicated and the results of their operations for each of the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except as described in the Company Disclosure Schedule. There are no material off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or the Company Disclosure Schedule. The liabilities of Company were incurred in the ordinary course of Company's business.

  2.1.7 TAXES.

  All returns, reports and other forms related to taxes required to be filed on or before the Closing Date by or on behalf of Company under the laws of any jurisdiction, domestic or foreign, have been or will be filed, which returns, reports and forms are true, correct and complete in all respects, and all taxes which were required to be paid in connection with such returns, reports and forms have been paid or will have been paid prior to the Closing other than taxes for which adequate reserves have been established in Company's Financial Statements, and no penalties or other charges are due or will become due with respect to the late filing of any such return, report or form. All taxes shown to be due from or payable by Company on such returns, reports and forms have been paid and all other taxes otherwise accruing and payable prior to Closing will have been paid other than taxes for which adequate reserves have been established in Company's Financial Statements. Complete and correct copies of all federal and state income, franchise, sales and use tax returns of Company for any year or portion of a year or other applicable tax period, since the Company's incorporation, as filed with the Internal Revenue Service ("IRS") and all state taxing authorities, will be supplied to Microsoft within seven (7) days. No subsequent federal income tax or state tax return has become due or has been filed by Company.

  With respect to any taxable year ending on or before March 31, 1996 or any other "open" year for which the IRS or other taxing authority is not precluded from assessing a deficiency: (i) Company and the Principal Shareholders have not been notified that there is any assessment or proposed assessment of deficiency or additional tax with respect to Company, and (ii) there is no completed, pending, or, to the knowledge of Company, threatened tax audit or investigation with respect to Company. Neither Company nor any of the Principal Shareholders is a party to any agreement, contract or arrangement in the nature of a tax-sharing agreement, whether in writing or otherwise. No consent has been filed under Section 341(f) of the Code with respect to Company. Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method nor do Company or any of the Principal Shareholders have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. Company is not a party to any agreement, contract or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. Alternatively, the disclosure provided to the shareholders of Company in respect of each and every transaction to be consummated in connection with this Agreement, whether performed prior to, at or following the Closing, and the resolutions adopted after review of the foregoing, will be sufficient to comply with the provisions of Section 280G of the Code of transactions that might otherwise result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. Company is not a party to any "safe harbor lease" as defined in Section 168(f)(8) of the Code as in effect prior to the enactment of the Tax Reform Act of 1986, and none of the property of Company constitutes tax-exempt use property as defined in Section 168(h) of the Code. None of the assets of Company secures debt the interest on which is exempt from tax pursuant to Section 103 of the Code.

  The amounts reflected for taxes on the balance sheet included in the Financial Statements are and will be sufficient for the payment of all unpaid federal, state, local, and foreign taxes, assessments, and deficiencies for all periods prior to and including the periods covered in the Financial Statements. For the purposes of this Agreement, the terms "TAX" and "TAXES" will include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other similar governmental charges including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

  2.1.8 INFORMATION SUPPLIED.

  None of the information supplied or to be supplied by Company or its, auditors, attorneys, financial advisors or other consultants or advisors for inclusion in (a) the registration statement on Form S-4, and any amendment thereto, to be filed under the Securities Act with the SEC by Microsoft in connection with the issuance of the Exchangeable Shares in or as a result of the Recapitalization (the "S-4"), or (b) the proxy statement and any amendment or supplement thereto to be distributed in connection with Company's meetings of shareholders to vote upon this Agreement and the transactions contemplated hereby (the "PROXY STATEMENT" and, together with the prospectus included in the S-4, the "PROXY STATEMENT/PROSPECTUS") will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the meeting of shareholders of Company to vote upon this Agreement and the transactions contemplated hereby, or, in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto and at the time of the meeting of shareholders of Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of all applicable laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Company with respect to information that is not supplied by Company specifically for inclusion therein.

  2.1.9 ABSENCE OF CERTAIN CHANGES AND EVENTS.

  Except as set forth in the Company Disclosure Schedule, since December 31, 1996, there has not been:

    2.1.9.1 Any material adverse effect on the Business Condition of Company or any development or combination of developments of which management of Company has knowledge which is reasonably likely to result in such an effect;

    2.1.9.2 Any damage, destruction or loss, whether or not covered by insurance, having a material adverse effect on the Business Condition of Company;

    2.1.9.3 Any declaration, payment, or setting aside of any dividend or other distribution to or for the holders of any Company Shares;

    2.1.9.4 Any termination, modification, or rescission of, or waiver by Company of rights under, any existing contract having or likely to have a material adverse effect on Company's Business Condition;

    2.1.9.5 Any discharge or satisfaction by Company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet included in the Financial Statements as of December 31, 1996 and current liabilities incurred since December 31, 1996 in the ordinary course of business; or

    2.1.9.6 Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction on any of the assets, tangible or intangible, of Company.

  2.1.10 LEASES IN EFFECT.

  All real property leases and subleases as to which Company is a party and any amendments or modifications thereof are listed on the Company Disclosure Schedule (each a "LEASE" and collectively, the "LEASES"), are valid, in full force and effect, enforceable, and, to the knowledge of the Company, there are no existing defaults, and Company has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder.

  2.1.11 PERSONAL PROPERTY.

  Company has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances, and restrictions of any nature whatsoever (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements, and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the December 31, 1996 balance sheet included in the Financial Statements or used in Company's business as of the date of such balance sheet even if not reflected thereon, except for acquisitions and dispositions since December 31, 1996 in the ordinary course of business. All computer equipment and other personal property listed on the Company Disclosure Schedule and used by Company in the conduct of its business are in good operating condition and repair, reasonable wear and tear excepted.

  2.1.12 CERTAIN TRANSACTIONS.

  None of the directors, officers, or Principal Shareholders of Company, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement any transaction with Company, including, without limitation, any contract, agreement, or other arrangement:

(i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee.

  2.1.13 LITIGATION AND OTHER PROCEEDINGS.

  Neither Company nor any of its officers, or directors, nor to the best knowledge of Company or any Principal Shareholders, any employees of Company, is a party to any pending or, to the best knowledge of Company, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of Company or, in the case of an individual, from acts in his or her capacity as an officer, director, or employee of Company which individually or in the aggregate would be materially adverse to Company. Company is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Company's Business Condition.

  2.1.14 MAJOR CONTRACTS.

  Except as disclosed in the Company Disclosure Schedule, Company is not a party to or subject to:

    2.1.14.1 Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

    2.1.14.2 Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like;

    2.1.14.3 Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

    2.1.14.4 Any OEM reseller, distribution or equivalent agreement, volume purchase agreement, corporate end user sales or service agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract $1,000,000 or pursuant to which Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

    2.1.14.5 Any lease for real or personal property in which the amount of payments which Company is required to make on an annual basis exceeds $100,000;

    2.1.14.6 Any agreement, license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing of the Recapitalization, or the consummation of the transactions contemplated hereby or thereby;

    2.1.14.7 Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $250,000 or more;

    2.1.14.8 Any material license agreement, either as licensor or licensee (excluding nonexclusive hardware, software and content licenses granted to or received from distributors or end-users in the ordinary course of business consistent with prior practice); or

    2.1.14.9 Any contract containing covenants purporting to limit Company's freedom to compete in any line of business in any geographic area.

  All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Company Disclosure Schedule pursuant to this Section 2.1.14 are valid and in full force and effect and Company has not, nor, to the best knowledge of Company or any Principal Shareholder, has any other party thereto, breached in any material respect any provisions of, or entered into default in any material respect under the terms thereof.

  2.1.15 INSURANCE AND BANKING FACILITIES.

  The Company Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Company in force at the date of this Agreement and (ii) the names and locations of all banks in which Company has accounts or safe deposit boxes. All premiums and other payments due from Company with respect to any such contracts of insurance or indemnity have been paid, and Company does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All known claims for insurance or indemnity have been presented.

  2.1.16 EMPLOYEES.

  Company does not have any written contract of employment or other employment agreement with any of its employees that is not terminable at will by Company. Company is not a party to any pending, or to Company's knowledge, threatened, labor dispute. Company has complied with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining, payment of Social Security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or threatened to be brought, in any court or administrative agency by any former or current Company employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending from any current or former employee or any other person arising out of Company's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

  2.1.17 EMPLOYEE BENEFIT PLANS.

  Each employee benefit plan ("PLAN") covering active, former or retired employees of Company is listed in the Company Disclosure Schedule. Company will make available to Microsoft a copy of each Plan, and where applicable, any related trust agreement, annuity or insurance contract and, where applicable, all annual reports (Form 5500) filed with the IRS within 7 days. To the extent applicable, each Plan complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of ERISA or Section 412 of the Code. No "PROHIBITED TRANSACTION," as defined in ERISA Section 406 or Code
Section 4975 has occurred with respect to any Plan. Each Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. There are no pending or anticipated claims against or otherwise involving any of the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves or premium payments to the Plan, accrued to the date hereof, have been made or provided for. Company has not incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "SINGLE-EMPLOYER PLAN," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Company, or any entity which is considered one employer with Company under Section 4001 of ERISA. Company has not incurred, and will not incur as a result of the transactions contemplated by this Agreement, any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "MULTIEMPLOYER PLAN," within the meaning of Section 4001(a)(3) of ERISA. Company has no obligations for retiree health and life benefits under any Plan, except as set forth on the Company Disclosure Schedule and as required to avoid excise taxes under Section 4980(B) of the Code and there are no restrictions on the rights of Company to amend or terminate any Plan without incurring any liability thereunder. Company has not engaged in nor is it a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by Company relating to, or change in employee participation or coverage under, any Plan that would increase the expense of maintaining such Plan above the level of expense incurred in respect thereof for the year ended March 31, 1996. Neither Company nor any of its ERISA affiliates has any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Company, except as required to avoid excise tax under Section 4980 of the Code. No tax under Section 4980B of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

  2.1.18 CERTAIN AGREEMENTS.

  Except as disclosed in the Company Disclosure Schedule or as contemplated by this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Company (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Company under any Plan, agreement or otherwise, (ii) increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

  2.1.19 GUARANTEES AND SURETYSHIPS.

  Company has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters). Company has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

  2.1.20 BROKERS AND FINDERS.

  Other than Deutsche Morgan Grenfell Inc., neither Company nor any of the Principal Shareholders has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Company owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement. The fee of Deutsche Morgan Grenfell Inc. in connection with the Recapitalization is set forth on the Company Disclosure Schedule.

  2.1.21 CERTAIN PAYMENTS.

  Neither Company nor the Principal Shareholders acting on behalf of Company, nor to the best knowledge of Company, any person or other entity acting on behalf of Company has, directly or indirectly, on behalf of or with respect to
Company: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of Company, (iv) created or used any "off-book" bank or cash account or "slush fund," or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

  2.1.22 DISTRIBUTORS, BROKERS AND CUSTOMERS.

  None of Company's distributors or brokers has terminated, or intends to reduce or terminate the amount of its business with or for Company in the future. Company has maintained its customer lists and related information on a confidential and proprietary basis and has not granted to any third party any right to use such customer lists for any purpose unrelated to the business of Company.

  2.1.23 ENVIRONMENTAL MATTERS.

  To the best knowledge of Company:

    2.1.23.1 There has not been a discharge or release on any real property owned or leased by Company (the "REAL PROPERTY") of any Hazardous Material (as defined below) in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials;

    2.1.23.2 No Hazardous Material has been used by Company in the operation of Company's business;

    2.1.23.3 Company has not received from any Governmental Entity or third party any request for information, notice of claim, demand letter or other notification, notice or information that Company is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

    2.1.23.4 There have been no environmental investigations, studies, audits, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

    2.1.23.5 There is no asbestos present in any Real Property presently owned or operated by Company, and no asbestos has been removed from any Real Property while such Real Property was owned or operated by Company; and

    2.1.23.6 There are no underground storage tanks on, in or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of Company.

  "HAZARDOUS MATERIAL" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule or order, (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity, (iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by Company or the then current owner(s) of any of the Real Property.

  2.1.24 DISCLOSURE.

  Neither the representations or warranties made by Company or the Principal Shareholders in this Agreement, nor the final Company Disclosure Schedule or any other certificate executed and delivered by Company or the Principal Shareholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

  2.1.25 RELIANCE.

  The foregoing representations and warranties are made by Company and the Principal Shareholders with the knowledge and expectation that Microsoft is placing reliance thereon.

  2.1.26 SUBSCRIBERS.

  As of April 1, 1997 Company had 56,000 subscribers to its Web TV service, excluding (i) any subscribers who are receiving their service on a free, complimentary, approval or other basis which does not require the regular payment for such service in accordance with the standard terms and conditions generally offered by the Company; and (ii) any subscribers that are more than one hundred twenty (120) days past due in the payments required by their applicable subscription plan.

2.2 REPRESENTATIONS AND WARRANTIES OF MICROSOFT.

  Except as disclosed in a document referring specifically to the representations and warranties in this Agreement attached as Exhibit 2.2 which identifies by section number the section to which such disclosure relates and is delivered by Microsoft to Company prior to the execution of this Agreement (the "MICROSOFT DISCLOSURE SCHEDULE"), Microsoft represent and warrant to Company and the Principal Shareholders as follows:

  2.2.1 ORGANIZATION, STANDING AND POWER.

  Microsoft is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (except with respect to any jurisdiction where the concept of good standing is not recognized), respectively, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Microsoft. As of December 31, 1996 Microsoft did not have any "SIGNIFICANT SUBSIDIARIES" as that term is defined in regulations promulgated under the Securities Act or the Exchange Act

  2.2.2 AUTHORITY.

  The execution, delivery, and performance of this Agreement and the Related Agreements by Microsoft has been duly authorized by all necessary corporate action of Microsoft. Microsoft has duly and validly executed and delivered this Agreement and the Related Agreements or, as to those Related Agreements to be executed following the date hereof, will be duly and validly executed and delivered, and this Agreement and each of the Related Agreements constitutes or, upon execution will constitute, valid, binding, and enforceable obligations of Microsoft in accordance with its terms.

  2.2.3 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.

  Neither the execution and delivery of this Agreement or any of the Related Agreements by Microsoft nor the performance by Microsoft of their obligations under this Agreement or any of the Related Agreements will violate any provision of law or will conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, assets, or shares of capital stock of Microsoft pursuant to any charter document of Microsoft or any agreement, indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which Microsoft is a party or by which Microsoft or any of its assets are bound or affected. No Consent is required by or with respect to Microsoft in connection with the execution and delivery of this Agreement or any of the Related Agreements by Microsoft or the consummation by Microsoft of the transactions contemplated hereby or thereby,
(i) except for the filing of the Recapitalization Documents with the Secretary of State of California, (ii) the filing of a premerger notification by Microsoft and Company under the HSR Act, and (iii) such other consents, authorizations, filings, approvals and registrations which failure to obtain or make would not have a material adverse effect on Microsoft's Business Condition.

  2.2.4 SEC DOCUMENTS; FINANCIAL STATEMENTS.

  The Microsoft Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (including those portions of Microsoft's annual report to its shareholders which are incorporated by reference), the definitive proxy statement for the annual meeting of Microsoft shareholders held on November 12, 1996, and Microsoft's Form 10-Q's filed for quarters ended September 30, 1996 and December 31, 1996 (collectively the "SEC DOCUMENTS"), as of the time filed, contained no material misstatement or omission to state any fact necessary to make the statements therein not misleading. Microsoft has made all filings currently required to be filed with the SEC under the Exchange Act. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Microsoft's SEC Documents was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of Microsoft and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

  2.2.5 INFORMATION SUPPLIED.

  None of the information supplied or to be supplied by Microsoft, auditors, attorneys, financial advisors, other consultants or advisors for inclusion in the S-4 or the Proxy Statement/Prospectus, will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of any meeting of shareholders of Company to vote upon this Agreement and the transactions contemplated hereby, or in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Prospectus) to shareholders of Company with respect to the transactions contemplated by this Agreement. The S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Microsoft with respect to information supplied by Company specifically for inclusion therein.

  2.2.6 NO DEFAULTS.

  Microsoft is not, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Restated Articles of Incorporation or Bylaws of Microsoft; (ii) any judgment, decree or order applicable to Microsoft; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Microsoft is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Microsoft.

  2.2.7 NO MATERIAL ADVERSE CHANGE.

  Since June 30, 1996, Microsoft and its Subsidiaries have conducted their respective businesses in the ordinary course and there has not been a material adverse effect on the Business Condition of Microsoft or any development or combination of developments of which management of Microsoft has knowledge which is reasonably likely to result in such an effect.

  2.2.8 DISCLOSURE.

  Neither the representations or warranties made by Microsoft in this Agreement, nor the final Microsoft Disclosure Schedule or any other certificate executed and delivered by Microsoft pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

  2.2.9 RELIANCE.

  The foregoing representations and warranties are made by Microsoft with the knowledge and expectation that Company is and the Principal Shareholders are placing reliance thereon.

                            3. COVENANTS OF COMPANY

  During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), each of Company and the Principal Shareholders, jointly and severally, agree (except as expressly contemplated by this Agreement, as specifically permitted by the Company Disclosure Schedule and as accepted by Microsoft or otherwise permitted by Microsoft's prior written consent):

3.1 CONDUCT OF BUSINESS.

  3.1.1 ORDINARY COURSE.

  Company will carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants, and employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Company will promptly notify Microsoft of any event or occurrence or emergency which is not in the ordinary course of business of Company and which is adverse to Company's Business Condition. The foregoing notwithstanding, Company will not, except as approved in writing by Microsoft:

    3.1.1.1 enter into any commitment or transaction (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase assets (other than raw materials, supplies, or cash equivalents) for a purchase price in excess of $500,000, other than those proposed transactions set forth on Schedule 3.1.1.1;

    3.1.1.2 grant any bonus, severance, or termination pay to any officer, director, independent contractor or employee of Company in excess of $25,000 individually or $100,000 in the aggregate;

    3.1.1.3 transfer to any person or entity any rights to the Company Intellectual Property other than pursuant to normal licenses to end-users;

    3.1.1.4 enter into or amend any material agreements pursuant to which any other party is granted marketing, publishing or distribution rights of any type or scope with respect to any hardware or software products of Company;

    3.1.1.5 except in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures authorizations, instruments or commitments, or amend or otherwise change the terms thereof;

    3.1.1.6 commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Company's business, provided Company consults with Microsoft prior to filing such suit, or (iii) for a breach of this Agreement;

    3.1.1.7 materially modify existing discounts or other terms and conditions with dealers, distributors and other resellers of Company's products;

    3.1.1.8 materially modify the terms and conditions of existing corporate end-user licenses or service agreements or enter into new corporate end-user licenses or service agreements;

    3.1.1.9 maintain inventories other than as necessary to (i) satisfy anticipated demand during the period between the date of this Agreement and Closing, and (ii) maintain reasonable inventory levels; or

    3.1.1.10 accelerate the vesting or otherwise modify any Company Option, restricted stock, or other outstanding rights or other securities.

3.2 DIVIDENDS, ISSUANCE OF OR CHANGES IN SECURITIES.

  Company will not: (i) declare or pay any dividends on or make other distributions to its shareholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Company to issue any such shares, Company Voting Debt or other convertible securities except as any of the foregoing is required by outstanding Company Options or Company Preferred Shares or as permitted by
Section 3.1.1, (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Company, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except pursuant to existing agreements with employees, consultants and directors, or (v) propose any of the foregoing.

3.3 GOVERNING DOCUMENTS.

  Company will not amend its Charter Documents except in the manner contemplated by this Agreement.

3.4 NO DISPOSITIONS.

  Company will not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business consistent with prior practice.

3.5 INDEBTEDNESS.

  Except as contemplated by this Agreement, Company will not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise.

3.6 COMPENSATION.

  Company will not adopt or amend any Plan or pay any pension or retirement allowance not required by any existing Plan. Company will not enter into or modify any employment contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries and other remuneration for which Company is obligated pursuant to a written agreement a copy of which has been provided to Microsoft.

3.7 CLAIMS.

  Company will not settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice.

3.8 BREACH OF REPRESENTATION AND WARRANTIES.

  Neither Company or any of the Principal Shareholders will take any action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.1 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Company will give detailed notice thereof to Microsoft and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

3.9 CONSENTS.

  Company will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make all filings, required with respect to the consummation of the Recapitalization.

3.10 TAX RETURNS AND PAYMENTS.

  Company will promptly provide Microsoft with copies of all income, franchise, sales or use tax returns, reports and information statements that have been filed or are filed prior to the Closing Date. Company will:
(i) fully pay and discharge any and all taxes attributable to Company for all periods ended on or before the Closing Date, other than taxes for which adequate reserves have been established in the Company's Financial Statements;
(ii) file all required returns, reports and information statements covering all periods ending on or before the Closing to the extent that such filings shall be due prior to such time; and (iii) provide Microsoft with copies of all income, franchise, sales or use filings at least fifteen (15) calendar days prior to the projected filing date. All such filings will be reasonably satisfactory to Microsoft.

3.11 SHAREHOLDER APPROVAL.

  Company will call a special Shareholders Meeting to be held no later than 20 business days after the date on which the Proxy Statement shall be mailed to Company shareholders (which shall be as soon as practicable following the time the S-4 shall have been declared effective by the SEC) to submit this Agreement, the

Recapitalization and related matters for the consideration and approval of Company's shareholders ("COMPANY SHAREHOLDERS MEETING"). Such approval will be recommended by Company's Board of Directors and management, unless such persons shall have received the written advice of counsel that to so recommend would result in a violation of such person's fiduciary duties to the Company and its shareholders. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. Concurrently with the execution of this Agreement, the Principal Shareholders have executed Voting Agreements in the form of Exhibit 3.11 ("VOTING AGREEMENTS") agreeing, among other things, to vote in favor of the Recapitalization and against any competing proposals.

3.12 PREPARATION OF DISCLOSURE AND SOLICITATION MATERIALS.

  Company will promptly provide to Microsoft and its counsel for inclusion within the Proxy Statement/Prospectus and the S-4, such information concerning Company, its operations, capitalization, technology, share ownership and other information as Microsoft or its counsel may reasonably request. Company will not provide or publish to the holders of its securities any material concerning it or its affiliates that violates the California General Corporation Law, the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

3.13 EXCLUSIVITY; NO ACQUISITIONS.

  Neither Company nor any of the Principal Shareholders will (and each will use its best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than Microsoft and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "ACQUISITION TRANSACTION"), (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any person other than Microsoft or its representatives concerning Company's business or properties or afford to any person other than Microsoft or its representatives or entity access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Recapitalization; provided, however, that no provision of this Section 3.13 shall have the effect of prohibiting or preventing the Company's Board of Directors from taking any action where the failure to do so would result in a breach of the Board of Directors' fiduciary duties to the Company and its shareholders, based upon written advice of counsel.

3.14 NOTICE OF EVENTS.

  Throughout the period between the date of this Agreement and the Closing, Company will promptly advise Microsoft of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning Company covered by the representations, warranties, and covenants of Company and the Principal Shareholders contained in this Agreement.

3.15 MODIFICATION OR DISSOLUTION OF CONTRACTS.

  Contemporaneous with the execution of this Agreement, agreements with respect to intellectual property, technology licensing, patent licensing and shareholders, substantially in forms attached as Exhibits 3.15.1, 3.15.2,
3.15.3 and 3.15.4, respectively, shall have been executed by the Principal Shareholders.

3.16 BEST EFFORTS.

  Company and the Principal Shareholders will use their best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

3.17 RESIGNATIONS.

  Upon the request of Microsoft, Company and the Principal Shareholders shall use their respective best efforts to cause such officers and directors of Company as requested by Microsoft to deliver resignations from their respective offices, in a form reasonably satisfactory to Microsoft.

3.18 NEGOTIATIONS WITH FUJITSU.

  Company shall permit Microsoft to participate in negotiations with Fujitsu regarding a joint venture with Company with respect to operations in Japan. Company shall use its best efforts to arrange negotiation meetings among Fujitsu, Company and Microsoft at such times as are reasonably acceptable to Microsoft, and Company shall participate in good faith in all proposals regarding the terms of such a venture presented to Fujitsu by Microsoft. Company agrees and acknowledges that Microsoft may present to Fujitsu terms of a joint venture that differ from those terms currently being considered by Fujitsu and Company.

                           4. COVENANTS OF MICROSOFT

  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Microsoft agrees (except as expressly contemplated by this Agreement or with Company's prior written consent) that it will take or cause the following actions to be taken:

4.1 BREACH OF REPRESENTATIONS AND WARRANTIES.

  Microsoft will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 2.2 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Microsoft will give detailed notice thereof to Company and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

4.2 CONSENTS.

  Microsoft will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Recapitalization.

4.3 BEST EFFORTS.

  Microsoft will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

4.4 OFFICERS AND DIRECTORS.

  Subject to Article 7 Microsoft agrees that all rights to indemnification (including advancement of expenses) existing on the date hereof in favor of the present or former officers and directors of Company with respect to actions taken in their capacities as directors or officers of Company prior to the Effective Time as provided in Company's Articles of Incorporation or Bylaws and indemnification agreements shall survive the Recapitalization and continue in full force and effect for a period of six years following the Effective Time and the obligations related thereto shall be guaranteed and assumed by Microsoft.

4.5 NASDAQ LISTING.

  Microsoft will use its best efforts (i) to cause the Microsoft Common Shares to be issued upon exchange of the Exchangeable Shares to be quoted upon the Effective Time on the Nasdaq National Market or listed on such national securities exchange as Microsoft Common Shares is listed and (ii) to cause the Microsoft Common Shares issued upon the exercise of assumed Company Options to be quoted upon issuance on the Nasdaq National Market or listed on such national securities exchange as Microsoft Common Shares is listed as of the Effective Time.

4.6 REQUEST FOR NO ACTION LETTER.

  As soon as practicable following the date hereof, Microsoft will request the Division of Corporate Finance of the SEC to confirm that (i) it will not recommend any enforcement action to the SEC if the Recapitalization is consummated without registration under the Securities Act of the Microsoft Common Shares issuable upon exchange of the Exchangeable Shares in reliance on the exemption of such shares from registration under Section 3(a)(9) of the Securities Act, and (ii) that the Microsoft Common Shares to be received upon the exchange of any Exchangeable Shares will not be deemed to be "restricted securities" as defined in Rule 144 under the Securities Act. To the extent that Microsoft shall fail to receive such confirmation as to either such matter, Microsoft agrees that it shall take all steps necessary to cause the issuance of Microsoft Common Shares and/or the resale of the Microsoft Common Shares to be registered under the Securities Act.

4.7 LINE OF CREDIT.

  Contemporaneously with the execution of this Agreement, a line of credit (the "LINE OF CREDIT"), in the form attached as Exhibit 4.7, shall have been entered into between Company and Microsoft, under which Microsoft shall agree to loan, from time to time prior to the earlier of the Closing Date, the Outside Date or the effective date of termination of this Agreement, up to $30 million to Company for reasonable business needs of Company, which Line of Credit shall bear interest at a per annum rate of 10%.

                           5. ADDITIONAL AGREEMENTS

  In addition to the foregoing, each of Microsoft, Company and the Principal Shareholders agrees to take the following actions after the execution of this
Agreement:

5.1 LEGAL CONDITIONS TO THE RECAPITALIZATION.

  Each of Microsoft and Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Recapitalization. Each of Microsoft, Company and the Principal Shareholders will take all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Company, the Principal Shareholders or Microsoft in connection with the Recapitalization, or the taking of any action contemplated thereby or by this Agreement.

5.2 EMPLOYEE BENEFITS.

  Microsoft and Company agree that within eight months after Closing, Company will provide benefits to Company employees which are in the aggregate at least substantially equivalent to the benefits provided to Microsoft employees who are in similar positions or at similar salary levels, provided, however, that nothing contained herein shall be considered as requiring Microsoft or Company to continue any specific plan or benefit or as precluding amendments to or reductions in the benefits provided through any specific plan or benefit. Until such time as Company employees are provided with benefits which are in the aggregate at least substantially equivalent to the benefits provided to Microsoft employees in similar positions or salary levels, Company employees shall be given benefits which are in the aggregate at least substantially equivalent to the benefits they are receiving on the date of Closing. Once Company employees begin receiving benefits which are in the aggregate at least substantially equivalent to the benefits provided to Microsoft employees, the aggregate level of benefits provided to Company employees may be reduced to reflect a drop in the aggregate level of benefits provided to Microsoft employees in similar positions or salary levels. Although Company will, within eight months after Closing, provide its employees with benefits which are in the aggregate at least substantially equivalent to Microsoft's benefits, Microsoft shall not be required to permit Company employees to participate in the exact same plans and benefit programs in which Microsoft employees participate, but instead Company employees may participate in plans which are provided only to Company employees. For purposes of determining (i) the amount of paid vacation which Company employees are awarded under a vacation policy, (ii) their vested percentage in employer contributions to a 401(k) Plan, and (iii) the amount of severance pay they receive if they are awarded severance benefits, a Company employee's period of employment with Company immediately prior to Closing shall also be considered a period of employment with Microsoft. In addition, with respect to a Company employee who transfers participation from a Company plan to a similar Microsoft plan which is self-funded, any provision in the Microsoft plan which limits benefits based upon an employee's preexisting condition ("Preexisting Condition Provision") shall be waived to the extent either (i) a similar Preexisting Condition Provision is not contained in the Company plan from which the employee transferred, or (ii) the Company plan's Preexisting Condition Provision was satisfied by the Company employee prior to transfer. If a Company employee is involuntarily terminated from Company within the first 30 days after Closing and is not rehired by Company nor hired by Microsoft, the employee shall receive severance pay in an amount which is equivalent to the amount the employee would receive under Microsoft's severance plan (provided, however, that the employee shall not receive a job search period). Nothing expressed or implied in this Agreement shall confer upon any employee or former employee of Company, or any beneficiary, dependent, legal representative or collective bargaining agent of such employee or former employee, any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right (i) to employment or to continued employment for any specified period, at any specified location or under any specified job category, (ii) to a specified level of compensation or benefits, or (iii) to enforce the terms of this Section 5.2.

5.3 EXPENSES.

  Whether or not the Recapitalization is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such expense except that if the Recapitalization is not consummated expenses incurred in connection with printing and mailing of the documents distributed or to be distributed to shareholders of Company and the filing fee with respect to the S-4 and Proxy Statement shall be shared equally by Microsoft and Company.

5.4 ADDITIONAL AGREEMENTS.

  If at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Company, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action.

5.5 PUBLIC ANNOUNCEMENTS.

  Neither Microsoft, Company or the Principal Shareholders will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party without the prior written consent of each of the other parties hereto, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the parties acknowledge and agree that a joint press release announcing the transactions contemplated by this Agreement shall be made following the execution of this Agreement, subject to review and approval by each party of the form of such announcement.

5.6 HSR ACT FILING.

  5.6.1 FILINGS AND COOPERATION.

  Each of Microsoft and Company shall (i) promptly make or cause to be made the filings required of such party or any of its affiliates or subsidiaries under the HSR Act with respect to the Recapitalization and the other transactions provided for in this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its affiliates or subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Recapitalization, or such other transactions, and
(iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (as defined in Section 5.6.2) with respect to any such filing, the Recapitalization, or any such other transaction. Each party shall promptly inform the other party of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Recapitalization, or any such other transactions. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

  5.6.2 BEST EFFORTS.

  Each of Microsoft and Company shall use its best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Recapitalization or any other transactions provided for in this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "ANTITRUST LAWS"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Recapitalization as violative of any Antitrust Law, and, if by mutual agreement, Microsoft and Company decide that litigation is in their best interests, each of Microsoft and Company shall cooperate and use its best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent (each an "ORDER"), that is in effect and that prohibits, prevents, or restricts consummation of the Recapitalization. Each of Microsoft and Company shall use its best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Recapitalization and such other transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in Section 5.6.1 or this Section 5.6.2, (x) neither Microsoft nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on their respective businesses, product lines, or assets, and (y) Company shall not be required to divest any of its businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation would have a material adverse effect on the Business Condition of Company.

5.7 PREPARATION OF PROXY STATEMENT AND S-4.

  As promptly as practicable after the date hereof, Microsoft and Company shall prepare and file with the SEC the Proxy Statement and any other documents required by the Exchange Act in connection with the Recapitalization, and Microsoft shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Microsoft and Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Microsoft shall also take any action required to be taken under any applicable state securities or "BLUE SKY" laws in connection with the issuance of the Microsoft Common Shares in the Recapitalization.

5.8 ACCESS TO PROPERTIES AND RECORDS.

  Subject to applicable law, throughout the period between the date of this Agreement and the Closing, Company will give Microsoft and its representatives full access, during reasonable business hours, and subject to reasonable notice, and in such a manner as not unduly to disrupt the business of Company, to its premises, properties, contracts, commitments, books, records, and affairs, and will provide Microsoft with such financial, technical, and operating data and other information pertaining to its business as Microsoft reasonably may request; provided, however, that nothing contained herein shall require Company to provide Microsoft with information regarding its Intellectual Property, which Company reasonably believes it should not provide prior to the consummation of the Recapitalization. With Company's prior consent, which will not be unreasonably withheld, Microsoft will be entitled to make appropriate inquiries of third parties in the course of its investigation. Company and Microsoft agree that the non-disclosure agreement, dated February 25, 1997 (the "CONFIDENTIALITY AGREEMENT"), between Company and Microsoft shall continue in full force and effect and shall be applicable to all Evaluation Material (as defined in the Confidentiality Agreement) received pursuant to this Agreement

5.9 COMPLETION OF AUDIT.

  Company shall promptly direct Ernst & Young LLP to complete its audit according to generally accepted auditing standards of Company's balance sheet as of December 31, 1996 and statements of income, equity and cash flow for the nine-month period ended December 31, 1996, and the notes thereto, and shall cause such independent accounting firm to issue to Company a report by independent auditors with respect to such audit. The fees and expenses incurred by such independent accounting firm subsequent to the date of this Agreement shall be applied against the Threshold Amount (as defined at Section 7.6).

                            6. CONDITIONS PRECEDENT

6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE RECAPITALIZATION.

  The respective obligation of each party to effect the Recapitalization will be subject to the satisfaction prior to the Closing Date of the following conditions, unless waived by all parties hereto:

  6.1.1 GOVERNMENTAL APPROVALS.

  Other than the filing of the Recapitalization Documents with the Secretary of State of California, all Consents legally required for the consummation of the Recapitalization and the transactions contemplated by this Agreement, including without limitation expiration or termination of the applicable waiting period, and any extension thereof, of the HSR Act, will have been filed, satisfied, occurred, or been obtained, other than such Consents, for which the failure to obtain would have no material adverse effect on the consummation of the Recapitalization or the other transactions contemplated hereby or on the Business Condition of Microsoft or Company.

  6.1.2 NO RESTRAINTS.

  No statute, rule, regulation, executive order, and no final and nonappealable decree or injunction will have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Recapitalization will be in effect.

  6.1.3 STOCKHOLDER APPROVAL.

  This Agreement and the Recapitalization shall have been approved and adopted by the required vote of holders of all Company Shares voting as a group and all Company Preferred Shares voting as a group.

  6.1.4 SECURITIES LAWS.

  The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Proxy Statement shall not be at the Effective Time subject to any proceedings commenced or threatened by the SEC and all necessary qualifications and filings under applicable blue sky laws shall have been received or made.

6.2 CONDITIONS OF OBLIGATIONS OF MICROSOFT.

  The obligations of Microsoft to effect the Recapitalization are subject to the satisfaction of the following conditions unless waived by Microsoft:

  6.2.1 REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE PRINCIPAL
  SHAREHOLDERS.

  The representations and warranties of Company and the Principal Shareholders set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) in respects that do not have a material adverse effect on the transactions provided for in this Agreement; (iii) as a result of actions taken or avoided at the direction of Microsoft which Company would not have otherwise taken or avoided. Microsoft will have received a certificate in substantially the form attached as Exhibit 6.2.1 signed by each of the Principal Shareholders, as officers and directors of Company and on behalf of Company to such effect on the Closing Date.

  6.2.2 PERFORMANCE OF OBLIGATIONS OF COMPANY AND THE PRINCIPAL SHAREHOLDERS.

  Company and the Principal Shareholders will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, except for breaches that (i) do not have a material adverse effect on the benefits of the transactions provided for in this Agreement or (ii) result from or arise out of actions taken or avoided at the direction of Microsoft which Company would not have otherwise taken or avoided, and Microsoft will have received a certificate in substantially the form attached as Exhibit 6.2.1 signed by each of the Principal Shareholders, as officers and directors of Company and on behalf of Company to such effect on the Closing Date.

  6.2.3 EMPLOYMENT OF DEVELOPERS.

  As of the Closing, not less than seventy-five percent (75%) of the Company's hardware and software engineers (which shall not be deemed to include network operations engineers), will have signed, and not taken any action or expressed any intent to terminate or modify, an offer letter accepting employment with Company or Microsoft together with and such other agreements as are customarily executed by new employees of Microsoft or its subsidiaries or other affiliates in form and content satisfactory to Microsoft.

  6.2.4 AFFILIATES.

  The affiliate agreements (the "AFFILIATE AGREEMENTS") in the form attached as Exhibit 6.2.4 have been executed with the Company's Principal Shareholders and certain officers and directors of the Company (the "AFFILIATES"). Microsoft shall be entitled to place appropriate legends on the certificate evidencing any Exchangeable Shares and Microsoft Common Shares to be received by the Principal Shareholders and the other Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for such Exchangeable Shares and Microsoft Common Shares consistent with the terms of the Affiliates Agreements.

  6.2.5 OPINION OF COUNSEL.

  Microsoft will have received an opinion dated as of the Closing Date of Venture Law Group, A Professional Corporation, counsel to Company, substantially in the form attached as Exhibit 6.2.5.

  6.2.6 EMPLOYMENT AND NONCOMPETITION AGREEMENTS.

  Each of the Principal Shareholders shall have (i) accepted an offer of employment (which shall commence as of the Effective Time) with Microsoft,
(ii) taken no action to rescind such acceptance, and (iii) executed an Employment and Noncompetition Agreement substantially in the form attached as
Exhibit 6.2.6.

  6.2.7 CONSENTS.

  Company will have received duly executed copies of those third-party consents, approvals, assignments, waivers, authorizations or other certificates identified in Section 2.1.4 of the Company Disclosure Schedule, in each case, in form and substance reasonably satisfactory to Microsoft, except for such thereof as Microsoft and Company will have agreed in writing will not be obtained.

  6.2.8 TERMINATION OF RIGHTS AND CERTAIN SECURITIES.

  Any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights relating to any security of Company will have been terminated, waived or of no material consequence as of the Closing. Except as set forth in Schedule 2.1.1, no warrants, options, convertible securities or other rights to purchase or acquire any securities of Company will be outstanding.

  6.2.9 LICENSE OF TECHNOLOGY.

  The License of Technology between Perlman and Company, amended as of the date of this Agreement and any subsequent amendments thereto shall be in full force and effect and no action shall be pending or overtly threatened to inadvertently or materially modify or challenge the licenses and other rights conveyed by such Agreement.

  6.2.10 RIGHTS AND PREFERENCES OF COMPANY PREFERRED SHARES.

  Company Preferred Shares shall not have been converted into Company Common Shares and the rights and preferences shall have been amended, waived or otherwise modified, in a manner reasonably acceptable to Microsoft, to prohibit such conversion.

  6.2.11 EXECUTION OF ESCROW AGREEMENT.

  Holders of at least 80% of Company Preferred Shares and Company Warrants, and the Principal Shareholders shall have executed the Escrow Agreement or a counterpart of such agreement.

  6.2.12 TAX-FREE REORGANIZATION.

  Microsoft shall have received a written opinion from their counsel to the effect that the Recapitalization will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. In preparing Microsoft tax opinions, counsel may rely on reasonable representations related thereto.

6.3 CONDITIONS OF OBLIGATION OF COMPANY.

  The obligation of Company and the Principal Shareholders to effect the Recapitalization is subject to the satisfaction of the following conditions unless waived by Company and the Principal Shareholders:

  6.3.1 REPRESENTATIONS AND WARRANTIES OF MICROSOFT.

  The representations and warranties of Microsoft set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Company will have received a certificate signed on behalf of Microsoft by appropriately authorized officers of Microsoft to such effect.

  6.3.2 PERFORMANCE OBLIGATIONS OF MICROSOFT.

  Microsoft will have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, and Company will have received a certificate signed on behalf of Microsoft by appropriately authorized officers of Microsoft to such effect.

  6.3.3 OPINION OF MICROSOFT'S COUNSEL.

  Company and the Principal Shareholders have received an opinion dated the Closing Date of Preston Gates & Ellis LLP, counsel to Microsoft, substantially in the form attached as Exhibit 6.3.3.

  6.3.4 TAX-FREE REORGANIZATION.

  Company shall have received a written opinion from their counsel to the effect that the Recapitalization will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. In preparing Company tax opinions, counsel may rely on reasonable representations related thereto.

  6.3.5 NASDAQ LISTING.

  The Microsoft Common Shares to be issued upon exchange of the Exchangeable Shares shall be quoted as of the Effective Time on The Nasdaq National Market or listed on such national securities exchange as Microsoft Common Shares are listed as of the Effective Time and the Microsoft Common Shares issued upon the exercise of assumed Company Options shall be quoted upon issuance on The Nasdaq National Market or listed on such national securities exchange as Microsoft Common Shares are listed as of the Effective Time.

  6.3.6 MAKE-WELL AGREEMENT.

  Microsoft shall have executed and delivered a Make-Well Agreement substantially in the form attached as Exhibit 6.3.6 and such agreement shall remain in full force and effect.

                              7. INDEMNIFICATION

7.1 INDEMNIFICATION RELATING TO AGREEMENT.

  Subject to Sections 7.5 and 7.6, the holders of Company Shares (other than Eligible Dissenting Shares) and Company Warrants (the "HOLDERS,") by reason of the approval by the Company's shareholders of the Recapitalization and each Holder's acceptance of the consideration provided for in Section 1.3 by the execution of the Escrow Agreement, shall severally agree to defend, indemnify, and hold Microsoft harmless from and against, and to reimburse Microsoft with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including reasonable attorneys' fees) ("INDEMNIFIABLE AMOUNTS") of every nature whatsoever incurred by Microsoft by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than Microsoft) that if true, would constitute a breach, by Company or the Principal Shareholders of any representation or warranty of Company or the Principal Shareholders contained in this Agreement or in any certificate or other instrument delivered to Microsoft pursuant to the provisions of this Agreement, and (ii) the failure, partial or total, of Company or the Principal Shareholders to perform any agreement or covenant required by this Agreement to be performed by it or them. The obligations of any Holder to indemnify Microsoft will be determined without regard to any right to indemnification to which any Holder may have in his or her capacity as an officer, director, employee, agent or any other capacity of Company and no Holder will be entitled to any indemnification from Company for amounts paid hereunder.

7.2 THIRD PARTY CLAIMS.

  With respect to any claims or demands by third parties, whenever Microsoft will have received a written notice that such a claim or demand has been asserted or threatened, Microsoft will notify Jeffrey D. Brody (the "HOLDERS' REPRESENTATIVE") of such claim or demand and of the facts within Microsoft's knowledge that relate thereto within a reasonable time after receiving such written notice, but in any event within 15 days of receipt thereof. The Holders' Representative will then have the right to contest, negotiate or settle any such claim or demand through counsel of his own selection, reasonably satisfactory to Microsoft, which will not be unreasonably withheld, and solely at the Holders' own cost, risk, and expense, which such costs and expenses shall be payable out of the Escrow Amount. Notwithstanding the preceding sentence, the Holders' Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Microsoft, which consent will not be unreasonably withheld. By way of illustration and not limitation, it is understood that Microsoft may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Microsoft or any of its Subsidiaries. Microsoft will not have the right to object to a settlement which consists solely of the payment of a monetary damage amount and which is subject to full indemnification under this Agreement. If the Holders' Representative fails to give written notice to Microsoft of the intention to contest or settle any such claim or demand within twenty (20) calendar days after Microsoft has notified the Holders' Representative that any such claim or demand has been made in writing and received by Microsoft, or if any such notice is given but any such claim or demand is not promptly contested by the Holders' Representative, Microsoft will have the right to satisfy and discharge the same by payment, compromise, or otherwise, and the Holders will be entirely liable therefor to Microsoft under this indemnity. Notwithstanding any of the foregoing, but subject to the remainder of this Section 7.2, the Holders will have no right under this section to control or participate in any federal or state income tax audit. In the event any Indemnifiable Amounts arise out of such audits, Microsoft will notify the Holders' Representative and allow him to comment on any written submissions relating to any Indemnifiable Amounts, Microsoft will consult in good faith with Holders' Representative regarding the conduct of any audit, and will not settle any claims with respect to any Indemnifiable Amount without the consent of the Holders' Representative; provided, however, that if Microsoft waives its rights under this Section 7.2 with respect to an Indemnifiable Amount and agrees that any amount payable with respect thereto shall not apply against the Threshold Amount, Holders' Representative will have no consent rights (or consultation rights under this sentence) with respect thereto. Microsoft will conduct the audit in good faith in order to minimize the Indemnifiable Amounts of the Holders. Microsoft may also, if it so elects and entirely within its own discretion, defend any such claim or demand if the Holders' Representative fails to give notice within the aforementioned 20-calendar day period of his intention to contest or settle any such claim or demand, in which event the Holders will be required to indemnify Microsoft and its affiliates for any and all costs, losses, liabilities, and expenses whatsoever, including without limitation reasonable attorneys' and other professional fees, that Microsoft may sustain, suffer, incur, or become subject to as a result of Microsoft's decision to defend any such claim or demand.

7.3 NOTICE OF CLAIMS.

  In the event that any indemnification involves a claim or legal proceeding by Microsoft not related to a third party claim, as described above, the parties will comply with the notice provisions contained in the Escrow Agreement.

7.4 BINDING EFFECT.

  The indemnification obligations of the Holders and Principal Shareholders contained in this Article 7 are an integral part of this Agreement and Recapitalization in the absence of which Microsoft would not have entered into this Agreement.

7.5 TIME LIMIT.

  The provisions of this Article 7 shall apply only to Indemnifiable Amounts which are incurred or relate to claims as to which Microsoft shall have made an appropriate claim under this Article 7 or the Escrow Agreement on or prior to the eighteen month anniversary of the Closing; provided (i) that the obligation of the Principal Shareholders to indemnify Microsoft for breaches of the representations, warranties and covenants in Sections 2.1.9 and 3.10 relating to taxes (as defined in Section 2.1.9) ("TAX CLAIMS") shall continue until thirty (30) days after the expiration of all statutes of limitations applicable to such taxes (the "STATUTORY TAX PERIOD") and (ii) that obligations of the Principal Shareholders for Indemnifiable Amounts arising out of Fraud or willful misstatements or willful omissions of Company or the Principal Shareholders will have no time limit. For all purposes under this Agreement and any instruments or documents created in connection herewith, "Fraud" shall mean a material misrepresentation of fact by the company or a Principal Shareholder under this Agreement or any such document or instrument or criminal conduct or a criminal act by a Principal Shareholder related to the business condition of the Company, with actual knowledge of such Principal Shareholder of its falsity or illegality on which Microsoft has relied to its detriment or suffered actual damages, as finally determined by a court. No Principal Shareholder shall be liable to Microsoft for any claim based on fraud under the terms of this Agreement or any instrument or document executed in connection herewith without having actual knowledge thereof or active and knowing participation therein. The parties acknowledge that the liability of the Holders other than the Principal Shareholders for Indemnifiable Amounts shall terminate upon the termination of the escrow contemplated by the Escrow Agreement.

7.6 LIMITS OF INDEMNIFICATION.

  Notwithstanding any other provision in this Article 7, Microsoft shall be entitled to indemnification only if the aggregate Indemnifiable Amounts exceed Five Hundred Thousand Dollars ($500,000) (the "THRESHOLD AMOUNT"), provided that at such time as the amount to which Microsoft is entitled to be indemnified exceeds the Threshold Amount, Microsoft shall be entitled to be indemnified up to the full Indemnifiable Amounts including the Threshold Amount and provided further that Microsoft shall be indemnified on a first dollar basis regardless of whether the Threshold Amount has been satisfied for any Indemnifiable Amounts payable with respect to all amounts paid or payable with respect to claims regardless of the fact that the claim was settled prior to the execution of this Agreement relating to the "WebTV" trademark. Other than as provided below, (a) the aggregate amount to which Microsoft shall be entitled to be indemnified will not exceed, an amount equal to the Escrow Amount and (b) Microsoft's sole remedy for breaches of this Agreement including without limitation those matters set forth in Section 7.1(i)-(iii), shall be claims against the Escrow Amount. The Indemnifiable Amounts for breaches of representations and warranties or covenants relating to Tax Claims, and fraud or willful misstatements or willful omissions by Company or the Principal Shareholders shall be subject to neither the Threshold Amount nor the Escrow Amount

7.7 TAX CONSEQUENCES.

  As stated in Section 1.13, it is the intent of the parties that the Recapitalization is intended to be a "REORGANIZATION" within the meaning of
Section 368(a)(1)(E) of the Code, and no party shall take any position inconsistent with this interpretation. However, no party or its counsel shall have any obligation, of indemnification or otherwise, in the event it is determined that the tax consequences differ from those intended or those described in the S-4 or otherwise (except to the extent that the failure of the Recapitalization to so qualify as a reorganization shall have been as a result of a breach of the terms of this Agreement by such party).

7.8 SOLE REMEDY.

  Except as provided in the last sentence of Section 7.6 above, this Article 7 shall set forth the sole exclusive remedy and recourse (and corresponding liability for any Holder) of Microsoft and Company arising for any claim, cause of action or right of any nature against Company or any Company shareholder, officer, director, employee or agent in connection with this Agreement.

7.9 DUTY TO MITIGATE.

  Microsoft shall act in good faith and in a commercially reasonable manner to mitigate any Indemnifiable Amounts it may suffer.

                                8. TERMINATION

8.1 MUTUAL AGREEMENT.

  This Agreement may be terminated at any time prior to the Effective Time by the written consent of Microsoft and Company.

8.2 FAILURE TO OBTAIN SHAREHOLDER APPROVAL.

  This Agreement may be terminated by Microsoft or Company (provided that such party is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement), by means of written notice to the other party, upon the failure of the shareholders of Company to approve the transactions contemplated by this Agreement at a the Company Shareholders Meeting.

8.3 TERMINATION BY MICROSOFT.

  This Agreement may be terminated by Microsoft (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Company, (i) if there has been a material breach by Company of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach would result in a failure to satisfy the Closing condition contained in Section 6.2.1 and has not been cured within thirty (30) business days following receipt by Company of notice of such breach, or (ii) following payment of the Break-Up Fee, in the manner contemplated by Section 8.7.4, or (iii) upon payment of the Termination Fee following the occurrence of the circumstances contemplated by Section 8.7.2.

8.4 TERMINATION BY COMPANY.

  This Agreement may be terminated by Company (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Microsoft,
(i) if there has been a material breach by Microsoft of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within thirty (30) business days following receipt by Microsoft of notice of such breach, (ii) in the manner contemplated by Section 8.7.3.

8.5 UNLAWFUL TRANSACTION.

  This Agreement may be terminated by Microsoft or Company, alone, by means of written notice to the other party, upon the entry of an order by any court of competent jurisdiction declaring the Recapitalization unlawful or enjoining the consummation of the Recapitalization, or the enactment of any statute causing the Recapitalization to be unlawful.

8.6 OUTSIDE DATE.

  This Agreement may be terminated by Microsoft alone or by Company alone by means of written notice if the Effective Time does not occur on or prior to September 30, 1997, provided, however if the parties have agreed to pursue litigation pursuant to Section 5.6.2, such date shall be extended to March 31, 1998 (the "OUTSIDE DATE").

8.7 EFFECT OF TERMINATION.

  8.7.1 OBLIGATIONS UPON TERMINATION.

  In the event of termination of this Agreement by either Company or Microsoft as provided this Article 8, this Agreement will forthwith become void and have no effect, and, except as set forth in this Article 8, there will be no liability or obligation on the part of Microsoft, Company or their respective officers or directors or the Holders or Principal Shareholders, except that the provisions of Sections 5.3, 5.5, 8.7.3 and 9.2, and any confidentiality agreement will survive any such termination and abandonment

  8.7.2 TERMINATION WITHOUT BREACH.

  Microsoft agrees to pay Company (provided that Company is not then in material breach or any representation, warranty, covenant or agreement contained in this Agreement), by wire transfer or by forgiveness of Company indebtedness, the sum of $15 million in immediately available funds (the "TERMINATION FEE") in the event that following the execution of this Agreement, and at or prior to the termination of this Agreement (i) with respect to any administrative or judicial action or proceeding instituted (or threatened to be instituted) challenging the Recapitalization as violative of any Antitrust Law, Microsoft and Company, pursuant to

Section 5.6.2, fail to mutually agree that it is in their best interests to vigorously contest or resist any such action or proceeding or to have vacated, lifted, reversed, or overturned any Order that is in effect and that prohibits, prevents, or restricts consummation of the Recapitalization, (ii) following such mutual agreement pursuant to Section 5.6.2, Microsoft and Company fail to successfully contest or resist any such action or proceeding, or fail to have vacated, lifted, reversed, or overturned any such Order, or
(iii) the Recapitalization shall fail to have been consummated on or prior to the Outside Date for reasons other than as set forth in Sections 8.1 through
8.5. Microsoft shall have the right to set-off the Termination Fee against any amounts due under the Line of Credit. The right to payment of the Termination Fee shall be the exclusive remedy at law or in equity to which Company or any of the Principal Shareholders may be entitled with respect to objections asserted by any Governmental Entity with respect to the Recapitalization or any other transactions provided for in this Agreement under any Antitrust Laws or for the transactions contemplated by this Agreement otherwise failing to close by the Outside Date for reasons other than as set forth in Sections 8.1 through 8.5. Company and the Principal Shareholders each agree that receipt of the Termination Fee pursuant to this Section shall preclude any action for damages pursuant to this Section 8.7 or otherwise. Upon the payment of the Termination Fee to the Company upon the occurrence of the circumstances identified in clauses (i), (ii) and (iii) above, this Agreement shall be terminated.

  8.7.3 TERMINATION BY COMPANY WITHOUT CAUSE.

    8.7.3.1 RIGHT TO CONSIDERATION UPON SALE OF COMPANY.

  In the event that Company terminates this Agreement other than as permitted by Sections 8.1, 8.2, 8.4 or 8.5 or fails to proceed with the Closing after all applicable conditions have been satisfied, then this Agreement will forthwith become void and have no effect, and Microsoft (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) shall be entitled to consideration in the event that Company is acquired on or before the first anniversary of the effective date of such termination, pursuant to the terms and conditions of this Section 8.7.3.

    8.7.3.2 DEFINITION OF ACQUIRED.

  As used in this Section 8.7.3, Company shall have been considered to be "ACQUIRED" in the event that:

    (a) The shareholders of Company sell capital shares to a third party having rights to 50% or more of either the "VOTING POWER" (i.e., the rights to elect directors or approve a merger, recapitalization, reorganization or sale of asset) or rights to receive assets of the Company in a liquidation, dissolution or winding up "LIQUIDATION RIGHTS."

    (b) Company is involved in any merger, consolidation or statutory share exchange unless, following the completion of such transaction, the then existing shareholders of Company own or control, directly or indirectly, at least 50% of the voting power or liquidation rights of Company or the successor of such merger, consolidation or statutory share exchange;

    (c) Company sells or transfers all or substantially all of the assets of Company; or

    (d) Company issues additional shares of stock to a person or group of related persons other than to the Principal Shareholders ("THIRD PARTY") in a transaction or series of related transactions and as a result of such transaction or transactions, (i) the Third Party owns or controls 50% or more of the voting power or liquidation rights of the issued and outstanding capital shares of the Purchaser or Company and (ii) the Principal Shareholders directly or indirectly receive additional compensation, remuneration, payments or other economic benefit.

    8.7.3.3 AMOUNT OF CONSIDERATION.

  In the event that Company is acquired within the period specified in Section 8.7.3.1, Microsoft shall be entitled to fifty percent (50%) of the proceeds of such transaction, net of all costs of closing (including, without limitation, attorneys' fees, financial consultant fees, and other costs incidental to such transaction) (the "NET ACQUISITION PROCEEDS") that exceed the amount determined by multiplying Company Common Share Equivalents as of the time of determination by $13.686 per share (the "TOTAL AGGREGATE CONSIDERATION"). Net Acquisition Proceeds shall not be deemed to include the assumption of Company debt to the extent such debt was not incurred by Company for purposes of making or paying additional compensation, remuneration, or payments directly to Company shareholders in connection with the acquisition, or to any of the Principal Shareholders in their capacities as employees or for or in connection with noncompetition agreements. If there occurs (i) an event covered by Section 8.7.3.2(d), (ii) an event covered by Sections 8.7.3.2(a) that involves less than 100% of the issued and outstanding capital stock of Company, or (iii) an event covered by Section 8.7.3.2(b) that involves the carryover of some of the interest of the shareholders of Company into the successor, the amount for purposes of calculation of Total Aggregate Consideration under this Section 8.7.3 shall be reduced by the percentage of the total outstanding capital stock of Company that is not sold, transferred or not carried-over. (The following example is inserted solely for purposes of clarification of the preceding sentence: assume that the shareholders of Company sell 60% of the shares of Company capital stock to a third party pursuant to Section 8.7.3.2(a), then the Total Aggregate Consideration for purposes of this Section 8.7.3 shall be reduced by 40%.)

    8.7.3.4 PAYMENT OF CONSIDERATION.

    (a) To the extent Company or its shareholders receives consideration in cash at the closing of an event contemplated by this Section 8.7.3, the payment contemplated by this Section in respect of such cash payment shall be made at such closing of the event giving rise to the payment.

    (b) To the extent cash payments are made after closing (for example, by release from escrow after closing), the payment contemplated by this
  Section 8.7.3 shall be made upon receipt of such cash.

    (c) To the extent Company or its shareholders receives other forms of consideration at the closing of an event contemplated by this Section 8.7.3, Microsoft will receive its share of such consideration at such closing.

    (d) In the event Company or its shareholders receives a combination of cash at closing, cash paid after closing, and other consideration, or any of them, the payment contemplated by this Section 8.7.3 shall be made as contemplated for each such type of consideration on a pro rata basis (based on the relationship of the consideration in question to the total aggregate consideration received).

    8.7.3.5 EXCLUSIVE REMEDY.

  The rights pursuant to this section shall be the exclusive remedy at law or in equity to which Microsoft and its officers, directors, representatives and other affiliates shall be entitled in the event that the Agreement is terminated by Company pursuant to Section 8.4(ii) and this Section 8.7.3.

  8.7.4 TERMINATION BY MICROSOFT WITHOUT CAUSE.

  In the event that Microsoft terminates this Agreement other than as permitted by Sections 8.1, 8.2 or 8.3 or fails to proceed with the Closing after all applicable conditions have been satisfied, then this Agreement will forthwith become void and have no effect, and, provided that Company is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement, Microsoft immediately shall pay to Company, by wire transfer, in immediately available funds, the Break-up Fee (as defined below). Microsoft shall have set-off the Break-up Fee against any amounts due under the Line of Credit. For purposes of this Section 8.5.5, the "BREAK-UP FEE" shall equal (a) $50 million, in the event that the effective date of termination by Microsoft hereunder is on or before the sixtieth (60th) day after the date of this Agreement, or (b) $75 million, in the event the effective date of termination by Microsoft hereunder is after such sixtieth day.

  The rights pursuant to this section shall be the exclusive remedy at law or in equity to which Company and its officers, directors, representatives and other affiliates shall be entitled in the event that the Agreement is terminated by Microsoft pursuant to Section 8.3(ii) and this Section 8.7.4.

  8.7.5 ADDITIONAL FEE WITH RESPECT TO FUJITSU.

  In the event that Company and Fujitsu have failed to reach agreement with respect to a joint venture arrangement within thirty (30) days after termination of this Agreement pursuant to either Section 8.7.2 or 8.7.4, Microsoft agrees to pay Company, by wire transfer or by forgiveness of Company indebtedness, in addition to the Termination Fee or Break-up Fee under Sections 8.7.2 or 8.7.4, respectively, as applicable, the sum of $5 million in immediately available funds (the "ADDITIONAL FEE"). Company and the Principal Shareholders each agree that receipt of the Termination Fee or Break-up Fee, as applicable, and the Additional Fee shall preclude any action for damages pursuant to this Section 8.7 or otherwise.

                               9. MISCELLANEOUS

9.1 ENTIRE AGREEMENT.

  This Agreement, including the exhibits and schedules delivered pursuant to this Agreement, and any confidentiality agreement between the parties, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

9.2 GOVERNING LAW.

  This Agreement will be governed by, and construed in accordance with, the laws of the State of Washington as applied to agreements entered into and entirely to be performed within that state.

9.3 NOTICES.

  All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

  If to Microsoft:             Microsoft Corporation
                               One Microsoft Way
                               Redmond, WA 98052-6399
                               Attention: Robert A. Eshelman
                               Telephone No.: (206) 882-8080
                               Facsimile No.: (206) 869-1327

  With a copy to:              Preston Gates & Ellis LLP
                               5000 Columbia Center
                               701 Fifth Avenue
                               Seattle, WA 98104-7078
                               Attention: Richard B. Dodd
                               Telephone No.: (206) 623-7580
                               Facsimile No.: (206) 623-7022

  If to Company:               WebTV Networks, Inc.
                               305 Lytton Avenue
                               Palo Alto, CA 94301
                               Attention: Stephen G. Perlman
                               Telephone No.: (415) 326-3240
                               Facsimile No.: (415) 614-1380

  With a copy to:              Venture Law Group
                               A Professional Corporation
                               2800 Sand Hill Road
                               Menlo Park, CA 94025
                               Attention: Joshua Pickus
                               Telephone No.: (415) 854-4488
                               Facsimile No.: (415) 854-1121

  If to Principal Shareholders Representative:

  Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.3.

9.4 SEVERABILITY.

  If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

  All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall terminate at midnight on the eighteen month anniversary of the Closing of this Agreement; provided that the representations, warranties and covenants relating to Tax Claims shall continue until thirty (30) days after the expiration of the applicable Statutory Tax period.

9.6 ASSIGNMENT.

  No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this Section 9.6 will be voidable and will entitle the other party to this Agreement to terminate this Agreement at its option.

9.7 COUNTERPARTS.

  This Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a "Signature Page--Agreement and Plan of Reorganization" in the form annexed to this Agreement by any party hereto who will has been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party, it being understood that a signature page may be delivered via facsimile.

9.8 AMENDMENT.

  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.9 EXTENSION, WAIVER.

  At any time prior to the Effective Time, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

9.10 INTERPRETATION.

  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include" and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The "knowledge of," "the best of knowledge of," or other derivations of "know" with respect to Company will mean the knowledge of Stephen G. Perlman, Bruce A. Leak, Phillip Y. Goldman, Albert A. Pimentel and William Keating, in each case assuming the exercise of reasonable inquiry either directly or by representative on his or their behalf. The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.11 ATTORNEYS' FEES.

  In the event of any action to enforce any provision of this Agreement, or on account of any breach of this Agreement, the prevailing party or parties in such action shall be entitled to recover, in addition to all other relief, from the losing party or parties all attorneys' fees in connection with such action (including, but not limited to, any appeal thereof).

                   [Remainder of Page Intentionally Omitted]

             SIGNATURE PAGE--AGREEMENT AND PLAN OF RECAPITALIZATION

  IN WITNESS WHEREOF, Microsoft, Company, and Principal Shareholders have executed this Agreement as of the date first written above.

MICROSOFT CORPORATION                     COMPANY



By       /s/ Gregory B. Maffei            By  /s/ Bruce A. Leak
   ----------------------------------        ----------------------------------


PRINCIPAL SHAREHOLDERS:


/s/ Stephen G. Perlman                    /s/ Phillip Y. Goldman
-------------------------------------     -------------------------------------
Perlman                                   Goldman


/s/ Bruce A. Leak
-------------------------------------
Leak

                   CERTIFICATES OF APPROVAL BY SHAREHOLDERS

  The undersigned Secretary of Company hereby certifies that holders of a majority of the voting power of Company Shares approved the foregoing
Agreement and Plan of Reorganization on           .

                                          COMPANY

                                          By
                                             ----------------------------------
                                             Secretary

                          SCHEDULES AND EXHIBITS INDEX

 EXHIBITS
 Exhibit 1.1      Form of Recapitalization Documents
 Exhibit 1.3.3    Form of Replacement Microsoft Option
 Exhibit 1.5      Form of Escrow Agreement
 Exhibit 2.1      Company Disclosure Schedule
 Exhibit 2.2      Microsoft Disclosure Schedule
 Exhibit 3.11     Form of Voting Agreements
 Exhibit 3.15.1   Form of Intellectual Property Agreement
 Exhibit 3.15.2   Form of Technology Licensing Agreement
 Exhibit 3.15.3   Form of Patent Licensing Agreement
 Exhibit 3.15.4   Form of Shareholders Agreement
 Exhibit 4.7      Line of Credit
 Exhibit 6.2.1    Form of Certificate of Representations and Warranties;
                  Performance of Obligations
 Exhibit 6.2.4    Form of Affiliates Agreement
 Exhibit 6.2.5    Form of Venture Law Group Opinion
 Exhibit 6.2.6    Form of Employment and Noncompetition Agreement
 Exhibit 6.2.10   Form of Assignment of Copyrights, Patents and other
                  Intellectual Property
 Exhibit 6.3.3    Form of Preston Gates & Ellis LLP Legal Opinion
 Exhibit 6.3.6    Form of Make-Well Agreement
 SCHEDULES
 Schedule 1.3.3   Vesting Schedule for Replacement Microsoft Options
 Schedule 1.3.4   List of Holders of Company Restricted Shares
 Schedule 2.1.2   Company Common Share Equivalents
 Schedule 3.1.1.1 Schedule of Proposed Transactions

                                                                     APPENDIX B

                                                                  April 5, 1997

Board of Directors
WebTV Networks, Inc.
305 Lytton Avenue
Palo Alto, CA 94301

Members of the Board:

  We understand that Microsoft Corporation ("Microsoft"), WebTV Networks, Inc. ("WNI"), and certain shareholders of WNI (the "Principal Shareholders") have entered into an Agreement and Plan of Recapitalization, dated as of the date hereof (the "Agreement"). Pursuant to the Agreement, WNI will effect a recapitalization (the "Transaction") resulting in the exchange of all issued and outstanding common stock, without par value, of WNI (the "WNI Common Shares"), preferred stock, without par value, of WNI (the "WNI Preferred Shares"), options to purchase WNI Common Shares and warrants to purchase WNI Preferred Shares into a combination of Class A Common Stock of WNI (the "Exchangeable Shares" as defined in the Agreement) which is exchangeable for Common Stock of Microsoft, par value $0.000025 per share (the "Microsoft Common Shares"), cash and options to purchase Microsoft Common Shares, all in the manner and according to the terms of the Agreement. As a result of the Transaction, holders of the WNI Common Shares shall receive a total aggregate value per share in cash and/or Exchangeable Shares equal to $12.841 (the "Common Consideration") and holders of the WNI Preferred Shares shall receive $13.686 in cash (the "Preferred Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

  You have asked for our opinion as to whether the Common Consideration and the Preferred Consideration pursuant to the Agreement are fair from a financial point of view to the holders of WNI Common Shares and WNI Preferred Shares, respectively.

  For purposes of the opinion set forth herein, we have:

    i. analyzed certain publicly available financial statements and other information of Microsoft;

    ii. analyzed certain internal financial statements and other financial and operating data concerning WNI prepared by the management of WNI;

    iii. analyzed certain financial projections relating to WNI prepared by the managements of WNI and Microsoft;

    iv. discussed the past and current operations and financial condition and the prospects of WNI with senior executives of WNI and Microsoft;

    v. compared the financial performance of WNI with that of certain publicly-traded companies which we deemed to be relevant;

    vi. reviewed the reported prices and trading activity for the Microsoft Common Shares;

    vii. compared the financial performance of Microsoft and the prices and trading activity of the Microsoft Common Shares with that of certain other publicly-traded companies which we deemed to be relevant and their securities;

    viii. reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions which we deemed to be relevant;

    ix. participated in discussions and negotiations among representatives of WNI and Microsoft and their respective legal advisors;

    x. reviewed the Agreement and certain related agreements; and

    xi. performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of WNI. We have not made any independent valuation or appraisal of the assets, liabilities or technology of Microsoft or WNI, respectively, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  In arriving at our opinion, we did not solicit interest from, nor did we negotiate with, any party, other than Microsoft, with respect to a possible acquisition of or business combination involving all or any part of WNI or any of its assets.

  We have acted as financial advisor to the Board of Directors of WNI in connection with this transaction and will receive a fee for our services.

  It is understood that this letter is for the information of the Board of Directors of WNI only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by WNI with the Securities and Exchange Commission with respect to the transactions contemplated by the Agreement. In addition, we express no recommendation or opinion as to how the holders of WNI Common Shares or WNI Preferred Shares should vote at the shareholders' meeting held in connection with the Transaction.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Common Consideration and the Preferred Consideration pursuant to the Agreement are fair from a financial point of view to the holders of WNI Common Shares and WNI Preferred Shares, respectively.

                                          Very truly yours,

                                          DEUTSCHE MORGAN GRENFELL INC.


                                          By:  /s/ Frank P. Quattrone
                                             ----------------------------------
                                            Frank P. Quattrone
                                            Managing Director


                                          By:  /s/ George F. Boutros
                                             ----------------------------------
                                            George F. Boutros
                                            Managing Director

                                                                     APPENDIX C

                      CALIFORNIA GENERAL CORPORATION LAW

                                  CHAPTER 13
                              DISSENTERS' RIGHTS

SEC. 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
         PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SEC. 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND
         FOR PURCHASE; TIME; CONTENTS

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SEC. 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SEC. 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET
         VALUE; FILING; TIME OF PAYMENT

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SEC. 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
         MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SEC. 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

SEC. 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SEC. 1307. DIVIDENDS ON DISSENTING SHARES

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SEC. 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SEC. 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SEC. 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
         LITIGATION OF SHAREHOLDERS' APPROVAL

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SEC. 1311. EXEMPT SHARES

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SEC. 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
         MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                      APPENDIX D

                                ESCROW AGREEMENT

                                     AMONG

                             MICROSOFT CORPORATION,
                           A WASHINGTON CORPORATION,

                           THE SECURITIES HOLDERS OF
                              WEBTV NETWORKS, INC.
                           A CALIFORNIA CORPORATION,

                                      AND

                    CHASEMELLON SHAREHOLDER SERVICES L.L.C.,
                                  AS CUSTODIAN

                                     DATED

                                     AS OF

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
  1. ESTABLISHMENT OF ESCROW; ACCOUNT......................................  D-2
      1.1  DEPOSIT OF EXCHANGEABLE SHARES..................................  D-2
      1.2  CASH ESCROW.....................................................  D-3
      1.3  ESCROW ACCOUNT..................................................  D-3
      1.4  DIVIDENDS; VOTING AND RIGHTS OF OWNERSHIP.......................  D-3
      1.5  NO ENCUMBRANCE..................................................  D-3
      1.6  POWER TO TRANSFER TOTAL ESCROW..................................  D-3

  2. RESOLUTION OF CLAIMS..................................................  D-3
      2.1  INDEMNIFICATION OBLIGATIONS.....................................  D-3
      2.2  NOTICE OF CLAIMS................................................  D-4
      2.3  RESOLUTION OF CLAIMS............................................  D-4
           2.3.1 Uncontested Claims.......................................   D-4
           2.3.2 Contested Claims.........................................   D-4
           2.3.3 Arbitration..............................................   D-5

  3. RELEASE FROM ESCROW...................................................  D-6
      3.1  RELEASE OF TOTAL ESCROW.........................................  D-6
      3.2  RELEASE OF RETAINED ESCROW......................................  D-6
      3.3  EXPENSES OF REPRESENTATIVE......................................  D-6

  4. CUSTODIAN.............................................................  D-7
      4.1  DUTIES..........................................................  D-7
      4.2  LEGAL OPINIONS..................................................  D-7
      4.3  SIGNATURES......................................................  D-7
      4.4  RECEIPTS AND RELEASES...........................................  D-7
      4.5  REFRAIN FROM ACTION.............................................  D-7
      4.6  INTERPLEADER....................................................  D-7
      4.7  TAX FORMS.......................................................  D-7

  5. INDEMNIFICATION.......................................................  D-7
      5.1  WAIVER AND INDEMNIFICATION......................................  D-7
      5.2  CONDITIONS TO INDEMNIFICATION...................................  D-7

  6. ACKNOWLEDGMENTS BY THE CUSTODIAN......................................  D-8

  7. RESIGNATION OR REMOVAL OF CUSTODIAN; SUCCESSOR........................  D-8
      7.1  RESIGNATION AND REMOVAL.........................................  D-8
           7.1.1 Notice...................................................   D-8
           7.1.2 Successor Custodian Appointment..........................   D-8
      7.2  SUCCESSORS......................................................  D-8
      7.3  NEW CUSTODIAN...................................................  D-8
      7.4  RELEASE.........................................................  D-8
      7.5  CHANGE OF TRANSFER AGENT........................................  D-8

  8. FEE...................................................................  D-8

  9. SECURITIES HOLDERS' REPRESENTATIVE....................................  D-9

 10. TERMINATION...........................................................  D-9

 11. INDEMNITY.............................................................  D-9

 12. MISCELLANEOUS PROVISIONS..............................................  D-9
     12.1  PARTIES IN INTEREST.............................................  D-9
     12.2  ATTORNEYS' FEES................................................. D-10

                           PAGE
                           ----
     12.3  ENTIRE AGREEMENT..... D-10
     12.4  NOTICES.............. D-10
     12.5  AMENDMENT............ D-11
     12.6  SEVERABILITY......... D-11
     12.7  COUNTERPARTS......... D-11
     12.8  HEADINGS............. D-11
     12.9  GOVERNING LAW........ D-11
     12.10 BINDING EFFECT....... D-11

                             INDEX OF DEFINED TERMS

                                                                          PAGE
TERM                                                                     DEFINED
----                                                                     -------
Additional Shares.......................................................   D-3
Arbitrable Claims.......................................................   D-4
Cash Escrow.............................................................   D-3
Chase...................................................................   D-8
Claim...................................................................   D-4
Closing Date............................................................   D-2
Company.................................................................   D-2
Company Securities......................................................   D-2
Contested Claim.........................................................   D-4
Custodian...............................................................   D-2
Damages.................................................................   D-3
Escrow Adjustments......................................................   D-3
Escrow Agreement........................................................   D-2
Escrow Amount...........................................................   D-2
Escrowed Shares.........................................................   D-3
Exchangeable Shares.....................................................   D-2
Initial Escrowed Shares.................................................   D-2
Microsoft...............................................................   D-2
Microsoft Closing Price.................................................   D-4
Microsoft Common Shares.................................................   D-2
Microsoft Demand........................................................   D-4
Microsoft Distribution Notice...........................................   D-4
Notice of Claim.........................................................   D-4
Prevailing Party Award..................................................   D-3
Principal Shareholders..................................................   D-2
Recapitalization........................................................   D-2
Recapitalization Agreement..............................................   D-2
Release Date............................................................   D-6
Release Notice..........................................................   D-6
Released Escrow.........................................................   D-6
Representative..........................................................   D-2
Representative Distribution Notice......................................   D-4
Retained Escrow.........................................................   D-6
Securities Holders......................................................   D-2
Total Escrow............................................................   D-3
Transfer Agent..........................................................   D-2

                               ESCROW AGREEMENT

  This Escrow Agreement (this "ESCROW AGREEMENT") is made and entered into as
of    , 1997 (the "CLOSING DATE"), by and among Microsoft Corporation, a
Washington corporation ("MICROSOFT"), the undersigned holders of the equity securities and certain warrants to purchase securities ("COMPANY SECURITIES") of WebTV Networks, Inc., a California corporation ("COMPANY") (the "SECURITIES HOLDERS"), Jeffrey D. Brody as the Representative of the Securities Holders ("REPRESENTATIVE"), and ChaseMellon Shareholder Services LLC, as Custodian (the "CUSTODIAN").

                                   RECITALS

  Whereas, Microsoft, Company, and certain principal shareholders of Company (the "PRINCIPAL SHAREHOLDERS") have entered into an Agreement and Plan of Recapitalization dated as of April 5, 1997 (the "RECAPITALIZATION AGREEMENT") setting forth certain terms and conditions pursuant to which the securities of Company will be reclassified and whereby Microsoft will acquire all of the outstanding shares of a new issue of Class B Common Shares which will represent the general voting rights and residual liquidation rights of Company's capital shares (the "RECAPITALIZATION");

  Whereas, pursuant to the Recapitalization Agreement, upon the closing of the Recapitalization, the Securities Holders will receive of Class A Common Shares ("EXCHANGEABLE SHARES"); which are exchangeable into Microsoft Common Shares, par value $.000025 per share ("MICROSOFT COMMON SHARES"), or cash, from either
the Company or Microsoft, having a total value of approximately $   .

  Whereas, the Recapitalization Agreement provides that Fifty Million Dollars ($50,000,000) (the "ESCROW AMOUNT") will be withheld from the Exchangeable Shares and cash to be issued in the conversion of the Company Securities on a basis proportionate to the value of the Exchangeable Shares (determined in the same manner as in the Recapitalization Agreement) and/or cash to be received by each Securities Holder and will be placed in an escrow account to secure certain indemnification obligations of the Holders, as defined in Section 7.1 of the Recapitalization Agreement, to Microsoft under Article 7 of the Recapitalization Agreement on the terms and conditions set forth therein and herein;

  Whereas, it is a condition of the Closing of the Recapitalization Agreement that the Principal Shareholders and holders of at least 80% of Company Preferred Shares and Company Warrants execute an escrow agreement in substantially the form of this Escrow Agreement; and

  Whereas, capitalized terms not otherwise defined herein will have the same meaning as set forth in the Recapitalization Agreement, which is incorporated herein by this reference.

  Now Therefore Intending to be Legally Bound, in consideration of the mutual promises contained herein and other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. ESTABLISHMENT OF ESCROW; ACCOUNT

  1.1 Deposit of Exchangeable Shares. The Company shall, immediately upon the date of this Agreement, deposit on the Securities Holders behalf with the
Custodian an aggregate of     Exchangeable Shares issued in the respective
names of the Securities Holders and in the relative amounts as set forth on
Exhibit 1.1 hereto (the "INITIAL ESCROWED SHARES") and shall promptly deliver to the Custodian duly authorized share certificates for the Initial Escrowed Shares registered in the respective names of the Shareholders as set forth on
Exhibit 1.1 hereto. In lieu of issuing share certificates, the issuance of Escrowed Shares (as defined below) provided for in this Escrow Agreement may be recorded by journal entry in the stock transfer records of the transfer agent for Escrowed Shares (as defined below) (the "TRANSFER AGENT"). Any capital shares or other securities that result from any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger, or conversion of Escrowed Shares into Microsoft Common Shares as permitted by the Articles, or other events made with respect to any Escrowed Shares or Microsoft Common Shares then held in escrow under this Escrow Agreement ("ADDITIONAL SHARES") shall be delivered to the Custodian and shall be held in the Escrow Account (and, as required under this Escrow Agreement, shall be released from the Escrow Account). Unless otherwise indicated, as used in this Escrow Agreement, the term "ESCROWED SHARES" includes the Initial Escrowed Shares and any Additional Shares. The Escrowed Shares, as well as the Cash Escrow (as defined below), are to be held by the Custodian and released pursuant to the provisions of this Escrow Agreement. The Custodian agrees to accept delivery of the Escrowed Shares and to hold such Escrowed Shares in escrow in accordance with this Escrow Agreement and to release the Escrowed Shares out of escrow as provided in this Escrow Agreement.

  1.2 Cash Escrow. Microsoft shall, immediately upon the date of this
Agreement, deposit with the Custodian cash in the amount of     in the
respective names of the Securities Holders and in the relative amounts as set forth on Exhibit 1.2 hereto. The cash deposited in connection with this Agreement is referred to as the "CASH ESCROW," which along with the Escrowed Shares are collectively referred to as the "TOTAL ESCROW".

  1.3 Escrow Account. The Custodian shall maintain the Cash Escrow in a separate, interest bearing money market account.

  1.4 Dividends; Voting and Rights of Ownership. Any cash dividends, dividends payable in property or other distributions of any kind (except for Additional Shares) made in respect of the Escrowed Shares shall be distributed currently by Microsoft or the Company, as the case may be, to the Securities Holders on a pro rata basis with respect to the Escrowed Shares as to which such dividends are paid. Each Securities Holder shall have the right to any voting rights applicable to the Escrowed Shares held in escrow for the account of such Securities Holder so long as such Escrowed Shares are held in escrow, and Microsoft shall take all steps necessary to allow the exercise of such rights. While the Escrowed Shares remain in the Custodian's possession pursuant to this Escrow Agreement, the Securities Holder shall retain and shall be able to exercise all other incidents of ownership of the Escrowed Shares that are not inconsistent with the terms and conditions hereof.

  1.5 No Encumbrance. None of the Total Escrow or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, other than by will or by the laws of descent or distribution in the event of the death of a Securities Holder, by a Securities Holder or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Securities Holder, prior to the delivery of the Escrowed Shares or the Cash Escrow by the Custodian to such Securities Holder pursuant to this Escrow Agreement.

  1.6 Power to Transfer Total Escrow. The Custodian is hereby granted the power to effect any transfer of the Total Escrow provided for in this Escrow Agreement.

2. RESOLUTION OF CLAIMS

  2.1 Indemnification Obligations. Payment for any amount determined as provided below to be owing for any Indemnifiable Amounts ("DAMAGES") and any award of attorneys' fees and charges pursuant to Section 2.3.3.5 or 12.2 of this Agreement (a "PREVAILING PARTY AWARD") shall be made by: (i) the release of Escrowed Shares, and (ii) the release of any Cash Escrow (collectively referred to as "ESCROW ADJUSTMENTS"). Any Escrow Adjustments shall be made in proportion to each of the Securities Holders' interest in Escrowed Shares and/or Cash Escrow as of the date or dates specified in and the manner provided for in this Agreement for the resolution of Claims. The value of the Escrowed Shares shall equal the average closing prices of Microsoft Common Shares for the respective periods as provided for in this Escrow Agreement and shall not be subject to any reduction, discount or other adjustment. Provided, however, if the applicable conversion rate for the Class A Common Shares, set forth in the Company Amended and Restated Articles, is different than 1.0, an appropriate adjustment to the value shall be made; provided further that each reference to the "average closing prices of Microsoft Common Shares" hereafter shall take into account any then required adjustment.

  2.2 Notice of Claims. Promptly after the receipt by Microsoft of notice or discovery of any claim, damage, or legal action or proceeding giving rise to indemnification rights under the Recapitalization Agreement (a "CLAIM"), Microsoft shall give the Representative written notice of such Claim and shall provide a copy of such notice to the Custodian. Each notice of a Claim by Microsoft (the "NOTICE OF CLAIM") shall be in writing and shall be delivered on or before the Release Date. The Notice of Claim shall also specify the approximate, to the extent known, aggregate dollar amount of the Damages and the proposed Escrow Adjustments to be made as a result of the Claim.

  2.3 Resolution of Claims. Any Notice of Claim received by the Representative and the Custodian pursuant to Section 2.2 above shall be resolved as follows:

    2.3.1 Uncontested Claims. In the event that the Representative does not contest a Notice of Claim in writing within twenty (20) calendar days, as provided below in Section 2.3.2, Microsoft may deliver to the Custodian, with a copy to the Representative, a written demand by Microsoft (a "MICROSOFT DEMAND") stating that a Notice of Claim has been given as required in this Escrow Agreement and that no notice of contest has been received from the Representative during the period specified in this Escrow Agreement and further setting forth the proposed Escrow Adjustments to be made in accordance with this Section 2.3.1. In calculating the value of the Escrowed Shares to be canceled, the value shall equal the Microsoft Closing Price as determined pursuant to the Recapitalization Agreement (the "MICROSOFT CLOSING PRICE"). It is provided, however, that within twenty
  (20) calendar days after receipt of the Microsoft Demand, the Representative may object to the proposed Escrow Adjustments whereupon neither the Custodian nor Microsoft shall make any of the Escrow Adjustments until either: (i) Microsoft and the Representative shall have given the Custodian written notice setting forth agreed Escrow Adjustments, or (ii) the matter is resolved as provided in Sections 2.3.2 and 2.3.3. Upon satisfaction of the foregoing the Custodian and Microsoft shall promptly take all steps to implement the final Escrow Adjustments.

    2.3.2 Contested Claims. In the event that the Representative gives written notice contesting all or a portion of a Notice of Claim to Microsoft and the Custodian (a "CONTESTED CLAIM") within the 20-day period provided above, matters that are subject to third party claims brought against Microsoft or Company in a litigation or arbitration shall await the final decision, award or settlement of such litigation or arbitration, while matters that arise between Microsoft on the one hand and Company and/or the Securities Holders on the other hand, including any disputes regarding performance or nonperformance of a party's obligations under this Escrow Agreement ("ARBITRABLE CLAIMS"), shall be settled in accordance with
  Section 2.3.3 below. Any portion of a Notice of Claim that is covered by
  Section 2.3.1 or subsequently settled shall be resolved as set forth above in Section 2.3.1, provided that in the case of a settlement the value of Escrowed Shares shall equal the Microsoft Closing Price, and provided further that the Representative's signature shall be required on the Microsoft Demand as evidence of the Representative's agreement to the Escrow Adjustments. If notice is received by the Custodian that a Notice of Claim is contested by the Representative, then the Custodian shall hold in the Escrow Account, after what would otherwise be the Release Date (as defined in Section 3.1 below), the Retained Escrow as provided in Section 3.1, until the earlier of: (i) receipt of a settlement agreement executed by Microsoft and the Representative setting forth a resolution of the Notice of Claim and the Escrow Adjustments; (ii) receipt of a written notice from Microsoft (a "MICROSOFT DISTRIBUTION NOTICE") attaching a copy of the final award or decision of the arbitrator and setting forth the Escrow Adjustments (Microsoft shall at the same time provide a copy of the Microsoft Distribution Notice to the Representative); or (iii) receipt of a written notice from the Representative (a "REPRESENTATIVE DISTRIBUTION NOTICE") attaching a copy of the final award or decision of the arbitrator that no Escrow Adjustments are to be made as a result of such award (Representative shall at the same time provide a copy of the Representative Distribution Notice to Microsoft). If the earliest of the three events described in the preceding sentence is (i) or (ii), the Custodian shall, within ten (10) business days of receipt of the settlement agreement or Microsoft Distribution Notice, as applicable, cancel the number of Escrowed Shares and release to Microsoft an amount of Escrowed Cash specified in such agreement or Microsoft Distribution Notice. If the earliest of the three events described above is (iii), the Custodian shall, within ten (10) business days of receipt of the Representative Distribution Notice, release to the Securities Holders the Retained Escrow, in accordance with the Securities Holders' interests therein. If the award or decision of the arbitrator concludes that Escrowed Shares are to be cancelled and Cash Escrow are to be released to Microsoft either in satisfaction of Damages or as Prevailing Party Awards, the arbitrator shall specify the number of Escrowed Shares and the amount of Cash Escrow to be so released either in the arbitrator's final award or decision or a supplementary report or finding. The value of the Escrowed Shares released shall equal the Microsoft Closing Price. In the event that the Custodian institutes an action for interpleader in accordance with Section 4.6 of this Escrow Agreement as a result of a dispute between the parties, the parties hereby agree to jointly seek to stay such interpleader action pending the resolution of any arbitration commenced by the parties.

    2.3.3 Arbitration.

      2.3.3.1 AAA Rules. Any Arbitrable Claim, and any dispute between the Securities Holders and Microsoft under this Escrow Agreement, shall be submitted to final and binding arbitration in King County, Seattle, Washington, which arbitration shall, except as herein specifically stated, be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") then in effect; provided, however, that the parties agree first to try in good faith to resolve any Arbitrable Claim that does not exceed Two Hundred Thousand Dollars ($200,000) by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration; provided, further, that, in the event of an arbitration, the arbitration provisions of this Escrow Agreement shall govern over any conflicting rules which may now or hereafter be contained in the AAA rules.

      2.3.3.2 Binding Effect. The final decision of the arbitrator shall be furnished in writing to the Custodian, the Representative, the Securities Holders and Microsoft and will constitute a conclusive determination of the issue in question, binding upon the Securities Holders, the Representative and Microsoft. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve an Arbitrable Claim. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

      2.3.3.3 Compensation of Arbitrator. Any such arbitration shall be conducted before a single arbitrator who will be compensated for his or her services, as provided below in Section 2.3.3.5, at a rate to be determined by the parties or by the AAA, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event Microsoft and the Representative are not able to agree upon his or her rate of compensation.

      2.3.3.4 Selection of Arbitrator. The AAA shall have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or who are partners in a major law firm; provided, however, that such accounting firm or law firm cannot be a firm that has rendered or is then rendering services to any party hereto or, in the case of a law firm, appeared or is then appearing as counsel of record in opposition in any legal proceeding to any party hereto.

      2.3.3.5 Payment of Costs. The prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the prevailing party and the amount of such fees and costs to be allocated to such party. Any amounts payable to Microsoft by or on account of the Securities Holders under this subsection will be reimbursed as if the amount of such awarded fees and expenses were an Uncontested Claim.

      2.3.3.6 Terms of Arbitration. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Escrow Agreement, the Recapitalization Agreement or any other documents that are executed in connection therewith.

      2.3.3.7 Exclusive Remedy. Arbitration or mediation under this Section
    2.3.3 shall be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Escrow Agreement or the Recapitalization Agreement.

3. RELEASE FROM ESCROW

  3.1 Release of Total Escrow. The Total Escrow shall be released by the Custodian as soon as practicable, but not later than twenty (20) days, to the
Securities Holders after      , 199 , (the "RELEASE DATE"), less: (i) any
Escrowed Shares cancelled and Cash Escrow delivered to or deliverable to Microsoft in satisfaction of Uncontested Claims or Contested Claims which have been settled, and (ii) any of the Total Escrow subject to cancellation or delivery to Microsoft in accordance with Section 2.3.2 with respect to any then pending Contested Claims. On or before the Release Date, Microsoft and the Representative shall deliver to the Custodian a jointly approved written notice (a "RELEASE NOTICE") setting forth the number of Escrowed Shares and amount of Cash Escrow to be released by the Custodian to each Securities Holder (the "RELEASED ESCROW") and the number of Escrowed Shares and amount of Cash Escrow to be retained in Escrow as provided above (the "RETAINED ESCROW"). The Released Escrow shall be released to the Securities Holders in proportion to their respective interests in the Initial Escrowed Shares and Cash Escrow, plus any interest earned thereon. In lieu of releasing any fractional Escrowed Shares, any fraction of a released Escrowed Share that would otherwise be released shall be rounded to the nearest whole Exchangeable Share or Microsoft Common Share then distributable. Within ten (10) business days after receipt of the Release Notice, the Custodian, acting as Microsoft's transfer agent, shall deliver (by registered mail or overnight carrier) to each Securities Holder the number of Escrowed Shares in the names of the appropriate Securities Holders, and amount of Cash Escrow, plus any earned interest, as specified in the Release Notice. The Custodian shall not be required to deliver the Escrowed Shares and Cash Escrow to the Securities Holders following satisfaction of release conditions until it has received the Release Notice or, in the event Microsoft and the Representative fail to deliver a Release Notice, a final award or decision which specifies the distribution of the Escrow Shares and Cash Escrow.

  3.2 Release of Retained Escrow. Upon the resolution of Contested Claims as provided for in Section 2.3.2, the Retained Escrow shall be subject to release by the Custodian to Microsoft and/or to the Securities Holders in accordance with Section 2.3.2, this Section and as otherwise provided for in this Escrow Agreement. The Custodian shall cause the transfer agent to cancel the number of Escrowed Shares to be cancelled pursuant to Section 2.3.2 and to reissue certificates for Escrowed Shares that are to be either distributed to the Securities Holders pursuant to Section 3.1 or further retained by the Custodian pending the resolution of Contested Claims, and Prevailing Party Awards. In addition, the Custodian shall release to Microsoft the Cash Escrow as provided for in Section 2.3.2 less that amount of Cash Escrow, including any earned interest, that is either to be distributed to the Securities Holders pursuant to Section 3.1 or further retained by the Custodian pending the resolution of Contested Claims and Prevailing Party Awards.

  3.3 Expenses of Representative. The Representative shall be entitled to be reimbursed for his reasonable out-of-pocket expenses and the reasonable fees and disbursements of counsel. Such reimbursements shall be made from the Total Escrow, on a pro rata basis among the contributors to the Total Escrow, for all services performed pursuant to the Recapitalization Agreement and the Escrow Agreement. The Custodian shall be entitled to liquidate and sell Escrowed Shares as may be necessary to reimburse the Representative.

4. CUSTODIAN

  4.1 Duties. The duties of the Custodian hereunder shall be entirely administrative and not discretionary. The Custodian shall be obligated to act only in accordance with written instructions received by it as provided in this Escrow Agreement and is authorized hereby to comply with any orders, judgments or decrees of any court with or without jurisdiction or arbitrator (pursuant to Section 2.3.3) and shall not be liable as a result of its compliance with the same.

  4.2 Legal Opinions. As to any legal questions arising in connection with the administration of this Escrow Agreement, the Custodian may rely absolutely upon the joint instruction of Microsoft and the Representative or the opinions given to the Custodian by its outside counsel and shall be free of liability for acting in reliance on such joint instructions or opinions.

  4.3 Signatures. The Custodian may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Escrow Agreement.

  4.4 Receipts and Releases. The Custodian may, as a condition to the disbursement of monies or disposition of securities as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of the Custodian from any liability arising out of its execution or performance of this Escrow Agreement, such release to be in a form reasonably satisfactory to the Custodian.

  4.5 Refrain from Action. The Custodian shall be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event it becomes aware of any dispute between Company, the Securities Holders and Microsoft as to any material facts or as to the happening of any event precedent to such action.

  4.6 Interpleader. If any controversy arises between the parties hereto or with any third person, the Custodian shall not be required to determine the same or to take any action, but the Custodian in its discretion may institute such interpleader or other proceedings in connection therewith as the Custodian may deem proper, and in following either course, the Custodian shall not be liable to any person.

  4.7 Tax Forms. All entities entitled to receive interest from the Escrow Account will provide Custodian with W-9 IRS tax forms or W-8 tax forms prior to disbursement of interest. Interest earned in the account will be reported as income to the party receiving such interest.

5. INDEMNIFICATION

  5.1 Waiver and Indemnification. Microsoft, Company, the Representative, and the Securities Holders agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Custodian arising out of or relating to the execution or performance by the Custodian of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful neglect or gross negligence or bad faith of the Custodian. They further agree to indemnify the Custodian against and from any and all claims, demands, costs, liabilities and expenses, including reasonable attorneys' fees, which may be asserted against it or to which it may be exposed or which it may incur by reason of its execution or performance of this Escrow Agreement, except to the extent attributable to its willful neglect, gross negligence, or bad faith. Such agreement to indemnify shall survive the termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

  5.2 Conditions to Indemnification. In case any litigation is brought against the Custodian in respect of which indemnification may be sought hereunder, the Custodian shall give prompt notice of that litigation to the parties hereto, and the parties upon receipt of that notice shall have the obligation and the right to assume the defense of such litigation, provided that failure of the Custodian to give that notice shall not relieve the parties hereto from any of their obligations under this Section 5 unless that failure prejudices the defense of such litigation by said parties. At its own expense, the Custodian may employ separate counsel and participate in the defense. The parties hereto shall not be liable for any settlement without their respective consents.

6. ACKNOWLEDGMENTS BY THE CUSTODIAN

  By execution and delivery of this Escrow Agreement, the Custodian acknowledges that the terms and provisions of this Escrow Agreement are acceptable and it agrees to carry out the provisions of this Escrow Agreement on its part.

  The Custodian further acknowledges receipt of a copy of the Recapitalization Agreement.

7. RESIGNATION OR REMOVAL OF CUSTODIAN; SUCCESSOR

  7.1 Resignation and Removal.

    7.1.1 Notice. The Custodian may resign as such following the giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Custodian may be removed and replaced following the giving of thirty (30) days' prior written notice to be given to the Custodian jointly by the Representative and Microsoft. In either event, the duties of the Custodian shall terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable), and the Custodian shall then deliver the balance of the Escrowed Shares and Cash Escrow then in its possession to a successor Custodian as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Custodian.

    7.1.2 Successor Custodian Appointment. If Microsoft and the Representative are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, then the acting Custodian may appoint a successor escrow holder authorized to do business as a trust company in the State of California or may petition any court of competent jurisdiction for the appointment of a successor Custodian or other appropriate relief, any such resulting appointment shall be binding upon all of the parties hereto.

  7.2 Successors. Every successor appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Representative and Microsoft, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, shall become fully vested with all the duties, responsibilities and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or any of the parties hereto, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies held by it pursuant to this Escrow Agreement to its successor. Should any instrument be required by any successor for more fully vesting in such successor the duties, responsibilities and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the other parties hereto, be executed, acknowledged and delivered by the predecessor.

  7.3 New Custodian. In the event of an appointment of a successor, the predecessor shall cease to be custodian of any funds, securities or other assets and records it may hold pursuant to this Escrow Agreement, and the successor shall become such custodian.

  7.4 Release. Upon acknowledgment by any successor Custodian of the receipt of the then remaining balance of the Escrowed Shares and Cash Escrow, the then acting Custodian shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement that may arise and accrue thereafter.

  7.5 Change of Transfer Agent. In the event ChaseMellon Shareholder Services, L.L.C. ("CHASE"), ceases to be Microsoft's transfer agent, Microsoft shall have the right to substitute its successor transfer agent as the Custodian (assuming such change is acceptable to the successor transfer agent). In the event of such substitution Chase agrees to waive any transfer or other charges other than regular charges for services rendered through such change.

8. FEE

  The Custodian will be paid by Microsoft as billed for services hereunder in accordance with the fee schedule attached hereto as Exhibit A and such fees shall not be considered Damages or Indemnifiable Amounts for any purpose whatsoever. In the event that the Custodian is made a party to litigation with respect to the property held hereunder, or brings an action in interpleader, or in the event that the conditions to this Escrow are not promptly fulfilled, or the Custodian is required to render any service not provided for in this Escrow Agreement and fee schedule, or there is any assignment of the interests of this Escrow or any modification hereof, the Custodian shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability, and expenses, including attorneys fees.

9. SECURITIES HOLDERS' REPRESENTATIVE

  For purposes of this Escrow Agreement, the Securities Holders have, by the execution of this Escrow Agreement, consented to the appointment of the Representative as representative of the Securities Holders and as the attorney-in-fact for and on behalf of each Securities Holder, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Escrow Agreement, including but not limited to the exercise of the power to: (i) authorize delivery to or cancellation by Microsoft of the Escrowed Shares and Cash Escrow, or any portion thereof, in satisfaction of Claims otherwise in connection with an Escrow Adjustment, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Escrow Agreement. The Representative shall have unlimited authority and power to act on behalf of each Securities Holder with respect to this Escrow Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Escrow Agreement so long as all Securities Holders are treated in the same manner. The Securities Holders shall be bound by all actions taken by the Representative in connection with this Escrow Agreement, and the Custodian shall be entitled to rely on any action or decision of the Representative. In performing his functions hereunder, the Representative shall not be liable to the Securities Holders in the absence of gross negligence or willful misconduct. In taking any action whatsoever hereunder, the Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Representative may consult with counsel in connection with his duties hereunder and shall be fully protected in any act taken, suffered or permitted by him in good faith in accordance with the advice of counsel. The Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement. The Representative may be replaced at any time by affirmative vote or written consent of the holders of a majority-in-interest of the Total Escrow (computed based on the dollar value of the total Escrow as of the Closing Date, valuing the Escrowed Shares based on the Microsoft Closing Price). The Representative shall not be entitled to receive any compensation from Microsoft in connection with this Escrow Agreement.

10. TERMINATION

  This Escrow Agreement and the Escrow created hereby shall terminate following Custodian's delivery of all remaining Escrowed Shares and Cash Escrow to either the Securities Holders and/or Microsoft pursuant to Sections 2 or 3.

11. INDEMNITY

  The terms, conditions, covenants and provisions of Article 7 of the Recapitalization Agreement regarding the indemnification obligations of the Securities Holders are hereby incorporated in full by reference herein.

12. MISCELLANEOUS PROVISIONS

  12.1 Parties in Interest. This Escrow Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any person not a party hereto. All of the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

  12.2 Attorneys' Fees. In the event of any action to enforce any provision of this Escrow Agreement, or on account of any default under or breach of this Escrow Agreement, the prevailing party in such action, if Microsoft, shall be entitled to recover from the Securities Holders, in addition to all other relief, all attorneys' fees incurred by Microsoft in connection with such action (including, but not limited to, any appeal thereof). Such fees shall be treated as an Uncontested Claim and shall be payable to Microsoft by the submission of a Microsoft Demand pursuant to Section 2.3.1, and such payments out of the Total Escrow shall be attributed, on a pro rata basis, among the losing parties in such action. If the prevailing party is the Representative or the Securities Holders, such parties shall be entitled to recover from Microsoft, in addition to all other relief, all attorneys' fees incurred by the Securities Holders and/or the Representative in connection with such action (including, but not limited to, any appeal thereof).

  12.3 Entire Agreement. This Escrow Agreement constitutes the final and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings.

  12.4 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

    If to Microsoft or Sub:

      Microsoft Corporation
      One Microsoft Way
      Redmond, WA 98052-6399
      Attention: Robert A. Eshelman
      Telephone No.: (206) 882-8080
      Facsimile No.: (206) 869-1327

    With a copy to:

      Preston Gates & Ellis LLP
      5000 Columbia Center
      701 Fifth Avenue
      Seattle, WA 98104-7078
      Attention: Richard B. Dodd
      Telephone No.: (206) 623-7580
      Facsimile No.: (206) 623-7022

    If to Company:

      WebTV Networks, Inc.
      305 Lytton Avenue
      Palo Alto, CA 94301
      Attn:
      Telephone No.: (415) 326-3240
      Facsimile No.: (415) 614-1380

    With a copy to:

      Venture Law Group
      2800 Sand Hill Road
      Menlo Park, CA 94025
      Attn: Joshua Pickus
      Telephone No.: (415) 854-4488
      Facsimile No.: (415) 854-1121

    If to Securities Holders Representative:

      Jeffrey D. Brody
      c/o Brentwood Associates
      3000 Sand Hill Road
      Building 1, Suite 260
      Menlo Park, CA 94025
      Telephone No.: (415)
      Facsimile No.: (415)

    If to Custodian:

      ChaseMellon Shareholder Services, LLC
      520 Pike Street, Suite 1220
      Seattle, WA 98101
      Attention: Dee Henderson
      Facsimile: (206) 292-3196

  12.5 Amendment. The terms of this Escrow Agreement may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except pursuant to the written agreement of Microsoft, the Representative, and a majority in interest in the Total Escrow.

  12.6 Severability. If any term or provision of this Escrow Agreement or the application thereof as to any person or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Escrow Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Escrow Agreement shall be valid and enforceable to the fullest extent permitted by law.

  12.7 Counterparts. This Escrow Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery, by facsimile or otherwise, of an Escrow Agreement Signature Page in the form annexed to this Escrow Agreement by any party hereto who shall has been furnished the final form of this Escrow Agreement shall constitute the execution and delivery of this Escrow Agreement by such party, provided counterparts are executed by all other parties herero.

  12.8 Headings. The headings of the various sections of this Escrow Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Escrow Agreement.

  12.9 Governing Law. This Escrow Agreement shall be construed and controlled by the laws of the State of Washington without regard to the principles of conflicts of laws.

  12.10 Binding Effect. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, affiliates, successors and assigns.

                        ESCROW AGREEMENT SIGNATURE PAGE

  In Witness Whereof, the parties have duly executed this Escrow Agreement as of the day and year first above written.

Microsoft Corporation

                                          WebTV Networks, Inc.

By __________________________________

                                          By __________________________________

Its _________________________________     Its _________________________________

Securities Holders' Representative

_____________________________________
          JEFFREY D. BRODY

ChaseMellon Shareholder Services

By __________________________________
        AUTHORIZED SIGNATORY

Securities Holder(s)

_____________________________________
             (SIGNATURE)

_____________________________________
             (SIGNATURE)

Print Name(s) _______________________

Social Security Number(s) ___________

Address _____________________________

_____________________________________

_____________________________________

_____________________________________

                                                                     APPENDIX E

                                  [PROPOSED]

                                  CERTIFICATE

                                      OF

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                             WEBTV NETWORKS, INC.

  The undersigned hereby certify that:

    1. They are the President and Secretary, respectively, of WebTV Networks, Inc., a California corporation (the "COMPANY").

    2. Pursuant to Section 910 of the California General Corporation Law ("CGCL"), the Articles of Incorporation of the Company are amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                     Name

  The name of this corporation is WebTV Networks, Inc.

                                  ARTICLE II

                                    Purpose

  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the CGCL other than the banking business, the trust company business or the practice or a profession permitted to be incorporated by the CGCL.

                                  ARTICLE III

                                Capital Shares

  3.1 Authorized Shares. The total number of capital shares which the Company
shall have authority to issue is     shares, which shall consist of     shares
of Class A Shares, $.01 par value per share ("CLASS A SHARES") and    shares
of Class B Shares, $.01 par value per share ("CLASS B SHARES").

  3.2 Terms of Class A Shares and Class B Shares.

  The Class A Shares and Class B Shares shall have the following rights, privileges, restrictions and conditions.

  3.2.1 Dividends.

    (a) The Board of Directors may declare in its discretion from time to time, and the Company shall pay, dividends out of the assets of the Company properly available to the payment of dividends; provided that, so long as any share of either class is outstanding, any dividend that shall be declared and paid with respect to each share of Class A Shares and Class B Shares shall be identical in amount and character.

    (b) Such dividends shall have record and payment dates as may be determined in the discretion of the Board of Directors, subject to compliance with the requirements of Section 3.2.6.

  3.2.2 Liquidation

    In the event of the liquidation, dissolution or winding-up of the Company or other similar distribution of assets of the Company including the filing of a petition for involuntary liquidation or other proceeding in bankruptcy, of the Company (collectively, a "LIQUIDATION"), the Company shall pay, or shall cause such other person to pay, to the holders of the Class A Shares and the Class B Shares from the assets of the Company available for distribution, for each Class A Share or Class B Share outstanding on the effective date or record date ("LIQUIDATION DATE") of such Liquidation, an amount that, with respect to each share of Class A Shares and Class B Shares, is identical in amount and character. The Company shall immediately give notice to Microsoft Corporation ("MICROSOFT") of any proposed Liquidation and shall also comply with the notice to shareholders requirements of Section 3.2.6.

  3.2.3 Company Voting Rights.

    The holders of the Class A Shares and Class B Shares shall be entitled to vote for directors and such other matters as may be submitted to the shareholders. Except to the extent required by applicable law, each Class A Share shall have one (1) vote per Class A Share. Each Class B Share shall have ten (10) votes per Class B Share. Except to the extent required by applicable law, the Class A Shares and Class B Shares shall vote as one class. Each holder of Class A Shares and Class B Shares shall be entitled to receive notice of, and to attend, any meetings of shareholders of the Company.

  3.2.4 Exchange Rights.

    Subject to the exercise of the call right of Microsoft as provided for in
  Section 3.2.5, holders of Class A Shares shall initially have the right to exchange each Class A Share held into one share of fully paid and non-assessable Microsoft Common Shares, par value $.000025 ("MICROSOFT COMMON SHARES"). The right to exchange and the exchange ratio is subject to the following rights, adjustments and limitations:

      (a) Voluntary Exchange. Any share of Class A Shares may, at the option of the holder, be exchanged at any time prior to the end of fifty one months after the effective date of the filing of these Amended and Restated Articles of Incorporation ("EFFECTIVE DATE"). Upon satisfaction of the procedures identified in Section 3.2.4(f), the Company shall, or shall cause some other person to, exchange each share of Class A Shares for, at the Company's election, either (i) such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange Rate (as defined herein) in effect at the time the exchange procedure is initiated in accordance with
    Section 3.2.4(f) by the number of shares of Class A Shares being exchanged; or (ii) an amount in immediately available funds equal to the Current Market Value of the Microsoft Common Shares issuable upon exchange of the Class A Shares (taking into account the Class A Exchange Rate then in effect) (the "Cash Equivalent Amount").

      The "CURRENT MARKET VALUE" of Microsoft Common Shares shall be the closing price as publicly reported by the Nasdaq Stock Market as of 4:00 p.m. (Eastern time) as of the date on which the Exchange Notice is received by the Secretary as provided for in Section 3.2.4(f).

      (b) Class A Exchange Rate. The exchange rate (the "CLASS A EXCHANGE RATE") shall initially be 1.0 Microsoft Common Share for each Class A Share and shall be subject to adjustment as provided in this Section 3.2.4.

      (c) Adjustments to Class A Exchange Rate Upon Special Event. Upon the happening of a Special Event (as defined below) after the Effective Date, the Class A Exchange Rate shall, simultaneously with the happening of such Special Event, be adjusted by multiplying the then effective Class A Exchange Rate by a fraction, the numerator of which shall be the number of Microsoft Common Shares outstanding immediately after such Special Event and the denominator of which shall be the number of Microsoft Common Shares outstanding immediately prior to such Special Event, and the product so obtained shall thereafter be the Class A Exchange Rate. The Class A Exchange Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Special Event or Events.

      "SPECIAL EVENT" shall mean (i) the issue of additional Microsoft Common Shares as a dividend or other distribution on outstanding Microsoft Common Shares, (ii) a subdivision or split of outstanding Microsoft Common Shares into a greater number of Microsoft Common Shares, or (iii) a combination of outstanding Microsoft Common Shares into a smaller number of Microsoft Common Shares.

      (d) Capital Reorganization or Reclassification. If the Microsoft Common Shares issuable upon the exchange of Class A Shares shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, merger, consolidation or otherwise (other than a Special Event provided for elsewhere herein) (collectively referred to as a "REORGANIZATION"), then and in each such event the holder of each Class A Share shall have the right thereafter to exchange each Class A Share into the kind and amount of shares and other securities and property receivable upon such Reorganization, as a holder of a Microsoft Common Share immediately prior to such Reorganization.

      (e) Company's Certificate as to Adjustments. In each case of an adjustment or readjustment of the Class A Exchange Rate after the Effective Date the Company and Microsoft will furnish each holder of Class A Shares with a certificate, prepared by the Company in conjunction with Microsoft, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

      (f) Exercise of Exchange Right and Procedure for Exchange. To exercise its exchange right, a holder of Class A Shares shall surrender to the Secretary of the Company, or other person designated by the Company, the certificate or certificates (each a "CERTIFICATE") representing the Class A Shares being exchanged, duly endorsed, and accompanied by a written notice (the "EXCHANGE NOTICE") that such holder elects to exchange such shares. The exchange shall be deemed effective on the day the Certificate and Exchange Notice are received by the Secretary of the Company, or other person designated by the Company. Thereafter, the rights of the holder in the Class A Shares shall cease and the holder (or such other person or persons in whose name or names the Cash Equivalent Amount or any certificate or certificates for Microsoft Common Shares shall be issuable upon such exchange) shall be deemed to have become the holder or holders of record of the Microsoft Common Shares represented thereby (unless the Company shall elect to pay the Cash Equivalent Amount in the exchange, in which event the holder shall be deemed to have a claim against the Company for the Cash Equivalent Amount).

      (g) Payment in Absence of Microsoft Exercise of Call Rights. If Microsoft does not exercise its rights under Section 3.2.5 within three
    (3) business days after the Secretary receives the Exchange Notice, the Company shall cause to be delivered to the holder of Class A Shares being exchanged one or more certificates for Microsoft Common Shares issuable upon the exchange of such Class A Shares or the payment of the Cash Equivalent Amount in immediately available funds as provided for in Section 3.2.4(a).

      (h) Fractional Shares. No fractional Microsoft Common Shares shall be issued upon the exchange of Class A Shares. In lieu of such issuance, all Microsoft Common Shares issued to the holders of Class A Shares pursuant to the terms of these Articles shall be rounded to the closest whole Microsoft Common Share.

      (i) Partial Exchange. In the event some but not all of the Class A Shares represented by a Certificate or Certificates surrendered by a holder are exchanged, the Company shall execute and deliver to the holder a new certificate representing the number of Class A Shares that were not exchanged.

  3.2.5 Call Rights of Microsoft.

    (a) Upon Delivery of Certificate and Exchange Notice. Microsoft shall have the right to acquire any Class A Shares as to which the holder has delivered to the Secretary one or more Certificates and an Exchange Notice by delivering, at Microsoft's election, to the holder (i) such number of Microsoft Common

  Shares as are equal to the product obtained by multiplying the Class A Exchange Rate in effect at the time the exchange procedure is initiated by the holder in accordance with Section 3.2.4(f) by the number of shares of Class A Shares being exchanged; or (ii) an amount in immediately available funds equal to the Cash Equivalent Amount.

    (b) Class Call. Microsoft shall have the right to acquire all, but not less than all, outstanding Class A Shares, solely for Microsoft Common Shares, upon delivery of an irrevocable written notice by Microsoft to the Company at any time during the period commencing five years and six months after the Effective Date and ending six years after the Effective Date. Microsoft's right to acquire the Class A Shares pursuant to this paragraph may be effected without any further action by the holders of the Class A Shares. Microsoft may, as a condition to payment (which condition Microsoft may in its sole discretion waive), require holders of the Class A Shares to surrender the Certificates representing the Class A Shares to the Company or its Secretary. In settlement of its obligations under this Section 3.2.5, Microsoft shall deliver to each holder of Class A Shares such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange Rate in effect at the time Microsoft shall deliver its written notice to the Company of its election to exercise the Class Call by the number of shares of Class A Shares then held by such holder.

    3.2.6 Notices to Shareholders. The Company or Microsoft, as the case may be, shall provide each holder of Class A Shares written notice of (1) adoption of a plan of Liquidation by the Company; (2) declaration of a dividend record date by the Company; (3) exercise of call rights by Microsoft pursuant to Section 3.2.5(b), in each case specifying a date for the taking of the foregoing actions not more than sixty (60) and not less than fifteen (15) days prior thereto. Any notice required by this Article III shall be sent by first class mail to the address of each holder of Class A Shares on the stock records of the Company as maintained by the Secretary.

    3.2.7 Payments to Shareholders.

    Whenever required by this Article III, the Company shall pay or deliver, or cause another person to pay or deliver, the dollar amounts or certificates representing the Microsoft Common Shares specified by this
  Article III (collectively, the "CONSIDERATION"). The Company's obligations hereunder shall be satisfied by delivering, or causing another person to deliver, to each holder, at the address of the holder recorded in the securities register of the Company for the Class A Shares or Class B Shares the Consideration. On and after receipt of an Exchange Notice or notice of exercise of Microsoft's call rights under Section 3.2.5, the holders of the Class A Shares shall cease to be holders of such Class A Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Consideration payable to them. In the event of any Liquidation or exercise of Microsoft's rights pursuant to Section 3.2.5(b), the Company shall have the right to deposit or cause to be deposited the Consideration payable in respect of the Class A Shares represented by Certificates that have not at such date been surrendered by the holders thereof in a custodial account with any national bank or trust company. Upon such deposit being made, the rights of the holders of Class A Shares after such deposit shall be limited to receiving their proportionate part of the Consideration (less any tax required to be deducted and withheld therefrom) for such Class A Shares so deposited, against presentation and surrender of the said Certificates held by them, respectively, in accordance with the foregoing provisions.

    3.2.8 Rights Reserved to Class B Shares.

    Except as specifically provided in this Article III, the holders of the Series B Shares shall be entitled to all residual rights in the Company.

    3.2.9 Amendment and Approval.

    The rights, privileges, restrictions and conditions applicable to the Class A Shares may be amended or modified only on the approval of the holders of a majority of the Class A Shares of a resolution which is first approved by the Board of Directors of the Company and submitted for approval by the holders of Class A Shares at a duly called meeting or pursuant to the solicitation of written consents either of which shall be in accordance with applicable provisions of the CGCL.

                                  ARTICLE IV

                            Limitation of Liability

  The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law as the same exists or may hereafter be amended.

                                   ARTICLE V

                                Indemnification

  The Company is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in
Section 204 of the CGCL.

    3. The foregoing Restated Articles of Incorporation of the Company have been duly approved by the Board of Directors of the Company.

    4. The foregoing Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the CGCL. The total number of outstanding shares of the
  Company is       Common Shares, 1,510,533 Series A Convertible Preferred
  Shares (entitled to vote 1,661581 shares), 6,316,705 Series B Convertible Preferred Shares, 6,316,705 Series C Convertible Preferred Shares, and 1,343,570 Series D Convertible Preferred Shares.

    5. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the amendment was: (i) more than fifty percent (50%) of the Series A, B, C, and D Convertible Preferred Shares voting together as a single class; and (ii) more than fifty percent (50%) of the Common Shares voting as a single class.

                                          _____________________________________
                                          Stephen G. Perlman
                                          President

                                          _____________________________________
                                          Bruce A. Leak
                                          Secretary

  The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

  Executed in Palo Alto, California on    , 1997

                                          _____________________________________
                                          Stephen G. Perlman

                                          _____________________________________
                                          Bruce A. Leak

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

 WebTV Networks, Inc.

  Article XII of the WNI Bylaws provides that it may indemnify each person who is or was a director or officer of the Company to the full extent permitted by California law. Such article also provides that WNI may, but is not required to, indemnify its employees and agents (other than directors and officers) to the extent and in the manner permitted by California law.

  WNI has entered into an indemnification agreement with each of the directors and officers and intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

  See also the undertakings set out in response to Item 22 herein.

 Microsoft

  Article XII of the Restated Articles of Incorporation of Microsoft authorizes Microsoft to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. Sections 23B.08.510 through .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act.

  In addition, Microsoft maintains directors' and officers' liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

 WebTV Networks, Inc.

                                                                       PAGE OR
 EXHIBIT NO.                       DESCRIPTION                         FOOTNOTE
 -----------                       -----------                         --------
 2.1         Agreement and Plan of Recapitalization (See Appendix
              A)....................................................
 2.2         Escrow Agreement (See Appendix D)......................
 3.1(a)      Articles of Incorporation of WNI as amended to date....
 3.1(b)      Articles of Incorporation of WNI to be filed in
              connection with the consummation of the
              Recapitalization (See Appendix E).....................
 3.2         Bylaws of WNI as amended to date.......................
 4.1         Stock Purchase Agreement dated November 9, 1995,
              between WNI and the purchaser of Series A Convertible
              Preferred Stock.......................................
 4.2         Restated Series B Convertible Preferred Stock Purchase
              Agreement between WNI and the purchasers of Series B
              Convertible Preferred Stock...........................
 4.3         Series C Convertible Preferred Stock Purchase Agreement
              dated September 13, 1996 between WNI and the
              purchasers of Series C Convertible Preferred Stock....
 4.4         Series D Convertible Preferred Stock Purchase Agreement
              between WNI and the Purchaser of Series D Preferred
              Stock.................................................
 4.5         Warrant Agreement dated January 6, 1997 between WNI and
              Comdisco, Inc. .......................................

                                                                       PAGE OR
 EXHIBIT NO.                        DESCRIPTION                        FOOTNOTE
 -----------                        -----------                        --------
  4.6        Preferred Stock Purchase Warrant dated June 30, 1996
              between WNI and Lighthouse Capital Partners II, L.P. ..
  4.7        Warrant to Purchase Series C Preferred Stock dated
              February 7, 1997 between WNI and MMC/GATX Partnership
              No. 1..................................................
  4.8        1996 Stock Incentive Plan and forms of Incentive Stock
              Option Agreements and Nonstatutory Stock Option
              Agreements thereunder..................................
  5.1*       Opinion of Venture Law Group, A Professional
              Corporation............................................
  8.1*       Tax Opinion of Venture Law Group, A Professional
              Corporation............................................
 10.1        Form of Indemnification Agreement between WNI and its
              directors and officers.................................
 10.2        Lease dated September 1, 1995 for facilities located at
              275 Alma Street in Palo Alto, California...............
 10.3        Lease dated August 10, 1996 for facilities located at
              325 Lytton Avenue in Palo Alto, California.............
 10.4        Sublease dated June 14, 1996 for facilities located at
              305 Lytton Avenue and 335 Bryant Avenue in Palo Alto,
              California.............................................
 10.5        Lease dated January 6, 1997 for facilities located at
              151 Lytton Avenue in Palo Alto, California. ...........
 10.6        Sublease dated December 10, 1996 for facilities located
              at 361 Lytton Avenue, Palo Alto, California............
 11.1        Calculation of Net Loss Per Share.......................
 23.1        Consent of Ernst & Young LLP, Independent Auditors......
 23.2        Consent of Counsel (contained in Exhibit 5.1)...........
 23.3        Consent of Deutsche Morgan Grenfell Inc. (contained in
              Appendix B) ...........................................
 24.1        Power of Attorney.......................................    II-5

--------
*  To be filed by amendment.

 Microsoft

                                                                        PAGE OR
 EXHIBIT NO.                        DESCRIPTION                         FOOTNOTE
 -----------                        -----------                         --------
  3.1        Restated Articles of Incorporation of Microsoft
              Corporation.............................................    (3)
  3.2        Bylaws of Microsoft Corporation..........................    (1)
  5.1*       Opinion of Preston Gates & Ellis LLP.....................
  8.1*       Tax Opinion of Preston Gates & Ellis.....................
 13.1        Quarterly and Market Information Incorporated by
              Reference to Page 28 of 1996 Annual Report to
              Shareholders ("1996 Annual Report").....................    (2)
 13.2        (Intentionally Omitted)..................................
 13.3        Management's Discussion and Analysis of Financial
              Condition and Results of Operations Incorporated by
              Reference to Pages 16-19, 22, and 23 of 1996 Annual
              Report..................................................    (2)
 13.4        Financial Statements Incorporated by Reference to Pages
              1, 15, 20, 21, 24-29, and 31 of 1996 Annual Report......    (2)

                                                                       PAGE OR
 EXHIBIT NO.                        DESCRIPTION                        FOOTNOTE
 -----------                        -----------                        --------
 23.1        Consent of Deloitte & Touche LLP........................
 23.2        Consent of Preston Gates & Ellis LLP (contained in
              Exhibit 5.1)...........................................
 24.1        Power of Attorney.......................................    II-6

--------
*  To be filed by amendment.
(1) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.
(2) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.
(3) Incorporated by reference to Microsoft's Regulation Statement on Form S-3 (Commission File No. 333-17143)

(B) FINANCIAL STATEMENT SCHEDULES

  Financial statement schedules have been omitted because they are not applicable or are not required as the information set forth therein is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

  Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PALO ALTO, STATE OF CALIFORNIA ON MAY 2, 1997.

                                          WebTV Networks, Inc.

                                                  /s/ Albert A. Pimentel
                                          By: _________________________________
                                                    ALBERT A. PIMENTEL
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert A. Pimentel and/or Stephen G. Perlman, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                DATED

       /s/ Albert A. Pimentel          Chief Financial           May 2, 1997
-------------------------------------   Officer (Principal
         ALBERT A. PIMENTEL             Financial and
                                        Accounting Officer)

       /s/ Stephen G. Perlman          President and Chief       May 2, 1997
-------------------------------------   Executive Officer;
         STEPHEN G. PERLMAN             Director (Principal
                                        Executive Officer)

          /s/ Bruce A. Leak            Director                  May 2, 1997
-------------------------------------
            BRUCE A. LEAK

       /s/ Phillip Y. Goldman          Director                  May 2, 1997
-------------------------------------
         PHILLIP Y. GOLDMAN

        /s/ Jeffrey D. Brody           Director                  May 2, 1997
-------------------------------------
          JEFFREY D. BRODY

         /s/ G. Kevin Doren            Director                  May 2, 1997
-------------------------------------
           G. KEVIN DOREN

          /s/ Randy Komisar            Director                  May 2, 1997
-------------------------------------
            RANDY KOMISAR

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF REDMOND, STATE OF WASHINGTON ON MAY 2, 1997.

                                         Microsoft Corporation

                                                   /s/ Michael W. Brown
                                         By: __________________________________
                                            MICHAEL W. BROWN VICE PRESIDENT,
                                            FINANCE, CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III and/or Michael W. Brown, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

        /s/ Michael W. Brown          Vice President,          May 2, 1997
------------------------------------   Finance; Chief
          MICHAEL W. BROWN             Financial Officer
                                       (Principal
                                       Financial and
                                       Accounting Officer)

        /s/ William H. Gates          Chairman, Chief          May 2, 1997
------------------------------------   Executive Officer,
          WILLIAM H. GATES             Director
                                       (Principal
                                       Executive Officer)

         /s/ Paul G. Allen            Director                 May 2, 1997
------------------------------------
           PAUL G. ALLEN

         /s/ Jill E. Barad            Director                 May 2, 1997
------------------------------------
           JILL E. BARAD

      /s/ Richard A. Hackborn         Director                 May 2, 1997
------------------------------------
        RICHARD A. HACKBORN

       /s/ David F. Marquardt         Director                 May 2, 1997
------------------------------------
         DAVID F. MARQUARDT

       /s/ Robert D. O'Brien          Director                 May 2, 1997
------------------------------------
         ROBERT D. O'BRIEN

      /s/ William G. Reed, Jr.        Director                 May 2, 1997
------------------------------------
        WILLIAM G. REED, JR.

         /s/ Jon A. Shirley           Director                 May 2, 1997
------------------------------------
           JON A. SHIRLEY

                                 EXHIBIT INDEX

 WebTV Networks, Inc.

                                                                       PAGE OR
 EXHIBIT NO.                       DESCRIPTION                         FOOTNOTE
 -----------                       -----------                         --------
  2.1        Agreement and Plan of Recapitalization (See Appendix
              A)....................................................
  2.2        Escrow Agreement (See Appendix D)......................
  3.1(a)     Articles of Incorporation of WNI as amended to date....
  3.1(b)     Articles of Incorporation of WNI to be filed in
              connection with the consummation of the
              Recapitalization (See Appendix E).....................
  3.2        Bylaws of WNI as amended to date.......................
  4.1        Stock Purchase Agreement dated November 9, 1995,
              between WNI and the purchaser of Series A Convertible
              Preferred Stock.......................................
  4.2        Restated Series B Convertible Preferred Stock Purchase
              Agreement between WNI and certain purchasers of Series
              B Convertible Preferred Stock.........................
  4.3        Series C Convertible Preferred Stock Purchase Agreement
              dated September 13, 1996 between WNI and certain
              purchasers of Series C Convertible Preferred Stock....
  4.4        Series D Convertible Preferred Stock Purchase Agreement
              between WNI and the Purchaser of Series D Preferred
              Stock.................................................
  4.5        Warrant Agreement dated January 6, 1997 between WNI and
              Comdisco, Inc. .......................................
  4.6        Preferred Stock Purchase Warrant dated June 30, 1996
              between WNI and Lighthouse Capital Partners II, L.P. .
  4.7        Warrant to Purchase Series C Preferred Stock and
              February 7, 1997 between WNI and MMC/GATX Partnership
              No. 1.................................................
  4.8        1996 Stock Incentive Plan and forms of Incentive Stock
              Option Agreements and Nonstatutory Stock Option
              Agreements thereunder.................................
  5.1*       Opinion of Venture Law Group, A Professional
              Corporation...........................................
  8.1*       Tax Opinion of Venture Law Group, A Professional
              Corporation...........................................
 10.1        Form of Indemnification Agreement between WNI and its
              directors and officers................................
 10.2        Lease dated September 1, 1995 for facilities located at
              275 Alma Street in Palo Alto, California..............
 10.3        Lease dated August 10, 1996 for facilities located at
              325 Lytton Avenue in Palo Alto, California............
 10.4        Sublease dated June 14, 1996 for facilities located at
              305 Lytton Avenue and 335 Bryant Avenue in Palo Alto,
              California............................................
 10.5        Lease dated January 6, 1997 for facilities located at
              151 Lytton Avenue in Palo Alto, California. ..........
 10.6        Sublease dated December 10, 1996 for facilities located
              at 361 Lytton Avenue, Palo Alto, California...........
 11.1        Calculation of Net Loss Per Share......................
 23.1        Consent of Ernst & Young LLP, Independent Auditors.....
 23.2        Consent of Counsel (contained in Exhibit 5.1)..........
 23.3        Consent of Deutsche Morgan Grenfell Inc. (contained in
              Appendix B) ..........................................
 24.1        Power of Attorney......................................     II-5

--------
*  To be filed by amendment.